The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 20, 2005

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 26, 2005
                          $1,503,081,000 (APPROXIMATE)
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                Special Servicer

               SERIES 2005-C1 MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS
PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series
2005-C1. They do not represent interests in or obligations of GMAC Commercial
Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE CERTIFICATES WILL CONSIST OF:

o The ten classes of offered certificates described in the table on page S-5.

o Fourteen additional classes of private certificates, eleven of which are subordinated to, and provide credit enhancement for, the offered certificates.
  The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:
o A pool of 95 fixed rate, monthly pay mortgage loans secured by first priority liens on 111 commercial and multifamily properties. The mortgage pool will have an initial pool balance of approximately $1,627,152,258.

CREDIT ENHANCEMENT:
o The subordination of certificates other than the Class A-1, A-1A, A-2, A-3,
  A-4, Q, W and X certificates will provide credit enhancement to the Class A-1,
  A-1A, A-2, A-3, A-4 and X certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------------

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage
Securities, Inc. from the sale of the offered certificates will be approximately
    % of their principal balance plus accrued interest, before deducting expenses. The compensation of certain of the underwriters will be a commission representing the difference between the price they pay to GMAC Commercial
Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public. The co-manager will not be obligated to buy the offered certificates.

                     Co-Lead Managers and Joint Bookrunners
DEUTSCHE BANK SECURITIES                                        MORGAN STANLEY
                                   Co-Manager
                             GMAC COMMERCIAL HOLDING
                              CAPITAL MARKETS CORP.

                                  June   , 2005

                   GMAC Commercial Mortgage Securities, Inc.
              ----------------------------------------------------
               Mortgage Pass-Through Certificates, Series 2005-C1

NEW YORK                        GEORGIA                         NEVADA
4 properties                    4 properties                    4 properties
$289,131,084                    $44,947,451                     $115,444,332
17.77% of total                 2.76% of total                  7.09% of total

NEW HAMPSHIRE                   FLORIDA                         OREGON
3 properties                    6 properties                    2 properties
$11,016,797                     $78,461,255                     $6,889,051
0.68% of total                  4.82% of total                  0.42% of total

CONNECTICUT                     ALABAMA                         WASHINGTON
4 properties                    1 property                      2 properties
$63,300,000                     $3,796,716                      $15,975,135
3.89% of total                  0.23% of total                  0.98% of total

RHODE ISLAND                    KENTUCKY                        COLORADO
1 property                      2 properties                    4 properties
$4,396,371                      $8,063,685                      $36,391,899
0.27% of total                  0.50% of total                  2.24% of total

NEW JERSEY                      MISSISSIPPI                     MISSOURI
13 properties                   1 property                      2 properties
$168,711,038                    $3,700,000                      $45,778,180
10.37% of total                 0.23% of total                  2.81% of total

DELAWARE                        ARKANSAS                        ILLINOIS
1 property                      5 properties                    1 property
$4,395,455                      $56,914,913                     $12,400,000
0.27% of total                  3.50% of total                  0.76% of total

MARYLAND                        TEXAS                           MICHIGAN
2 properties                    10 properties                   6 properties
$31,220,000                     $134,985,763                    $82,261,018
1.92% of total                  8.30% of total                  5.06% of total

DISTRICT OF COLUMBIA            ARIZONA                         WEST VIRGINIA
1 property                      4 properties                    1 property
$27,000,000                     $22,600,348                     $3,395,436
1.66% of total                  1.39% of total                  0.21% of total

VIRGINIA                        UTAH                            PENNSYLVANIA
4 properties                    1 property                      2 properties
$31,240,736                     $7,080,000                      $31,029,634
1.92% of total                  0.44% of total                  1.91% of total

NORTH CAROLINA                  CALIFORNIA
4 properties                    16 properties
$60,482,699                     $226,143,263
3.72% of total                  13.90% of total

        For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Self Storage 1.49%

Mixed Used 1.10%

Manufactured Housing 0.88%

Office 41.43%

Multifamily 21.17%

Anchored Retail 12.87%

Hospitality 10.95%

Industrial/Warehouse 4.92%

Parking Facility 2.95%

Unanchored Retail 2.24%

--------------------------------------------------------------------------------
[ ] (Less than or equal to) 1.00% of initial pool balance

[ ] 1.01% - 5.00% of initial pool balance

[ ] 5.01% - 10.00% of initial pool balance

[ ] (Greater than or equal to) 10.01% of initial pool balance
--------------------------------------------------------------------------------

[PHOTO OMITTED OF GENERAL MOTORS BUILDING, New York, NY]

                           [PHOTO OMITTED OF 125 WEST 55TH STREET, New York, NY]

[PHOTO OMITTED OF WINDSOR HOSPITALITY PORTFOLIO, Arcadia, CA]

       [PHOTO OMITTED OF WINDSOR HOSPITALITY PORTFOLIO, Las Vegas, NV]

                     [PHOTO OMITTED OF HILLTOP BAYVIEW APARTMENTS, Richmond, CA]

[PHOTO OMITTED OF WINDSOR HOSPITALITY PORTFOLIO, Alpharetta, GA]

                       [PHOTO OMITTED OF TELCORDIA HEADQUARTERS, Piscataway, NJ]

[PHOTO OMITTED OF 3301 N. BUFFALO DRIVE, Las Vegas, NV]

                             [PHOTO OMITTED OF ONE RIVERWAY OFFICE, Houston, TX]

[PHOTO OMITTED OF CITY CENTER SQUARE, Kansas City, MO]

[PHOTO OMITTED OF NJ INDUSTRIAL/OFFICE PORTFOLIO I - 40 POTASH ROAD,
Oakland, NJ]

               [PHOTO OMITTED OF RESIDENCE INN - VERMONT AVENUE, Washington, DC]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-209 in this prospectus supplement.

                                          PAGE
                                         -----
SUMMARY OF SERIES 2005-C1
   MORTGAGE
   PASS-THROUGH
   CERTIFICATES AND
   POOL CHARACTERISTICS ..............   S-5
SERIES 2005-C1 MORTGAGE
   POOL CHARACTERISTICS ..............   S-6
SUMMARY OF SERIES 2005-C1
   TRANSACTION .......................   S-7
The Mortgage Pool ....................   S-8
Geographic Concentrations of the
   Mortgaged Properties ..............   S-9
Property Types .......................   S-9
Prepayment or Call Protection
   Provided by the Mortgage
   Loans .............................   S-9
Payment Terms of the Mortgage
   Loans .............................   S-10
The Certificates .....................   S-10
Certificate Designations .............   S-10
Initial Certificate Balances of the
   Certificates ......................   S-11
Distributions on the Offered
   Certificates ......................   S-11
Subordination of Classes of
   Certificates ......................   S-12
Allocation of Losses and Expenses
   to Classes of Certificates ........   S-12
Servicing of the General Motors
   Building Whole Loan ...............   S-13
Servicing of the 125 West 55th
   Street Whole Loan .................   S-13
Servicing of the Loews Miami
   Beach Whole Loan ..................   S-13
Servicing of the Wellpoint Office
   Tower Whole Loan ..................   S-14
Advances Made by the Master

Yield and Prepayment
   Considerations ....................   S-17
Legal Investment in the
   Certificates ......................   S-18
ERISA Considerations for

DESCRIPTION OF THE
   MORTGAGE POOL .....................   S-65
Calculations of Interest .............   S-65
Balloon Loans ........................   S-65
ARD loans ............................   S-65

                                      S-2

                                             PAGE
                                            ------

Related Borrowers,
   Cross-Collateralized Mortgage
   Loans and Mortgage Loans
   Collateralized by Multiple
   Properties ...........................   S-69
The General Motors Building
   Whole Loan ...........................   S-69
Rights of the Holder of the
   General Motors Building
   B Note ...............................   S-71
The 125 West 55th Street Whole
   Loan .................................   S-76
The Loews Miami Beach Whole
   Loan .................................   S-80
The Wellpoint Office Tower
   Whole Loan ...........................   S-84
The Windsor Hospitality Portfolio
   Whole Loan ...........................   S-88
Rights of the Holders of the
   Windsor Hospitality Portfolio
   B Note ...............................   S-89
The San Marcos Apartments
   Whole Loan ...........................   S-92
Rights of the Holder of the San
   Marcos Apartments B Note .............   S-93
The College Station Apartments
   Whole Loan ...........................   S-95
Rights of the Holder of the
   College Station Apartments
   B Note ...............................   S-97
Due-on-Sale and
   Due-on-Encumbrance
   Provisions ...........................   S-99
Secured Subordinate Financing ...........   S-99
Unsecured Subordinate Financing,
   Mezzanine Financing and

Hazard, Liability and Other
   Insurance ............................   S-103
Earnouts and Additional
   Collateral Loans......................   S-104
Assignment of the Mortgage
   Loans; Repurchases and
   Substitutions ........................   S-105
Representations and Warranties;
   Repurchases ..........................   S-108
Pool Characteristics; Changes in
   Mortgage Pool ........................   S-113
SERVICING OF THE

Servicing of the General Motors
   Building Whole Loan; Servicing
   of the Loews Miami Beach
   Whole Loan; Servicing of the
   Wellpoint Office Tower Whole
   Loan .................................   S-116
Servicing of the 125 West 55th
   Street Whole Loan ....................   S-117
Specially Serviced Mortgage
   Loans ................................   S-117
The Majority Certificateholder of
   the Controlling Class ................   S-120
Termination of the Special
   Servicer for Specially Serviced
   Mortgage Loans and REO
   Properties ...........................   S-122
Servicing and Other
   Compensation and Payment of
   Expenses .............................   S-124
Modifications, Waivers,
   Amendments and Consents ..............   S-127
Enforcement of the ARD loans ............   S-130
Sale of Defaulted Mortgage
   Loans ................................   S-130
REO Properties ..........................   S-131
Inspections; Collection of
   Operating Information ................   S-133
THE POOLING AND
   SERVICING AGREEMENT ..................   S-134
Realization Upon Defaulted
   Mortgage Loans .......................   S-135
Due-on-Sale and
   Due-on-Encumbrance
   Provisions ...........................   S-138

                                      S-3

                                          PAGE
                                         ------
Certain Matters Regarding the
   Master Servicer, the Special
   Servicer and the Depositor ........   S-139
Events of Default ....................   S-141
DESCRIPTION OF THE
   CERTIFICATES ......................   S-143
Denominations ........................   S-143
Book-Entry Registration of the
   Offered Certificates ..............   S-144
Certificate Balances and Notional

Distributions of Prepayment
   Premiums or Yield Maintenance
   Charges ...........................   S-157
Distributions of Excess

Subordination; Allocation of

Reports to Certificateholders;
   Available Information .............   S-171
Information Available

Termination; Retirement of
   Certificates ......................   S-175
The Trustee and the Fiscal Agent......   S-176
YIELD AND MATURITY
   CONSIDERATIONS ....................   S-178
Yield Considerations .................   S-178
Factors that Affect the Rate and
   Timing of Payments and
   Defaults ..........................   S-180
Delay in Payment of Distributions.....   S-180
Unpaid Distributable Certificate

Yield Sensitivity of the Class X-2
   Certificates ......................   S-193
FEDERAL INCOME TAX
   CONSEQUENCES ......................   S-195
Original Issue Discount And
   Premium ...........................   S-195
Characterization of Investments in

ANNEX A --
   CHARACTERISTICS OF THE

Interest Rate and Amortization
   Schedules .........................   A-47
ANNEX B -- SIGNIFICANT
   MORTGAGE LOANS ....................   B-1
ANNEX C -- STRUCTURAL
   AND COLLATERAL TERM
   SHEET .............................   C-1
ANNEX D -- GLOBAL
   CLEARANCE, SETTLEMENT
   AND TAX DOCUMENTATION
   PROCEDURES ........................   D-1
ANNEX E--CLASS X-2
   REFERENCE RATE ....................   E-1

                                      S-4

                 SUMMARY OF SERIES 2005-C1 MORTGAGE PASS-THROUGH
                      CERTIFICATES AND POOL CHARACTERISTICS



-----------------------------------------------------------------------------------------------------------

              THE SERIES 2005-C1 MORTGAGE PASS-THROUGH CERTIFICATES

                                              APPROXIMATE                    APPROXIMATE
                        ORIGINAL PRINCIPAL     PERCENT OF    APPROXIMATE       WEIGHTED       PRINCIPAL
           RATINGS         OR NOTIONAL           CREDIT     INITIAL PASS-   AVG. LIFE (3)    WINDOW (4)
 CLASS    FITCH/S&P         AMOUNT (1)        SUPPORT (2)    THROUGH RATE     (IN YEARS)    (MONTH/YEAR)
------- ------------ ----------------------- ------------- --------------- --------------- --------------

  Publicly Offered Classes
  A-1      AAA/AAA      $     64,400,000     20.000%                %(5)    2.99           07/05 - 02/10
  A-1A     AAA/AAA      $    344,532,000     20.000%                %(5)    7.26           07/05 - 04/15
  A-2      AAA/AAA      $    487,200,000     20.000%                %(5)    4.85           02/10 - 11/10
  A-3      AAA/AAA      $     71,000,000     20.000%                %(5)    7.41           11/10 - 11/14
  A-4      AAA/AAA      $    334,589,000     20.000%                %(5)    9.72           11/14 - 04/15
  X-2      AAA/AAA      $               (6)      N/A                %(7)        N/A             N/A
  A-J      AAA/AAA      $    130,172,000     12.000%                %(5)    9.88           04/15 - 06/15
  B         AA/AA       $     34,577,000      9.875%                %(5)    9.98           06/15 - 06/15
  C       AA--/AA--     $     12,204,000      9.125%                %(5)    9.98           06/15 - 06/15
  D          A/A        $     24,407,000      7.625%                %(5)    9.98           06/15 - 06/15
-----------------------------------------------------------------------------------------------------------

  Privately Offered Classes (8)
  X-1      AAA/AAA      $  1,627,152,258(6)      N/A                %(7)        N/A             N/A
  E        A--/A--      $     16,272,000      6.625%                %(5)    9.98           06/15 - 06/15
  F       BBB+/BBB+     $     16,271,000      5.625%                %(5)    9.98           06/15 - 06/15
  G        BBB/BBB      $     16,272,000      4.625%                %(5)    9.98           06/15 - 06/15
  H      BBB--/BBB-     $     20,339,000      3.375%                %(5)    9.98           06/15 - 06/15
  J        BB+/BB+      $      6,102,000      3.000%                %(9)    9.98           06/15 - 06/15
  K         BB/BB       $      6,102,000      2.625%                %(9)    9.98           06/15 - 06/15
  L       BB--/BB--     $      8,136,000      2.125%                %(9)    9.98           06/15 - 06/15
  M         B+/B+       $      4,068,000      1.875%                %(9)   10.18           06/15 - 11/16
  N          B/B        $      4,068,000      1.625%                %(9)   11.80           11/16 - 04/17
  O        B--/B--      $      4,067,000      1.375%                %(9)   11.82           04/17 - 04/17
  P         NR/NR       $     22,374,258      0.000%                %(9)   14.78           04/17 - 06/25


----------
(1)   These amounts are approximate. They may vary upward or downward by approximately 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2)   The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3)   The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity
      Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in May 2043.

                                      S-5

(4)   The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under
      "Yield and Maturity Considerations" in this prospectus supplement.

(5)   The pass-through rate for this class of certificates will be any of (i) a specified fixed rate, (ii) the lesser of a specified fixed rate for such class and the Weighted Average Net Mortgage Rate or (iii) the Weighted
      Average Net Mortgage Rate minus a specified fixed rate (which may be equal to zero).

(6)   The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(7)   Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See
      "Description of the Certificates--Pass-Through Rates."

(8)   These classes are not offered by this prospectus supplement.

(9)   The pass-through rate for this class of certificates will be the lesser of a specified fixed rate for such class and the Weighted Average Net
      Mortgage Rate.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in June 2005. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in June 2005 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                  SERIES 2005-C1 MORTGAGE POOL CHARACTERISTICS



CHARACTERISTICS                                       ENTIRE MORTGAGE POOL     LOAN GROUP 1       LOAN GROUP 2
----------------------------------------------------  --------------------     ------------       ------------

Initial pool balance ...............................        $1,627,152,258    $1,282,619,456       $344,532,803
Number of mortgage loans ...........................                    95                74                 21
Number of mortgaged properties .....................                   111                90                 21
Average balance as of the cut-off date .............           $17,127,919       $17,332,695        $16,406,324
Range of mortgage rates as of the cut-off date .....         4.766%-6.720%     4.766%-6.440%      4.960%-6.720%
Weighted average mortgage rate .....................                5.529%            5.517%             5.577%
Weighted average remaining term to maturity ........           95.5 months       96.8 months        90.5 months
Weighted average remaining amortization term........          342.0 months      338.0 months       359.5 months
Weighted average debt service coverage ratio .......                 1.51x             1.57x              1.29x
Weighted average current loan-to-value ratio .......                70.53%            68.73%             77.21%


     Unless otherwise indicated, the balances of, and any debt service on, any related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see Annex A to this prospectus supplement.

                                      S-6

                     SUMMARY OF SERIES 2005-C1 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.


------------------------------------------------------------------------------------------------------

                             RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF      Series 2005-C1 Mortgage                   CUT-OFF DATES: June 1 and June 8,
 SERIES:       Pass-Through Certificates                 2005

 THE ISSUER:   GMAC Commercial Mortgage                  DISTRIBUTION DATE: The 10th day of
               Securities, Inc. Series 2005-C1 Trust     each month or, if the 10th day is not
               formed to issue the mortgage              a business day, the immediately
               pass-through certificates and to          succeeding business day, beginning
               acquire the mortgage pool.                on July 10, 2005.

 DEPOSITOR:    GMAC Commercial Mortgage                  CLOSING DATE: On or about June   ,
               Securities, Inc.                          2005.
               200 Witmer Road
               Horsham, Pennsylvania 19044-8015
               (215) 328-4622                            DETERMINATION DATE: The 1st day of
                                                         each month or, if the 1st day is not a
                                                         business day, the immediately
                                                         succeeding business day.
 SELLERS:      GMAC Commercial Mortgage
               Corporation, Morgan Stanley               COLLECTION PERIOD: For any
               Mortgage Capital Inc. and German          distribution date, the period that
               American Capital Corporation              begins immediately following the
                                                         determination date in the prior
 MASTER        GMAC Commercial Mortgage                  calendar month and continues
 SERVICER:     Corporation                               through and includes the
                                                         determination date in the calendar
 SPECIAL       GMAC Commercial Mortgage                  month in which that distribution
 SERVICER:     Corporation                               date occurs. The first collection
                                                         period, however, for each mortgage
 TRUSTEE:      LaSalle Bank National                     loan begins immediately following
               Association                               its cut-off date.

 FISCAL
 AGENT:        ABN AMRO Bank N.V.                        INTEREST ACCRUAL PERIOD: With
                                                         respect to any distribution date, the
                                                         calendar month immediately
                                                         preceding the month in which such
                                                         distribution date occurs.

------------------------------------------------------------------------------------------------------


                                      S-7

THE MORTGAGE POOL

       The mortgage pool will consist of ninety-five (95) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

       The mortgaged property securing the General Motors Building Loan also secures the General Motors Building Companion Loans and the General Motors
Building B Note. Payments of principal and interest in respect of the General
Motors Building B Note will be subordinated to payments on the General Motors
Building Loan and the General Motors Building Companion Loans in the event of certain uncured mortgage loan defaults. The General Motors Building Companion
Loans and the General Motors Building B Note are not assets of the trust.

       The mortgaged property securing the 125 West 55th Street Loan also secures the 125 West 55th Street Companion Loans. The 125 West 55th Street
Companion Loans are not assets of the trust.

       The mortgaged property securing the Loews Miami Beach Loan also secures the Loews Miami Beach Companion Loans. The Loews Miami Beach Companion Loans
are not assets of the trust.

       The mortgaged property securing the Wellpoint Office Tower Loan also secures the Wellpoint Office Tower Companion Loans. The Wellpoint Office Tower
Companion Loans are not assets of the trust.

       The mortgaged property securing the Windsor Hospitality Portfolio Loan also secures the Windsor Hospitality Portfolio B Note. The Windsor Hospitality
Portfolio B Note is not an asset of the trust. Payments of principal and interest in respect of the Windsor Hospitality Portfolio B Note will be subordinated to payments on the Windsor Hospitality Portfolio Loan in the event of certain uncured mortgage loan defaults.

       The mortgaged property securing the San Marcos Apartments Loan also secures the San Marcos Apartments B Note. The San Marcos Apartments B Note is
not an asset of the trust. Payments of principal and interest in respect of the
San Marcos Apartments B Note will be subordinated to payments on the San Marcos
Apartments Loan in the event of certain uncured mortgage loan defaults.

       The mortgaged property securing the College Station Apartments Loan also secures the College Station Apartments B Note. The College Station Apartments B
Note is not an asset of the trust. Payments of principal and interest in respect of the College Station Apartments B Note will be subordinated to payments on the College Station Apartments Loan in the event of certain uncured mortgage loan defaults.

       GMAC Commercial Mortgage Corporation (GMACCM) is the seller of forty-eight (48) of the mortgage loans or 36.15% of the initial pool balance.
Morgan Stanley Mortgage Capital Inc. (MSMC) is the seller of thirty-one (31) of the mortgage loans or 34.23% of the initial pool balance. German American
Capital Corporation (GACC) is the seller of sixteen (16) of the mortgage loans or 29.62% of the initial pool balance. All mortgage loans were originated between September 2, 2004 and May 24, 2005.

       Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

       In this prospectus supplement, the percentage of the initial pool balance refers to

                                      S-8

the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust. All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated inclusive of such pari passu companion loans (but without regard to any related subordinated loans) unless otherwise indicated.

       Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Annex B to this prospectus supplement provides characteristics of the significant mortgage loans.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

       The mortgaged properties are located in twenty-eight (28) states and the
District of Columbia. The following table lists the number and percentage of mortgaged properties.

                                NUMBER OF     PERCENTAGE OF
                                MORTGAGED     INITIAL POOL
       PROPERTY STATE          PROPERTIES        BALANCE
---------------------------   ------------   --------------
New York                            4             17.77%
California                         16             13.90%
   Northern California(1)           5              7.33%
   Southern California(1)          11              6.56%
New Jersey                         13             10.37%
Texas                              10              8.30%
Nevada                              4              7.09%
Michigan                            6              5.06%

-----------
(1)   Southern California properties have a zip code equal to or less than
      93600. Northern California properties have a zip code greater than 93600.

PROPERTY TYPES

       The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
    PROPERTY STATE        PROPERTIES        BALANCE
----------------------   ------------   --------------
Office                        24             41.43%
Multifamily                   21             21.17%
Anchored Retail               22             12.87%
Hospitality                   11             10.95%
Industrial/Warehouse          11              4.92%
Parking Facilities             2              2.95%
Unanchored Retail              9              2.24%
Self Storage                   8              1.49%
Mixed Use                      2              1.10%
Manufactured Housing           1              0.88%

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

       The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan. Eighty-three (83) of the mortgage loans, which together represent 79.71% of the initial pool balance, permit defeasance after a lockout period.

       Three (3) of the mortgage loans, which together represent 8.73% of the initial pool balance, currently permit prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment and subsequently permit defeasance.

       Five (5) of the mortgage loans, which together represent 5.24% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

       One (1) mortgage loan, which represents 3.55% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance

                                      S-9

formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

       Two (2) of the mortgage loans, which together represent 2.49% of the initial pool balance, currently permit prepayment in whole with payment of a yield maintenance formula.

       One (1) mortgage loan, which represents 0.28% of the initial pool balance, permits after expiration of a lockout period, defeasance in whole or prepayment of up to 33.33% of the original loan amount with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

       Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (one to thirteen payments) during which prepayments may be made without penalty, yield maintenance charge, or otherwise requiring defeasance.

       For a description of defeasance and prepayment provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance" and
"--Prepayment Provisions" in this prospectus supplement and "Characteristics of the Mortgage Loans--Yield Maintenance" in Annex A to this prospectus supplement.

PAYMENT TERMS OF THE MORTGAGE LOANS

       All the mortgage loans accrue interest at a fixed rate. See "Description of the Mortgage Pool--Calculations of Interest" and "--ARD loans" in this prospectus supplement.

THE CERTIFICATES

       Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

       We refer to the certificates by the following designations:

  DESIGNATION         RELATED CLASSES
------------------------------------------------
  Offered             Classes A-1, A-1A, A-2,
  certificates        A-3, A-4, X-2, A-J, B, C
                      and D
------------------------------------------------
  Senior              Classes X-1, X-2, A-1,
  certificates        A-1A, A-2, A-3 and A-4
------------------------------------------------
  Interest-only       Class X-1 and X-2
  certificates
------------------------------------------------
  Class X             Classes X-1 and X-2
  certificates
------------------------------------------------
  Subordinate         Classes A-J, B, C, D, E,
  certificates        F, G, H, J, K, L, M, N,
                      O and P
------------------------------------------------
  Private             Classes X-1, E, F, G, H,
  certificates        J, K, L, M, N, O, P, Q
                      and W
------------------------------------------------
  Residual            Classes R-I, R-II and
  certificates        R-III
------------------------------------------------
  REMIC               Classes X-1, X-2, A-1,
  regular             A-1A, A-2, A-3, A-4,
  certificates        A-J, B, C, D, E, F, G,
                      H, J, K, L, M, N, O and
                      P
------------------------------------------------

                                      S-10

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

       The aggregate principal balance of the certificates issued by the trust will be approximately $1,627,152,258, but may vary upward or downward by approximately 5%.

       The senior certificates (excluding the Class X certificates) will comprise approximately 80% and the subordinate certificates will comprise approximately 20% of the initial aggregate certificate balance of the certificates.

       The Class X certificates will not have a certificate balance. The Class
X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

       The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

       Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

       For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans are identified as belonging to either loan group 1 or loan group
2 on Annex A to this prospectus supplement under the heading "Loan Group."

       The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and
Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

[GRAPHIC OMITTED]

    -----------------------------------------------------------------------
                     Amount available to certificateholder
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                                     Step 1
                        Distribution of interest to the
                              senior certificates
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                                     Step 2
            Distribution of principal to the Class A-1 certificates,
     then to the Class A-2 certificates, then to the Class A-3 certificates and then to the Class A-4 certificates from the loan group 1 principal amount and, concurrently, to the Class A-1A certificates
                     from the loan group 2 principal amount
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                                     Step 3
                     Distribution of the amount of interest
                      due and principal due on each class
                     of the subordinate certificates. These
                     distributions are made in the priority
                  of the alphabetical order of the subordinate
                      certificates and as described herein
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                                     Step 4
               Any remaining funds to the residual certificates.
    -----------------------------------------------------------------------

       Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the
Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

                                      S-11

       On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

       The amount of interest distributable on each class on each distribution date will equal:

o      1/12th of the pass-through rate for that class multiplied by

o      the related class certificate balance or class notional amount.

       Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See "Description of the
Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

       The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

       A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

       An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o      special servicing compensation;

o      interest on advances made by the master servicer or the trustee;

o      extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o      loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

       Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                      S-12

[GRAPHIC OMITTED]

    -----------------------------------------------------------------------
                                     Step 1
                     Reduce the certificate balances of the
                  Class P, Class O, Class N, Class M, Class L,
         Class K, Class J, Class H, Class G, Class F, Class E, Class D,
                         Class C, Class B and Class A-J
                       certificates to zero, in that order
    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                                     Step 2
                     Reduce the certificate balances of the
                        Class A-1, Class A-1A, Class A-2,
             Class A-3 and Class A-4 certificates, pro rata, to zero
    -----------------------------------------------------------------------

       Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the General Motors Building Whole Loan, the Windsor
Hospitality Portfolio Whole Loan, the San Marcos Apartments Whole Loan and the
College Station Whole Loan will be allocated to the General Motors Building B
Note, the Windsor Hospitality Portfolio B Note, the San Marcos Apartments B
Note and the College Station Apartments B Note, respectively, before being allocated as set forth above.

       For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE GENERAL MOTORS BUILDING WHOLE LOAN

       One of the General Motors Building Companion Loans and the General
Motors Building B Note is currently included in the COMM 2005-LP5 Trust. Two additional General Motors Building Companion Loans are currently included in the GE 2005-C2 Trust. In connection therewith, the General Motors Building
Whole Loan is currently being serviced and administered pursuant to the COMM
2005-LP5 Pooling and Servicing Agreement. The COMM 2005-LP5 Pooling and
Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See
"Description of the Mortgage Pool--The General Motors Building Whole Loan" and
"Servicing of the Mortgage Loans--Servicing of the General Motors Building
Whole Loan" in this prospectus supplement.

SERVICING OF THE 125 WEST 55TH STREET WHOLE LOAN

       One of the 125 West 55th Street Companion Loans is currently included in the GE 2005-C2 Trust. In connection therewith, the 125 West 55th Street Whole
Loan is currently being serviced and administered pursuant to the GE 2005-C2
Pooling and Servicing Agreement. The GE 2005-C2 Pooling and Servicing Agreement
provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the
Mortgage Pool--The 125 West 55th Street Whole Loan" and "Servicing of the
Mortgage Loans--Servicing of the 125 West 55th Street Whole Loan" in this prospectus supplement.

SERVICING OF THE LOEWS MIAMI BEACH WHOLE LOAN

       One of the Loews Miami Beach Companion Loans is currently included in the COMM 2005-LP5 Trust. One additional Loews Miami Beach Companion Loan is currently included in the GE 2005-C2 Trust. In connection therewith, the Loews
Miami Beach Whole Loan is currently being serviced and administered pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement. The COMM 2005-LP5 Pooling
and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See
"Description of the Mortgage Pool--The Loews

                                      S-13

Miami Beach Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the
Loews Miami Beach Whole Loan" in this prospectus supplement.

SERVICING OF THE WELLPOINT OFFICE TOWER WHOLE LOAN

       One of the Wellpoint Office Tower Companion Loans is currently included in the COMM 2005-LP5 Trust. One additional Wellpoint Office Tower Companion
Loan is currently included in the GE 2005-C2 Trust. In connection therewith, the Wellpoint Office Tower Whole Loan is currently being serviced and administered pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement. The
COMM 2005-LP5 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the Mortgage Pool--The Wellpoint
Office Tower Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the
Wellpoint Office Tower Whole Loan" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

       For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, then the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to any mortgaged property related to a mortgage loan except in the case of the respective mortgaged properties that secure the
General Motors Building Whole Loan, the Loews Miami Beach Whole Loan and the
Wellpoint Office Tower Whole Loan, which loans and related mortgaged properties are serviced by the COMM 2005-LP5 Master Servicer under the COMM 2005-LP5
Pooling and Servicing Agreement and for which the COMM 2005-LP5 Master Servicer is responsible for making servicing advances, and the 125 West 55th Street
Whole Loan, which loan and related mortgaged property is serviced by the GE
2005-C2 Master Servicer under the GE 2005-C2 Pooling and Servicing Agreement, and for which the GE 2005-C2 Master Servicer is responsible for making servicing advances.

       The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or any excess interest that may be due on the ARD loans. If the master servicer fails to make a required advance, the trustee will be required to make such advance. If the trustee fails to make a required advance, the fiscal agent will be required to make such advance. However, the master servicer, the trustee or the fiscal agent, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the master servicer, trustee or fiscal agent, as applicable, will be bound by such determination. Under certain circumstances, the master servicer, the trustee and the fiscal agent each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See "Description of the
Certificates--Appraisal Reductions" in this prospectus supplement.

       The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from

                                      S-14

related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee or the fiscal agent may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six
(6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections used to reimburse the master servicer, the trustee or fiscal agent for any nonrecoverable advances and interest thereon). Any principal collections used to reimburse the master servicer, the trustee or the fiscal agent for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer, the trustee and the fiscal agent will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See
"Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect
of Delinquencies" and "The Pooling and Servicing Agreements--Certificate
Account" in the prospectus.

                                      S-15

       In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee or the fiscal agent, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

       The COMM 2005-LP5 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the General Motors Building
Whole Loan, Loews Miami Beach Whole Loan and Wellpoint Office Tower Whole Loan
in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing
Agreement, unless the COMM 2005-LP5 Master Servicer determines that such advances would not be recoverable from collections on the General Motors
Building Whole Loan, Loews Miami Beach Whole Loan or Wellpoint Office Tower
Whole Loan, respectively. If the COMM 2005-LP5 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the
COMM 2005-LP5 Pooling and Servicing Agreement will be required to make such advances. The master servicer will be required to make P&I advances with respect to the General Motors Building Loan, Loews Miami Beach Loan and
Wellpoint Office Tower Loan, but not any of the General Motors Building
Companion Loans or the General Motors Building B Note, the Loews Miami Beach
Companion Loans or the Wellpoint Office Tower Companion Loans. See "Description
of the Mortgage Pool--The General Motors Building Whole Loan," "--The Loews
Miami Beach Whole Loan" and "--The Wellpoint Office Tower Whole Loan," and
"Servicing of the Mortgage Loan --Servicing of the General Motors Building
Whole Loan," "--Servicing of the Loews Miami Beach Whole Loan" and "--Servicing
of the Wellpoint Office Tower Whole Loan" in this prospectus supplement.

       The GE 2005-C2 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the 125 West 55th Street
Whole Loan in accordance with the terms of the GE 2005-C2 Pooling and Servicing
Agreement, unless the GE 2005-C2 Master Servicer determines that such advances would not be recoverable from collections on the 125 West 55th Street Whole
Loan. If the GE 2005-C2 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the GE 2005-C2 Pooling and
Servicing Agreement will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the 125
West 55th Street Loan, but not any of the 125 West 55th Street Companion Loans.
See "Description of the Mortgage Pool--The 125 West 55th Street Whole Loan" and
"Servicing of the Mortgage Loan--Servicing of the 125 West 55th Street Whole
Loan" in this prospectus supplement.

       The master servicer, the trustee or the fiscal agent, as applicable, will be required to make servicing advances with respect to the mortgaged property related to the Windsor Hospitality Portfolio Whole Loan, the San
Marcos Apartments Whole Loan

                                      S-16

and the College Station Whole Loan, unless the master servicer or the special servicer determines that such advances would not be recoverable from collections on the Windsor Hospitality Portfolio Whole Loan, the San Marcos
Apartments Whole Loan or the College Station Whole Loan, as applicable. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. If the trustee is required to but fails to make such servicing advances, then the fiscal agent will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Windsor Hospitality Portfolio
Loan, the San Marcos Apartments Loan and the College Station Loan, but not the
Windsor Hospitality Portfolio B Note, the San Marcos Apartments B Note or the
College Station B Note.

OPTIONAL TERMINATION OF THE TRUST

       If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the Class Q certificates and the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Certificate Balances and
Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

       Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United
States or through Clearstream or Euroclear in Europe. See "Description of the
Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement and Annex D to this prospectus supplement and
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

DENOMINATIONS

       The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

       The yield to maturity of each class of certificates will depend upon:

o      the purchase price of the certificates;

o      the applicable pass-through rate;

o      the characteristics of the mortgage loans; and

o      the rate and timing of payments on the mortgage loans.

       For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and
Maturity Considerations" in this prospectus supplement.

                                      S-17

LEGAL INVESTMENT IN THE CERTIFICATES

       None of the offered certificates will be "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See
"Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

       If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-2, Class A-J,
Class B, Class C and Class D certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

       The certificates, other than the residual certificates, the Class Q certificates (which enable the Class Q certificateholders to receive certain excess interest on the ARD loans) and the Class W certificates, will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

       For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loans) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates, the Class Q certificates and the Class W certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class Q certificates will represent only the right to excess interest on the ARD loans and, for federal income tax purposes, will constitute interests in a grantor trust. The Class W certificates will represent only the right to any exit fees received on the
Windsor Hospitality Portfolio Loan.

       For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

       The offered certificates are required to receive ratings from Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
Fitch Ratings that are not lower than those indicated under "Summary of Series
2005-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The
ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in May 2043. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any

                                      S-18

yield maintenance charges, prepayment premiums, default interest or excess interest or experience any net aggregate Prepayment Interest Shortfall. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                      S-19

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated
                                 to a class reduce the principal balance of the
                                 class without making a payment to the class.

                                 Because losses on the mortgage loans, together
                                 with expenses relating to defaulted mortgage
                                 loans, will be allocated first to the most
                                 subordinated class of subordinated
                                 certificates with a positive balance, the
                                 yields on the subordinate certificates will be
                                 extremely sensitive to losses on the mortgage
                                 loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to
                                 zero due to losses on and expenses of
                                 defaulted mortgage loans, losses and expenses
                                 will be allocated pro rata to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3 and Class A-4
                                 certificates.

                                 Reductions in the principal balance of any
                                 class will reduce the notional amount of the
                                 Class X certificates by a corresponding
                                 amount, resulting in smaller interest
                                 distributions to the Class X
                                 certificateholders. See "Description of the
                                 Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.

DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans,
                                 including the rates of delinquency, loss and
                                 prepayment, will affect the rate and timing of

                                      S-20

                                 payments of principal and interest on the
                                 certificates. Some of the mortgage loans are
                                 secured by cash reserves or other credit
                                 enhancement that, if certain leasing-related
                                 or other conditions are not met, may be
                                 applied to partially defease or prepay the
                                 related mortgage loan. See "Description of the
                                 Mortgage Pool-- Earnouts and Additional
                                 Collateral Loans" in this prospectus
                                 supplement and "Characteristics of the
                                 Mortgage Loans--Earnout Loans" in Annex A to
                                 this prospectus supplement. For a discussion
                                 of the impact on the yields of the
                                 certificates of the rate of delinquency, loss
                                 and prepayment on the mortgage loans, and
                                 factors that affect those rates, see "Yield
                                 and Maturity Considerations" and "Description
                                 of the Certificates--Subordination; Allocation
                                 of Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors" and "Yield and
                                 Maturity Considerations" in the prospectus.

THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any
                                 private mortgage insurer or by the depositor,
                                 the underwriters, the master servicer, the
                                 special servicer, the sellers or the trustee.
                                 Therefore, you should consider payment on each
                                 mortgage loan to depend exclusively on the
                                 borrower and any guarantor(s) under the
                                 particular mortgage loan documents. If the
                                 borrower or any guarantor fails to make all
                                 payments when due on the mortgage loans, the
                                 yield on your class of certificates may be
                                 adversely affected and any resulting losses may
                                 be allocated to your certificates.

CONFLICTS OF INTEREST MAY        Subject to the second succeeding sentence, the
OCCUR AS  A RESULT OF THE        majority certificateholder of the controlling
RIGHTS OF THIRD PARTIES TO       class has the right to remove the special
TERMINATE THE SPECIAL            servicer and appoint a successor special
SERVICER                         servicer, which may be an affiliate of that
                                 certificateholder. See "Servicing of the
                                 Mortgage Loans--The Majority Certificateholder
                                 of the Controlling Class." Holders of certain
                                 companion loans (acting alone or with the
                                 majority certificateholder of the controlling
                                 class) and subordinated loans (or

                                      S-21

                                 their designees) also have the right under
                                 certain circumstances to remove the special
                                 servicer and appoint a special servicer for
                                 one or more mortgage loans over which they
                                 have appointment power acting alone or jointly
                                 with the majority certificateholder of the
                                 controlling class. The parties with this
                                 appointment power may have special
                                 relationships or interests that conflict with
                                 those of the holders of one or more classes of
                                 certificates. In addition, they do not have
                                 any duties to the holders of any class of
                                 certificates, may act solely in their own
                                 interests, and will have no liability to any
                                 certificateholders for having done so. No
                                 certificateholder may take any action against
                                 the majority certificateholder of the
                                 controlling class, the holders of companion
                                 loans or subordinated loans or other parties
                                 for having acted solely in their respective
                                 interests. See "Description of the Mortgage
                                 Pool--The General Motors Building Whole Loan,"
                                 "--The 125 West 55th Street Whole Loan,"
                                 "--The Loews Miami Beach Whole Loan," "--The
                                 Wellpoint Office Tower Whole Loan," "--The
                                 Windsor Hospitality Portfolio Whole Loan,"
                                 "--The San Marcos Apartments Whole Loan" and
                                 "--The College Station Apartments Whole Loan"
                                 in this prospectus supplement.

CONFLICTS OF INTEREST MAY        Subject to the second succeeding sentence, the
OCCUR AS A RESULT OF THE         majority certificateholder of the controlling
RIGHTS OF THIRD PARTIES          class has the right to withhold its approval of
TO WITHHOLD APPROVAL OR          certain actions proposed to be taken by the
CONSULT ON SERVICER              special servicer with respect to the mortgage
ACTIONS                          loans and related mortgaged properties. See
                                 "Servicing of the Mortgage Loans--The Majority
                                 Certificateholder of the Controlling Class."
                                 With respect to certain mortgage loans with
                                 companion loans or subordinate loans, these
                                 rights or similar rights may instead be
                                 exercisable by the holders of such companion
                                 loans (acting alone or with the majority
                                 certificateholder of the controlling class) and
                                 subordinated loans (or their designees). The
                                 interests of any of these holders and their
                                 designees (including any controlling class of
                                 certificateholders or operating

                                      S-22

                                 advisor in other securitizations) may also
                                 conflict with those of the holders of the
                                 majority certificateholder of the controlling
                                 class or the interests of the holders of the
                                 offered certificates. As a result, approvals
                                 to proposed servicer actions may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates. No certificateholder
                                 may take any action against any of the parties
                                 with these approval or consent rights for
                                 having acted solely in their respective
                                 interests. See "Description of the Mortgage
                                 Pool--The General Motors Building Whole Loan,"
                                 "--The 125 West 55th Street Whole Loan,"
                                 "--The Loews Miami Beach Whole Loan," "--The
                                 Wellpoint Office Tower Whole Loan," "--The
                                 Windsor Hospitality Portfolio Whole Loan,"
                                 "--The San Marcos Apartments Whole Loan" and
                                 "--The College Station Apartments Whole Loan"
                                 in this prospectus supplement.

                                 With respect to the General Motors Building
                                 Loan, representing 11.06% of the initial pool
                                 balance, the related mortgaged property
                                 secures one (1) subordinate B note and the
                                 General Motors Building Companion Loans. The
                                 General Motors Building Loan, the General
                                 Motors Building Companion Loans and the
                                 General Motors Building B Note will be
                                 serviced under the COMM 2005-LP5 Pooling and
                                 Servicing Agreement. The interest in the
                                 General Motors Building B Note is represented
                                 by designated classes of certificates of the
                                 COMM 2005-LP5 Commercial Mortgage Pass Through
                                 Certificates.

                                 Prior to the occurrence of a change of control
                                 event described under "Description of the
                                 Mortgage Pool--The General Motors Building
                                 Whole Loan--Rights of the Holder of the
                                 General Motors Building B Note" in this
                                 prospectus supplement, the directing
                                 certificateholder of the General Motors
                                 Building B Note will have the right under
                                 certain circumstances to advise and direct the
                                 COMM 2005-LP5 Master Servicer or COMM 2005-LP5
                                 Special Servicer, as applicable, with respect
                                 to

                                      S-23

                                 various servicing matters affecting the
                                 General Motors Building Whole Loan and to
                                 approve various decisions affecting the
                                 General Motors Building Whole Loan. Such
                                 holder also generally has the right to
                                 terminate the COMM 2005-LP5 Special Servicer
                                 and to appoint a successor special servicer,
                                 except while such holder is an affiliate of
                                 the related borrower. The holder of the
                                 General Motors Building B Note may have
                                 interests in conflict with those of the
                                 holders of the certificates offered herein.

                                 Following the occurrence of such change of
                                 control event, any decision with respect to
                                 the General Motors Building Whole Loan that
                                 requires the approval of the majority
                                 certificateholder of the controlling class
                                 under the COMM 2005-LP5 Pooling and Servicing
                                 Agreement or otherwise requires approval under
                                 the related intercreditor agreement (including
                                 terminating the COMM 2005-LP5 Special Servicer
                                 and appointing a successor special servicer)
                                 will require the approval of (i) the holders
                                 of a majority by principal balance of the
                                 General Motors Building Loan and the General
                                 Motors Building Companion Loans, or (ii) if
                                 such holders (or their designees) cannot agree
                                 on a course of action within a certain period
                                 of time, the majority certificateholder of the
                                 controlling class appointed under the COMM
                                 2005-LP5 Pooling and Servicing Agreement.

                                 No certificateholder may take any action
                                 against any holder of a companion loan (or its
                                 designee) for having acted solely in its own
                                 interest. The holders of the General Motors
                                 Building B Note and the General Motors
                                 Building Companion Loans (or their respective
                                 designees) may have interests in conflict
                                 with, and their decisions may adversely
                                 affect, holders of the classes of certificates
                                 offered herein. In addition, as of the cut-off
                                 date, the General Motors Building Loan
                                 represents approximately 25.21% of the
                                 aggregate principal balance of the General
                                 Motors Building Senior Loans secured by the
                                 related mortgaged property. As a result, any
                                 determinations made by the majority

                                      S-24

                                 certificateholder of the controlling class
                                 will not necessarily be implemented and
                                 approvals to proposed actions of the COMM
                                 2005-LP5 Master Servicer or the COMM 2005-LP5
                                 Special Servicer, as applicable, under the
                                 COMM 2005-LP5 Pooling and Servicing Agreement
                                 may not be granted in all instances, thereby
                                 potentially adversely affecting some or all of
                                 the classes of certificates offered herein.

                                 With respect to the San Marcos Apartments Loan
                                 and the College Station Apartments Loan,
                                 representing 1.32% and 1.18%, respectively, of
                                 the initial pool balance, each of the related
                                 mortgaged properties secures one (1)
                                 subordinate B note. With respect to the
                                 Windsor Hospitality Portfolio Loan,
                                 representing 5.71% of the initial pool
                                 balance, the related mortgaged properties
                                 secure two (2) subordinate B notes. The
                                 Windsor Hospitality Portfolio Loan, the San
                                 Marcos Apartments Loan and the College Station
                                 Apartments Loan and each related B note will
                                 be serviced under the pooling and servicing
                                 agreement.

                                 Prior to the occurrence of a change of control
                                 event described under "Description of the
                                 Mortgage Pool--The Windsor Hospitality
                                 Portfolio Whole Loan--Rights of the Holder of
                                 the Windsor Hospitality Portfolio B Note,"
                                 "Description of the Mortgage Pool--The San
                                 Marcos Apartments Whole Loan--Rights of the
                                 Holder of the San Marcos Apartments B Note"
                                 and "Description of the Mortgage Pool--The
                                 College Station Apartments Whole Loan--Rights
                                 of the Holder of the College Station
                                 Apartments B Note" in this prospectus
                                 supplement, the holder of the respective B
                                 notes related to each of the Windsor
                                 Hospitality Portfolio Loan, the San Marcos
                                 Apartments Loan and the College Station
                                 Apartments Loan will have the right under
                                 certain circumstances to advise and direct the
                                 master servicer or the special servicer, as
                                 applicable, with respect to various servicing
                                 matters affecting the Windsor Hospitality
                                 Portfolio Loan, the San Marcos Apartments
                                 Whole Loan or the College Station

                                      S-25

                                 Apartments Whole Loan, as applicable, and to
                                 approve various decisions affecting the
                                 Windsor Hospitality Portfolio Loan, the San
                                 Marcos Apartments Whole Loan or the College
                                 Station Apartments Whole Loan, as applicable.
                                 Such holder also generally has the right to
                                 terminate the special servicer and to appoint
                                 a successor special servicer, except while
                                 such holder is an affiliate of the related
                                 borrower. The holder of the respective B notes
                                 related to each of the Windsor Hospitality
                                 Portfolio Loan, the San Marcos Apartments Loan
                                 and the College Station Apartments Loan may
                                 have interests in conflict with, and their
                                 decisions may adversely affect, those of the
                                 holders of the certificates offered herein. No
                                 certificateholder may take any action against
                                 any holder of a subordinate loan (or its
                                 designee) for having acted solely in its
                                 respective interest.

YOU WILL NOT HAVE ANY CONTROL    The General Motors Building Loan is secured by
OVER THE SERVICING OF CERTAIN    mortgaged property that also secures the
LOANS                            General Motors Building Companion Loans and the
                                 General Motors Building B Note that are not
                                 assets of the trust. Only the General Motors
                                 Building Loan is an asset of the trust. One (1)
                                 of the General Motors Building Companion Loans
                                 and the General Motors Building B Note are
                                 owned by the COMM 2005-LP5 Trust, for which
                                 Midland Loan Services, Inc. is the master
                                 servicer. Two (2) of the General Motors
                                 Building Companion Loans are owned by the GE
                                 2005-C2 Trust. The other General Motors
                                 Building Companion Loans are currently owned by
                                 GACC, one of the mortgage loan sellers, and may
                                 be sold or transferred at any time.

                                 The 125 West 55th Street Whole Loan is secured
                                 by mortgaged property that also secures the
                                 125 West 55th Street Companion Loans that are
                                 not assets of the trust. Only the 125 West
                                 55th Street Loan is an asset of the Trust. One
                                 (1) of the 125 West 55th Street Companion
                                 Loans is owned by the GE 2005-C2 Trust, for
                                 which GEMSA Loan Services, L.P. is the master
                                 servicer. The other 125 West 55th Street
                                 Companion Loan is currently owned by GACC, one
                                 of the mortgage

                                      S-26

                                 loan sellers, and may be sold or transferred
                                 at any time.

                                 The Loews Miami Beach Loan is secured by
                                 mortgaged property that also secures the Loews
                                 Miami Beach Companion Loans that are not
                                 assets of the trust. Only the Loews Miami
                                 Beach Loan is an asset of the trust. One (1)
                                 of the Loews Miami Beach Companion Loans is
                                 owned by the COMM 2005-LP5 Trust, for which
                                 Midland Loan Services, Inc. is the master
                                 servicer. The other Loews Miami Beach
                                 Companion Loan is owned by the GE 2005-C2
                                 Trust.

                                 The Wellpoint Office Tower Loan is secured by
                                 mortgaged property that also secures the
                                 Wellpoint Office Tower Companion Loans that
                                 are not assets of the trust. Only the
                                 Wellpoint Office Tower Loan is an asset of the
                                 Trust. One (1) of the Wellpoint Office Tower
                                 Companion Loans is owned by the COMM 2005-LP5
                                 Trust, for which Midland Loan Services, Inc.
                                 is the master servicer. The other Wellpoint
                                 Office Tower Companion Loan is owned by the GE
                                 2005-C2 Trust.

                                 The General Motors Building Loan, the Loews
                                 Miami Beach Loan and the Wellpoint Office
                                 Tower Loan are serviced and administered by
                                 Midland Loan Services, Inc. as the master
                                 servicer under the COMM 2005-LP5 Pooling and
                                 Servicing Agreement, and, if applicable, will
                                 be specially serviced by Lennar Partners,
                                 Inc., the special servicer under the COMM
                                 2005-LP5 Pooling and Servicing Agreement. The
                                 125 West 55th Street Whole Loan is serviced
                                 and administered by GEMSA Loan Services, L.P.
                                 as the master servicer under the GE 2005-C2
                                 Pooling and Servicing Agreement, and, if
                                 applicable, will be specially serviced by
                                 Lennar Partners, Inc., the special servicer
                                 under the GE 2005-C2 Pooling and Servicing
                                 Agreement. The COMM 2005-LP5 Pooling and
                                 Servicing Agreement and the GE 2005-C2 Pooling
                                 and Servicing Agreement provide for servicing
                                 arrangements that are similar but not
                                 identical to those under the pooling and
                                 servicing agreement.

                                      S-27

                                 As a result, you will have less control over
                                 the servicing of the General Motors Building
                                 Loan, the 125 West 55th Street Loan, the Loews
                                 Miami Beach Loan and the Wellpoint Office
                                 Tower Loan than you would have if such
                                 mortgage loans were being serviced by the
                                 master servicer and the special servicer
                                 pursuant to the terms of the pooling and
                                 servicing agreement. See "Servicing of the
                                 Mortgage Loans--Servicing of the General
                                 Motors Building Whole Loan," "--Servicing of
                                 the 125 West 55th Street Whole Loan,"
                                 "--Servicing of the Loews Miami Beach Whole
                                 Loan" and "--Servicing of the Wellpoint Office
                                 Tower Whole Loan" in this prospectus
                                 supplement.

ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR           property. Any potential liability could reduce
DELAY YOUR PAYMENTS              or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been
                                 performed on all of the mortgaged properties
                                 and "Phase II" environmental assessments were
                                 or will be performed on some of the mortgaged
                                 properties. None of the environmental
                                 assessments revealed material adverse
                                 environmental conditions or circumstances
                                 affecting any mortgaged property, except those
                                 cases:

                                 o  in which the adverse conditions were
                                    remediated or abated, or a "no further
                                    action" letter was issued by the applicable
                                    governmental agency, before the date of
                                    issuance of the certificates;

                                 o  in which an operations and maintenance plan
                                    or periodic monitoring of the mortgaged
                                    property or nearby properties was in place
                                    or recommended;

                                 o  involving a leaking underground storage
                                    tank or groundwater contamination at a
                                    nearby property that had not yet materially
                                    affected the mortgaged property and for
                                    which a responsible party either has been
                                    identified under applicable law or was then
                                    conducting remediation of the related
                                    condition;

                                      S-28

                                 o  in which groundwater, soil or other
                                    contamination was identified or suspected
                                    at the subject mortgaged property, and a
                                    responsible party either has been
                                    identified under applicable law or was then
                                    conducting remediation of the related
                                    condition, or an escrow reserve, indemnity,
                                    environmental insurance or other collateral
                                    was provided to cover the estimated costs
                                    of continued monitoring, investigation,
                                    testing or remediation;

                                 o  involving radon; or

                                 o  in which the related borrower has agreed to
                                    seek a "no further action" letter or a
                                    "case closed" or similar status for the
                                    issue from the applicable governmental
                                    agency.

                                 To decrease the likelihood of environmental
                                 liability against the trust, the special
                                 servicer is required to obtain a satisfactory
                                 environmental site assessment of a mortgaged
                                 property and see that any required remedial
                                 action is taken before acquiring title or
                                 assuming its operation. See "Description of
                                 the Mortgage Pool-- Underwriting
                                 Matters--Environmental Assessments and
                                 Insurance" in this prospectus supplement and
                                 "The Pooling and Servicing
                                 Agreements--Realization Upon Defaulted
                                 Mortgage Loans," "Risk Factors--Environmental
                                 conditions may subject the mortgaged property
                                 to liens or impose costs on the property
                                 owner" and "Legal Aspects of Mortgage Loans--
                                 Environmental Considerations" in the
                                 prospectus.

                                 Problems associated with mold may pose risks
                                 to the real property and may also be the basis
                                 for personal injury claims against a borrower.
                                 Although the mortgaged properties are required
                                 to be inspected periodically, there is no set
                                 of generally accepted standards for the
                                 assessment of mold currently in place. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation and
                                 remediation expenses which could adversely
                                 impact collections from a mortgaged property.
                                 In addition, the insurance policies covering
                                 losses and damage at a

                                      S-29

                                 mortgaged property may specifically exclude
                                 losses and damage attributable to mold.

GEOGRAPHIC CONCENTRATION MAY     The six (6) states with the highest
INCREASE ON THE REALIZED         concentration of mortgaged properties are
LOSSES CERTIFICATES              listed in the table under "Summary of Series
                                 2005-C1 Transaction--Geographic Concentrations
                                 of the Mortgaged Properties." Any deterioration
                                 in the real estate market or economy or events
                                 in that state or region, including earthquakes,
                                 hurricanes and other natural disasters, may
                                 increase the rate of delinquency experienced
                                 with mortgage loans related to properties in
                                 that region. As a result, realized losses may
                                 occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are
                                 located in states, such as California that may
                                 be more susceptible to earthquakes, or states
                                 such as Virginia, Florida, Alabama, Georgia,
                                 North Carolina and Texas, which may be more
                                 susceptible to hurricanes than properties
                                 located in other parts of the country.
                                 Generally, the mortgaged properties are not
                                 insured for earthquake or hurricane risk. If
                                 mortgaged properties are insured, they may be
                                 insured for amounts less than the outstanding
                                 principal balances of the related mortgage
                                 loans.

THE MORTGAGE LOANS ARE           All of the mortgage loans are or should be
NON-RECOURSE LOANS               considered non-recourse loans. If a borrower
                                 defaults on a non-recourse loan, only the
                                 mortgaged property, and not the other assets of
                                 the borrower, is available to satisfy the debt.
                                 The borrowers generally have no material assets
                                 other than ownership of the related mortgaged
                                 property. Even if the mortgage loan documents
                                 permit recourse to the borrower or a guarantor,
                                 we have not necessarily undertaken an
                                 evaluation of the financial condition of any of
                                 these persons and the trust may not be able to
                                 ultimately collect the amount due under that
                                 mortgage loan. Any resulting losses may reduce
                                 your payments and yield on your certificates.

                                 Consequently, you should consider payment on
                                 each mortgage loan to depend primarily on the
                                 sufficiency of the cash flow from the related

                                      S-30

                                 mortgaged property or properties. At scheduled
                                 maturity or upon acceleration of maturity
                                 after a default, payment depends primarily on
                                 the market value of the mortgaged property or
                                 the ability of the borrower to refinance the
                                 mortgaged property. See "Legal Aspects of
                                 Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.

THE SELLER OF A MORTGAGE LOAN    The seller of each mortgage loan will be the
IS THE ONLY ENTITY MAKING        only entity making representations and
REPRESENTATIONS AND WARRANTIES   warranties on that mortgage loan. Neither the
ON THAT MORTGAGE LOAN            depositor nor any of its other affiliates will
                                 be obligated to repurchase a mortgage loan upon
                                 a breach of a seller's representations and
                                 warranties or any document defects if the
                                 applicable seller defaults on its obligation to
                                 repurchase a mortgage loan. The applicable
                                 seller may not have the financial ability to
                                 effect these repurchases. Any resulting losses
                                 will reduce your payments and yield on your
                                 certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases"
                                 in this prospectus supplement.

BALLOON PAYMENTS MAY INCREASE    Eighty-nine (89) of the mortgage loans, which
LOSSES ON THE MORTGAGE LOANS     together represent 93.19% of the initial pool
AND EXTEND THE WEIGHTED          balance, require balloon payments at their
AVERAGE LIFE YOUR CERTIFICATE    stated OF maturity. These mortgage loans
                                 involve a greater degree of risk than fully
                                 amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 depends on its ability to refinance the
                                 mortgage loan or sell the mortgaged property at
                                 a price sufficient to permit repayment. A
                                 borrower's ability to achieve either of these
                                 goals will be affected by:

                                 o  the availability of, and competition for,
                                    credit for commercial or multifamily real
                                    estate projects, which fluctuates over
                                    time;

                                 o  the prevailing interest rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the property;

                                 o  the borrower's financial condition;

                                      S-31

                                 o  the operating history and occupancy level
                                    of the property;

                                 o  tax laws; and

                                 o  prevailing general and regional economic
                                    conditions.

                                 Any delay in collection of a balloon payment
                                 that otherwise would be distributable to a
                                 class, whether the delay is due to borrower
                                 default or to modification of the mortgage
                                 loan by the master servicer or special
                                 servicer, is likely to extend the weighted
                                 average life of that class. If the weighted
                                 average life of your class of certificates is
                                 extended, your yield on those certificates may
                                 be reduced to less than what it would
                                 otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans" and "Yield and Maturity
                                 Considerations" in this prospectus supplement
                                 and "Risk Factors--Investment in commercial
                                 and multifamily mortgage loans is riskier than
                                 investment in single-family mortgage loans"
                                 and "Yield and Maturity Considerations" in the
                                 prospectus.

IF A BORROWER DOES NOT MAKE      Three (3) mortgage loans, which together
ITS ARD PAYMENT, THE WEIGHTED    represent 6.13% of the initial pool balance,
AVERAGE LIFE OF YOUR CLASS OF    are ARD loans. An ARD loan has an anticipated
CERTIFICATES MAY BE EXTENDED     repayment date prior to its maturity date. The
                                 failure of a borrower to prepay an ARD loan by
                                 its anticipated repayment date will likely
                                 extend the weighted average life of any class
                                 of certificates that would receive a
                                 distribution of the prepayment. The ability of
                                 a borrower to prepay an ARD loan by its
                                 anticipated repayment date typically depends on
                                 its ability either to refinance an ARD loan or
                                 to sell the mortgaged property. The provisions
                                 for accelerated amortization and a higher
                                 interest rate after the anticipated repayment
                                 date of an ARD loan are intended to provide a
                                 borrower with an incentive to pay the mortgage
                                 loan in full on or before its anticipated
                                 repayment date, but this incentive may not be
                                 sufficient. To the extent

                                      S-32

                                 the borrower on an ARD loan makes payments of
                                 interest accrued at a rate of interest higher
                                 than the normal mortgage interest rate, the
                                 excess interest will be distributed to the
                                 holders of the Class Q certificates. See
                                 "Description of the Mortgage Pool--ARD loans"
                                 in this prospectus supplement.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       Twenty-four (24) mortgaged properties,
BUSINESSES OR CHANGES IN         securing  mortgage loans which together
DEMOGRAPHIC CONDITIONS COULD     represent 41.43% of the initial pool balance,
ADVERSELY AFFECT THE VALUE AND   are office properties. Economic decline in the
CASH FLOW FROM OFFICE PROPERTIES businesses operated by the tenants of office properties may increase the likelihood that the
                                 tenants may be unable to pay their rent, which
                                 could result in realized losses on the mortgage
                                 loans that may be allocated to your class of
                                 certificates. A number of economic and
                                 demographic factors may adversely affect the
                                 value of office properties, including:

                                 o  the quality of the tenants in the building;

                                 o  the physical attributes of the building in
                                    relation to competing buildings;

                                 o  access to transportation;

                                 o  the availability of tax benefits;

                                 o  in the case of medical office uses, access
                                    and proximity to ancillary demand
                                    generators such as hospitals and medical
                                    centers;

                                 o  the strength and stability of businesses
                                    operated by the tenant or tenants;

                                 o  the desirability of the location for
                                    business; and

                                 o  the cost of refitting office space for a
                                    new tenant, which is often significantly
                                    higher than the cost of refitting other
                                    types of properties for new tenants.

                                 These risks may be increased if rental revenue
                                 depends on a single tenant, on a few tenants,
                                 if the property is owner-occupied or if there
                                 is a significant concentration of tenants in a
                                 particular business or industry. Six (6)
                                 mortgaged

                                      S-33

                                 properties, securing mortgage loans which
                                 together represent 7.43% of the initial pool
                                 balance, are single-tenant office properties.
                                 In addition, with respect to the NJ
                                 Industrial/Office Portfolio 1 & 2 Loans,
                                 collectively representing 2.58% of the initial
                                 pool balance, which are two crossed loans that
                                 are secured by seven properties, each property
                                 is leased to a different single tenant. For a
                                 description of risk factors relating to
                                 properties with tenant concentrations, see
                                 "--Losses may be caused by tenant credit risk
                                 on the mortgage loans" and "--Tenant
                                 concentration entails risks because the
                                 financial condition of a single-tenant or a
                                 few tenants may adversely affect net cash
                                 flow" below.

COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO ADVERSELY  same market could decrease occupancy or rental
AFFECT THE VALUE AND CASH FLOW   rates at office properties. Decreased occupancy
FROM OFFICE PROPERTIES           or rental revenues could result in realized
                                 losses on the mortgage loans that may be
                                 allocated to your class of certificates. A
                                 property's age, condition, design (such as
                                 floor sizes and layout), location, access to
                                 transportation and ability to offer amenities
                                 to its tenants, including sophisticated
                                 building systems (such as fiber optic cables,
                                 satellite communications or other base building
                                 technological features) may affect the
                                 property's ability to compete with office
                                 properties in the same market.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      Twenty-one (21) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans which together represent 21.17%
PROPERTIES COULD ADVERSELY       of the initial pool balance, are multifamily
AFFECT THEIR VALUE AND CASH      properties that are rented to residential
FLOW                             tenants. A decrease in occupancy or rent levels
                                 at these properties could result in realized
                                 losses on the mortgage loans. Occupancy and
                                 rent levels at a multifamily property may be
                                 adversely affected by:

                                 o  local, regional or national economic
                                    conditions, which may limit the amount of
                                    rent that can be charged for rental units
                                    or result in a reduction in timely rent
                                    payments;

                                      S-34

                                 o  construction of additional housing units in
                                    the same market;

                                 o  local military base or industrial/business
                                    closings;

                                 o  the tenant mix (such as tenants being
                                    predominantly students, military personnel,
                                    corporate tenants or employees of a
                                    particular business);

                                 o  developments at local colleges and
                                    universities;

                                 o  month-to-month leases;

                                 o  national, regional and local politics,
                                    including current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  trends in the senior housing market;

                                 o  the level of mortgage interest rates and
                                    favorable income and economic conditions,
                                    which may encourage tenants in multifamily
                                    properties to purchase housing; and

                                 o  a lack of amenities and unattractive
                                    locations and/or physical attributes or bad
                                    reputation of the mortgaged property.

RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD ALSO   similar programs may apply to multifamily
ADVERSELY AFFECT THEIR VALUE     properties. The limitations and restrictions
AND CASH FLOW                    imposed by these programs could result in
                                 realized losses on the mortgage loans that may
                                 be allocated to your class of certificates.
                                 These programs may include:

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase
                                    rents to maintain the condition of their
                                    mortgaged properties and satisfy operating
                                    expenses; and

                                 o  tenancy and tenant income restrictions that
                                    may reduce the number of eligible tenants
                                    in those mortgaged properties and result in
                                    a reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 properties in the same area may not be a

                                      S-35

                                 sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT CEASING TO  Thirty-one (31) mortgaged properties, securing
OPERATE AT A RETAIL PROPERTY     mortgage loans which together represent 15.11%
COULD ADVERSELY AFFECT ITS       of the initial pool balance, are retail
VALUE AND CASH FLOW.             properties. A significant tenant ceasing to do
                                 business at a retail property could result in
                                 realized losses on the mortgage loans that may
                                 be allocated to your certificates. The loss of
                                 a significant tenant may be the result of the
                                 tenant's voluntary decision not to renew a
                                 lease or to terminate it in accordance with its
                                 terms, the bankruptcy or insolvency of the
                                 tenant, the tenant's general cessation of
                                 business activities or other reasons (including
                                 co-tenancy provisions permitting a tenant to
                                 terminate a lease prior to its term). There is
                                 no guarantee that any tenant will continue to
                                 occupy space in the related retail property.
                                 Some component of the total rent paid by retail
                                 tenants may be tied to a percentage of gross
                                 sales. As a result, the correlation between the
                                 success of a given tenant's business and
                                 property value is more direct for retail
                                 properties than other types of commercial
                                 properties. Significant tenants or anchor
                                 tenants at a retail property play an important
                                 part in generating customer traffic and making
                                 a retail property a desirable location for
                                 other tenants at that property. A retail
                                 "anchor tenant" is typically understood to be a
                                 tenant that is larger in size and is important
                                 in attracting customers to a retail property,
                                 whether or not it is located on the mortgaged
                                 property.

                                 Twenty-two (22) of the mortgaged properties,
                                 securing mortgage loans which together
                                 represent 12.87% of the initial pool balance,
                                 are anchored retail properties. Some tenants
                                 at retail properties may be entitled to
                                 terminate their leases or pay reduced rent if
                                 sales are below certain target levels, or if
                                 an anchor tenant or

                                      S-36

                                 one or more major tenants cease operations at
                                 that property or fail to open. If anchor
                                 stores in a mortgaged property were to close,
                                 the borrower may be unable to replace those
                                 anchor tenants in a timely manner on similar
                                 terms, and customer traffic may be reduced,
                                 possibly affecting sales at the remaining
                                 retail tenants. The lack of replacement
                                 anchors and a reduction in rental income from
                                 remaining tenants may adversely affect the
                                 borrower's ability to pay current debt service
                                 or successfully refinance the mortgage loan at
                                 maturity. These risks with respect to an
                                 anchored retail property may be increased when
                                 the property is a single-tenant property. Two
                                 (2) of these mortgaged properties, securing
                                 mortgage loans which together represent 0.40%
                                 of the initial pool balance, are single-tenant
                                 anchored retail properties. For a description
                                 of risk factors relating to single-tenant
                                 properties, see "--Losses may be caused by
                                 tenant credit risk on the mortgage loans"
                                 below. In addition, certain retail anchor
                                 tenants may own their building and
                                 improvements, while the borrower owns only the
                                 underlying land. In those cases, the
                                 collateral securing the mortgage loan will
                                 include only the land and the rights of the
                                 borrower as landlord with respect to the
                                 anchor lease.

                                 The bankruptcy of, or financial difficulties
                                 affecting, a major tenant may adversely affect
                                 a borrower's ability to make its mortgage loan
                                 payments.

RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You
                                 may experience losses on the certificates due
                                 to these changes. Retail properties are
                                 particularly vulnerable to changes in consumer
                                 preferences and market demographics that may
                                 relate to:

                                 o  changes in consumer spending patterns;

                                 o  local competitive conditions, such as an
                                    increased supply of retail space or the
                                    construction of other shopping centers;

                                      S-37

                                 o  the attractiveness of the properties and
                                    the surrounding neighborhood to tenants and
                                    their customers;

                                 o  with respect to value-oriented retail
                                    properties, such properties may contain
                                    tenants that sell discounted, "last season"
                                    or close-out merchandise, or may have
                                    higher than average seasonality in tenant
                                    sales, cash flows and occupancy levels; or
                                    the public perception of the safety of the
                                    neighborhood; and

                                 o  the need to make major repairs or
                                    improvements to satisfy major tenants.

COMPETITION FROM ALTERNATIVE     Retail properties face competition from
RETAIL DISTRIBUTION CHANNELS     sources  outside their local real estate
MAY ADVERSELY AFFECT THE VALUE   market. Catalog retailers, home shopping
AND CASH FLOW FROM RETAIL        networks, the Internet, telemarketing and
PROPERTIES                       outlet centers all compete with more
                                 traditional retail properties for consumer
                                 dollars. These alternative retail outlets are
                                 often characterized by lower operating costs.
                                 Continued growth of these alternative retail
                                 outlets could adversely affect the amount of
                                 rent that may be charged at such mortgaged
                                 properties, which could reduce the cash flow
                                 and market value of the retail properties which
                                 secure mortgage loans in the trust. The
                                 occurrence of any of these events could result
                                 in realized losses on the mortgage loans.

THEATER TENANTS HAVE PARTICULAR  Certain of the mortgaged properties may have
RISKS                            theaters as part of the mortgaged property.
                                 These properties are exposed to certain unique
                                 risks. Significant factors determining the
                                 value of a theater property include:

                                 o  the strength and experience of the
                                    operator;

                                 o  its ability to secure film license
                                    agreements for first-run movies; and

                                 o  its ability to maintain high attendance
                                    levels.

                                 Theater operators are also highly reliant on
                                 sales of food and beverages to attendees.
                                 Physical attributes of the building will also
                                 impact property value. These physical
                                 attributes include:

                                 o  number of screens;

                                      S-38

                                 o  the size of individual auditoriums within
                                    the theater;

                                 o  quality and modernity of sound and
                                    projection systems, and

                                 o  quality and comfort of individual theaters
                                    and common areas (including box office,
                                    lobby and concessions area).

                                 The performance of a theater property can be
                                 impacted by the quality, size and proximity of
                                 competitive theater properties and the
                                 relative appeal of films being screened at
                                 other theater properties within the market.
                                 The theater industry is highly dependent on
                                 the quality and popularity of films being
                                 produced by film production companies both in
                                 the United States and overseas; a slowdown in
                                 movie production or decrease in the appeal of
                                 films being produced can negatively impact the
                                 value of a theater property. The theater
                                 industry is also subject to competitive
                                 distribution channels. These competitive
                                 distribution channels include:

                                 o  cable and satellite television;

                                 o  videotape and videodisk sales and rentals;
                                    and

                                 o  electronic distribution via the Internet.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Eleven (11) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY       mortgage loans which together represent 10.95%
PROPERTY COULD ADVERSELY AFFECT  of the initial pool balance, are hospitality
ITS VALUE AND CASH FLOW          properties. A decrease in room rates or
                                 occupancy at a hospitality property could
                                 result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. Room rates and occupancy levels
                                 may depend upon the following factors:

                                 o  the proximity of a hospitality property to
                                    major population centers or attractions;

                                 o  adverse local, regional or national
                                    economic conditions or the existence or
                                    construction of competing hospitality
                                    properties. Because hospitality property
                                    rooms typically are

                                      S-39

                                    rented for short periods of time, the
                                    performance of hospitality properties tends
                                    to be affected by adverse economic
                                    conditions and competition more quickly
                                    than other commercial properties;

                                 o  a hospitality property's ability to attract
                                    customers and a portion of its revenues may
                                    depend on its having a liquor license. A
                                    liquor license may not be transferable if a
                                    foreclosure on the mortgaged property
                                    occurs;

                                 o  in many parts of the country the hotel and
                                    lodging industry is seasonal in nature.
                                    Seasonality will cause periodic
                                    fluctuations in room and other revenues,
                                    occupancy levels, room rates and operating
                                    expenses; and

                                 o  limited service hospitality properties have
                                    lower barriers to entry than other types of
                                    hospitality properties, and over-building
                                    could occur.

                                 Hospitality properties also face risks related
                                 to their specialized function, including:

                                 o  conversions to alternate uses may not be
                                    able to be achieved in a timely or
                                    cost-effective manner;

                                 o  borrower may be required to expend
                                    continuing amounts on modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives; and

                                 o  the relative illiquidity of hotel
                                    investments limits the ability of borrowers
                                    and property managers to respond to changes
                                    in economic or other conditions in a timely
                                    or successful manner.

                                 The viability of hospitality properties that
                                 are franchisees of national, international or
                                 regional hotel chains or managed by hotel
                                 management companies depends in large part on
                                 the continued existence and financial strength
                                 of the franchisor or management company, as
                                 applicable. The public perception of the
                                 franchise or chain service mark, and the
                                 duration of the

                                      S-40

                                 franchise license agreement or hotel
                                 management agreement are also important. If
                                 the borrower defaults on its debt, the trust
                                 may be unable to use the franchise license
                                 without the consent of the franchisor or hotel
                                 management company due to restrictions on
                                 transfers imposed by the franchise license
                                 agreement or hotel management agreement, as
                                 applicable.

                                 In addition, air travel has been significantly
                                 reduced since the terrorist attacks on the
                                 World Trade Center and the Pentagon on
                                 September 11, 2001 and recent military action
                                 in Iraq and Afghanistan, which has had a
                                 negative effect on revenues for hospitality
                                 properties. See "--The effect on
                                 certificateholders of recent events in the
                                 United States is unclear" below.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          Eleven (11) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD     mortgage loans which together represent 4.92%
ADVERSELY AFFECT THE VALUE AND   of the initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL        properties. Economic decline in the businesses
PROPERTIES                       operated by the tenants of industrial
                                 properties could result in realized losses
                                 on the mortgage loans that may be allocated
                                 to your class of certificates. These risks
                                 are similar to those of tenants of office
                                 properties. These risks may be increased if
                                 rental revenue depends on a single tenant, on a
                                 few tenants, if the property is owner-occupied
                                 or if there is a significant concentration of
                                 tenants in a particular business or industry.
                                 Six (6) mortgaged properties, securing mortgage
                                 loans which together represent 2.63% of the
                                 initial pool balance, are single-tenant
                                 industrial properties. In addition, the NJ
                                 Industrial/Office Portfolio 1 & 2 Loans, which
                                 together represent 2.58% of the initial pool
                                 balance, are crossed loans that are secured by
                                 seven properties, each of which is leased to a
                                 different single tenant. For a description of
                                 risk factors relating to properties with tenant
                                 concentrations, see "--Losses may be caused by
                                 tenant credit risk on the mortgage loans" and
                                 "--Tenant concentration entails risks because
                                 the

                                      S-41

                                 financial condition of a single-tenant or a
                                 few tenants may adversely affect net cash
                                 flow" below. Site characteristics at
                                 industrial properties may impose restrictions
                                 that may limit the properties' suitability for
                                 tenants, affect the value of the properties
                                 and contribute to losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. Site characteristics which
                                 affect the value of an industrial property
                                 include:

                                 o  clear heights;

                                 o  column spacing;

                                 o  number of bays and bay depths;

                                 o  truck turning radius;

                                 o  divisibility;

                                 o  zoning restrictions; and

                                 o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to
                                 supply sources and customers, and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Properties used for industrial purposes may be
                                 more prone to environmental concerns than
                                 other property types. Increased environmental
                                 risks could adversely affect the value and
                                 cash flow from industrial properties. For a
                                 description of risk factors relating to
                                 environmental risks, see "--Adverse
                                 environmental conditions at a mortgaged
                                 property may reduce or delay your payments"
                                 above.

RISKS ASSOCIATED WITH MIXED USE
AND OTHER PROPERTY TYPES:

SOME MORTGAGED PROPERTIES MAY    Two (2) mortgaged properties, securing
NOT BE READILY CONVERTIBLE TO    mortgage loans which together represent 1.10%
ALTERNATIVE USES                 of the initial pool balance, are mixed use
                                 properties. Two (2) mortgaged properties,
                                 securing mortgage loans that represent 2.95% of
                                 the initial pool balance, are parking facility
                                 properties. Eight (8) mortgaged properties,
                                 securing mortgage loans which together
                                 represent 1.49% of the initial pool balance,
                                 are self-storage properties. Due to their
                                 nature, these properties may have limited

                                      S-42

                                 alternative uses. Substantial renovation may
                                 be required in order to convert such
                                 properties to an alternative use. Therefore,
                                 certificateholders may be adversely affected
                                 if such properties were to be converted to an
                                 alternative use.

RISKS PARTICULAR TO MANUFACTURED
HOUSING:

THE VALUE AND SUCCESSFUL         One (1) mortgaged property, which secures a
OPERATION OF MANUFACTURED        mortgage loan that represents 0.88% of the
HOUSING PROPERTIES WILL BE       initial pool balance, is a manufactured housing
AFFECTED BY VARIOUS FACTORS      property. Many of the factors that affect the
                                 value of multifamily properties also apply to
                                 manufactured housing properties. In addition,
                                 manufactured housing properties are generally
                                 considered to be "special purpose" properties
                                 because they cannot readily be converted to
                                 general residential, retail or office use. Some
                                 states, in fact, regulate changes in the use of
                                 manufactured housing properties. For example,
                                 some states require the landlord of a
                                 manufactured housing property to notify its
                                 tenants in writing a substantial period of time
                                 before any proposed change in the use of the
                                 property. Therefore, if the operation of any
                                 manufactured housing property becomes
                                 unprofitable because of competition, the age of
                                 improvements or other factors and the borrower
                                 is unable to make the required payments under
                                 the related mortgage loan, the liquidation
                                 value of the mortgaged property may be
                                 substantially less than it would be if the
                                 property were readily adaptable to other uses
                                 and may be less than the amount owing on the
                                 mortgage loan.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY TENANT   Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE      could be reduced if tenants are unable to
LOANS                            meet their lease obligations or become
                                 insolvent. The inability of tenants to meet
                                 their obligations may result in realized losses
                                 on the mortgage loans that may be allocated to
                                 your class of certificates.

                                      S-43

                                 If tenant sales in retail properties decline,
                                 rents based on sales will decline and certain
                                 tenants may have the option to terminate their
                                 leases if certain minimum sales targets are
                                 not met. Tenants may be unable to pay their
                                 rent or other occupancy costs as a result of
                                 poor cash flow due to sales declines or a
                                 reduction in the amount of the gross sales
                                 component of rent. If a tenant defaults, the
                                 borrower may experience delays and costs in
                                 enforcing the lessor's rights. If a tenant
                                 terminates its lease, the borrower may be
                                 unable to find replacement tenants.

                                 In addition, certain of the mortgaged
                                 properties may be leased in whole or in part
                                 by government-sponsored tenants who have the
                                 right to cancel their leases at any time or
                                 for lack of appropriations.

                                 If a tenant were to become insolvent and
                                 subject to any bankruptcy or similar law, the
                                 collection of rental payments could be
                                 interrupted and foreclosure on the mortgaged
                                 property made more difficult. See "Legal
                                 Aspects of Mortgage Loans--Bankruptcy Laws" in
                                 the prospectus.

TENANT CONCENTRATION ENTAILS     In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL      leased to a single tenant, or is primarily
CONDITION OF A SINGLE TENANT     leased to one or a small number of major
OR A FEW TENANTS MAY ADVERSELY   tenants, deterioration in the financial
AFFECT NET CASH                  condition or a FLOW change in the plan of
                                 operations of those tenants can have a
                                 particularly significant effect on the net
                                 cash flow generated by the mortgaged property.
                                 If any major tenant defaults under, terminates
                                 or fails to renew its lease, the resulting
                                 adverse financial effect on the operation of
                                 the mortgaged property will be substantially
                                 greater than would otherwise be the case with
                                 respect to a property occupied by a large
                                 number of less significant tenants.

                                 Fifteen (15) of the mortgaged properties,
                                 securing mortgage loans which together
                                 represent 11.79% of the initial pool balance,
                                 are single-tenant properties. The NJ
                                 Industrial/Office Portfolio 1 & 2 Loans, which
                                 together represent 2.58% of the initial pool
                                 balance, are crossed loans that are secured by
                                 seven properties, each

                                      S-44

                                 of which is leased to a different single
                                 tenant. In addition, retail, office or
                                 industrial properties also may be adversely
                                 affected if there is a concentration of
                                 tenants among the mortgaged properties or in a
                                 particular business or industry at any related
                                 property and that particular tenant's business
                                 or that particular industry declines. These
                                 adverse financial effects could result in
                                 insufficient cash flow received by a borrower
                                 with respect to a mortgaged property which
                                 could, in turn, result in the inability of the
                                 borrower to make required payments on its
                                 mortgage loan, pay for maintenance and other
                                 operating expenses, fund capital improvements
                                 and pay other debtor obligations it may have.

LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if leases expired or terminated,
                                 or tenants defaulted and the borrowers were
                                 unable to renew the leases or relet the space
                                 on comparable terms. These leases (including
                                 single tenant leases) may expire during the
                                 term of the related mortgage loan. See Annex A
                                 to this prospectus supplement for information
                                 regarding the expiration of leased space for
                                 certain mortgaged properties.

                                 If leases are not renewed at all or are not
                                 renewed on favorable terms, the trust may
                                 experience realized losses on the mortgage
                                 loans that may be allocated to your class of
                                 certificates.

                                 Even if borrowers successfully relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash flow from the
                                 mortgaged properties. In addition, a vacancy
                                 may result from the inability to relet space
                                 or the time necessary to prepare a space for a
                                 replacement tenant. Although many of the
                                 mortgage loans require the borrower to
                                 maintain escrows or other collateral for
                                 leasing expenses, there is no guarantee that
                                 these reserves will be sufficient. See "Risk
                                 Factors--Leases at certain properties contain
                                 early termination or surrender

                                      S-45

                                 provisions that could reduce cash flow from
                                 tenants" in this prospectus supplement and
                                 "Characteristics of the Mortgage
                                 Loans--Certain Reserves" in Annex A to this
                                 prospectus supplement for information
                                 regarding certain of these reserves.

LEASES AT CERTAIN PROPERTIES     Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR     subject to provisions which may entitle the
SURRENDER PROVISIONS THAT COULD  tenant to surrender a portion of the demised
REDUCE CASH FLOW FROM TENANTS    premises or terminate the lease prior to the
                                 expiration date of the lease. These provisions
                                 may affect cash flow from tenants and affect a
                                 borrower's ability to make its mortgage loan
                                 payments.

TENANT BANKRUPTCY ENTAILS RISKS  Certain tenants at some of the mortgaged properties may have been, may be or may in the
                                 future become a party to a bankruptcy
                                 proceeding. The bankruptcy or insolvency of a
                                 major tenant, such as an anchor tenant, or a
                                 number of smaller tenants, may adversely
                                 affect the income produced by a mortgaged
                                 property and result in realized losses on the
                                 mortgage loans that may be allocated to your
                                 class of certificates. Under the federal
                                 bankruptcy code, a tenant has the option of
                                 assuming or rejecting any unexpired lease. If
                                 the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant,
                                 unless collateral secures the claim. The claim
                                 would be limited to the unpaid rent reserved
                                 under the lease for the periods before the
                                 bankruptcy petition or earlier surrender of
                                 the leased premises that are unrelated to the
                                 rejection, plus the greater of one year's rent
                                 or 15% of the remaining reserved rent, but not
                                 more than three years' rent. Even if
                                 provisions in the lease prohibit assignment,
                                 in a bankruptcy, the tenant may assign the
                                 lease to another entity that could be less
                                 creditworthy than the tenant may have been at
                                 the time of origination of the mortgage loan.
                                 See "Legal Aspects of Mortgage Loans" in the
                                 prospectus.

                                      S-46

RISKS ASSOCIATED WITH MORTGAGE
LOANS AND MORTGAGED PROPERTIES
GENERALLY

LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. Property managers are normally
                                 responsible for the following activities:

                                 o  responding to changes in the local market;

                                 o  operating the property and providing
                                    building maintenance services;

                                 o  managing operating expenses;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of
                                    rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Sound property management controls costs,
                                 provides appropriate service to tenants and
                                 ensures that improvements are maintained.

                                 Sound property management can also maintain
                                 cash flow, reduce vacancy, leasing and repair
                                 costs and preserve building value. Property
                                 management errors can impair short-term cash
                                 flow and the long-term viability of a
                                 property.

CONFLICTS OF INTEREST BETWEEN    Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could
                                 result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. These conflicts of interest may
                                 exist because:

                                 o  the mortgaged properties may be managed by
                                    property managers affiliated with the
                                    borrowers;

                                 o  the mortgaged properties may be managed by
                                    property managers who also manage other
                                    properties that compete with the mortgaged
                                    properties; and

                                      S-47

                                 o  affiliates of the managers or the
                                    borrowers, or the managers or the borrowers
                                    or both, may also develop or own other
                                    properties, including competing properties.

LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SPECIAL SERVICER IS UNABLE       property in connection with the origination of
TO SELL A MORTGAGED PROPERTY     the related mortgage loan or thereafter, and
SECURING A DEFAULTED MORTGAGE    the loan-to-value ratios as of the applicable
LOAN FOR ITS APPRAISED           cut-off date referred to in this prospectus
VALUE                            supplement are based on the appraisals. If the
                                 applicable special servicer forecloses on a
                                 mortgaged property and realizes liquidation
                                 proceeds that are less than the appraised
                                 value, a realized loss on the mortgage loan
                                 could result that may be allocated to your
                                 class of certificates.

                                 Appraisals are not guarantees of present or
                                 future value. Appraisals seek to establish the
                                 amount a typically motivated buyer would pay a
                                 typically motivated seller as of a designated
                                 date. This amount could be significantly
                                 higher than the amount obtained from the sale
                                 of a mortgaged property under a distress or
                                 liquidation sale on a subsequent date. If a
                                 borrower defaults on a mortgage loan, the
                                 applicable special servicer may be unable to
                                 sell the related mortgaged property for its
                                 appraised value.

                                 Appraisals are estimates of value at the time
                                 of the appraisal based on the analysis and
                                 opinion of the appraiser. The values of the
                                 mortgaged properties may have changed
                                 significantly since the appraisal was
                                 performed. Most appraisals have not been
                                 updated since the mortgage loan was
                                 originated. Information regarding the values
                                 of mortgaged properties available to the
                                 depositor as of the applicable cut-off date is
                                 presented in this prospectus supplement for
                                 illustrative purposes only.

ADDITIONAL SECURED DEBT ON THE   Other than five (5) of the mortgaged
MORTGAGED PROPERTY MAY INCREASE  properties, securing mortgage loans which
REALIZED LOSSES ALLOCATED TO     together represent  19.32% of the initial pool
YOUR CERTIFICATES                balance, no seller is aware of any mortgaged
                                 properties that are encumbered by secured
                                 subordinate debt that is not part of the
                                 mortgage pool with respect to any

                                      S-48

                                 loans it is selling to the depositor. See
                                 "Description of the Mortgage Pool--Secured
                                 Subordinate Financing--The Windsor Hospitality
                                 Whole Loan," "--The San Marcos Apartments
                                 Whole Loan" and "--The College Station
                                 Apartments Whole Loan" in this prospectus
                                 supplement.

                                 In addition, the mortgaged property that
                                 secures the General Motors Building Loan, the
                                 125 West 55th Street Loan, the Loews Miami
                                 Beach Loan and the Wellpoint Office Tower Loan
                                 which represent 11.06%, 6.15%, 1.53% and 1.53%
                                 of the initial pool balance, respectively, are
                                 each encumbered by pari passu debt that is not
                                 part of the mortgage pool. See "Description of
                                 the Mortgage Pool--The General Motors Building
                                 Whole Loan," "--The 125 West 55th Street Whole
                                 Loan," "--The Loews Miami Beach Whole Loan"
                                 and "--The Wellpoint Office Tower Whole Loan"
                                 in this prospectus supplement.

                                 The existence of secured subordinate and pari
                                 passu indebtedness, and the enforcement by a
                                 holder of such debt of such holder's interest
                                 in the related mortgaged property, may
                                 adversely affect the borrower's financial
                                 viability or the enforcement of the trust's
                                 interest in the mortgaged property and result
                                 in realized losses on the mortgage loans that
                                 may be allocated to your class of
                                 certificates. The borrower's financial
                                 viability or the enforcement of the trust's
                                 security interest could be adversely affected
                                 by subordinate or pari passu financing
                                 because:

                                 o  refinancing the mortgage loan at maturity
                                    for the purpose of making any balloon
                                    payments may be more difficult;

                                 o  reduced cash flow could result in deferred
                                    maintenance; and

                                 o  if the borrower defaults after the holder
                                    of the pari passu debt or the subordinated
                                    debt files for bankruptcy or is placed in
                                    involuntary receivership, foreclosing on
                                    the mortgaged property could be delayed.

                                      S-49

                                 All other mortgage loans either prohibit the
                                 borrower from encumbering the mortgaged
                                 property with additional secured debt or
                                 require the consent of the holder of the first
                                 lien before so encumbering the mortgaged
                                 property. A violation of this prohibition,
                                 however, may not become evident until the
                                 mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY        For four (4) mortgage loans, which together
EQUITY OR PREFERRED EQUITY       represent 18.73% of the initial pool balance,
IN THE BORROWER AND ANY          the direct or indirect parents of the related
UNSECURED SUBORDINATE            borrowers have incurred mezzanine debt that is
FINANCING MAY INCREASE           secured by equity interests in such borrower.
RISKS                            Five (5) mortgage loans, which represent 3.99%
                                 of the initial pool balance, permit the direct
                                 or indirect parents of the related borrowers
                                 to incur new mezzanine debt in the future.
                                 With respect to two (2) mortgage loans, which
                                 represent 2.58% of the initial pool balance,
                                 the indirect parents of the borrower have
                                 issued preferred equity. See "Description of
                                 the Mortgage Pool--Unsecured Subordinate
                                 Financing, Mezzanine Financing and Preferred
                                 Equity" in this prospectus supplement and with
                                 respect to the NJ Industrial/Office Portfolio
                                 1 & 2 Loans in Annex B to this prospectus
                                 supplement. Furthermore, any mortgage loan
                                 made to a borrower that is not a single
                                 purpose entity may not restrict the parents of
                                 the borrower from incurring mezzanine debt.
                                 Any such indebtedness may be secured by a
                                 pledge of the equity interest in the related
                                 borrower. The existence of mezzanine
                                 indebtedness or preferred equity could
                                 adversely affect the financial viability of
                                 the applicable borrowers or the availability
                                 of proceeds from the operation of the property
                                 to fund items such as replacements, tenant
                                 improvements or other capital expenditures.
                                 The value of the equity in the borrower held
                                 by the sponsoring entities of the borrower
                                 could also be adversely affected by the
                                 existence of mezzanine indebtedness or other
                                 obligations. There is a risk that any holder
                                 of mezzanine debt may attempt to use its
                                 rights as owner of the mezzanine loan to
                                 protect itself against an exercise of rights
                                 by the lender under the mortgage loan.

                                      S-50

                                 Additional debt, in any form, may cause a
                                 diversion of funds from property maintenance
                                 and increase the likelihood that the borrower
                                 will become the subject of a bankruptcy
                                 proceeding. For a description of mezzanine
                                 debt and preferred equity relating to the
                                 mortgaged properties see "Description of the
                                 Mortgage Pool--Unsecured Subordinate
                                 Financing, Mezzanine Financing and Preferred
                                 Equity" in this prospectus supplement.

BORROWERS STRUCTURED AS          With respect to seven (7) of the mortgage
TENANTS-IN-COMMON STRUCTURE      loans (identified by control numbers 7, 22, 49,
MAY CREATE MORE RISK             52, 56, 84 and 85 in Annex A to this prospectus
                                 supplement), which together represent 6.67% of
                                 the initial pool balance, the related borrowers
                                 own the related mortgaged property as
                                 tenants-in-common. The bankruptcy, dissolution
                                 or action for partition by one or more of the
                                 tenants in common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant in common borrowers, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. Not all
                                 tenants-in-common for all pooled mortgage loans
                                 are special purpose entities.

RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. The mortgage pool includes ten (10)
                                 groups of mortgage loans, which represent
                                 33.17% of the initial pool balance, made to
                                 affiliated or related borrowers. The largest
                                 group of mortgage loans with related or
                                 affiliated borrowers represents 17.21% of the
                                 initial pool balance, but no other group of
                                 mortgage loans with related or affiliated
                                 borrowers represents more than 5.17% of the
                                 initial pool balance. One (1) of the ten (10)
                                 groups of mortgage loans made to affiliated or
                                 related borrowers, representing 2.58% of the
                                 initial pool balance, includes mortgage loans
                                 that are cross-collateralized with each other.
                                 When borrowers are related, any adverse
                                 circumstances relating to one borrower or its
                                 affiliates, and

                                      S-51

                                 affecting one mortgage loan or mortgaged
                                 property, also can affect the related
                                 borrower's mortgage loans or mortgaged
                                 properties which could make losses more likely
                                 or more severe or both than would be the case
                                 if there were no related borrowers.

                                 For example, a borrower that owns or controls
                                 several mortgaged properties and experiences
                                 financial difficulty at one mortgaged property
                                 might defer maintenance at other mortgaged
                                 properties to satisfy current expenses of the
                                 mortgaged property experiencing financial
                                 difficulty. Alternatively, the borrower could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition. The bankruptcy or
                                 insolvency of a borrower or its affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of those mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. The insufficiency of
                                 cash flows could result in realized losses on
                                 the mortgage loans that may be allocated to
                                 your class of certificates. See "Description
                                 of the Mortgage Pool--Related Borrowers and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement and
                                 "Legal Aspects of Mortgage Loans--Bankruptcy
                                 Laws" in the prospectus.

LOSSES COULD RESULT FROM         One (1) group of mortgage loans, which
LIMITATION ON ENFORCEABILITY     together  represent 2.58% of the initial pool
OF CROSS-COLLATERALIZATION       balance, includes mortgage loans that are
                                 cross-collateralized with each other. The
                                 borrowers under this group of
                                 cross-collateralized mortgage loans, identified
                                 by control numbers 9 and 10 in Annex A to this
                                 prospectus supplement, may terminate such
                                 cross-collateralization upon the satisfaction
                                 of certain conditions set forth in the related
                                 loan documents. See "Description of the
                                 Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower
                                 could be challenged as

                                      S-52

                                 a fraudulent conveyance by creditors of a
                                 borrower or by the representative or the
                                 bankruptcy estate of a borrower, if that
                                 borrower were to become a debtor in a
                                 bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by a borrower to secure repayment of another
                                 borrower's mortgage loan could be voided if a
                                 court were to determine that:

                                 o  the borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent
                                    by the granting of the lien, or was left
                                    with inadequate capital or was unable to
                                    pay its debts as they matured; and

                                 o  when it allowed its mortgaged property to
                                    be encumbered by a lien securing the entire
                                    indebtedness represented by the other
                                    mortgage loan, the borrower did not receive
                                    fair consideration or reasonably equivalent
                                    value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available
                                 if a court determines that the grant was a
                                 fraudulent conveyance.

                                 If a creditor were to successfully assert a
                                 fraudulent conveyance claim, it could result
                                 in realized losses on the mortgage loans that
                                 may be allocated to your class of
                                 certificates. See "Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the prospectus and
                                 "Description of the Mortgage Pool--Related
                                 Borrowers, Cross-Collateralized Mortgage Loans
                                 and Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS  "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS            will reduce the net proceeds available for
                                 distribution to certificateholders. If the
                                 trust acquires a mortgaged property after a
                                 default on the related mortgage loan under a
                                 foreclosure or delivery of a deed in lieu of
                                 foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules
                                 applicable to real estate mortgage

                                      S-53

                                 investment conduits. It will continue to be
                                 considered "foreclosure property" for a period
                                 of three full years after the taxable year of
                                 acquisition by the trust, with possible
                                 extensions. Any net income from this
                                 "foreclosure property," other than qualifying
                                 "rents from real property," will subject the
                                 real estate mortgage investment conduit
                                 containing the mortgage loans to federal and
                                 possibly state or local tax on that income at
                                 the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON         Some jurisdictions, including California,
REMEDIES MAY REDUCE PAYMENTS     have laws that prohibit more than one
TO CERTIFICATEHOLDERS            "judicial action" to enforce a mortgage, and
                                 some courts have viewed the term "judicial
                                 action" broadly. The pooling and servicing
                                 agreement will require the special servicer to
                                 obtain legal advice before enforcing any rights
                                 under the mortgage loans that relate to
                                 properties where the rule could be applicable.
                                 In the case of mortgage loans which are secured
                                 by mortgaged properties located in multiple
                                 states, the special servicer may be required to
                                 foreclose first on properties in states where
                                 the one "judicial action" rules apply before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the
                                 prospectus.

                                 Because of these considerations, the ability
                                 of the special servicer to foreclose on the
                                 mortgage loans may be limited by the
                                 application of state laws. Actions could also
                                 subject the trust to liability as a
                                 "mortgagee-in-possession" or result in
                                 equitable subordination of the claims of the
                                 trustee to the claims of other creditors of
                                 the borrower. The special servicer will be
                                 required to consider these factors in deciding
                                 which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability  of a lender to foreclose upon a
                                 mortgaged property and to take other actions to
                                 enforce its remedies against the borrower or
                                 the mortgaged property. Further, in a recent
                                 decision by the

                                      S-54

                                 United States Court of Appeals for the Seventh
                                 Circuit, the court ruled with respect to an
                                 unrecorded lease of real property that where a
                                 statutory sale of the fee interest in leased
                                 property occurs under Section 363(f) of the
                                 Bankruptcy Code (11 U.S.C. 363(f)) upon the
                                 bankruptcy of a landlord, such sale terminates
                                 a lessee's possessory interest in the
                                 property, and the purchaser assumes title free
                                 and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. 363(a)), a
                                 lessee may request the bankruptcy court to
                                 prohibit or condition the statutory sale of
                                 the property so as to provide adequate
                                 protection of the leasehold interest; however,
                                 the court ruled that this provision does not
                                 ensure continued possession of the property,
                                 but rather entitles the lessee to compensation
                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the lender
                                 will be able to recuperate the full value of
                                 the leasehold interest in bankruptcy court.
                                 For a description of risks related to
                                 bankruptcy, see "Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the prospectus.

                                      S-55

INCREASES IN GROUND RENTS MAY    One (1) mortgaged property, securing a mortgage
ADVERSELY AFFECT A BORROWER'S    loan that represents 1.33% of the initial pool
ABILITY TO MAKE PAYMENTS UNDER   balance, consists of a component that is the
A RELATED MORTGAGE LOAN AND      borrower's fee simple interest in the largest
CAUSE REALIZED LOSSES ON THE     portion of the mortgaged property and the
MORTGAGE LOANS                   borrower's leasehold interest under a ground
                                 lease with respect to a de minimis portion of
                                 the mortgaged property.

                                 Mortgage loans secured by leasehold interests
                                 may provide for the resetting of ground lease
                                 rents based on factors such as the fair market
                                 value of the related mortgaged property or
                                 prevailing interest rates. Bankruptcy rules
                                 may limit the ability of a lender to enforce
                                 remedies.

                                 The bankruptcy of a lessor or a lessee under a
                                 ground lease could result in losses on the
                                 mortgage loans. Upon bankruptcy of a lessor or
                                 a lessee under a ground lease, the debtor
                                 entity has the right to assume and continue or
                                 reject and terminate the ground lease. Section
                                 365(h) of the federal bankruptcy code permits
                                 a ground lessee whose ground lease is rejected
                                 by a debtor ground lessor to remain in
                                 possession of its leased premises under the
                                 rent reserved in the lease for the term of the
                                 ground lease, including renewals. The ground
                                 lessee, however, is not entitled to enforce
                                 the obligation of the ground lessor to provide
                                 any services required under the ground lease.
                                 If a ground lessee/borrower in bankruptcy
                                 rejected any or all of its ground leases, the
                                 leasehold mortgagee would have the right to
                                 succeed to the ground lessee/borrower's
                                 position under the lease only if the ground
                                 lessor had specifically granted the mortgagee
                                 that right. If the ground lessor and the
                                 ground lessee/borrower are involved in
                                 concurrent bankruptcy proceedings, the trustee
                                 may be unable to enforce the bankrupt ground
                                 lessee/borrower's obligation to refuse to
                                 treat a ground lease rejected by a bankrupt
                                 ground lessor as terminated. If this happened,
                                 a ground lease could be terminated
                                 notwithstanding lender protection provisions
                                 contained therein or in the mortgage. If the
                                 borrower's leasehold were to be terminated
                                 after a lease default, the leasehold mortgagee
                                 would lose its security.

                                      S-56

                                 See "Description of the Mortgage Pool--Ground
                                 Leases" in this prospectus supplement.

BORROWERS MAY NOT FULLY          In the case of condominiums, a board of
CONTROL MORTGAGED PROPERTIES     managers has discretion to make decisions
CONSISTING OF COMMERCIAL         affecting the condominium building and there is
CONDOMINIUM OWNERSHIP            no assurance that the borrower under a mortgage
INTERESTS, WHICH MAY IMPAIR      loan secured by one or more interests in that
THE VALUE, SERVICING AND         condominium will have any control over
LIQUIDATION OF SUCH              decisions made by the related board of
MORTGAGED PROPERTIES             managers. As a result, decisions made by that
                                 board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting the
                                 maintenance of that building, may have a
                                 significant impact on any mortgage loan secured
                                 by mortgaged properties consisting of such
                                 condominium interests. A borrower may not hold
                                 voting rights sufficient to control the
                                 decisions made by the board of managers.

                                 Due to the nature of condominiums and
                                 borrowers' ownership interest therein, a
                                 default on the part of the borrowers with
                                 respect to such mortgaged properties will not
                                 allow the trustee the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to commercial
                                 properties that are not condominiums. The
                                 documents governing the management of the
                                 condominium units and the state and local laws
                                 applicable to condominium units must be
                                 considered. In addition, in the event of a
                                 casualty with respect to the subject mortgaged
                                 property, there could be a delay in the
                                 allocation of related insurance proceeds, if
                                 any. Consequently, servicing and realizing
                                 upon the collateral described above could
                                 subject the certificateholders to a greater
                                 delay, expense and risk than with respect to a
                                 mortgage loan secured by commercial property
                                 that is not a condominium.

                                      S-57

YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE ON   delays and shortfalls. These delays or
THE  MORTGAGED PROPERTIES        shortfalls  in payments could result in
ADVERSELY AFFECTS THE ABILITY    realized  losses in the  mortgage loans that
OF BORROWERS TO MAKE PAYMENTS    may be  allocated to your  class of
ON THE MORTGAGE LOANS            certificates.

                                 Each seller has taken steps to establish that
                                 the use and operation of the related mortgaged
                                 properties securing the mortgage loans sold by
                                 it are in compliance in all material respects
                                 with all applicable zoning, land-use,
                                 building, fire and health ordinances, rules,
                                 regulations and orders. Evidence of this
                                 compliance may be in the form of legal
                                 opinions, certifications from government
                                 officials, title policy endorsements, zoning
                                 reports or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations. Some violations may
                                 exist at any particular mortgaged property,
                                 but the applicable seller does not consider
                                 those defects known to it to be material. In
                                 many cases, the use, operation or structure of
                                 a mortgaged property constitutes a permitted
                                 nonconforming use or structure that may not be
                                 rebuilt to its current state if a material
                                 casualty event occurs. Generally, insurance
                                 proceeds will be available in the event of a
                                 casualty affecting the mortgaged property. The
                                 insurance proceeds will be available to
                                 rebuild the mortgaged property or to make
                                 principal and/or interest payments on the
                                 mortgage loan. If a mortgaged property could
                                 not be rebuilt to its current state or its
                                 current use were no longer permitted due to
                                 building violations or changes in zoning or
                                 other regulations, then the borrower might
                                 experience cash flow delays and shortfalls as
                                 referred to above.

CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated
BORROWERS, MORTGAGE LOANS OR     or repurchased, the characteristics of the
PROPERTY CHARACTERISTICS MAY     pool may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property characteristics and number
                                 of borrowers and affiliated borrowers may
                                 change. Classes that have a lower priority for
                                 payment of principal are more likely to be
                                 exposed to risks associated with any of these
                                 changes.

                                      S-58

INCREASES IN REAL ESTATE TAXES   Certain of the mortgaged properties securing
DUE TO TERMINATION OF A PILOT    the mortgage loans have or may in the future
PROGRAM OR OTHER TAX ABATEMENT   havethe benefit of reduced real estate taxes in
ARRANGEMENTS MAY REDUCE          connection with a local government program of
PAYMENTS TO                      payment in lieu of taxes (such programs are
CERTIFICATEHOLDERS               known as PILOT programs) or other tax
                                 abatement arrangements. If such programs were
                                 to be terminated, the related borrower would
                                 be required to pay higher, and in some cases
                                 substantially higher, real estate taxes. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that such programs will continue for the
                                 duration of the related mortgage loan.

COMPLIANCE WITH THE AMERICANS    If a borrower were required to pay expenses
WITH DISABILITIES ACT MAY        and fines imposed by the Americans with
REDUCE PAYMENTS TO               Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS               to make payments on its mortgage loan would be
                                 reduced. Reductions in funds available to make
                                 mortgage loan payments could result in realized
                                 losses on the mortgage loans that may be
                                 allocated to your class of certificates. Under
                                 the Americans with Disabilities Act, all public
                                 accommodations are required to meet federal
                                 requirements related to access and use by
                                 disabled persons. If the mortgaged properties
                                 do not comply with this law, the borrowers may
                                 be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS   Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS            may have been involved in bankruptcy or similar
                                 proceedings or may have otherwise been parties
                                 to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from
                                 time to time, threatened, against the borrowers
                                 and their affiliates relating to the business
                                 of the borrowers and their affiliates, or
                                 arising out of the ordinary course of that
                                 business. This litigation could have a material
                                 adverse effect on the distributions to
                                 certificateholders.

                                      S-59

RISKS RELATING TO                Provisions requiring yield maintenance charges,
ENFORCEABILITY OF YIELD          penalty charges or lockout periods may not be
MAINTENANCE CHARGES OR           enforceable in some states and under federal
DEFEASANCE PROVISIONS MAY        bankruptcy law. Provisions requiring yield
REDUCE PAYMENTS TO               maintenance charges or penalty charges also may
CERTIFICATEHOLDERS               be interpreted as constituting the collection
                                 of interest for usury purposes. Accordingly,
                                 there is no assurance that the obligation to
                                 pay any yield maintenance charge or penalty
                                 charge will be enforceable. Also, there is no
                                 assurance that foreclosure proceeds will be
                                 sufficient to pay an enforceable yield
                                 maintenance charge. Additionally, although the
                                 collateral substitution provisions related to
                                 defeasance do not have the same effect on the
                                 certificateholders as repayment, there is no
                                 assurance that a court would not allow those
                                 provisions to be deemed satisfied upon payment
                                 of a yield maintenance charge. In certain
                                 jurisdictions, those collateral substitution
                                 provisions might be deemed unenforceable under
                                 applicable law or public policy, or usurious.

THE EFFECT ON                    On September 11, 2001, the United States
CERTIFICATEHOLDERS OF            was subjected to multiple terrorist attacks
RECENT EVENTS IN THE UNITED      which resulted in considerable uncertainty
STATES IS UNCLEAR                in the world financial markets. The full
                                 impact of these events is not yet known, but
                                 could include, among other things, increased
                                 volatility in the price of securities
                                 including your certificates.

                                 The terrorist attacks may also adversely
                                 affect the revenues or costs of operation of
                                 the mortgaged properties. The terrorist
                                 attacks on the World Trade Center and the
                                 Pentagon suggest an increased likelihood that
                                 large public areas such as shopping malls or
                                 large office buildings could become the target
                                 of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue

                                      S-60

                                 and mall traffic and percentage rent. As a
                                 result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Recent developments
                                 may limit the availability or scope or
                                 increase the cost of insurance required by the
                                 mortgage loans" below. The terrorist attacks
                                 and the continuing military conflict in Iraq
                                 may continue to significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. The decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hospitality mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow. It is uncertain what
                                 continued effect armed conflict involving the
                                 United States, including the recent war
                                 between the United States and Iraq, the
                                 continuing military operations of United
                                 States military forces within Iraq, or any
                                 future conflict with any other country, will
                                 have on domestic and world financial markets,
                                 economies, real estate markets, insurance
                                 costs or business segments. Foreign conflicts
                                 of any kind could have an adverse effect on
                                 the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

RECENT DEVELOPMENTS MAY LIMIT    The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR     borrowers to maintain hazard insurance policies
INCREASE THE COST OF INSURANCE   on the mortgaged properties as well as
REQUIRED BY THE MORTGAGE LOANS   comprehensive general liability and business
                                 interruption or rent loss insurance policies,
                                 except in certain instances where credit
                                 tenants are required to obtain this insurance
                                 or may self insure. These insurance policies
                                 are generally subject to periodic renewals
                                 during the term of the related mortgage loans
                                 and certain of the mortgage loans cap the
                                 amount that a borrower must spend on terrorism
                                 insurance, or otherwise do not require
                                 terrorism insurance if not available at
                                 commercially reasonable rates.

                                      S-61

                                 The September 11, 2001 terrorist attacks have
                                 caused many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) to eliminate, or to indicate
                                 that they intend to eliminate, coverage for
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of the deductible for acts
                                 of terrorism or charge higher premiums for
                                 such coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of
                                 the Treasury and will provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that results in insurance claims. The
                                 Treasury Department has established procedures
                                 for the Terrorism Insurance Program under
                                 which the federal share of compensation is
                                 equal to 90% of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts. The Terrorism
                                 Insurance Program required that each insurer,
                                 for policies in place prior to November 26,
                                 2002, provide its insureds with a statement
                                 within 90 days after November 26, 2002,
                                 detailing the proposed premiums for terrorism
                                 coverage and identifying the portion of the
                                 risk that the federal government will cover.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 did not pay the premium, insurance for acts of
                                 terrorism may be excluded from the policy.
                                 Subject to the foregoing, any commercial
                                 property and casualty terrorism insurance
                                 exclusion that was in force

                                      S-62

                                 on November 26, 2002 is automatically voided
                                 to the extent that it excludes losses that
                                 would otherwise be insured losses. Any state
                                 approval of such types of exclusions in force
                                 on November 26, 2002 is also voided. All
                                 policies for insurance issued after November
                                 26, 2002 must make similar disclosure. The
                                 Terrorism Risk Insurance Act of 2002 does not
                                 require insureds to purchase the coverage nor
                                 does it stipulate the pricing of the coverage.
                                 In addition, there can be no assurance that
                                 all of the borrowers under the mortgage loans
                                 have accepted the continued coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. However, the Terrorism Insurance
                                 Program applies to United States risks only
                                 and to acts that are committed by an
                                 individual or individuals acting on behalf of
                                 a foreign person or foreign interest as an
                                 effort to influence or coerce United States
                                 civilians or the United States government. It
                                 is unclear what acts will fall under the
                                 purview of the Terrorism Insurance Program.
                                 Furthermore, because the Terrorism Insurance
                                 Program was only recently passed into law,
                                 there can be no assurance that it or any state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance. Finally, the
                                 Terrorism Insurance Program terminates on
                                 December 31, 2005. There can be no assurance
                                 that this temporary program will create any
                                 long-term changes in the availability and cost
                                 of such insurance. Moreover, there can be no
                                 assurance that such program will be renewed or
                                 extended or that subsequent terrorism
                                 insurance legislation will be passed upon its
                                 expiration. To the extent that uninsured or
                                 underinsured casualty losses occur with
                                 respect to the mortgaged properties, losses on
                                 the mortgage loans may result.

CONDEMNATIONS OF MORTGAGED       From time to time, there may be condemnations
PROPERTIES MAY RESULT IN LOSSES  pending or threatened against one or more of the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable

                                      S-63

                                 in connection with a total condemnation may
                                 not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have
                                 a material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot
                                 assure you that the occurrence of a
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

                                      S-64

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A to this prospectus supplement.

     CALCULATIONS OF INTEREST

     All of the mortgage loans accrue interest at fixed interest rates.
Ninety-two (92) of the mortgage loans, which represent 82.74% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed. Three of the mortgage loans, which represent 17.26% of the initial pool balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Three (3) ARD loans, which represent 6.13%
of the initial pool balance, will accrue interest at an increased rate if not repaid on or before their anticipated repayment dates.

     Thirty-six (36) of the mortgage loans, which represent 36.58% of the initial pool balance, provide for payments of interest only for up to 60 payments, during which period no payments of principal are due. One (1) of these mortgage loans, which represents 0.65% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. One (1)
mortgage loan, representing 1.53% of the initial pool balance, provides for monthly payments of principal and interest followed by an interest only period of 61 consecutive monthly payments. Six (6) of the mortgage loans, representing
28.61% of the initial pool balance, provide for monthly payments of interest-only for the entire term of the mortgage loan or until the anticipated repayment date. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan, other than the ARD loans, permits negative amortization or the deferral of accrued interest.

     BALLOON LOANS

     Eighty-nine (89) of the mortgage loans, which represent 93.19% of the initial pool balance, are balloon loans that provide for monthly payments of interest only or for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Thirty-four (34) of these balloon loans, which represent 34.00%
of the initial pool balance, begin monthly payments of principal and interest after an initial interest-only period. One (1) of these balloon loans, representing 1.53% of the initial pool balance, provides for monthly payments of principal and interest followed by an interest only period of 61 consecutive monthly payments. Five (5) of these balloon loans, which represent approximately 25.06% of the initial pool balance, provide for monthly payments of interest only for their entire term. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

     ARD LOANS

     In addition to the balloon loans, the mortgage pool includes three (3)
mortgage loans, collectively representing 6.13% of the initial pool balance, that are ARD loans. Two (2) of these ARD loans, which represent 2.58% of the initial pool balance, begin

                                      S-65

monthly payments of principal and interest after an initial interest-only period. The other ARD loan, which represents 3.55% of the initial pool balance, provides for monthly payments of interest only for its entire term. The ARD loans provide for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the related borrower elects to prepay an ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If such borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loans at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loans have been reduced to zero. If the borrower does not prepay an ARD loan on or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the
ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the
ARD loans before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loans will be distributed to the holders of the Class Q certificates.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans and the ARD loans, the mortgage pool includes three (3) fully amortizing mortgage loans, representing 0.68% of the initial pool balance.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Ninety-three (93) of the mortgage loans, which represent 92.58% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. Two (2) of the mortgage loans, which represent 7.42% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the eighth day of each month. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provides for a grace period for the payment of monthly payments of more than ten (10) days.

     DEFEASANCE

     Eighty-three (83) of the mortgage loans, which represent 79.71% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties from the lien of the related mortgage through the exercise of a defeasance option. The defeasance lockout period is at least two years after the closing

                                      S-66

date. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

   1.  pays on any due date,

       o   all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

       o   all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

       o   any costs and expenses related to the release.

   2.  delivers or pledges defeasance collateral to the trustee,

       o   that consists of "government securities" as defined under the
           Investment Company Act of 1940, and

       o   that provides payments:

       o   on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to seven payments) prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of an ARD loan, and

       o   in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property.

   3.  delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect. The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     PREPAYMENT PROVISIONS

     Eighty-three (83) of the mortgage loans, which together represent 79.71%
of the initial pool balance, permit defeasance after a lockout period.

     Three (3) of the mortgage loans, which together represent 8.73% of the initial pool balance, currently permit prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment and subsequently permit defeasance.

     Five (5) of the mortgage loans, which together represent 5.24% of the initial pool balance, permit prepayment after the expiration of a lockout period with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

     One (1) mortgage loan, which represents 3.55% of the initial pool balance, currently permits prepayment with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

                                      S-67

     Two (2) of the mortgage loans, which together represent 2.49% of the initial pool balance, currently permit prepayment with payment of a yield maintenance formula.

     One (1) mortgage loan, which represents 0.28% of the initial pool balance, permits after expiration of the lockout period, defeasance in whole or prepayment of up to 33.33% of the original loan amount with payment of the greater of a yield maintenance formula and a fixed penalty equal to 1% of the principal amount of such prepayment.

     See Annex A--"Characteristics of the Mortgage Loans--Yield Maintenance
Loans" for information regarding yield maintenance calculations for the yield maintenance loans.

     Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (generally one to thirteen payments) during which prepayments may be made without penalty or yield maintenance charge.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums
or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and fees and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See "Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See "--Assignment of the
Mortgage Loans; Repurchases and Substitutions," "--Representations and
Warranties; Repurchases" and "Description of the Certificates--Termination;
Retirement of Certificates" in this prospectus supplement.

                                      S-68

     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS
     COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes ten (10) groups of mortgage loans, which represent 33.17% of the initial pool balance, made to affiliated or related borrowers.

     Six (6) mortgage loans, other than the cross-collateralized mortgage loans where each mortgage loan in such cross-collateralized loan group is not secured by multiple properties, which represent 10.08% of the initial pool balance, are each secured by multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool, is ninety-five (95) while the total number of mortgaged properties in the mortgage pool is one hundred eleven
(111). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

     THE GENERAL MOTORS BUILDING WHOLE LOAN

     With respect to the General Motors Building Loan, representing approximately 11.06% of the initial pool balance and with a cut-off date balance of $180,000,000, the related mortgaged property also secures the
General Motors Building Companion Loans and one (1) General Motors Building B
Note. The General Motors Building Companion Loans are pari passu in right of payment with the General Motors Building Loan and have balances as of the cut-off date of $260,000,000, $82,500,000, $82,500,000, $54,500,000, and
$54,500,000, respectively. The General Motors Building B Note is subordinate in right of payment to the General Motors Building Senior Loans. The General
Motors Building B Note has a cut-off date balance of $86,000,000. All of the
General Motors Building Senior Loans have the same interest rate, maturity date and amortization term. The General Motors Building B Note has the same maturity date as the General Motors Building Senior Loans, and an interest rate of approximately 5.375690697674420% per annum. Only the General Motors Building
Loan is included in the trust. The General Motors Building Companion Loans and the General Motors Building B Note are not assets of the trust.

     For purposes of the information presented in this prospectus supplement with respect to the General Motors Building Loan, unless otherwise indicated, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness by the General Motors Building Senior Loans, but exclude the General Motors Building B Note.

     General. The General Motors Building Loan and the General Motors Building
Companion Loans will be serviced pursuant to the terms of the COMM 2005-LP5
Pooling and Servicing Agreement, for which Midland Loan Services, Inc. is the initial master servicer and Lennar Partners, Inc. is the initial special servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the General Motors Building Whole Loan will be effected in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement).
However, the master servicer, the trustee or the fiscal agent, as applicable, will be obligated to make any required P&I advances on the

                                      S-69

General Motors Building Loan unless such person, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Loan.

     Distributions. The General Motors Building Senior Loans and the General
Motors Building B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the General Motors
Building Whole Loan and provides, in general, that:

     o   if no monetary event of default or other material non-monetary default that results in the transfer of the General Motors Building Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or non-monetary event of default has occurred and is continuing, the holder of the General Motors Building B Note has cured such monetary event of default or, in the case of a material non-monetary event of default, has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5
         Pooling and Servicing Agreement), the holder of the General Motors
         Building B Note will generally be entitled to receive its scheduled interest payments after the holders of the General Motors Building
         Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the General
         Motors Building Senior Loans and the General Motors Building B Note are
         repaid as and when required under the COMM 2005-LP5 Pooling and
         Servicing Agreement, and the holders of the General Motors Building
         Senior Loans and the General Motors Building B Note will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

     o   if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the General Motors Building B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the COMM 2005-LP5 Pooling and Servicing Agreement), the holder of the
         General Motors Building B Note will not be entitled to receive payments of interest until the holders of the General Motors Building Senior
         Loans receive all accrued interest (to the extent actually collected, after allocating payments to interest on the General Motors Building
         Whole Loan) and scheduled principal payments due and owing on the
         General Motors Senior Loans, and the holder of the General Motors
         Building B Note will not be entitled to receive payments of principal until the holders of the General Motors Building Senior Loans receive all their outstanding principal in full.

     In addition, the holders of the General Motors Building Senior Loans entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the General Motors Building Senior Loans and provides, in general, that:

     o   the General Motors Building Loan and General Motors Building Companion
         Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

                                      S-70

     o   all payments, proceeds and other recoveries on or in respect of the
         General Motors Building Loan and the General Motors Building Companion
         Loans will be applied to the General Motors Building Loan and the
         General Motors Building Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2005-LP5
         Master Servicer, the COMM 2005-LP5 Special Servicer and the COMM
         2005-LP5 Trustee under the COMM 2005-LP5 Pooling and Servicing
         Agreement, the servicer, the special servicer and the trustee and any other service providers with respect to the General Motors Building
         Whole Loan, in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement); and

     o   the related intercreditor agreement also permits GACC, so long as it is the holder of the General Motors Building Companion Loans, to reallocate the principal of such loans among each other or to any new pari passu notes; or to divide such retained loans into one or more
         "component" notes in the aggregate principal amount equal to the then outstanding loan being reallocated, provided that the aggregate principal balance of all outstanding General Motors Building Companion
         Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendment.

     RIGHTS OF THE HOLDER OF THE GENERAL MOTORS BUILDING B NOTE

     Consultation and Consent. Unless a General Motors Building Control
Appraisal Event has occurred and is continuing, then (i) the COMM 2005-LP5
Master Servicer or the COMM 2005-LP5 Special Servicer, as the case may be, will be required to consult with the holder of the General Motors Building B Note upon the occurrence of any event of default for the General Motors Building
Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the General Motors Building B Note and to consult with the holder of the General Motors Building B Note with respect to certain determinations made by the COMM 2005-LP5 Special Servicer pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related mortgage loan documents has occurred) the COMM 2005-LP5 Master Servicer and the COMM 2005-LP5
Special Servicer will be required to consult with the holder of the General
Motors Building B Note (1) with respect to proposals to take any significant action with respect to the General Motors Building Whole Loan and the related
Mortgaged Property and to consider alternative actions recommended by the holder of the General Motors Building B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and
(iii) prior to taking any of the following actions with respect to the General
Motors Building Whole Loan, the COMM 2005-LP5 Master Servicer and the COMM
2005-LP5 Special Servicer will be required to notify in writing the holder of the General Motors Building B Note of any proposal to take any of such actions
(and to provide the holder of the General Motors Building B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the General Motors Building B Note in order to make a judgment, the expense of providing such information to be an expense of the

                                      S-71

requesting party) and to receive the written approval of the holder of the
General Motors Building B Note (which approval may be withheld in its sole discretion) with respect to:

     o   any modification, amendment or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the General Motors Building Whole Loan, a modification or waiver of any other monetary term of the General Motors Building
         Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property or any transfer of direct or indirect equity interests in the borrower;

     o   any determination not to enforce a "due-on-sale" clause and/or
         "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o   any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of any related mortgaged property or any acquisition of such related mortgaged property by deed in lieu of foreclosure;

     o   any proposed or actual sale of the related REO property or the General
         Motors Building Loan (other than in connection with exercise of the fair value purchase option or the purchase option described below under
         "Purchase Option", the termination of the trust fund pursuant to the
         Pooling and Servicing Agreement, or the purchase of the General Motors
         Building Loan by the mortgage loan seller by reason of a material breach or material defect);

     o   any release of the related borrower, any guarantor or other obligor from liability;

     o   any modification or amendment of, or waiver of any term of the General
         Motors Building Whole Loan that would result in a discounted pay-off;

     o   any action to bring any related mortgaged property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

     o   any substitution or release of collateral or acceptance of additional collateral for the General Motors Building Whole Loan including the release of additional collateral for such loan unless required by the related mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o   any adoption or approval of a plan in a bankruptcy of the borrower;

     o   any consent to the modification, execution, termination or renewal of any lease or entering into a new lease, in each case to the extent lender's consent thereto is required under the related mortgage loan documents;

                                      S-72

     o   any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; or

     o   any consent, waiver or approval with respect to any change in the property manager at the related mortgaged property.

provided that, in the event that the holder of the General Motors Building B
Note fails to notify the applicable COMM 2005-LP5 Special Servicer or the COMM
2005-LP5 Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the holder of the
General Motors Building B Note by such COMM 2005-LP5 Special Servicer or COMM
2005-LP5 Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the holder of the
General Motors Building B Note, such action shall be deemed to have been approved by the holder of the General Motors Building B Note.

     Such rights described above will terminate and will be exercised by the holders of the General Motors Building Senior Loans (as described above) at any time that a General Motors Building Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the COMM
2005-LP5 Special Servicer or the COMM 2005-LP5 Master Servicer by the holder of the General Motors Building B Note, in no event will the COMM 2005-LP5 Special
Servicer or the COMM 2005-LP5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the COMM
2005-LP5 Pooling and Servicing Agreement, violate the REMIC provisions of the
Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing
Agreement or the related mortgage loan documents.

     Upon the occurrence and during the continuance of a General Motors
Building Control Appraisal Event, the holder of the General Motors Building B
Note will not be entitled to exercise any such rights, and any decision to be made with respect to the General Motors Building Whole Loan which requires the approval of the directing certificateholder under the COMM 2005-LPS Pooling and
Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the General
Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans.
If the holders of the General Motors Building Senior Loans (or their designees)
then holding a majority of the outstanding principal balance of the General
Motors Building Senior Loans are not able to agree on a course of action that satisfies the servicing standard set forth in the COMM 2005-LPS Pooling and
Servicing Agreement within 45 days after receipt of a request for consent to any action by the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special
Servicer, as applicable, the directing certificateholder under the COMM
2005-LP5 Pooling and Servicing Agreement will be entitled to direct the COMM
2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as applicable, on a course of action to follow that

                                      S-73

satisfies the requirements set forth in the COMM 2005-LP5 Pooling and Servicing
Agreement (including that such action does not violate the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement or another provision of the COMM 2005-LP5 Pooling and Servicing Agreement, the General
Motors Building Whole Loan, the related intercreditor agreement or any applicable REMIC provisions of the Code), and the COMM 2005-LP5 Master Servicer
or the COMM 2005-LP5 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard or the
REMIC provisions set forth in the COMM 2005-LP5 Pooling and Servicing
Agreement.

     In the event that the COMM 2005-LP5 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the
General Motors Building Whole Loan (as a collective whole), the COMM 2005-LP5
Special Servicer may take any such action without waiting for the instruction of the holders of General Motors Building Senior Loans.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the General Motors Building Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the General
Motors Building B Note (in accordance with the related intercreditor agreement)
will have the right to cure such event of default (each such cure, a "General
Motors Building Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the
General Motors Building B Note to effect a General Motors Building Cure Event is subject to the limitation that there be no more than three consecutive
General Motors Building Cure Events, no more than an aggregate of three General
Motors Building Cure Events in any twelve calendar month period and no more than nine General Motors Building Cure Events during the term of the General
Motors Building Whole Loan. So long as the holder of the General Motors
Building B Note is exercising its cure right, neither the COMM 2005-LP5 Master
Servicer nor the COMM 2005-LP5 Special Servicer will be permitted to:

     o   accelerate the General Motors Building Whole Loan,

     o   treat such event of default as such for purposes of transferring the
         General Motors Building Whole Loan to special servicing, or

     o   commence foreclosure proceedings.

The holder of the General Motors Building B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Pursuant to the COMM 2005-LP5 Pooling and Servicing Agreement, such rights may be exercised on behalf of the holder of the General Motors Building B Note by any one or more holders of the related certificates. If holders from more than one class of the related certificates exercise cure rights, the COMM
2005-LP5 Master Servicer or COMM 2005-LP5 Special Servicer; as applicable, is required to accept cure payments from the most subordinate class of related certificates exercising cure rights, and return any cure payments made by a more senior class of related certificates.

                                      S-74

     Purchase Option. So long as no General Motors Building Control Appraisal
Event exists, the holder of the General Motors Building B Note has the option of purchasing the General Motors Building Mortgage Loan from the trust, together with the General Motors Building Companion Loans from their respective holders, at any time after the General Motors Building Whole Loan becomes a specially serviced loan under the COMM 2005-LP5 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the General
Motors Building Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged property has occurred and that the General Motors Building Whole Loan has not become a corrected mortgage loan. The purchase price required to be paid by the holder of the General Motors Building B Note will generally equal the aggregate outstanding principal balance of the General Motors Building
Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the General Motors Building Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the General Motors Building B Note purchase, a 1% liquidation fee (which will be paid to the COMM 2005-LP5 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the COMM 2005-LP5 Pooling and
Servicing Agreement, if the General Motors Building Loan is subject to a fair value purchase option, the COMM 2005-LP5 Special Servicer will be required to determine the purchase price for the other General Motors Building Companion
Loans and for the General Motors Building B Note. Each option holder specified in "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the General Motors
Building Loan, and each holder of a General Motors Building Companion Loans (or its designees) and holder of the General Motors Building B Note (or its designees) will have an option to purchase its respective General Motors
Building Companion Loan or General Motors Building B Note, at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5
Pooling and Servicing Agreement.

     Termination of the COMM 2005-LP5 Servicer. If an event of default on the part of the COMM 2005-LP5 Master Servicer affects the General Motors Building
Loan and the COMM 2005-LP5 Master Servicer is not otherwise terminated, the directing certificateholder will be entitled to direct the COMM 2005-LP5
Trustee to appoint a sub-servicer with respect to the related General Motors
Building Loan (or, if the related General Motors Building Loan is currently being sub-serviced then the COMM 2005-LP5 Trustee may replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement) that will be responsible for servicing the General Motors Building Loan. The selection of the new sub-servicer will be subject to the approval of the holders of a majority of the principal balance of the General Motors Building Loan and the related
General Motors Building Companion Loans, or if such holders are unable to reach agreement within 45 days, the directing certificateholder under the COMM
2005-LP5 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from each rating agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

                                      S-75

     Termination of the COMM 2005-LP5 Special Servicer. So long as no General
Motors Building Control Appraisal Event exists, the holder of the General
Motors Building B Note is permitted to terminate, at its expense, the COMM
2005-LP5 Special Servicer for the General Motors Building Whole Loan at any
time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2005-LP5
Pooling and Servicing Agreement. If a General Motors Building Control Appraisal
Event exists, or if the holder of the General Motors Building B Note is an affiliate of the related borrower, the holders of the General Motors Building
Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the COMM
2005-LP5 Directing Certificateholder will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each rating agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

     THE 125 WEST 55TH STREET WHOLE LOAN

     The 125 West 55th Street Loan, which has an outstanding principal balance as of the cut-off date of $100,000,000 representing 6.15% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the 125 West 55th Street Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of $50,000,000 and $50,000,000, respectively. The 125 West 55th Street Companion Loans have the same interest rate, maturity date and amortization term as the 125 West
55th Street Loan.

     Only the 125 West 55th Street Loan is included in the trust. One (1) of the 125 West 55th Street Companion Loans with an outstanding principal balance as of the cut-off date of $50,000,000 was deposited with the GE 2005-C2 Trust.
The other 125 West 55th Street Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time.

     For purposes of the information presented in this prospectus supplement with respect to the 125 West 55th Street Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness by the 125 West
55th Street Loan and the 125 West 55th Street Companion Loans.

     General. The 125 West 55th Street Loan and the 125 West 55th Street
Companion Loans will be serviced pursuant to the terms of the GE 2005-C2
Pooling and Servicing Agreement, for which GEMSA Loan Services, L.P. is the initial master servicer and Lennar Partners, Inc. is the initial special servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 125 West 55th Street Whole Loan will be effected in accordance with the GE 2005-C2 Pooling and Servicing Agreement). However,
the master servicer, the trustee or the fiscal agent, as applicable, will be obligated to make any required P&I advances on the 125 West 55th Street Loan unless such person, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the 125 West 55th Street Loan.

                                      S-76

     Distributions. The holders of the 125 West 55th Street Loan and the 125
West 55th Street Companion Loans have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the 125 West
55th Street Whole Loan and provides, in general, that:

     o   the 125 West 55th Street Loan and 125 West 55th Street Companion Loans
         are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o   all payments, proceeds and other recoveries on or in respect of the 125
         West 55th Street Loan and the 125 West 55th Street Companion Loans will be applied to the 125 West 55th Street Loan and the 125 West 55th
         Street Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GE 2005-C2 Master Servicer, the GE 2005-C2 Special Servicer and the GE 2005-C2 Trustee under the GE
         2005-C2 Pooling and Servicing Agreement, the servicer, the special servicer and the trustee and any other service providers with respect to the 125 West 55th Street Whole Loan, in accordance with the terms of the GE 2005-C2 Pooling and Servicing Agreement); and

     o   the related intercreditor agreement also permits GACC, so long as it is the holder of the 125 West 55th Street Companion Loans, to reallocate the principal of such loans among each other or to any new pari passu notes; or to divide such retained loans into one or more "component"
         notes in the aggregate principal amount equal to the then outstanding loan being reallocated, provided that the aggregate principal balance of all outstanding 125 West 55th Street Companion Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendment.

     Consultation and Consent. Any decision to be made with respect to the 125
West 55th Street Loan that requires the approval of the directing certificateholder under the GE 2005-C2 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement
(including the termination of the GE 2005-C2 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the 125 West 55th
Street Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the GE 2005-C2 Pooling and
Servicing Agreement within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required)
after receipt of a request for consent to any action by the GE 2005-C2 Master
Servicer or the GE 2005-C2 Special Servicer, as applicable, controlling class representative under the GE 2005-C2 Pooling and Servicing Agreement will be entitled to direct the GE 2005-C2 Master Servicer or the GE 2005-C2 Special
Servicer, as applicable, on a course of action that satisfies the requirements set forth in the GE 2005-C2 Pooling and Servicing Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the GE 2005-C2 Pooling and Servicing Agreement, the related mortgage loan or the REMIC provisions of the

                                      S-77

Code), and the GE 2005-C2 Master Servicer or the GE 2005-C2 Special Servicer,
as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GE 2005-C2 Pooling and Servicing
Agreement. Pursuant to the GE 2005-C2 Pooling and Servicing Agreement and
related intercreditor agreements, each holder of the 125 West 55th Street Whole
Loan and the related 125 West 55th Street Companion Loans may consult separately with the GE 2005-C2 Master Servicer or the GE 2005-C2 Special
Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the 125 West 55th
Street Whole Loan will be entitled to approve the following:

     o   any modification or amendment of, or waiver with respect to, the 125
         West 55th Street Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 125 West 55th Street Whole Loan, modification or waiver of any other monetary term of the 125 West 55th Street Whole
         Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 125 West 55th Street Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property or any transfer of direct or indirect equity interests in the borrower;

     o   any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related mortgaged property securing such whole serviced mortgage loan or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

     o   the waiver of any "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o   any proposed or actual sale of the related mortgaged property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
         Trust or the purchase by a mortgage loan seller of a mortgage loan or pari passu loan in connection with a breach of a representation or a warranty or a document defect);

     o   any release of the related borrower, any guarantor or other obligor from liability;

     o   any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

     o   any determination to bring the related mortgaged property or related
         REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

                                      S-78

     o   any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the 125 West 55th Street Whole Loan, unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o   any consent, waiver or approval with respect to any change in the property manager at the mortgaged property securing the 125 West 55th
         Street Whole Loan;

     o   any adoption or approval of a plan in a bankruptcy of the related borrower;

     o   any consent to any new lease or any amendment, modification, waiver or termination of any lease at any mortgaged property securing the 125
         West 55th Street Whole Loan, in each case to the extent the lender's approval is required under the related mortgage loan documents; and

     o   any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GE 2005-C2
Special Servicer or the GE 2005-C2 Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the 125 West 55th
Street Whole Loan, in no event will the GE 2005-C2 Special Servicer or the GE
2005-C2 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the GE 2005-C2 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GE 2005-C2 Pooling and Servicing Agreement or the
related mortgage loan documents. In addition, if the GE 2005-C2 Master Servicer or GE 2005-C2 Special Servicer, as applicable, determines in accordance with the servicing standard under the GE 2005-C2 Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the noteholders
(as a collective whole), the applicable servicer may take any such action without waiting for a response from the controlling class representative or any noteholder, as applicable.

     Sale of Defaulted Mortgage Loan. Under the GE 2005-C2 Pooling and
Servicing Agreement, if the 125 West 55th Street Loan is subject to a fair value purchase option, the GE 2005-C2 Special Servicer will be required to determine the purchase price for the other 125 West 55th Street Loan Companion
Loans. Each option holder specified in "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the 125 West 55th Street Loan, and each holder of a 125 West 55th
Street Companion Loan (or its designees) will have an option to purchase its respective 125 West 55th Street Companion Loan, at the purchase price determined by the GE 2005-C2 Special Servicer under the GE 2005-C2 Pooling and
Servicing Agreement.

     Termination of the Master Servicer or Special Servicer
Generally. Noteholders (or their designees) holding a majority of the outstanding principal balance of the 125 West

                                      S-79

55th Street Whole Loan will be entitled to terminate the GE 2005-C2 Special
Servicer with respect to the special servicing of the 125 West 55th Street
Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GE
2005-C2 Pooling and Servicing Agreement. If noteholders then holding a majority of the outstanding principal balance of the 125 West 55th Street Whole Loan (or their designees) are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 30 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the related controlling class representative appointed under the GE 2005-C2 Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each Rating Agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

     THE LOEWS MIAMI BEACH WHOLE LOAN

     The Loews Miami Beach Loan, which has an outstanding principal balance as of the cut-off date of $24,940,458 representing 1.53% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Loews Miami Beach Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of $49,880,917 and
$74,821,375, respectively. The Loews Miami Beach Companion Loans have the same interest rate, maturity date and amortization term as the Loews Miami Beach
Loan.

     Only the Loews Miami Beach Loan is included in the trust. One (1) of the
Loews Miami Beach Companion Loans, with an outstanding principal balance as of the cut-off date of $49,880,917, was deposited with the COMM 2005-LP5 Trust.
One (1) of the Loews Miami Beach Companion Loans with an outstanding principal balance as of the cut-off date of $74,821,375, was deposited with the GE
2005-C2 Trust.

     For purposes of the information presented in this prospectus supplement with respect to the Loews Miami Beach Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness by the Loews Miami
Beach Loan and the Loews Miami Beach Companion Loans.

     General. The Loews Miami Beach Loan and the Loews Miami Beach Companion
Loans will be serviced pursuant to the terms of the COMM 2005-LP5 Pooling and
Servicing Agreement, for which Midland Loan Services, Inc. is the initial master servicer and Lennar Partners, Inc. is the initial special servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Loews Miami Beach Whole Loan will be effectuated in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement). However,
the master servicer, the trustee or the fiscal agent, as applicable, will be obligated to make any required P&I advances on the Loews Miami Beach Loan unless such person, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Loews Miami Beach Loan.

                                      S-80

     Distributions. The holders of the Loews Miami Beach Loan and the Loews
Miami Beach Companion Loans have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Loews Miami
Beach Whole Loan and provides, in general, that:

     o   the Loews Miami Beach Loan and Loews Miami Beach Companion Loans are of
         equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o   all payments, proceeds and other recoveries on or in respect of the
         Loews Miami Beach Loan and the Loews Miami Beach Companion Loans will be applied to the Loews Miami Beach Loan and the Loews Miami Beach
         Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2005-LP5 Master Servicer, the COMM
         2005-LP5 Special Servicer and the COMM 2005-LP5 Trustee under the COMM
         2005-LP5 Pooling and Servicing Agreement, the servicer, the special servicer and the trustee and any other service providers with respect to the Loews Miami Beach Whole Loan, in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the
Loews Miami Beach Whole Loan that requires the approval of the directing certificateholder under the COMM 2005-LP5 Pooling and Servicing Agreement or otherwise requires approval under the intercreditor agreement (including the termination of the COMM 2005-LP5 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the
Loews Miami Beach Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the COMM 2005-LP5 Pooling and Servicing Agreement within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2005-LP5 Master Servicer or the
COMM 2005-LP5 Special Servicer, as applicable, the controlling class representative under the COMM 2005-LP5 Pooling and Servicing Agreement will be entitled to direct the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5
Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2005-LP5 Pooling and Servicing Agreement
(provided, that such action does not violate applicable law, the servicing standard or any other provision of the COMM 2005-LP5 Pooling and Servicing
Agreement, the related mortgage loan documents or the REMIC provisions of the
Code), and the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special
Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement. Pursuant to the COMM 2005-LP5 Pooling and Servicing
Agreement and its intercreditor agreement, each holder of the Loews Miami Beach
Whole Loan, and the related Loews Miami Beach Companion Loans may consult separately with the COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special
Servicer, as applicable, about a particular course of action. Except as described in the

                                      S-81

second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan will be entitled to approve the following:

     o   any modification or amendment of, or waiver with respect to, the Loews
         Miami Beach Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews Miami Beach Whole Loan, modification or waiver of any other monetary term of the Loews Miami Beach Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Loews Miami Beach Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property or any transfer of direct or indirect equity interests in the borrower;

     o   any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

     o   any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the mortgaged property securing such whole serviced mortgage loan or any acquisition of the mortgaged property by deed in lieu of foreclosure;

     o   any proposed or actual sale of the related mortgaged property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
         Trust or the purchase by a mortgage loan seller of a mortgage loan or pari passu loan in connection with a breach of a representation or a warranty or a document defect);

     o   any release of the related borrower, any guarantor or other obligor from liability;

     o   any determination not to enforce a "due-on-sale" or
         "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o   any action to bring the related mortgaged property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

     o   any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the Loews Miami Beach Whole Loan, unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

                                      S-82

     o   any consent, waiver or approval with respect to any change in the property manager at the mortgaged property securing the Loews Miami
         Beach Whole Loan;

     o   any adoption or approval of a plan in a bankruptcy of the related borrower;

     o   any consent to any new lease or any amendment, modification, waiver or termination of any lease at any mortgaged property securing the Loews
         Miami Beach Whole Loan, in each case to the extent the lender's approval is required under the related mortgage loan documents; and

     o   any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM
2005-LP5 Special Servicer or the COMM 2005-LP5 Master Servicer by the
noteholders then holding a majority of the outstanding principal balance of the
Loews Miami Beach Whole Loan, in no event will the COMM 2005-LP5 Special
Servicer or the COMM 2005-LP5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the COMM
2005-LP5 Pooling and Servicing Agreement, violate the REMIC provisions of the
Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing
Agreement or the related mortgage loan documents. In addition, if the COMM
2005-LP5 Master Servicer or COMM 2005-LP5 Special Servicer, as applicable, determines in accordance with the servicing standard under the COMM 2005-LP5
Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the noteholders (as a collective whole), the applicable servicer may take any such action without waiting for a response from the controlling class representative or any noteholder, as applicable.

     Sale of Defaulted Mortgage Loan. Under the COMM 2005-LP5 Pooling and
Servicing Agreement, if the Loews Miami Beach Loan is subject to a fair value purchase option, the COMM 2005-LP5 Special Servicer will be required to determine the purchase price for the other Loews Miami Beach Companion Loans.
Each option holder specified in "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Loews Miami Beach Loan, and each holder of a Loews Miami Beach
Companion Loan (or its designees) will have an option to purchase its respective Loews Miami Beach Companion Loan, at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5 Pooling and
Servicing Agreement.

     Termination of the Master Servicer or Special Servicer
Generally. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan will be entitled to terminate the COMM 2005-LP5 Special Servicer with respect to the special servicing of the Loews Miami Beach Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2005-LP5 Pooling and
Servicing Agreement. If noteholders then holding a majority of the outstanding

                                      S-83

principal balance of the Loews Miami Beach Whole Loan (or their designees) are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 45 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the related controlling class representative appointed under the COMM 2005-LP5
Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each Rating Agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

     THE WELLPOINT OFFICE TOWER WHOLE LOAN

     The Wellpoint Office Tower Loan, which has an outstanding principal balance as of the cut-off date of $24,896,557 representing 1.53% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Wellpoint Office Tower Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of
$35,851,042 and $23,900,695, respectively. The Wellpoint Office Tower Companion
Loans have the same interest rate, maturity date and amortization term as the
Wellpoint Office Tower Loan.

     Only the Wellpoint Office Tower Loan is included in the trust. One (1) of the Wellpoint Office Tower Companion Loans with an outstanding principal balance as of the cut-off date of $35,851,042 was deposited with the COMM
2005-LP5 Trust. One (1) of the Wellpoint Office Tower Companion Loans with an outstanding principal balance as of the cut-off date of $23,900,695 was deposited with the GE 2005-C2 Trust.

     For purposes of the information presented in this prospectus supplement with respect to the Wellpoint Office Tower Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness by the
Wellpoint Office Tower Loan and the Wellpoint Office Tower Companion Loans.

     General. The Wellpoint Office Tower Loan and the Wellpoint Office Tower
Companion Loans will be serviced pursuant to the terms of the COMM 2005-LP5
Pooling and Servicing Agreement, for which Midland Loan Services, Inc. is the initial master servicer and Lennar Partners, Inc. is the initial special servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Wellpoint Office Tower Whole Loan will be effected in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement).
However, the master servicer or the trustee, as applicable, will be obligated to make any required P&I advances on the Wellpoint Office Tower Loan unless such person, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Wellpoint
Office Tower Loan.

     Distributions. The holders of the Wellpoint Office Tower Loan and the
Wellpoint Office Tower Companion Loans have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the
Wellpoint Office Tower Loan and provides, in general, that:

     o   the Wellpoint Office Tower Loan and Wellpoint Office Tower Companion
         Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

                                      S-84

     o   all payments, proceeds and other recoveries on or in respect of the
         Wellpoint Office Tower Loan and the Wellpoint Office Tower Companion
         Loans will be applied to the Wellpoint Office Tower Loan and the
         Wellpoint Office Tower Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2005-LP5
         Master Servicer, the COMM 2005-LP5 Special Servicer and the COMM
         2005-LP5 Trustee under the COMM 2005-LP5 Pooling and Servicing
         Agreement, the servicer, the special servicer and the trustee and any other service providers with respect to the Wellpoint Office Tower
         Whole Loan, in accordance with the terms of the COMM 2005-LP5 Pooling and Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the
Wellpoint Office Tower Whole that requires the approval of the directing certificateholder under the COMM 2005-LP5 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement
(including the termination of the COMM 2005-LP5 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office
Tower Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the COMM 2005-LP5 Pooling and Servicing Agreement within 45 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM
2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as applicable, the controlling class representative under the COMM 2005-LP5 Pooling and
Servicing Agreement will be entitled to direct the COMM 2005-LP5 Master
Servicer or the COMM 2005-LP5 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2005-LP5
Pooling and Servicing Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the COMM
2005-LP5 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions of the Code), and the COMM 2005-LP5 Master Servicer or
the COMM 2005-LP5 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2005-LP5 Pooling and Servicing Agreement. Pursuant to the
COMM 2005-LP5 Pooling and Servicing Agreement and related intercreditor agreements, each holder of the Wellpoint Office Tower Whole Loan, and the related Wellpoint Office Tower Companion Loans may consult separately with the
COMM 2005-LP5 Master Servicer or the COMM 2005-LP5 Special Servicer, as
applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan will be entitled to approve the following:

     o   any modification or amendment of, or waiver with respect to, the
         Wellpoint Office Tower Whole Loan or the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate borne thereby or the monthly payment, or any

                                      S-85

         prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Wellpoint Office Tower Whole Loan, modification or waiver of any other monetary term of the Wellpoint Office Tower Whole Loan relating to the timing or amount of any payment of principal and interest
         (other than default interest) or a modification or waiver of any provision of the Wellpoint Office Tower Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property or any transfer of direct or indirect equity interests in the borrower;

     o   any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

     o   any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related mortgaged property securing such whole serviced mortgage loan or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

     o   any proposed or actual sale of the related mortgaged property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the trust or the purchase by a mortgage loan seller of a mortgage loan or pari passu loan in connection with a breach of a representation or a warranty or a document defect);

     o   any release of the related borrower, any guarantor or other obligor from liability;

     o   any determination not to enforce a "due-on-sale" or
         "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o   any action to bring the related mortgaged property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

     o   any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for the Wellpoint Office Tower Whole Loan, unless required by the underlying mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o   any consent, waiver or approval with respect to any change in the property manager at the mortgaged property securing the Wellpoint
         Office Tower Whole Loan;

     o   any adoption or approval of a plan in a bankruptcy of the related borrower;

     o   any consent to any new lease or any amendment, modification, waiver or termination of any lease at any mortgaged property securing the
         Wellpoint Office Tower Whole Loan, in each case to the extent the lender's approval is required under the related mortgage loan documents; and

                                      S-86

     o   any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the COMM
2005-LP5 Special Servicer or the COMM 2005-LP5 Master Servicer by the
noteholders then holding a majority of the outstanding principal balance of the
Wellpoint Office Tower Whole Loan, in no event will the COMM 2005-LP5 Special
Servicer or the COMM 2005-LP5 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard set forth in the COMM
2005-LP5 Pooling and Servicing Agreement, violate the REMIC provisions of the
Code or violate any other provisions of the COMM 2005-LP5 Pooling and Servicing
Agreement or the related mortgage loan documents. In addition, if the COMM
2005-LP5 Master Servicer or COMM 2005-LP5 Special Servicer, as applicable, determines in accordance with the servicing standard under the COMM 2005-LP5
Pooling and Servicing Agreement that immediate action is necessary to protect the interests of the noteholders (as a collective whole), the applicable servicer may take any such action without waiting for a response from the controlling class representative or any noteholder, as applicable.

     Sale of Defaulted Mortgage Loan. Under the COMM 2005-LP5 Pooling and
Servicing Agreement, if the Wellpoint Office Tower Loan is subject to a fair value purchase option, the COMM 2005-LP5 Special Servicer will be required to determine the purchase price for the other Wellpoint Office Tower Companion
Loans. Each option holder specified in "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Wellpoint Office Tower Loan, and each holder of a Wellpoint
Office Tower Companion Loan (or its designees) will have an option to purchase its respective Wellpoint Office Tower Companion Loan, at the purchase price determined by the COMM 2005-LP5 Special Servicer under the COMM 2005-LP5
Pooling and Servicing Agreement.

     Termination of the Master Servicer or Special Servicer
Generally. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan will be entitled to terminate the COMM 2005-LP5 Special Servicer with respect to the special servicing of the Wellpoint Office Tower Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2005-LP5 Pooling and
Servicing Agreement. If noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan (or their designees)
are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 45 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the related controlling class representative appointed under the
COMM 2005-LP5 Pooling and Servicing Agreement. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of written confirmation from each rating agency that such appointment would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded.

                                      S-87

     THE WINDSOR HOSPITALITY PORTFOLIO WHOLE LOAN

     The Windsor Hospitality Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $92,891,276, representing 5.71% of the initial pool balance, is secured by the same mortgaged property as the Windsor
Hospitality Portfolio B Note. The Windsor Hospitality Portfolio B Note has an
outstanding principal balance as of the cut-off date of $10,188,075 and is subordinate in right of payment to the Windsor Hospitality Portfolio Loan. The
Windsor Hospitality Portfolio Loan is an amortizing balloon loan which has a maturity date in November 2010. The Windsor Hospitality Portfolio B Note is an
amortizing balloon loan with a maturity date in November 2010. The Windsor
Hospitality Portfolio Loan and the Windsor Hospitality Portfolio B Note have the same interest rate.

     Only the Windsor Hospitality Portfolio Loan is included in the trust. The
Windsor Hospitality Portfolio B Note is not included in the trust. The Windsor
Hospitality Portfolio B Note is owned by an affiliate of GMACCM, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     For purposes of the information presented in this prospectus supplement with respect to the Windsor Hospitality Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Windsor Hospitality Portfolio Loan, but not the Windsor Hospitality
Portfolio B Note.

     General. The Windsor Hospitality Portfolio Loan and the Windsor
Hospitality Portfolio B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make advances with respect to monthly
P&I payments on the Windsor Hospitality Portfolio Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the Windsor Hospitality Portfolio Whole Loan. None of the master servicer, the trustee or the fiscal agent will be required to make P&I advances with respect to the Windsor Hospitality Portfolio B Note. For more information regarding the servicing of the Windsor Hospitality Portfolio Loan, see "Servicing of the
Mortgage Loans--Servicing of the Windsor Hospitality Portfolio Whole Loan" in
this prospectus supplement.

     Distributions. The holders of the Windsor Hospitality Portfolio Loan and the Windsor Hospitality Portfolio B Note have entered into an intercreditor agreement that sets for the respective rights of each of the holders of the
Windsor Hospitality Portfolio Whole Loan and provides in general, that:

     o   prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Windsor Hospitality Portfolio B Note, as described below):

         o   the holder of the Windsor Hospitality Portfolio Loan will receive its scheduled payments of interest (other than default interest);

         o   the holder of the Windsor Hospitality Portfolio Loan will receive its scheduled payments of principal on the Windsor Hospitality
             Portfolio Loan

                                      S-88

             and its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Windsor
             Hospitality Portfolio Whole Loan;

         o   the holder of the Windsor Hospitality Portfolio Loan will receive all unreimbursed costs and expenses;

         o   the holder of the Windsor Hospitality Portfolio B Note will receive its scheduled interest payments (other than default interest);

         o   the holder of the Windsor Hospitality Portfolio B Note will receive its scheduled payments of principal on the Windsor Hospitality B
             Note and its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Windsor
             Hospitality Portfolio Whole Loan, after it receives its scheduled interest payments;

         o   the holder of the Windsor Hospitality Portfolio B Note will receive all unreimbursed costs and expenses;

         o   the holders of the Windsor Hospitality Portfolio Loan and the
             Windsor Hospitality Portfolio B Note will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the Windsor Hospitality
             Portfolio Whole Loan; and

     o   upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the
         Windsor Hospitality Portfolio B Note is not exercising its cure rights, the holder of the Windsor Hospitality Portfolio B Note will not be entitled to receive payments of principal and interest until the holder of the Windsor Hospitality Portfolio Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the Windsor Hospitality Portfolio
         Whole Loan.

     Notwithstanding the foregoing, all rights to receive distributions relating to either the Windsor Hospitality Portfolio Loan or the Windsor
Hospitality Portfolio B Note are subject to the terms of payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement.

     Pursuant to the terms of the Windsor Hospitality Portfolio Loan, the borrower is required under certain circumstances to pay the lender an exit fee equal to 0.5% of the outstanding principal balance of the Windsor Hospitality
Portfolio Whole Loan in connection with certain prepayments or payment of the mortgage loan at maturity. Any such exit fee received with respect to the
Windsor Hospitality Portfolio Loan will be distributed to the holders of the
Class W certificates.

     RIGHTS OF THE HOLDER OF THE WINDSOR HOSPITALITY PORTFOLIO B NOTE

     Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Windsor Hospitality
Portfolio B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Windsor
Hospitality Portfolio B Note (which approval may be withheld in its sole discretion) will be required for material approvals

                                      S-89

and certain other actions with respect to the Windsor Hospitality Portfolio
Whole Loan and related mortgaged property, including the following:

     o   any modification or waiver resulting in the extension of the maturity date of the Windsor Hospitality Portfolio Whole Loan;

     o   any proposed or actual foreclosure on the related mortgaged properties;

     o   any substitution, sale or release of collateral securing the Windsor
         Hospitality Portfolio Whole Loan;

     o   any action to bring the underlying mortgaged property or REO property into compliance with any environmental laws or other laws relating to hazardous materials;

     o   any determination not to enforce a "due-on-sale" or "due-on encumbrance" clause;

     o   any approval of a material capital expenditure, if the approval of the lender for each of the Windsor Hospitality Portfolio Loan and the
         Windsor Hospitality Portfolio B Note is required under such documents;

     o   any replacement of the property manager, if the approval of the lender for each of the Windsor Hospitality Portfolio Loan and the Windsor
         Hospitality Portfolio B Note is required under such documents;

     o   any approval of the incurrence of additional indebtedness secured by the related mortgaged property;

     o   any amendment or modification of any monetary term or material nonmonetary term of the Windsor Hospitality Portfolio Whole Loan; or

     o   any application of funds in an escrow account to repay a portion of the principal of the Windsor Hospitality Portfolio Whole Loan.

     The consent and consultation rights of the holder of the Windsor
Hospitality Portfolio B Note are generally eliminated if a control appraisal period, as described below, has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of the master servicer or the special servicer by the holder of the Windsor Hospitality
Portfolio B Note, in no event will the master servicer or special servicer be required to take any action or refrain from taking any action which would cause the special servicer or the master servicer, as applicable, to violate any applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the servicing standard), and the master servicer or the special servicer, as applicable, will disregard such advice or such refusal to consent to the proposed action.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Windsor Hospitality Portfolio Whole Loan.

     Cure Rights. Following the expiration of the applicable grace period for the payment of principal and interest on the Windsor Hospitality Portfolio
Whole Loan, the

                                      S-90

holder of the Windsor Hospitality Portfolio B Note will have the option to cure a monetary default within five (5) business days after receiving notice of such monetary default. If a non-monetary event of default occurs and is continuing, the holder of the Windsor Hospitality Portfolio B Note will have the option to cure such non-monetary default within the same period of time as is allotted to the borrower under the Windsor Hospitality Portfolio Whole Loan.

     So long as the holder of the Windsor Hospitality Portfolio B Note is exercising its cure right by making a permitted cure payment, the monetary default that is being cured will not be treated as an event of default for, among other things, purposes of:

     o   accelerating the Windsor Hospitality Portfolio Whole Loan,

     o   modifying, amending or waiving any provisions of the related mortgage loan documents, or

     o   commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related mortgaged property.

     A Windsor Hospitality Portfolio control appraisal period will be deemed to have occurred and be continuing on any date if (a) the initial principal balance of the Windsor Hospitality Portfolio B Note, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Windsor Hospitality Portfolio B Note and any appraisal reduction amounts and any losses realized or allocated to the Windsor
Hospitality Portfolio B Note is less than (b) 25% of the initial principal balance of the Windsor Hospitality Portfolio B Note as reduced by any payments of principal (whether as principal payments or otherwise) allocated to, and received on, the Windsor Hospitality Portfolio B Note.

     Purchase Option. The holder of the Windsor Hospitality Portfolio B Note has the option to purchase the Windsor Hospitality Portfolio Loan in whole, but not in part, during such time as when such holder may exercise its cure rights, as described under "--The Windsor Hospitality Portfolio Whole Loan--Rights of
the Holder of the Windsor Hospitality Portfolio B Note--Cure Rights" above, or at such time as when an event of default under the Windsor Hospitality
Portfolio Whole Loan, has occurred and is continuing (or at such time as when the Windsor Hospitality Portfolio Loan has become a specially serviced mortgage loan as to which an event of default has occurred and is continuing). The purchase price will generally equal the outstanding balance of the Windsor
Hospitality Portfolio Loan as of the date of such purchase, together with accrued and unpaid interest thereon, any unreimbursed advances relating to the
Windsor Hospitality Portfolio Whole Loan, any interest accrued on such advances, any unreimbursed recovered costs owing to the trustee and any other additional expenses allocable to the Windsor Hospitality Portfolio Whole Loan pursuant to the pooling and servicing agreement.

     Termination of the Special Servicer. For so long as a control appraisal period has not occurred and is not continuing, the operating advisor for the
Windsor Hospitality Portfolio Whole Loan, who may or may not be the same person as the holder of the Windsor Hospitality Portfolio B Note, may remove the special servicer with respect to the Windsor Hospitality Portfolio Whole Loan at its discretion upon at least 15 days

                                      S-91

prior notice to the special servicer. The operating advisor for the Windsor
Hospitality Portfolio Whole Loan will then appoint a successor special servicer in accordance with the terms of the pooling and servicing agreement.

     THE SAN MARCOS APARTMENTS WHOLE LOAN

     The San Marcos Apartments Loan, which has an outstanding principal balance as of the cut-off date of $21,397,500 representing 1.32% of the initial pool balance, is secured by the same mortgaged property as the San Marcos Apartments
B Note. The San Marcos Apartments B Note has an outstanding principal balance as of the cut-off date of $2,000,000 and is subordinate in right of payment to the San Marcos Apartments Loan. The San Marcos Apartments Loan and the San
Marcos Apartments B Note are balloon loans with a maturity date in June 2015.
Interest accrues on the San Marcos Apartments B Note at a rate of 9.99565% per annum.

     Only the San Marcos Apartments Loan is included in the trust. The San
Marcos Apartments B Note is not included in the trust and is currently owned by
Morgan Stanley Mortgage Capital Inc., one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related co-lender agreement).

     For purposes of the information presented in this prospectus supplement with respect to the San Marcos Apartments Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the San Marcos
Apartments Loan, but not the San Marcos Apartments B Note.

     General. The San Marcos Apartments Loan and the San Marcos Apartments B
Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make advances with respect to monthly P&I payments on the
San Marcos Apartments Loan unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the San Marcos Apartments Whole
Loan. None of the master servicer, the trustee or the fiscal agent will be required to make P&I advances with respect to the San Marcos Apartments B Note.
For more information regarding the servicing of the San Marcos Apartments Loan, see "Servicing of the Mortgage Loans--Servicing of the San Marcos Apartments
Whole Loan" in this prospectus supplement.

     Distributions. The holders of the San Marcos Apartments Loan and the San
Marcos Apartments B Note intend to enter into a co-lender agreement that will set forth the respective rights of each of the holders of the San Marcos
Apartments Whole Loan and provides, in general, that:

     o   prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the San Marcos Apartments B Note, as described below)
         and after any advances and other amounts owed to the master servicer and special servicer in respect of the San Marcos Apartments Loan and the San Marcos Apartments B Note are repaid in full:

                                      S-92

         o   the holder of the San Marcos Apartments Loan will receive its scheduled interest payments (other than default interest);

         o   the holder of the San Marcos Apartments Loan will receive its scheduled payments of principal on the San Marcos Apartments Whole
             Loan;

         o   the holder of the San Marcos Apartments B Note will receive its scheduled interest payments;

         o   the holder of the San Marcos Apartments B Note will receive its scheduled payments of principal on the San Marcos Apartments Whole
             Loan;

         o   the holder of the San Marcos Apartments Loan and the holder of the
             San Marcos Apartments B Note will receive all voluntary and involuntary prepayments on the San Marcos Apartments Whole Loan on a pro rata basis;

         o   the holder of the San Marcos Apartments B Note will receive all reimbursed costs and expenses;

         o   the holder of the San Marcos Apartments Loan and the holder of the
             San Marcos Apartments B Note will receive prepayment premium payments and default interest on a pro rata basis; and

     o   upon the occurrence and continuance of a monetary event of default or material non-monetary event of default, so long as the holder of the
         San Marcos Apartments B Note is not exercising its cure rights, the holder of the San Marcos Apartments B Note will not be entitled to receive payments of principal and interest until the holder of the San
         Marcos Apartments Loan receives all of its accrued scheduled interest and outstanding principal in full.

RIGHTS OF THE HOLDER OF THE SAN MARCOS APARTMENTS B NOTE

     Consultation and Consent. The related co-lender agreement and the pooling and servicing agreement provide the holder of the San Marcos Apartments B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the San Marcos Apartments B Note
(which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the San Marcos
Apartments Whole Loan and related mortgaged property, including the following:

     o   any foreclosure upon the related mortgaged property;

     o   any amendment or modification of any monetary term or material non-monetary term of the San Marcos Apartments Whole Loan;

     o   any release of collateral securing the San Marcos Apartments Whole
         Loan;

     o   any acceptance of a discounted payoff of the San Marcos Apartments
         Whole Loan;

     o   any waiver of a "due-on-sale" or "due-on encumbrance" clause;

     o   any proposed sale of the San Marcos Apartments Whole Loan during the existence of an event of default thereunder;

                                      S-93

     o   any determination to bring the San Marcos Apartments Whole Loan if it becomes an REO property into compliance with Environmental Laws;

     o   any acceptance or consent to acceptance of an assumption agreement releasing the related borrower from liability under the San Marcos
         Apartments Whole Loan;

     o   any franchise changes or management company changes for which the special servicer is required to consent;

     o   releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents;
         and

     o   any determination as to whether any type of property-level insurance is required under the terms of the San Marcos Apartments Whole Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     The consent and consultation rights of the holder of the San Marcos
Apartments B Note will generally be eliminated if:

     o   all appraisal reduction amounts and realized losses allocated to the
         San Marcos Apartments B Note after the cut-off date specified in the co-lender agreement reduce the outstanding principal balance of the San
         Marcos Apartments B Note below 25% of (x) the initial principal balance of the San Marcos Apartments B Note minus (y) any payments of principal
         (whether as principal prepayments or otherwise) allocated to the San
         Marcos Apartments B Note after the cut-off date specified in the co-lender agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the master servicer or the special servicer by the holder of the San Marcos Apartments B
Note, in no event will the master servicer or the special servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the pooling and servicing agreement, violate the REMIC provisions or violate any other provisions of the pooling and servicing agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the San Marcos Apartments Whole Loan.

     Cure Rights. The holder of the San Marcos Apartments B Note generally will have the right under the San Marcos Apartments Whole Loan to cure any monetary event of default within five (5) days following the first notice of such event of default. These cure rights are subject to the limitation that there be no more than six cures during the term of the mortgage loan and no more than three consecutive cures. So long as the holder of the San Marcos Apartments B Note is exercising its cure rights, neither the master servicer nor the special servicer will be permitted to (i) accelerate the San Marcos Apartments Whole
Loan, (ii) treat such event of default as such for purposes of

                                      S-94

transferring the San Marcos Apartments Whole Loan to special servicing, or
(iii) commence foreclosure proceedings. The holder of the San Marcos Apartments
B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. The holder of the San Marcos Apartments B Note has the option of purchasing the San Marcos Apartments Loan from the trust at any time that there exists an event of default under the San Marcos Apartments Whole
Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related mortgaged property has occurred.

     The purchase price required to be paid by the holder of the San Marcos
Apartments B Note will generally equal the outstanding principal balance of the
San Marcos Apartments Loan, together with accrued and unpaid interest thereon
(excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the San Marcos Apartments Whole
Loan.

     Termination of the Special Servicer. So long as the holder of the San
Marcos Apartments B Note retains its consultation and consent rights as described above, the holder of the San Marcos Apartments B Note is permitted to terminate, at its expense, the special servicer solely with respect to the San
Marcos Apartments Whole Loan at any time, with or without cause, and to appoint a replacement special servicer for the San Marcos Apartments Whole Loan, subject to satisfaction of the conditions contained in the pooling and servicing agreement.

     THE COLLEGE STATION APARTMENTS WHOLE LOAN

     The College Station Apartments Loan, which has an outstanding principal balance as of the cut-off date of $19,197,500 representing 1.18% of the initial pool balance, is secured by the same mortgaged property as to the College
Station Apartments B Note. The College Station Apartments B Note has an
outstanding principal balance as of the cut-off date of $2,000,000 and is subordinate in right of payment to the College Station Apartments Loan. The
College Station Apartments Loan and the College Station Apartments B Note are
balloon loans with a maturity date in June 2015. Interest accrues on the
College Station Apartments B Note at a rate of 9.97561248295001% per annum.

     Only the College Station Apartments Loan is included in the trust. The
College Station Apartments B Note is not included in the trust and is currently owned by Morgan Stanley Mortgage Capital Inc., one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related co-lender agreement).

     For purposes of the information presented in this prospectus supplement with respect to the College Station Apartments Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the College
Station Apartments Loan, but not the College Station Apartments B Note.

     General. The College Station Apartments Loan and the College Station
Apartments B Note will be serviced pursuant to the terms of the pooling and servicing agreement. The master servicer, the trustee or the fiscal agent, as applicable, will be required to make advances with respect to monthly P&I payments on the College Station Apartments Loan unless the master servicer, the special servicer, the trustee or

                                      S-95

the fiscal agent, as applicable, determines that such an advance would not be recoverable from collections on the College Station Apartments Whole Loan. None
of the master servicer, the trustee or the fiscal agent will be required to make P&I advances with respect to the College Station Apartments B Note. For more information regarding the servicing of the College Station Apartments
Loan, see "Servicing of the Mortgage Loans--Servicing of the College Station
Apartments Whole Loan" in this prospectus supplement.

     Distributions. The holders of the College Station Apartments Loan and the
College Station Apartments B Note intend to enter into a co-lender agreement that will set forth the respective rights of each of the holders of the College
Station Apartments Whole Loan and provides, in general, that:

     o   prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the College Station Apartments B Note, as described below) and after any advances and other amounts owed to the master servicer and special servicer in respect of the College Station
         Apartments Loan and the College Station Apartments B Note are repaid in full:

         o   the holder of the College Station Apartments Loan will receive its scheduled interest payments (other than default interest);

         o   the holder of the College Station Apartments Loan will receive its scheduled payments of principal on the College Station Apartments
             Whole Loan;

         o   the holder of the College Station Apartments B Note will receive its scheduled interest payments;

         o   the holder of the College Station Apartments B Note will receive its scheduled payments of principal on the College Station
             Apartments Whole Loan;

         o   the holder of the College Station Apartments Loan and the holder of the College Station Apartments B Note will receive all voluntary and involuntary prepayments on the College Station Apartments Whole
             Loan on a pro rata basis;

         o   the holder of the College Station Apartments B Note will receive all reimbursed costs and expenses;

         o   the holder of the College Station Apartments Loan and the holder of the College Station Apartments B Note will receive prepayment premium payments and default interest on a pro rata basis; and

         o   the holder of the College Station Apartments Loan and the holder of the College Station Apartments B Note will receive all voluntary and involuntary prepayments on the College Station Apartments Whole
             Loan on a pro rata basis; and

     o   upon the occurrence and continuance of a monetary event of default or material non-monetary event of default, so long as the holder of the
         College Station

                                      S-96

         Apartments B Note is not exercising its cure rights, the holder of the
         College Station Apartments B Note will not be entitled to receive payments of principal and interest until the holder of the College
         Station Apartments Loan receives all of its accrued scheduled interest and outstanding principal in full.

RIGHTS OF THE HOLDER OF THE COLLEGE STATION APARTMENTS B NOTE

     Consultation and Consent. The related co-lender agreement and the pooling and servicing agreement provide the holder of the College Station Apartments B
Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the College Station Apartments
B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the College
Station Apartments Whole Loan and related mortgaged property, including the following:

     o   any foreclosure upon the related mortgaged property;

     o   any amendment or modification of any monetary term or material non-monetary term of the College Station Apartments Whole Loan;

     o   any release of collateral securing the College Station Apartments Whole
         Loan;

     o   any acceptance of a discounted payoff of the College Station Apartments
         Whole Loan;

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o   any proposed sale of the College Station Apartments Whole Loan during the existence of an event of default thereunder;

     o   any determination to bring the College Station Apartments Whole Loan if it becomes an REO property into compliance with Environmental Laws;

     o   any acceptance or consent to acceptance of an assumption agreement releasing the related borrower from liability under the College Station
         Apartments Whole Loan;

     o   any franchise changes or management company changes for which the special servicer is required to consent;

     o   releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents;
         and

     o   any determination as to whether any type of property-level insurance is required under the terms of the College Station Apartments Whole Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     The consent and consultation rights of the holder of the College Station
Apartments B Note will generally be eliminated if:

     o   all appraisal reduction amounts and realized losses allocated to the
         College Station Apartments B Note after the cut-off date specified in the co-lender agreement reduce the outstanding principal balance of the
         College Station

                                      S-97

       Apartments B Note below 25% of (x) the initial principal balance of the
       College Station Apartments B Note minus (y) any payments of principal
       (whether as principal prepayments or otherwise) allocated to the College
       Station Apartments B Note after the cut-off date specified in the co-lender agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the master servicer or the special servicer by the holder of the College Station
Apartments B Note, in no event will the master servicer or the special servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the pooling and servicing agreement, violate the REMIC provisions or violate any other provisions of the pooling and servicing agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the College Station Apartments Whole Loan.

     Cure Rights. The holder of the College Station Apartments B Note generally will have the right under the College Station Apartments Whole Loan to cure any monetary event of default within five (5) days following the first notice of such event of default. These cure rights are subject to the limitation that there be no more than six cures during the term of the mortgage loan and no more than three consecutive cures. So long as the holder of the College Station
Apartments B Note is exercising its cure rights, neither the master servicer nor the special servicer will be permitted to (i) accelerate the College
Station Apartments Whole Loan, (ii) treat such event of default as such for purposes of transferring the College Station Apartments Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the College
Station Apartments B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. The holder of the College Station Apartments B Note has the option of purchasing the College Station Apartments Loan from the trust at any time that there exists an event of default under the College Station
Apartments Whole Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related mortgaged property has occurred.

     The purchase price required to be paid by the holder of the College
Station Apartments B Note will generally equal the outstanding principal balance of the College Station Apartments Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the College
Station Apartments Whole Loan.

     Termination of the Special Servicer. So long as the holder of the College
Station Apartments B Note retains its consultation and consent rights as described above, the holder of the College Station Apartments B Note is permitted to terminate, at its expense, the special servicer solely with respect to the College Station Apartments Whole Loan at any time, with or without cause, and to appoint a replacement special servicer for the College
Station Apartments Whole Loan, subject to satisfaction of the conditions contained in the pooling and servicing agreement.

                                      S-98

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o   permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o   prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit certain transfers, including:

     o   transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o   transfers to specified parties related to the borrower.

     With respect to any mortgage loan (other than the General Motors Building
Loan, the 125 West 55th Street Loan, the Loews Miami Beach Loan and the
Wellpoint Office Tower Loan), the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any companion loan or
"B note" pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and
Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the
prospectus.

     SECURED SUBORDINATE FINANCING

     Other than with respect to the five (5) mortgage loans listed in the table below, which represent 19.32% of the initial pool balance, no seller is aware of any mortgaged property that is encumbered by secured subordinate debt with respect to any of the mortgage loans that it is selling to the depositor. See
"Description of the Mortgage Pool --The General Motors Building Whole Loan" and
"--The Windsor Hospitality Portfolio Whole Loan," "--The San Marcos Apartment
Whole Loan" and "--The College Station Apartments Whole Loan" in this prospectus supplement.

                            SECURED SUBORDINATE DEBT



                                                                                      INITIAL PRINCIPAL
 CONTROL                                       CUT-OFF DATE     % OF INITIAL POOL     AMOUNT OF SECURED
  NUMBER             PROPERTY NAME                BALANCE            BALANCE          SUBORDINATE DEBT
---------   -------------------------------   --------------   -------------------   ------------------

    1       General Motors Building           $180,000,000             11.06%            $86,000,000
    4       Windsor Hospitality Portfolio     $ 92,891,276              5.71%            $10,200,000
    20      San Marcos Apartments             $ 21,397,500              1.32%            $ 2,000,000
    24      College Station Apartments        $ 19,197,500              1.18%            $ 2,000,000
    95      Studebaker Apartments             $    798,365              0.05%            $ 3,000,000


                                      S-99

     With respect to the Studebaker Apartments mortgage loan, representing
0.05% of the initial pool balance, a secured subordinate loan in the initial principal amount of $3,000,000 was made to the borrower by the Housing
Authority of the City and County of Denver. This subordinate loan is secured by a second mortgage on the same properties that secure the Studebaker Apartments mortgage loan. The maturity date of such secured subordinate loan is August 1,
2023. Interest accrues on such secured subordinate loan at a per annum rate equal to 7.50%. The originator of the Studebaker Apartments mortgage loan entered into an intercreditor agreement with the originator of the related secured subordinate loan pursuant to which the originator of such secured subordinate loan agreed to subordinate its interest in the Studebaker
Apartments mortgaged properties to the interest of the originator of the
Studebaker Apartments mortgage loan.

     UNSECURED SUBORDINATE FINANCING, MEZZANINE FINANCING AND PREFERRED EQUITY

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. In addition, the mortgage loan documents permit the related borrower to incur unsecured debt in the ordinary course of business. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except for nine (9) mortgage loans indicated in the table below, which in the aggregate represent 22.72% of the initial pool balance, that either currently have related mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans or equity owners of any such borrower that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.

                                 MEZZANINE DEBT



                                                                                     INITIAL PRINCIPAL       FUTURE
 CONTROL                                          CUT-OFF DATE   % OF INITIAL POOL       AMOUNT OF       MEZZANINE DEBT
  NUMBER               PROPERTY NAME                 BALANCE          BALANCE          MEZZANINE DEBT    PERMITTED (Y/N)
--------- -------------------------------------- -------------- ------------------- ------------------- ----------------

    1     General Motors Building                $180,000,000           11.06%          $300,000,000    No
    2     125 West 55th Street                   $100,000,000            6.15%          $ 63,500,000    No
    15    Wellpoint Office Tower                 $ 24,896,557            1.53%          $          0    Yes
    19    AviStar Parking -- Hartford Bradley    $ 21,600,000            1.33%          $          0    Yes
    34    Briarwood Hills Apartments             $ 13,500,000            0.83%          $  1,000,000    No
    39    Westland Colonial Village Apartments   $ 11,222,904            0.69%          $    705,000    No
    63    2626 South Loop                        $  6,686,439            0.41%          $          0    Yes
    64    The Atrium 2656 Office Building        $  6,569,441            0.40%          $          0    Yes
    69    2616 South Loop                        $  5,194,831            0.32%          $          0    Yes



     With respect to the NJ Industrial/Office Portfolio 1 & 2 Loans, representing 2.58% of the initial pool balance, on November 2, 2001, GMAC
Commercial Mortgage Corporation contributed $26,000,000 in exchange for a preferred equity interest in CK

                                     S-100

Bergen Associates, LLC, an indirect parent of the related borrowers and concurrently with the closing of the NJ Industrial/Office Portfolio 1 & 2
Loans, such preferred equity interest was restructured. Pursuant to a lender/investor agreement entered into by and between GMAC Commercial Mortgage
Corporation, as the preferred equity holder and Morgan Stanley Mortgage Capital
Inc., as the lender of the NJ Industrial/Office Portfolio 1 & 2 Loans, dated as of March 9, 2005, GMAC Commercial Mortgage Corporation has agreed to subordinate its preferred equity interest, as restructured, to the NJ
Industrial/Office Portfolio 1 & 2 Loans. GMAC Commercial Mortgage Corporation
is also the Master Servicer and the Special Servicer in this securitization.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
prospectus.

     GROUND LEASES

     With respect to one (1) mortgage loan, representing 1.33% of the initial pool blance, a de minimis portion of the mortgaged property is subject to a ground lease that expires December 2007 with options to renew such lease through December 2037. Such ground lease (including any extension options) does not expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage
Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans
Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hospitality, manufactured housing or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in Annex B to this prospectus supplement.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage
Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of
General Motors Acceptance Corporation. GMACCM is also an affiliate of GMAC
Commercial Holding Capital Corp., one of the underwriters. GMACCM is the master servicer and the special servicer (except with respect to the General Motors
Building Loan, the Loews Miami Beach Loan, the Wellpoint Office Tower Loan and
the 125 West 55th

                                     S-101

Street Loan) and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM)
and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of
Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New
York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated and underwritten by MSMC. The principal offices of MSMC are located at 1585
Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     German American Capital Corporation (GACC). German American Capital
Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche
Bank North America Holding Corp., which is a wholly-owned subsidiary of
Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche
Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall
Street, New York, New York 10005. GACC's telephone number is (212) 250-2500.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties except for a de minimis portion of one (1) of the mortgaged properties. "Phase II"
environmental site assessments were performed on some mortgaged properties.
These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to all but one
(1) of the mortgaged properties, these environmental assessments were performed during the 12-month period before the cut-off date.

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in
"Risk Factors--Adverse Environmental Conditions at a Mortgaged Property may
Reduce or Delay your Payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

                                     S-102

     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all but one (1) of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all mortgaged properties, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property the appraisals were performed during the 12-month period before the applicable cut-off date.
The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.
All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title
XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989,
were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result of the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency
as having special flood

                                     S-103

hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

   (1)   the outstanding principal balance of the mortgage loan;

   (2)   the full insurable value of the mortgaged property;

   (3)   the maximum amount of insurance available under the National Flood
         Insurance Act of 1968; and

   (4)   100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk.
For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

     See "Risk Factors--Recent Developments may Limit the Availability or Scope
or Increase the Cost of Insurance Required by the Mortgage Loans."

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. Three
(3) mortgage loans, representing 2.10% of the initial pool balance, provide that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan and any applicable yield maintenance payments. For a description of the cash reserves or letters of credit and related earnout information, see Annex A to this prospectus supplement.

                                     S-104

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     (1)  the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     (2)  the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     (3)  the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     (4)  an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     (5)  an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     (6)  any UCC financing statements and related original assignments to the trustee;

     (7)  an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     (8)  when relevant, the ground lease or a copy of the ground lease;

     (9)  the original or a copy of any letter of credit and related transfer documents; and

     (10) when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

                                     S-105

     Notwithstanding the foregoing:

     o   with respect to the General Motors Building Loan, the Loews Miami Beach
         Loan and the Wellpoint Office Tower Loan, the COMM 2005-LP5 Trustee
         will hold the original documents related to such loans for the benefit of the COMM 2005-LP5 Trust, the trust fund formed by the pooling and servicing agreement and the holders of the General Motors Building
         Companion Loans, the Loews Miami Beach Companion Loans and the
         Wellpoint Office Tower Companion Loans, respectively, other than the related notes that are assets of the trust, which will be held by the trustee under the pooling and servicing agreement; and

     o   with respect to the 125 West 55th Street Loan, the GE 2005-C2 Trustee
         will hold the original documents related to the 125 West 55th Street
         Loan for the benefit of the GE 2005-C2 Trust, the trust fund formed by the pooling and servicing agreement and the holders of the 125 West
         55th Street Companion Loans, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the settlement date. The trustee will hold the documents in trust. Within 60 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted
exceptions, it has received for each mortgage loan (other than the General
Motors Building Loan, Loews Miami Beach Loan, Wellpoint Office Tower Loan and
125 West 55th Street Loan, for which the trustee will only certify as to the mortgage note): the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect, (ii) repurchase the affected mortgage loan,
(iii) within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25%
of the stated principal balance of any mortgage loan for which certain

                                     S-106

types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller will have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances and any P&I advance and any interest on such advance; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

     (1)  have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     (2)  accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     (3)  be a fixed-rate mortgage loan;

     (4)  have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loans, of not greater than, and not more than two years less than, the deleted mortgage loan; and

     (5)  be a "qualified replacement mortgage" within the meaning of Section
          860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

                                     S-107

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1)  The information set forth in the mortgage loan schedule is complete
          (as defined in the pooling and servicing agreement), true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

     (2)  Except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller's legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3)  No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

     (4)  The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy,
          (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

     (5)  With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller's knowledge, free and

                                     S-108

          clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

     (6)  Each mortgaged property is covered by an American Land Title
          Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

     (7)  The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (8)  The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions
          (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (9)  (a) With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within
          18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

          (b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the

                                     S-109

          appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     (10) Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

     (11) Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

     (12) All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

     (13) No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

     (14) Each mortgaged property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that

                                     S-110

          would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

     (15) Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

     (16) No mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

     (17) There exists no material event of default, breach, violation or event of acceleration (and, to the seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

     (18) The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

     (19) Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

     (20) To the seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

     (21) Each mortgage loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to

                                     S-111

          a third party or parties related to the borrower upon the borrower's satisfaction of certain conditions precedent.

     (22) The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose
          organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

     (23) The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that
90-day period at the applicable purchase price or, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so.

     See "The Pooling and Servicing Agreements--Representations and Warranties;
Repurchases" in the prospectus.

                                     S-112

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued.
The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date.
Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the settlement date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted
in the Form 8-K.

                                     S-113

                        SERVICING OF THE MORTGAGE LOANS

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans.
Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned
"The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus, taking account of all supplemental information contained in this prospectus supplement.

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the General Motors
Building Loan, the 125 West 55th Street Loan, the Loews Miami Beach Loan and
the Wellpoint Office Tower Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the General Motors Building Loan, the 125 West
55th Street Loan, the Loews Miami Beach Loan and the Wellpoint Office Tower
Loan). In addition, the master servicer and the special servicer will be responsible for the servicing and administration of the Windsor Hospitality
Portfolio B Note, the San Marcos Apartments B Note and the College Station B
Note, but will not be responsible for making P&I advances on the Windsor
Hospitality Portfolio B Note, the San Marcos Apartments B Note or the College
Station B Note. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority
Certificateholder of the Controlling Class," "--Termination of the Special
Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO
Properties."

     The COMM 2005-LP5 Pooling and Servicing Agreement governs the servicing and administration of the General Motors Building Whole Loan, the Loews Miami
Beach Whole Loan and the Wellpoint Office Tower Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the General Motors Building Loan, the General Motors Building Companion Loans
and the General Motors Building B Note, the Loews Miami Beach Loan and the
Loews Miami Beach Companion Loans, and the Wellpoint Office Tower Loan and the
Wellpoint Office Tower Companion Loans, as applicable, will be effected in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement).
Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the General Motors Building Loan, the
Loews Miami Beach Loan and the Wellpoint Office Tower Loan, but instead the servicing and administration of such loans will be governed by the COMM
2005-LP5 Pooling and Servicing Agreement. The COMM 2005-LP5 Pooling provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the Mortgage Pool--The
General Motors Building Whole Loan," "--The Loews Miami Beach Whole Loan" and
"--The Wellpoint Office Tower Loan," and "Servicing of the Mortgage
Loan--Servicing of the

                                     S-114

General Motors Building Whole Loan," "--Servicing of the Loews Miami Beach
Whole Loan" and "--Servicing of the Wellpoint Office Tower Loan" in this prospectus supplement.

     The GE 2005-C2 Pooling and Servicing Agreement governs the servicing and administration of the 125 West 55th Street Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the 125 West 55th Street Loan and the 125 West 55th Street Companion Loans will be effected in accordance with the GE 2005-C2 Pooling and Servicing Agreement).
Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the 125 West 55th Street Loan, but instead such servicing and administration of the 125 West 55th Street Loan will be governed by the GE 2005-C2 Pooling and Servicing Agreement. The GE 2005-C2
Pooling provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the Mortgage Pool--The 125 West 55th Street Whole Loan" and "Servicing of
the Mortgage Loan--Servicing of the 125 West 55th Street Whole Loan" in this prospectus supplement.

     THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. As of March 31, 2005, GMAC Commercial Mortgage
Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $197.4 billion in aggregate outstanding principal balance.

     THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation will act as special servicer under the pooling and servicing agreement. As of March 31, 2005, GMAC Commercial
Mortgage Corporation was responsible for performing certain special servicing functions with respect to a commercial and multifamily mortgage loan portfolio totaling approximately $100.1 billion in aggregate outstanding principal balance.

     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the General
Motors Building Loan, the 125 West 55th Street Loan, the Loews Miami Beach Loan
and the Wellpoint Office Tower Loan). See "--Servicing of the General Motors
Building Loan Whole Loan," "--Servicing of the 125 West 55th Street Whole
Loan," "--Servicing of the Loews Miami Beach Whole Loan," and "--Servicing of
the Wellpoint Office Tower Whole Loan," below. The master servicer and special servicer will be required to service and administer the mortgage loans under the following servicing standard:

     (1)  in the best interests of and for the benefit of the certificateholders and the holders of the Windsor Hospitality Portfolio B Note, the San
          Marcos Apartments B Note and the College Station B Note, as a
          collective whole, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     (2)  in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans,
          and

                                     S-115

     (3)  to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties
          (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage servicers) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the Windsor Hospitality Portfolio B Note, the San Marcos Apartments B Note and
the College Station B Note for the holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the Windsor Hospitality Portfolio Whole Loan, the San Marcos Apartments Whole
Loan and the College Station Whole Loan each as one mortgage loan. See
"Description of the Mortgage Pool--The Windsor Hospitality Portfolio Whole
Loan," "--The San Marcos Apartments Whole Loan" and "--The College Station
Whole Loan" in this prospectus supplement.

   SERVICING OF THE GENERAL MOTORS BUILDING WHOLE LOAN; SERVICING OF THE LOEWS
   MIAMI BEACH WHOLE LOAN; SERVICING OF THE WELLPOINT OFFICE TOWER WHOLE LOAN

     Pursuant to the terms of the related intercreditor agreements, all of the mortgaged loans included in the General Motors Building Whole Loan, the Loews
Miami Beach Whole Loan and the Wellpoint Office Tower Whole Loan will be serviced and administered pursuant to the COMM 2005-LP5 Pooling and Servicing
Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement. In that regard,

     o    Wells Fargo Bank, N.A., which is the trustee under the COMM 2005-LP5
          Pooling and Servicing Agreement, is, in that capacity, the lender of record with respect to the mortgaged properties securing the General
          Motors Building Whole Loan, the Loews Miami Beach Whole Loan and the
          Wellpoint Office Tower Whole Loan;

     o    Midland Loan Services, Inc., which is the master servicer under the
          COMM 2005-LP5 Pooling and Servicing Agreement, is, in that capacity, the master servicer for the General Motors Building Whole Loan, the
          Loews Miami Beach Whole Loan and the Wellpoint Office Tower Whole Loan
          under the COMM 2005-LP5 Pooling and Servicing Agreement. However, P&I
          advances with respect to the General Motors Building Loan, the Loews
          Miami Beach Whole Loan and the Wellpoint Office Tower Whole Loan will be made by the master servicer or the trustee, as applicable, as described in "The Pooling and Servicing Agreement--P&I and Servicing
          Advances" in this prospectus supplement; and

     o    Lennar Partners, Inc., which is the special servicer under the COMM
          2005-LP5 Pooling and Servicing Agreement, is, in that capacity, the special servicer with respect to the General Motors Building Whole
          Loan, the Loews Miami Beach Whole Loan and the Wellpoint Office Tower
          Whole Loan under the COMM 2005-LP5 Pooling and Servicing Agreement.

                                     S-116

     The majority certificateholder of the controlling class will not have any rights with respect to the servicing and administration of the General Motors
Building Loan, the Loews Miami Beach Loan and the Wellpoint Office Tower Loan
under the COMM 2005-LP5 Pooling and Servicing Agreement, except as set forth under "Description of the Mortgage Pool--The General Motors Building Whole
Loan--Rights of the Holder of the General Motors Building B Note," "Description
of the Mortgage Pool--The Loews Miami Beach Whole Loan," and "Description of
the Mortgage Pool--The Wellpoint Office Tower Whole Loan," respectively, in this prospectus supplement. For a discussion regarding the rights of the holder of the B Notes, see "Description of the Mortgage Pool--Rights of the Holder of
the General Motors Building B Note" in this prospectus supplement.

     SERVICING OF THE 125 WEST 55TH STREET WHOLE LOAN

     Pursuant to the terms of the related intercreditor agreements, all of mortgaged loans included in the 125 West 55th Street Whole Loan will be serviced and administered pursuant to the GE 2005-C2 Pooling and Servicing
Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement. In that regard,

     o  Wells Fargo Bank, N.A., which is the trustee under the GE 2005-C2
        Pooling and Servicing Agreement, is, in that capacity, the lender of record with respect to the mortgaged properties securing the 125 West
        55th Street Whole Loan;

     o  GEMSA Loan Services, L.P., which is the master servicer under the GE
        2005-C2 Pooling and Servicing Agreement, is, in that capacity, the master servicer for the 125 West 55th Street Loan under the GE 2005-C2
        Pooling and Servicing Agreement. However, P&I advances with respect to the 125 West 55th Street Loan will be made by the master servicer or the trustee, as applicable, as described in "The Pooling and Servicing
        Agreement--P&I and Servicing Advances" in the prospectus supplement;
        and

     o  Lennar Partners, Inc., which is the special servicer of the 125 West
        55th Street Whole Loan under the GE 2005-C2 Pooling and Servicing
        Agreement, is, in that capacity, the special servicer with respect to the 125 West 55th Street Whole Loan under the GE 2005-C2 Pooling and
        Servicing Agreement.

     The majority certificateholder of the controlling class will not have any rights with respect to the servicing and administration of the 125 West 55th
Street Loan under the GE 2005-C2 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--The 125 West 55th Street Whole
Loan" in this prospectus supplement.

     SPECIALLY SERVICED MORTGAGE LOANS

     Subject to any cure rights exercisable by the related mezzanine lender, if any, a specially serviced mortgage loan is any mortgage loan (other than the
General Motors Building Loan, the Loews Miami Beach Loan, the Wellpoint Office
Tower Loan and the 125 West 55th Street Loan) as to which any of the following special servicing events has occurred:

                                     S-117

     (1)  any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) one-year extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

     (2)  any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3)  either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related borrower has requested a material modification of the payment terms of the loan or
          (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

     (4)  either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5)  a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6)  the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7)  the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable

                                     S-118

          insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8)  the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     (1)  for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     (2)  for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     (3)  for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     (4)  for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer each group of cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Servicing transfer events for the General Motors Building Loan are determined under the COMM 2005-LP5 Pooling and Servicing Agreement. A servicing transfer event for the General Motors Building Whole Loan under the COMM
2005-LP5 Pooling and Servicing Agreement will generally be delayed if the holders of the General Motors Building B Note are making all cure payments with respect to a monetary default or curing a non-monetary default, in each case, in accordance with the applicable intercreditor agreement and subject to limitations upon the number of cure payments that may be made during the term of the General Motors Building Whole Loan. In addition, so long as any holder of a General Motors Building B Note is exercising its right to cure certain events of default under the General Motors Building Whole Loan pursuant to the applicable intercreditor agreement, neither the COMM 2005-LP5 Master Servicer nor the COMM 2005-LP5 Special Servicer may treat such event of default as an event of default; provided that such limitation shall not prevent the COMM
2005-LP5 Master Servicer from collecting default interest, late charges or any other similar or applicable amounts from the related borrower.

                                     S-119

     A servicing transfer event for the Windsor Hospitality Portfolio Whole
Loan under the pooling and servicing agreement will generally be delayed if the holder of the Windsor Hospitality Portfolio B Note is making all cure payments required by the applicable co-lender agreement, subject to limitations upon the number of cure payments that may be made. In addition, so long as the holder of the Windsor Hospitality Portfolio B Note is exercising its right to cure certain events of default under the Windsor Hospitality Portfolio Whole Loan pursuant to the applicable co-lender agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the Windsor Hospitality Portfolio Whole Loan or commencing foreclosure proceedings.

     A servicing transfer event for the San Marcos Apartments Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the San Marcos Apartments B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments that may be made during the term of the Mortgage Loan. In addition, so long as the holder of the San Marcos Apartments B Note is exercising its right to cure certain events of default under the San Marcos
Apartments Whole Loan pursuant to the applicable intercreditor agreement, neither the master servicer nor the special service may treat such event of default as such for purposes of accelerating the San Marcos Apartments Whole
Loan or commencing foreclosure proceedings. See "Description of the Mortgage
Pool--The San Marcos Apartments Whole Loan--Rights of the Holder of the San
Marcos Apartments B Note--Cure Rights" in this prospectus supplement.

     A servicing transfer event for the College Station Apartments Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the College Station Apartments B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments that may be made during the term of the
Mortgage Loan. In addition, so long as the holder of the College Station
Apartments B Note is exercising its right to cure certain events of default under the College Station Apartments Whole Loan pursuant to the applicable intercreditor agreement, neither the master servicer nor the special service may treat such event of default as such for purposes of accelerating the
College Station Apartments Whole Loan or commencing foreclosure proceedings.
See "Description of the Mortgage Pool--The College Station Apartments Whole
Loan--Rights of the Holder of the San Marcos Apartments B Note--Cure Rights" in
this prospectus supplement.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to
25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding.
Initially, the controlling class will be the Class P certificates. The holder or holders of certificates

                                     S-120

entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph and the terms of any applicable intercreditor agreement, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five (5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     (1)  any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     (2)  any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge;

     (3)  any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under
          "Description of the Certificates--Termination; Retirement of
          Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     (4)  any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     (5)  any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     (6)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     (7)  any release of any performance or "earn-out" reserves, escrows or letters of credit;

     (8)  any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

                                     S-121

     (9)  any change in property manager or, with respect to a hospitality loan, any change in franchise.

     In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent or approve by the majority certificateholder of the controlling class, an operating advisor or other person with consent rights under the applicable intercreditor agreement or pooling and servicing agreement or any advice, direction or objection from any such person would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Windsor Hospitality Portfolio B Note retains its consultation and consent rights with respect to the Windsor Hospitality Portfolio Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Windsor
Hospitality Portfolio B Note as described under "Description of the Mortgage
Pool--The Windsor Hospitality Portfolio Whole Loan--Rights of the Holder of the
Windsor Hospitality Portfolio B Note--Consultation and Consent" above.
Notwithstanding anything in this section to the contrary, so long as the holder of the San Marcos Apartments B Note retains its consultation and consent rights with respect to the San Marcos Apartments Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the San Marcos Apartments B Note as described under "Description of the Mortgage Pool--The San Marcos Apartments
Whole Loan--Rights of the Holder of the San Marcos Apartments B
Note--Consultation and Consent" above. Notwithstanding anything in this section to the contrary, so long as the holder of the College Station Apartments B Note retains its consultation and consent rights with respect to the College Station
Apartments Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the College Station Apartments B Note as described under "Description of the Mortgage Pool--The College Station Apartments Whole Loan--Rights of the
College Station Apartments B Note--Consultation and Consent" above.

     TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS
     AND REO PROPERTIES

     Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate

                                     S-122

a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the Windsor Hospitality Portfolio Whole Loan, the San
Marcos Apartments Whole Loan, and the College Station Apartments Whole, so long as the holder of the Windsor Hospitality Portfolio B Note, the San Marcos
Apartments B Note and the College Station Apartments B Note, as applicable, retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Windsor Hospitality Portfolio B Note, the San
Marcos Apartments B Note and the College Station Apartments B Note, as
applicable, as described under "Description of the Mortgage Pool--The Windsor
Hospitality Portfolio Whole Loan--Termination of the Special Servicer," "--The
San Marcos Apartments Whole Loan--Termination of the Special Servicer" and
"--The College Station Apartments Whole Loan--Termination of the Special
Servicer" above.

     The designated replacement will become the special servicer as of the date the trustee has received:

     (1)  written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     (2)  a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     (3)  an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See "Description of the Mortgage Pool" in this prospectus supplement.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing
Agreements--Evidence as to Compliance" and "--Matters Regarding the Master
Servicer and the Depositor."

     A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus

                                     S-123

supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in Annex A to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed. For purposes of calculating the master servicing fee relating to the Windsor Hospitality Portfolio Loan, such fee will accrue on the Windsor Hospitality Portfolio Whole Loan.

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the General Motors Building Loan, the
125 West 55th Street Loan, the Loews Miami Beach Loan and the Wellpoint Office
Tower Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. Any special servicing fees payable with respect to the
General Motors Building Loan, the Loews Miami Beach Loan and the Wellpoint
Office Tower Loan will be paid to the COMM 2005-LP5 Special

                                     S-124

Servicer. Any special fees payable with respect to the 125 West 55th Street
Loan will be paid to the GE 2005-C2 Special Servicer. For purposes of calculating the special servicing fee relating to the Windsor Hospitality
Portfolio Loan, the San Marcos Apartments Loan and the College Station
Apartments Loan such fee will accrue on the Windsor Hospitality Portfolio Whole
Loan, the San Marcos Apartments Whole Loan and the College Station Apartments
Whole Loan, respectively.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of, and paid from, each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan.

     If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan other than the payment of three consecutive monthly payments as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the General Motors Building Loan, the Loews Miami
Beach Loan and the Wellpoint Office Tower Loan will be paid to the COMM
2005-LP5 Special Servicer. See "--Servicing of the General Motors Building
Whole Loan," "--Servicing of the Loews Miami Beach Whole Loan," and
"--Servicing of the Wellpoint Office Tower Whole Loan," above. Any workout fees payable with respect to the 125 West 55th Street Loan will be paid to the GE
2005-C2 Special Servicer. See "--Servicing of the 125 West 55th Street Whole
Loan" above. For purposes of calculating the workout fee relating to the
Windsor Hospitality Portfolio Loan, the San Marcos Apartments Loan and the
College Station Apartments Loan such fee will accrue on the Windsor Hospitality
Portfolio Whole Loan, the San Marcos Apartments Whole Loan and the College
Station Apartments Whole Loan.

                                     S-125

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of, and paid from, the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan by any mortgage loan seller or person exercising the rights of the majority certificateholder of the controlling class pursuant to the sale of a defaulted mortgage loan option as described under "Sale of Defaulted Mortgage Loans," unless the purchase is pursuant to an option exercised by an assignee of the holder of certificates evidencing a majority interest in the controlling class which assignee acquired the option by assignment for no material consideration and the exercise of the option by the assignee took place more than 90 days after the date the initial notice of option was sent or from the purchase of all of the mortgage loans and
REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. No liquidation fee will be payable on liquidation proceeds received from the purchase of any mortgage loan by a holder of a Companion Loan, mezzanine loan or B Note in connection with the exercise of a purchase option under a related intercreditor agreement under certain circumstances set forth therein. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable in connection with the sale of a defaulted mortgage loan will be payable from, and not in addition to, the option purchase price.
Any liquidation fee payable with respect to the General Motors Building Loan, the Loews Miami Beach Loan and the Wellpoint Office Tower Loan, will be paid to the COMM 2005-LP5 Special Servicer, and any liquidation fee payable with respect to the 125 West 55th Street Loan, will be paid to the GE 2005-C2
Special Servicer, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above. For purposes of calculating the liquidation fee relating to the Windsor Hospitality Portfolio
Loan, the San Marcos Apartments Loan and the College Station Apartments Loan
such fee will accrue on the Windsor Hospitality Portfolio Whole Loan, the San
Marcos Apartments Whole Loan and the College Station Apartments Whole Loan.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer

                                     S-126

and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment
Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates that fall on the determination date, the master servicer will cover
Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding
0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account.
See "The Pooling and Servicing Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus and
"Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than with respect to the General
Motors Building Loan, the Loews Miami Beach Loan,

                                     S-127

the Wellpoint Office Tower Loan and the 125 West 55th Street Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1)  with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2)  the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that two years before the distribution date in May 2043 which is the rated final distribution date;

     (3)  the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

          o   cause any trust REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions"
              or "contributions" after the startup date of any of such REMICs under the REMIC Provisions, or

          o   cause any mortgage loan to cease to be a "qualified mortgage"
              within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

     (4)  the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any

                                     S-128

          hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5)  with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o   the limitations, conditions and restrictions in clauses (1)
              through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

          o   the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within ten (10)
business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved.
Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification
(unless such condition has been waived by the majority certificateholder of the controlling class).

     Notwithstanding anything in this section to the contrary, so long as the holders of the Windsor Hospitality Portfolio B Note, the San Marcos Apartment B
Note or the College Station Apartments B Note retain their consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Windsor Hospitality Portfolio B Note, the San Marcos Apartment B Note or
the College Station Apartments B Note as described under "Description of the
Mortgage Pool--The Windsor Hospitality Portfolio Whole Loan--Rights of the
Holder of the Windsor Hospitality Portfolio B Note--Consultation

                                     S-129

and Consent," "--The San Marcos Apartments Whole Loan--Consultation and
Consent" and "--The College Station Apartments Whole Loan--Consultation and
Consent" above.

     If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard, what course of action to take.

     ENFORCEMENT OF THE ARD LOANS

     The special servicer and any replacement special servicer may not take any enforcement action on the ARD loans for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loans. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on the ARD loans on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the
General Motors Building Loan, the 125 West 55th Street Loan, the Loews Miami
Beach Loans and the Wellpoint Office Tower Loan, except as described below) and
(b) any mortgage loan seller with respect to the mortgage loans (other than with respect to the General Motors Building Loan, the 125 West 55th Street
Loan, the Loews Miami Beach Loans and the Wellpoint Office Tower Loan, except as described below) it originated or purchased, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class will have the exclusive right to exercise its option for 60 days, and then the applicable mortgage loan seller will have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than with respect to the General Motors Building Loan, the Loews Miami Beach Loan,
the Wellpoint Office Tower Loan and the 125 West 55th Street Loan, except as described below) will equal the fair value of such mortgage loan, as determined by the special servicer, provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance, plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60

                                     S-130

days). If the option is exercised by the majority certificateholder of the controlling class, the applicable mortgage loan seller or any of their affiliates, then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The fair value option described above will not apply to the General Motors
Building Loan, the Loews Miami Beach Loan, the Wellpoint Office Tower Loan and
the 125 West 55th Street Loan, except as provided below.

     With respect to the General Motors Building Loan, the Loews Miami Beach
Loan and the Wellpoint Office Tower Loan, if the General Motors Building
Companion Loans, Loews Miami Beach Companion Loans or the Wellpoint Office
Tower Companion Loans owned by the COMM 2005-LP5 Trust are subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the General Motors Building Loan, the Loews Miami Beach Loan and/or the
Wellpoint Office Tower Loan, as applicable, from the trust at the purchase price determined by the COMM 2005-LP5 Special Servicer in accordance with the
COMM 2005-LP5 Pooling and Servicing Agreement. Such right with respect to the
General Motors Building Loan will be subject to the right of the holders of the
General Motors Building B Note to purchase the General Motors Building Loan and the General Motors Building Companion Loans as described under "Description of the Mortgage Pool--The General Motors Building Whole Loan--Rights of the Holder
of the General Motors Building B Note" in this prospectus supplement.

     With respect to the 125 West 55th Street Loan, if the 125 West 55th Street
Companion Loans owned by the GE 2005-C2 Trust are subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the 125
West 55th Street Loan from the trust at the purchase price determined by the GE
2005-C2 Special Servicer in accordance with the GE 2005-C2 Pooling and
Servicing Agreement.

     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee

                                     S-131

to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on
"net income from foreclosure property" within the meaning of the REMIC provisions or a tax on "prohibited transactions" under Section 860F of the
Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a
100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or
"non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders.
Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any REO property related to the Windsor Hospitality Portfolio Whole Loan, the San Marcos
Apartments Whole Loan and the College Station Whole Loan, the trust and the holders of the Windsor Hospitality Portfolio B Note, the San Marcos Apartments
B Note and the College Station B Note, as applicable) within the time period and in the manner described under "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to any REO property related to the Windsor Hospitality Portfolio Whole Loan, the San
Marcos Apartments Whole Loan and the College Station Whole Loan, the trust and the holders of the Windsor Hospitality Portfolio B Note, the San Marcos
Apartments B Note and the College Station B Note, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection

                                     S-132

period, the special servicer will remit to the master servicer for deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than
$2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after such mortgage loan has become a specially serviced mortgage loan. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                                     S-133

                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement.
The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer, the trustee and the fiscal agent. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i)     to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii)    to pay the special servicer out of general collections, on the mortgage loans and any related REO loans, earned and unpaid special servicing fees in respect of any mortgage loan that is a specially serviced mortgage loan or REO loan and to pay the special servicer earned and unpaid workout fees and liquidation fees, as applicable, from the sources and to the extent described in "Servicing of the
             Mortgage Loans--Servicing and Other Compensation and Payment of
             Expenses";

     (iii)   to pay the master servicer any master servicing fees in respect of each mortgage loan and each REO loan; provided, such payments are to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned;

     (iv)    to reimburse the master servicer, the trustee or the fiscal agent, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer, the trustee or the fiscal agent, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement);

     (v)     to pay the master servicer, the trustee or the fiscal agent, as applicable, interest accrued on the advances described in clause
             (iv) above incurred by it while such remain outstanding and unreimbursed, first, by application of any penalty charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer, the trustee or the fiscal agent is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

                                     S-134

     (vi)    to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
             "--Realization Upon Defaulted Mortgage Loans";

     (vii)   to reimburse the master servicer, the special servicer, the depositor, the trustee, the fiscal agent or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The
             Pooling and Servicing Agreement--Certain Matters Regarding the
             Master Servicer, Special Servicer and the Depositor" and in the
             prospectus under "The Pooling and Servicing Agreement--Matters
             Regarding the Trustee and the Fiscal Agent";

     (viii)  to pay the portion of the fees of the trustee attributable to the mortgage loan;

     (ix)    to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (x)     to pay as additional compensation (x) to the master servicer any penalty charges collected on a mortgage loan that is not a specially serviced mortgage loans and (y) to the special servicer any penalty charges collected on a specially serviced mortgage loan or related REO property, but in each case only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan;

     (xi)    to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (xii)   to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under
             "Federal Income Tax Consequences--REMICs--Taxation of Owners of
             REMIC Residual Certificates--Prohibited Transactions Tax and Other
             Taxes" in the prospectus;

     (xiii)  to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

     (xiv)   to make any other withdrawals permitted by the pooling and servicing agreement; and

     (xv)    to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the General Motors Building
Loan, the Loews Miami Beach Loan, the Wellpoint Office Tower Loan and the 125
West 55th Street Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer,

                                     S-135

on behalf of the trust (and with respect to the Windsor Hospitality Portfolio
Whole Loan, San Marcos Apartments Whole Loan and the College Station Whole
Loan, the trust and the holders of the Windsor Hospitality Portfolio B Note, the San Marcos Apartments B Note and the College Station Apartments B Note, as
applicable), and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the Certificateholders (and with respect to the Windsor Hospitality
Portfolio Whole Loan, San Marcos Apartments Whole Loan and the College Station
Whole Loan, the trust and the holders of the Windsor Hospitality Portfolio B
Note, the San Marcos Apartments B Note and the College Station Apartments B
Note, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

     (i)     such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
             (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii)    the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage
             Loans--Environmental Considerations" in the prospectus.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Windsor Hospitality Portfolio B Note, the San Marcos Apartments B
Note and the College Station Apartments B Note, as applicable, retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Windsor Hospitality Portfolio B Note, the San Marcos
Apartments B Note and the College Station Apartments B Note, as applicable, as described under "Description of the Mortgage Pool--The Windsor Hospitality
Portfolio Whole Loan--Rights of the Holder of the Windsor Hospitality Portfolio
B Note--Consultation and Consent," "--The San Marcos Apartments Whole
Loan--Rights of the Holder of the San Marcos Apartments B Note--Consultation
and Consent" and "--The College Station Apartments Whole Loan--Rights of the
Holder of the College Station Apartments B Note--Consultation and Consent"
above.

                                     S-136

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the Windsor Hospitality Portfolio Whole Loan, the San Marcos
Apartments Whole Loan and the College Station Apartments Whole Loan, the
holders of the Windsor Hospitality Portfolio B Note, the San Marcos Apartments
B Note and the College Station Apartments B Note, respectively) and will be authorized at such time as it deems appropriate to release all or a portion of such mortgaged property from the lien of the related mortgage. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee and the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the Windsor Hospitality Portfolio Whole Loan, the San Marcos
Apartments Whole Loan and the College Station Whole Loan, the holders of the
Windsor Hospitality Portfolio B Note, the San Marcos Apartments B Note and the
College Station Apartments B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class or, with respect to the Windsor Hospitality Portfolio Loan, so long as the holder of the Windsor
Hospitality Portfolio B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Windsor Hospitality
Portfolio Whole Loan--Rights of the Holder of the Windsor Hospitality Portfolio
B Note--Consultation and Consent," the holder of the Windsor Hospitality
Portfolio B Note, or, with respect to the San Marcos Apartments Loan, so long as the holder of the San Marcos Apartments B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The San
Marcos Apartments Whole Loan--Rights of the Holder of the San Marcos Apartments
B Note--Consultation and Consent," the holder of the San Marcos Apartments B
Note, or, with respect to the College Station Apartments Loan, so long as the holder of the College Station Apartments B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The College
Station Apartments Whole Loan--Rights of the College Station Apartments B
Note--Consultation and Consent," the holder of the College Station Apartments B
Note, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or such longer period as may be permissible under applicable REMIC provisions in effect from time to time, unless (i) the IRS grants an extension of time to sell such property or (ii)
the trustee receives an opinion of independent counsel to the effect that the holding of an

                                     S-137

interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, unless otherwise in the best interest of the trust, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section
860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses and fees incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. Except with respect to the General
Motors Building Loan, the 125 West

                                     S-138

55th Street Loan, the Loews Miami Beach Loan and the Wellpoint Office Tower
Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in the prospectus and "Description of the Mortgage
Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement. Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession or control of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class or, with respect to the Windsor
Hospitality Portfolio Loan, the San Marcos Apartments Loan or the College
Station Apartments Loan so long as the holder of the Windsor Hospitality
Portfolio B Note, the San Marcos Apartments B Note or the College Station
Apartments B Note, as applicable, retain its consultation and consent rights as described in "Description of the Mortgage Pool--The Windsor Hospitality
Portfolio Whole Loan--Rights of the Holder of the Windsor Hospitality Portfolio
B Note--Consultation and Consent," "--The San Marcos Apartments Whole Loan--
Consultation and Consent" and "--The College Station Apartments Whole Loan--
Consultation and Consent," the holder of the Windsor Hospitality Portfolio B
Note, the San Marcos Apartments B Note or the College Station Apartments B
Note, as applicable, has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class, the holder of the
Windsor Hospitality Portfolio B Note, the holder of the San Marcos Apartments B
Note or the holder of the College Station Apartments B Note, as applicable, may reasonably request, then the waiver will be deemed approved.

     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
     DEPOSITOR

     The master servicer and the special servicer each is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's (as applicable) obligations and duties under the

                                     S-139

pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, or any director, officer, employee or agent of the master servicer, the special servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability.
The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.
In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     The pooling and servicing agreement will also provide that the COMM
2005-LP5 Master Servicer, the COMM 2005-LP5 Special Servicer, the related trustee under the COMM 2005-LP5 Pooling and Servicing Agreement, and any
director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the General Motors Building Whole Loan, the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan under the
COMM 2005-LP5 Pooling and Servicing Agreement or under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a General Motors Building Companion Loan, Loews Miami
Beach Companion Loan, or Wellpoint Office Tower Companion Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the COMM 2005-LP5 Pooling and Servicing Agreement.

                                     S-140

     The pooling and servicing agreement will also provide that the GE 2005-C2
Master Servicer, the GE 2005-C2 Special Servicer, the related trustee under the
GE 2005-C2 Pooling and Servicing Agreement, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the 125 West 55th Street Whole Loan under the GE 2005-C2 Pooling and Servicing
Agreement, under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a 125 West 55th
Street Companion Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the
GE 2005-C2 Pooling and Servicing Agreement.

     Any person into which the master servicer, the special servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the master servicer, the depositor or the special servicer, as applicable, will be the successor of the master servicer, the depositor or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

     o   with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o   such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, each of the master servicer and the special servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     (1)  any failure by the master servicer or the special servicer to make a required deposit, or remit for deposit, to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount

                                     S-141

          required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant distribution date;
          or

     (2)  any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     (3)  any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor or the holders of certificates entitled to not less than 25% of the voting rights;
          provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (4)  any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (5)  the trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

     (6)  the master servicer or the special servicer, as the case may be, is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal and the master servicer or the special servicer is not reinstated on such list within 30 days.

                                     S-142

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1)  the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2)  any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3)  the funds or assets that are deposited in the certificate account, any
          REO account and the interest reserve account;

     (4)  the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5)  rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of
$25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede &
Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered
Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream International S.A. or Euroclear Bank
S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

                                     S-143

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United
States or through Clearstream or Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders.
Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the
investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and
Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or

                                     S-144

Euroclear, as the case may be, immediately following the DTC settlement date.
These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or
Clearstream participant on that business day. Cash received in Clearstream or
Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of
Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the
Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for
Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and
Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

                                     S-145

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures,
DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC,
Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex D to this prospectus supplement.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and
Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

                                     S-146

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The Class X certificates will not have a certificate balance, but instead will represent the right to receive distributions of interest accrued on a notional principal amount. The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     The notional amount of the Class X-1 certificates will equal the aggregate certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates outstanding from time to time. The total initial notional amount of the Class
X-1 certificates will be approximately $1,627,152,258 although it may be as much as 5% larger or smaller.

     The notional amount of the Class X-2 certificates will equal:

     o   during the period following the initial issuance of the certificates
         through and including the distribution date in          , the sum of
         (a) the lesser of $     and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class      certificates outstanding
         from time to time and (c) the aggregate certificate balances of the
         Class      certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in              , the sum
         of (a) the lesser of $      and the certificate balance of the
         Class      certificates outstanding from time to time, (b) the lesser
         of $      and the certificate balance of the Class       certificates
         outstanding from time to time and (c) the aggregate certificate
         balances of the Class       certificates outstanding from time to
         time;

     o   during the period from and including the distribution date in
         through and including the distribution date in           , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time and (c) the aggregate certificate
         balances of the Class       certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in          , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b)

                                     S-147

         the lesser of $       and the certificate balance of the Class
         certificates outstanding from time to time, (c) the aggregate
         certificate balances of the Class      certificates outstanding from
         time to time and (d) the lesser of $       and the certificate balance
         of the Class       certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in          , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the aggregate certificate balances
         of the Class       certificates outstanding from time to  time and
         (d) the lesser of $       and the certificate balance of the
         Class      certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in         , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class      certificates outstanding
         from time to time, (c) the aggregate certificate balances of the
         Class       certificates outstanding from time to time and (d) the
         lesser of $       and the certificate balance of the Class
         certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in         , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the aggregate certificate balances
         of the Class       certificates outstanding from time to time and
         (d) the lesser of $       and the certificate balance of the
         Class      certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in        , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the aggregate certificate balances
         of the Class       certificates outstanding from time to time and
         (d) the lesser of $        and the certificate balance of the
         Class     certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in        , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the aggregate certificate balances
         of the Class       certificates outstanding from time to time and
         (d) the lesser of $       and the certificate balance of the
         Class     certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in         , the sum of
         (a) the lesser of $       and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the lesser of $       and the
         certificate balance of the Class       certificates outstanding from
         time to time, (d) the aggregate

                                     S-148

         certificate balances of the Class       certificates outstanding from
         time to time and (e) the lesser of $       and the certificate balance
         of the Class       certificates outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in        , the sum of
         (a) the lesser of $      and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time, (c) the lesser of $       and the
         certificate balance of the Class       certificates outstanding from
         time to time, (d) the aggregate certificate balances of the Class certificates outstanding from time to time and (e) the lesser of
         $       and the certificate balance of the Class       certificates
         outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in         , the sum of
         (a) the lesser of $       and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         the certificate balance of the Class       certificates outstanding
         from time to time, (c) the lesser of $        and the certificate
         balance of the Class        certificates outstanding from time to
         time, (d) the aggregate certificate balances of the Class
         certificates outstanding from time to time and (e) the lesser of $
         and the certificate balance of the Class       certificates
         outstanding from time to time;

     o   during the period from and including the distribution date in
         through and including the distribution date in         , the sum of
         (a) the lesser of $       and the certificate balance of the Class
         certificates outstanding from time to time, (b) the lesser of $
         and the certificate balance of the Class      certificates outstanding
         from time to time, (c) the aggregate certificate balances of the
         Class       certificates outstanding from time to time and (d) the
         lesser of $         and the certificate balance of the Class
         certificates outstanding from time to time; and

     o   following the distribution date in           , $0.

     The total initial notional amount of the Class X-2 certificates will be
approximately $           , although it may be as much as 5% larger or smaller.

     No class of REMIC residual certificates nor the Class Q certificates nor the Class W certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to any class of certificates (other than the Class X certificates and the REMIC residual certificates) will be equal to either (a) a fixed rate, (b) the lesser of a specified fixed rate for such class or the Weighted Average Net Mortgage Rate or (c) the Weighted Average Net
Mortgage Rate minus a specified rate (which may be zero).

     The pass-through rate applicable to the Class X-2 certificates for the initial distribution date will equal approximately  % per annum. The pass-through rate for

                                     S-149

the Class X-2 certificates, for each distribution date subsequent to the
initial distribution date and through and including the   distribution date,
will equal the weighted average of the respective strip rates, which we refer to as "Class X-2 Strip Rates", at which interest accrues from time to time on the respective components of the notional amount of the Class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components.
Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under "--Certificate Balance and Notional Amounts" above as being part of the notional amount of the Class X-2 certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the distribution date on any particular component of the notional amount of the
Class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal with respect to each applicable class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any of:

     (1)  the lesser of (a) the reference rate specified in Annex       to this
          prospectus supplement for such interest accrual period and (b) the
          Weighted Average Net Mortgage Rate for such interest accrual period, over

     (2)  the pass-through rate in effect during such interest accrual period for such class of certificates.

     Following the   distribution date, the Class X-2 certificates will cease
to accrue interest. In connection therewith, the Class X-2 certificates will
have a 0% pass-through rate for the   distribution date and for each
distribution date thereafter.

     The pass-through rate applicable to the Class X-1 certificates for the initial distribution date will equal approximately  % per annum. The pass-through rate for the Class X-1 certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as "Class X-1 Strip
Rates", at which interest accrues from time to time on the respective components of the notional amount of the Class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of certain classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class X-1 certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the notional amount of the Class X-2 certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the notional amount of the Class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one

                                     S-150

or more other separate components of the Class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest for each distribution date on or prior to the distribution date on any particular component of the notional amount of the
Class X-1 certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

     (1)  if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class X-2 certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex to this prospectus supplement for such interest accrual period and
          (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

     (2)  if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of (i) the reference rate specified in Annex to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such component;

     (3)  if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net
          Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

     (4)  if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such component.

     For purposes of the accrual of interest on the Class X-1 certificates for
each distribution date subsequent to the   distribution date, the certificate
balance of each class of Class A and subordinate certificates will constitute one or more separate components of the notional amount of the Class X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest period

                                     S-151

will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate
for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose certificate balance makes up such component.

     For purpose of calculating the Class X-1 and Class X-2 Strip Rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

     The Class Q certificates do not have a pass-through rate and are entitled to receive only excess interest on the ARD loans following the anticipated repayment date for such ARD loans.

     The Class W certificates do not have a pass-through rate and are entitled to receive only exit fees, if any, received on the Windsor Hospitality
Portfolio Loan.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted
Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified in Annex A to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

                                     S-152

     (1)  any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2)  the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such
1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5)
business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution.
In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. Loan group 1 includes 90 properties used for commercial and manufactured housing purposes whereas loan group 2 includes 21 properties used for multifamily residential purposes. Annex A to this prospectus supplement under the heading "Loan group"
identifies the mortgage loans as belonging to either loan group 1 or loan group
2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution
Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the Class A-1, Class A-1A, Class
A-2, Class A-3 and Class A-4 certificates on any distribution date, the
Available Distribution Amount for such date will be divided into two portions:
the loan group 1 distribution amount and the loan group 2 distribution amount.
The "loan group 1 distribution

                                     S-153

amount" for any distribution date will consist of all amounts included in the
Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the
Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available
Distribution Amount for that date in the following order of priority:

     (1)  to pay interest, concurrently: (i) pro rata, to the holders of the
          Class A-1, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the
          Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X-1 and X-2 certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the
          Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2)  to pay principal, concurrently: (i)(a) first to the holders of the
          Class A-1 certificates in an amount up to the loan group 1 principal amount on such distribution date and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the

                                     S-154

          holders of the Class A-1A certificates and the above distributions on the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class
          A-1 and Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the Class A-1 and Class A-2 certificates have been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates and the above distributions on the
          Class A-1, Class A-2 and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the
          Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class
          A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3)  to reimburse the holders of the classes of Class A-1, Class A-1A,
          Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4)  to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o   first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o   second, if the certificate balances of the Class A-1, Class A-1A,
              Class A-2, Class A-3 and Class A-4 certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

                                     S-155

              (a)  the then outstanding certificate balance of that class of certificates, and

              (b)  the remaining portion, if any, of the Principal Distribution
                   Amount for that distribution date, or, on the final
                   distribution date resulting from the termination of the
                   trust, up to an amount equal to the then outstanding
                   certificate balance of that class of certificates; and

          o   third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5)  the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be made to the holders of the respective classes of those certificates, pro rata, regardless of loan group, as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment
Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest
Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%. See "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

                                     S-156

     An assumed monthly payment is an amount deemed due for:

     (1)  any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2)  the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3)  any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated
maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:



The prepayment premium or           discount rate fraction         principal allocation fraction
                              *                              *
 yield maintenance charge                for that class                      of that class


     The discount rate fraction for any class of certificates is equal to:

       pass-through rate for
       that class of certificates--relevant discount rate
       ------------------------------------------------------
       mortgage rate of the
       related mortgage loan--relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date will be calculated for the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G and Class H certificates as follows:

                                     S-157

       the principal distribution amount to that class
       of certificates for that distribution date
       ------------------------------------------------------
       the sum of the principal distribution amount to
       the Class A-1, Class A-2, Class A-3, Class A-4,
       Class A-J, Class B, Class C, Class D, Class E,
       Class F, Class G and Class H certificates for that
       distribution date.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date will be calculated for the Class A-1A certificates as follows:

       the principal distribution amount to the
       Class A-1A certificates for that distribution date
       ------------------------------------------------------
       the principal distribution amount to the
       Class A-1A certificates for that distribution date.

     The portion, if any, of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated above will be distributed to the holders of the Class X-1 certificates and Class X-2 certificates based
on a ratio of   to   through and including the Distribution Date in  . After
the Distribution Date in  , any prepayment premium or yield maintenance charge remaining after payments to the holders of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H or Class A-1A, as applicable, will be distributed to the Class X-1 certificates.

     For any prepaid mortgage loan with a prepayment premium, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in
Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the discount rate means the discount rate used to calculate such yield maintenance charge.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     No excess interest collected on the ARD loans will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

                                     S-158

   Excess liquidation proceeds are the excess of:

     (1)  proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2)  the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)  determining distributions on the certificates;

     (2)  allocating of realized losses and additional trust expenses to the certificates; and

     (3)  calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the
Principal Distribution Amount. Operating revenues and other proceeds from an
REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances"
below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account in respect of all the mortgage loans that do not accrue interest on the basis of a 30/360 interest accrual method, and also with respect to the General Motors Building Loan and the 125 West 55th Street Loan,
an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that interest reserve loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that interest reserve loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts.
For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and
February, if any, and deposit this amount into the distribution account. The withheld amount for each applicable distribution date for each mortgage loan that

                                     S-159

does not accrue interest on the basis of a 30/360 interest accrual method will be equal to 1/31st of the interest accrued in respect of the immediately preceding due date, and the withheld amount for each applicable distribution date for the General Motors Building Loan and the 125 West 55th Street Loan
will be equal to 1/30th of the interest accrued in respect of the immediately preceding due date, in each case to the extent a monthly payment or P&I advance is made in respect thereof.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates.

     The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available
Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution
Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated
principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class
K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and
Class A-J certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and
Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

                                     S-160

     Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal
Distribution Amount" in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above
(without accompanying principal distributions).

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1)  the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2)  the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     Realized losses on the General Motors Building Loan, any related REO companion loan or related REO property will be calculated in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated first to the General Motors Building B Note (up to the principal balance thereof) and then pro rata among the General Motors Building Loan and the
General Motors Building Companion Loans in accordance with the COMM 2005-LP5
Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Loews Miami Beach
Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the Loews Miami Beach
Loan and each Loews

                                     S-161

Miami Beach Companion Loan in accordance with the COMM 2005-LP5 Pooling and
Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Wellpoint Office
Tower Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the Wellpoint Office
Tower Loan and each Wellpoint Office Tower Companion Loan in accordance with the COMM 2005-LP5 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculations any realized loss on the 125 West 55th Street
Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the 125 West 55th Street
Loan and each 125 West 55th Street Companion Loan in accordance with the GE
2005-C2 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Windsor Hospitality
Portfolio Loan or related REO property, liquidation expenses will generally be allocated first to the Windsor Hospitality Portfolio B Note (up to the principal balance thereof and other amounts due thereon) and then the Windsor
Hospitality Portfolio Loan in accordance with the pooling and servicing agreement and the related intercreditor agreements.

     For purposes of calculating any realized loss on the San Marcos Apartments
Loan or related REO property, liquidation expenses will generally be allocated first to the San Marcos Apartments B Note (up to the principal balance thereof and other amounts due thereon) and then the San Marcos Apartments Loan in accordance with the pooling and servicing agreement and the related co-lender agreement.

     For purposes of calculating any realized loss on the College Station
Apartments Loan or related REO property, liquidation expenses will generally be allocated first to the College Station Apartments B Note (up to the principal balance thereof and other amounts due thereon) and then the College Station
Apartments Loan in accordance with the pooling and servicing agreement and the related co-lender agreement.

     Additional trust expenses will reduce amounts payable to
certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)  special servicing fees, workout fees and liquidation fees;

     (2)  interest on unreimbursed advances;

     (3)  the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the
          administration of the trust;

     (4)  unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the
          Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and
          Servicing Agreements--Matters Regarding the Master Servicer and the
          Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under
          "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and

                                     S-162

          "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
          and Other Taxes" in the prospectus;

     (5)  any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization
          Upon Defaulted Mortgage Loans" in the prospectus; and

     (6)  any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make
P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. If the trustee fails to make a required P&I advance, the fiscal agent will be required to make that P&I advance. None of the master servicer, the trustee or the fiscal agent will be required to make a P&I advance on the General Motors Building Companion Loans, the General Motors Building B Note, the 125 West 55th Street Companion Loans,
the Loews Miami Beach Companion Loans, the Wellpoint Office Tower Companion
Loans, the Windsor Hospitality Portfolio B Note, the San Marcos B Note or the
College Station B Note. No advance will be required to be made by the master servicer, the trustee or the fiscal agent, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee and the fiscal agent will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer and shall not make an advance if the special servicer has determined that such advance would be nonrecoverable.

     Notwithstanding anything herein to the contrary, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance

                                     S-163

is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer or the trustee or the fiscal agent, as applicable.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated
principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard requested by the special servicer, within five (5) business days of the master servicer's receipt of the request; provided, that the master servicer may make an emergency advance (at the direction of the special servicer) in order to avoid any material penalty, any material harm to a mortgaged property or any other material adverse consequence to the trust fund notwithstanding that, at the time such advance is made, the master servicer or special servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a nonrecoverable servicing advance. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make. The special servicer shall give the master servicer no less than five (5) business days'
written notice, which notice may be sent electronically, before the date on which the master servicer is required to make a servicing advance.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15)
days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. If the trustee fails to make

                                     S-164

the servicing advance, the fiscal agent will be required to make the servicing advance. The master servicer, the trustee and the fiscal agent are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer, the trustee or the fiscal agent is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer, the trustee or the fiscal agent will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer, the trustee or the fiscal agent may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class and may not exceed twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "The
Pooling and Servicing Agreement" above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances
(together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans (net of any principal collections applied to reimubursement of nonrecoverable advances or interest thereon), and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

     If the master servicer, the trustee or the fiscal agent, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer, the trustee or the fiscal agent, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest. The master servicer's, the trustee's or the fiscal agent's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master

                                     S-165

servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be deemed to create in the certificateholders a right to prior payment of distributions over the master servicer's, the trustee's or the fiscal agent's right to reimbursement for advances (deferred or otherwise).

     To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group
(after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

     If the master servicer, the trustee or the fiscal agent, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest will be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent (i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and (iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date will be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

     With respect to the General Motors Building Loan, if any related master servicer with respect to a General Motors Building Companion Loan determines in accordance

                                     S-166

with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such General Motors Building Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such
P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the General Motors Building Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a
P&I advance with respect to the General Motors Building Loan will not ultimately be recoverable from related proceeds collected on the General Motors
Building Loan and consequently, the master servicer does not make such P&I advance, the master servicers for each General Motors Building Companion Loan generally will not be required to make any related principal and/or interest advance with respect to such General Motors Building Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     With respect to the 125 West 55th Street Loan, if the related master servicer with respect to a 125 West 55th Street Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such 125 West 55th Street
Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the 125 West 55th Street Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the 125 West 55th Street Loan will not ultimately be recoverable from related proceeds collected on the 125 West
55th Street Loan and consequently, the master servicer does not make such P&I advance, the master servicer for each 125 West 55th Street Companion Loan generally will not be required to make any related principal and/or interest advance with respect to such 125 West 55th Street Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     With respect to the Loews Miami Beach Loan, if the related master servicer with respect to a Loews Miami Beach Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such Loews Miami Beach Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the Loews Miami Beach Loan under the

                                     S-167

pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Loews Miami Beach Loan will not ultimately be recoverable from related proceeds collected on the Loews Miami
Beach Loan and consequently, the master servicer does not make such P&I advance, the master servicer for each Loews Miami Beach Companion Loan generally will not be required to make any related principal and/or interest advance with respect to such Loews Miami Beach Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     With respect to the Wellpoint Office Tower Loan, if the related master servicer with respect to a Wellpoint Office Tower Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to such Wellpoint Office Tower
Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the Wellpoint Office Tower Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Wellpoint Office Tower Loan will not ultimately be recoverable from related proceeds collected on the
Wellpoint Office Tower Loan and consequently, the master servicer does not make such P&I advance, the master servicer for each Wellpoint Office Tower Companion
Loan generally will not be required to make any related principal and/or interest advance with respect to such Wellpoint Office Tower Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     The master servicer, the trustee and the fiscal agent each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the
"Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account.
Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

                                     S-168

     APPRAISAL REDUCTIONS

     A mortgage loan (other than the General Motors Building Loan, the Loews
Miami Beach Loan, the Wellpoint Office Tower Loan and the 125 West 55th Street
Loan) will become a required appraisal loan upon the earliest of:

     (1)  the date on which the mortgage loan becomes a modified mortgage loan,

     (2)  the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3)  the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4)  the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)  the 60th day following the bankruptcy of the borrower, and

     (6)  the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent
MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

     (1)  the stated principal balance of the required appraisal loan,

     (2)  to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3)  all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4)  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

     over:

                                     S-169

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal
25% of the stated principal balance of the related required appraisal loan.
Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1)  affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2)  except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3)  in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the General Motors Building Whole Loan, the COMM 2005-LP5
Special Servicer will calculate any appraisal reduction amounts in a manner similar to

                                     S-170

that described above, provided that any such appraisal reductions will be allocated first to the General Motors Building B Note (up to the outstanding principal balance thereof) and then pro rata among the General Motors Building
Loan and the General Motors Building Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the 125 West 55th Street Whole Loan, the GE 2005-C2
Special Servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the 125 West 55th Street Loan and each 125 West 55th Street
Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the Loews Miami Beach Whole Loan, the COMM 2005-LP5
Special Servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the Loews Miami Beach Loan and each Loews Miami Beach
Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the Wellpoint Office Tower Whole Loan, the COMM 2005-LP5
Special Servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the Wellpoint Office Tower Loan and each Wellpoint Office
Tower Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the Windsor Hospitality Portfolio Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Windsor Hospitality Portfolio B Note (up to the outstanding principal balance thereof),and then to the Windsor Hospitality Portfolio Loan.

     With respect to the San Marcos Apartments Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the San
Marcos Apartments B Note (up to the outstanding principal balance thereof), and then to the San Marcos Apartments Loan.

     With respect to the College Station Apartments Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the College Station Apartments B Note (up to the outstanding principal balance thereof), and then to the College Station Apartments Loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan, each holder of a B note and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of

                                     S-171

annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see
"Description of the Certificates--Reports to Certificateholders" in the
prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder, each holder of a B note and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1)  A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption "Characteristics of the
          Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2)  A CMSA delinquent loan status report;

     (3)  A CMSA historical loan modification and corrected loan report;

     (4)  A CMSA historical liquidation report;

     (5)  A CMSA REO status report;

     (6)  A CMSA servicer watch list; and

     (7)  An additional report on recoveries and reimbursements;

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)  a CMSA comparative financial status report; and

     (2)  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

                                     S-172

     (1)  Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2005, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the CMSA operating statement analysis report upon request; and

     (2)  Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the
          CMSA NOI adjustment analysis worksheet upon request.

     Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, via its Internet website initially located at www.etrustee.net, the distribution date statement and the trustee reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, holder of a B note, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the

                                     S-173

distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate, holder of any companion loan or holder of a B note, originals or copies of the following items to the extent they are held by the trustee:

     (1)  the pooling and servicing agreement and any amendments;

     (2)  all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     (3)  all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and
          Servicing Agreements--Evidence as to Compliance" in the prospectus;

     (4)  the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5)  the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;
          and

     (6)  the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential.
Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

                                     S-174

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners, companion loan holders or
B note holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each will condition such disclosure upon such certificate owner, holder of a companion loan or B note holders entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1)  98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)  1% among the holders of the Class X certificates, and

     (3)  1% allocated equally among the holders of the respective classes of
          REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1)  the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     (2)  the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3)  the exchange of all then outstanding certificates, including the Class
          X certificates but excluding the REMIC residual certificates and the
          Class Q certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class
          A-1A, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C,
          Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                     S-175

     Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     (1)  the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2)  the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3)  if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available
Distribution Amount."

     THE TRUSTEE AND THE FISCAL AGENT

     The trustee is LaSalle Bank National Association. The trustee is at all times required to be, and will be required to resign if it fails to be,

     (1)  a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the
          District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2)  an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" (or "A+" as long as the short term unsecured debt is "F-1") by Fitch, "AA--" (or
          "A+" as long as the short-term senior unsecured debt is "A-1") by
          Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

                                     S-176

     The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603. Attention: Global Securities and Trust Services Group--GMAC
Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates,
Series 2005-C1.

     ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the trustee, will act as fiscal agent for the trust and is obligated to make any advance required to be made, and not made, by the master servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent is not obligated to make any advance unless it determines that the advance will be recoverable from future payments or collections. The fiscal agent is entitled to rely conclusively on any determination by the master servicer or the trustee that an advance, if made, would be nonrecoverable. The fiscal agent is entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--P&I and Servicing Advances" above. The fiscal agent is entitled to various rights, protections and indemnities similar to those afforded by the trustee. The trustee is responsible for payment of the compensation of the fiscal agent. As of March 31, 2005, the fiscal agent had consolidated assets of approximately $973 billion. In the event that LaSalle
Bank National Association will, for any reason, cease to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. will also no longer serve in the capacity of fiscal agent under the pooling and servicing agreement.

                                     S-177

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)  the purchase price of the certificates;

     (2)  the applicable pass-through rate;

     (3)  the actual performance of the mortgage loans; and

     (4)  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and
"--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" and "Risk
Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the

                                     S-178

mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See
"Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans
and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in
the prospectus.

     Because the notional amount of the Class X-1 certificates is based upon the outstanding certificate balance of all the other classes of certificates
(other than the Class X-2, Class Q, Class W and the REMIC residual certificates), and because the notional amount of the Class X-2 certificates is based upon the component notional amount of the Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-4, Class D, Class E, Class F, Class G, Class H, Class
J, Class K and Class L components and the outstanding certificate balance of the Class A-J, Class B and Class C certificates, the yield to maturity on the
Class X-1 and Class X-2 certificates will be extremely sensitive to the rate and timing of principal prepayments, liquidations, defaults and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recover the initial investment in the Class X certificates.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

                                     S-179

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lockout periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout
Loans and Additional Collateral Loans" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on
Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1)  multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

                                     S-180

     (2)  summing the results, and

     (3)  dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs.
If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to the ARD loans. The columns headed "25%," "50%," "75%" and
"100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lockout, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lockout period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lockout period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lockout period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following modeling assumptions:

     (1)  the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

                                     S-181

     (2)  the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest-only or having an interest-only period) described on
          Annex A to this prospectus supplement;

     (3)  all scheduled monthly payments, including balloon payments, are timely received on the first day of each month beginning in July 2005;

     (4)  there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5)  prepayments are made on each of the mortgage loans at the indicated
          CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loans mature on their respective anticipated repayment dates;

     (7)  each mortgage loan accrues interest under the method specified in
          "Description of the Mortgage Pool--Calculations of Interest";
          provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period (see "Characteristics of the Mortgage
          Loans--Interest-Only Loans" in Annex A to this prospectus supplement);

     (8)  none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9)  no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in July 2005;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lockout period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described in
          Annex A to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see
          "Characteristics of the Mortgage Loans--Earnout Loans" in Annex A to
          this prospectus supplement);

     (16) any mortgage loan with the choice of defeasance or yield maintenance chooses yield maintenance; and

                                     S-182

     (17) The Windsor Hospitality Portfolio Loan does not have a related Windsor
          Hospitality Portfolio B Note, the San Marcos Apartments Loan does not have a related San Marcos Apartments B Note and the College Station
          Apartments Loan does not have a related College Station Apartments B
          Note;

     (18) the settlement date is June 16, 2005.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate.
For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives)
shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-J, Class B, Class C and Class D certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................       88          88         88          88          88
June 10, 2007 ............................       74          74         74          74          74
June 10, 2008 ............................       55          55         55          55          55
June 10, 2009 ............................       32          32         32          32          32
June 10, 2010 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      2.99        2.96       2.95        2.95        2.93


                                     S-183

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1A CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                            PREPAYMENT ASSUMPTION (CPR)
                                              -------------------------------------------------------
DATE                                           0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date ..............................      100         100        100         100         100
June 10, 2006 .............................      100         100        100         100         100
June 10, 2007 .............................       99          99         99          99          99
June 10, 2008 .............................       99          99         99          99          99
June 10, 2009 .............................       98          98         98          97          91
June 10, 2010 .............................       52          52         52          52          52
June 10, 2011 .............................       51          51         51          51          51
June 10, 2012 .............................       50          50         50          50          50
June 10, 2013 .............................       48          48         48          48          48
June 10, 2014 .............................       47          47         47          47          47
June 10, 2015 .............................        0           0          0           0           0
Weighted Average Life (in years) ..........      7.26        7.24       7.22        7.20        7.00


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................      100         100        100         100         100
June 10, 2007 ............................      100         100        100         100         100
June 10, 2008 ............................      100         100        100         100         100
June 10, 2009 ............................      100         100        100         100         100
June 10, 2010 ............................       19          19         19          19          19
June 10, 2011 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      4.85        4.84       4.82        4.79        4.56


                                     S-184

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................      100         100        100         100         100
June 10, 2007 ............................      100         100        100         100         100
June 10, 2008 ............................      100         100        100         100         100
June 10, 2009 ............................      100         100        100         100         100
June 10, 2010 ............................      100         100        100         100         100
June 10, 2011 ............................       88          88         88          88          88
June 10, 2012 ............................       57          57         57          57          57
June 10, 2013 ............................       34          34         34          34          34
June 10, 2014 ............................        9           5          0           0           0
June 10, 2015 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      7.41        7.40       7.39        7.38        7.36


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................      100         100        100         100         100
June 10, 2007 ............................      100         100        100         100         100
June 10, 2008 ............................      100         100        100         100         100
June 10, 2009 ............................      100         100        100         100         100
June 10, 2010 ............................      100         100        100         100         100
June 10, 2011 ............................      100         100        100         100         100
June 10, 2012 ............................      100         100        100         100         100
June 10, 2013 ............................      100         100        100         100         100
June 10, 2014 ............................      100         100        100          99          91
June 10, 2015 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      9.72        9.69       9.66        9.62        9.43


                                     S-185

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................      100         100        100         100         100
June 10, 2007 ............................      100         100        100         100         100
June 10, 2008 ............................      100         100        100         100         100
June 10, 2009 ............................      100         100        100         100         100
June 10, 2010 ............................      100         100        100         100         100
June 10, 2011 ............................      100         100        100         100         100
June 10, 2012 ............................      100         100        100         100         100
June 10, 2013 ............................      100         100        100         100         100
June 10, 2014 ............................      100         100        100         100         100
June 10, 2015 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      9.88        9.87       9.86        9.85        9.72


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50 %CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
June 10, 2006 ............................      100         100         100         100         100
June 10, 2007 ............................      100         100         100         100         100
June 10, 2008 ............................      100         100         100         100         100
June 10, 2009 ............................      100         100         100         100         100
June 10, 2010 ............................      100         100         100         100         100
June 10, 2011 ............................      100         100         100         100         100
June 10, 2012 ............................      100         100         100         100         100
June 10, 2013 ............................      100         100         100         100         100
June 10, 2014 ............................      100         100         100         100         100
June 10, 2015 ............................        0           0           0           0           0
Weighted Average Life (in years) .........      9.98        9.97        9.94        9.90        9.73


                                     S-186

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50 %CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
June 10, 2006 ............................      100         100         100         100         100
June 10, 2007 ............................      100         100         100         100         100
June 10, 2008 ............................      100         100         100         100         100
June 10, 2009 ............................      100         100         100         100         100
June 10, 2010 ............................      100         100         100         100         100
June 10, 2011 ............................      100         100         100         100         100
June 10, 2012 ............................      100         100         100         100         100
June 10, 2013 ............................      100         100         100         100         100
June 10, 2014 ............................      100         100         100         100         100
June 10, 2015 ............................        0           0           0           0           0
Weighted Average Life (in years) .........      9.98        9.98        9.98        9.96        9.73


                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
       DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR



                                                           PREPAYMENT ASSUMPTION (CPR)
                                             -------------------------------------------------------
DATE                                          0% CPR     25% CPR     50%CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   --------   ---------   ---------

Closing Date .............................      100         100        100         100         100
June 10, 2006 ............................      100         100        100         100         100
June 10, 2007 ............................      100         100        100         100         100
June 10, 2008 ............................      100         100        100         100         100
June 10, 2009 ............................      100         100        100         100         100
June 10, 2010 ............................      100         100        100         100         100
June 10, 2011 ............................      100         100        100         100         100
June 10, 2012 ............................      100         100        100         100         100
June 10, 2013 ............................      100         100        100         100         100
June 10, 2014 ............................      100         100        100         100         100
June 10, 2015 ............................        0           0          0           0           0
Weighted Average Life (in years) .........      9.98        9.98       9.98        9.98        9.73


                                     S-187

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the
discounted present value of the assumed stream of cash flows as of        ,
2005 to equal the assumed purchase prices, plus accrued interest at the
applicable pass-through rate on page S-5 from and including        , 2005 to
but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.

             PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-188

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
             FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                         0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-189

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-190

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-191

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-192

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates (although to a lesser extent than the Class X-1 certificates) will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material adverse effect on the yield to maturity of the Class X-2 certificates (although to a lesser extent than the Class X-1 Certificates). There can be no assurance that the mortgage loans will prepay at any particular rate. In addition, the Class
X-1 Strip Rate and Class X-2 Strip Rate for any component relating to a class of principal balance certificates having a pass-through rate equal to the
Weighted Average Net Mortgage Rate will be zero. Prospective investors in the
Class X-2 certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X-2 certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the
Class X-2 certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions set forth in this prospectus supplement under "Yield and Maturity
Considerations--Weighted Average Life". It was further assumed that the aggregate purchase price of the Class X-2 certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage of the initial notional amount of the specified class and are exclusive of accrued interest.
Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the Class X-2 certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 certificates, would cause the
discounted present value of such assumed stream of cash flows as of           ,
2005 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class X-2 certificates from and including
            , 2005 to but excluding the settlement date, and by converting such monthly rates to semiannual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 certificates (and accordingly does not purport to reflect the return on any investment in the Class X-2 certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the
Class X-2 certificates is likely to differ from

                                     S-193

those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

     Any optional termination of the trust fund would result in prepayment in full of the certificates and would have an adverse effect on the yield of the
Class X-2 certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-2 certificates and any other certificates purchased at premium might not fully recover their initial investment. See "Description of the
Certificates--Termination; Retirement of Certificates".

     There can be no assurance that the mortgage loans will prepay in accordance with the modeling assumptions at any particular rate or that the yield on the Class X-2 certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-2 certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class X-2 certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class X-2 certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

                       PRE-TAX YIELD TO MATURITY (CBE),
              FOR THE CLASS X-2 CERTIFICATES AT THE SPECIFIED CPRS

                          0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                             MAINTENANCE OTHERWISE AT INDICATED CPR
                        ------------------------------------------------
ASSUMED PRICE (32NDS)    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------- -------- --------- --------- --------- ---------

                                     S-194

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United
States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loans. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal
Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of
"residual interests" in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loans, the offered certificates will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax
Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loans will pay their outstanding principal balance on its anticipated repayment date. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" in the prospectus. The Class Q certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loans. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

                                     S-195

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6)
of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS.
Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the
Federal Register.

     In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under "Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Regular Certificates-- Premium."
Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X certificates generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting

                                     S-196

future distributions on, such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a Class X certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     However, the IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests (such as the Class X Certificates) in a REMIC on August 24, 2004. In this notice, the
IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests such as the Class X Certificates, including the possible recognition of negative amounts of OID and the formulation of special guidelines for the application of Code Section 166 to REMIC IOs (such as the
Class X Certificates). It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is

                                     S-197

entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class Q certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loans only if, contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the Internal
Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class Q certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

                                     S-198

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Deutsche Bank Securities Inc.,
Morgan Stanley & Co. Incorporated and GMAC Commercial Holding Capital Markets
Corp. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases
are governed by an underwriting agreement, dated on or about            , 2005,
among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about June   , 2005 against payment therefor in
immediately available funds.

                                ALLOCATION TABLE



                                             CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS
                UNDERWRITER                   A-1     A-1A    A-2     A-3     A-4     A-J      B       C       D
------------------------------------------- ------- ------- ------- ------- ------- ------- ------- ------- ------

Deutsche Bank Securities Inc. .............   %       %       %       %       %       %       %       %       %
Morgan Stanley & Co. Incorporated .........   %       %       %       %       %       %       %       %       %
GMAC Commercial Holding Capital
 Markets Corp. ............................   %       %       %       %       %       %       %       %       %


     Each underwriter has agreed to purchase the entire portion of the offered certificates set forth opposite its name, provided the terms and conditions of the underwriting agreement are met. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter that has agreed to purchase the offered certificates must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. The compensation of the underwriters who purchase the offered certificates will be a commission representing the difference between the price they pay to GMAC
Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public, and the other underwriter will be entitled to receive a negotiated fee.
Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be
approximately   % of the aggregate certificate balance of the offered
certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the

                                     S-199

sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Deutsche Bank Securities Inc. is an affiliate of GACC. Morgan Stanley &
Co. Incorporated is an affiliate of MSMC. GMAC Commercial Holding Capital
Markets Corp. is an affiliate of the depositor and GMACCM.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Available Information." Except as
described in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Available Information," any
additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick,
Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown &
Wood LLP.

                                    RATINGS

     The offered certificates are required to receive ratings from Standard &
Poor's and Fitch that are not lower than those indicated under "Summary of
Series 2005-C1 Mortgage Pass-Through Certificates and Pool Characteristics."
The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the May
2043 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

                                     S-200

     The  ratings of the offered certificates do not, however, address any of the following:

     (1)  the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2)  the degree to which prepayments might differ from those originally anticipated;

     (3)  whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4)  whether and to what extent default interest will be collected on the mortgage loans; and

     (5)  the tax treatment of payments on the offered certificates.

     As described herein, the amounts payable with respect to the Class X-2 certificates do not include principal. If all the mortgage loans were to prepay in the initial month, with the result that the Class X-2 certificates were to receive only a single month's interest (without regard to any prepayment premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such certificate holders will nevertheless have been paid, and such result is consistent with the ratings assigned by the rating agencies to the Class X-2 certificates. The ratings of the Class X-2 certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X-2 certificates, but only the obligation to pay interest timely on the notional amount of the
Class X-2 certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X-2 certificates or the possibility that the Class X-2 certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). The notional amount upon which interest is calculated in respect of the Class X-2 certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. Accordingly, the ratings of the Class X-2 certificates should be evaluated independently from similar ratings on other types of securities.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be
"mortgage related securities" for the purposes of the Secondary Mortgage Market
Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be

                                     S-201

subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities,
Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X-2,
Class A-J, Class B, Class C or Class D certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction
Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

   (1)   the plan must be an "accredited investor" as defined in Rule
         501(a)(1) of Regulation D of the Securities and Exchange Commission
         under the Securities Act of 1933; and

   (2)   at the time of acquisition, the certificates must be rated in one of the top four, at least "BBB--" (or its equivalent) by Fitch, Moody's or Standard & Poor's.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of
Rule 501(a)(1) of Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than "BBB--" (or its equivalent) by Fitch,
Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                                     S-202

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                     S-203

                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions.
Unless the context requires otherwise, the definitions contained in this
Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     125 WEST 55TH STREET COMPANION LOANS--Each mortgage note secured by the
125 West 55th Street mortgaged property on a pari passu basis with the 125 West
55th Street Loan. The 125 West 55th Street Companion Loans are not assets of the trust.

     125 WEST 55TH STREET LOAN--The mortgage loan identified by control number
2 in Annex A to this prospectus supplement.

     125 WEST 55TH STREET WHOLE LOAN--Collectively, the 125 West 55th Street
Loan and the 125 West 55th Street Companion Loans.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any
distribution date will generally equal:

     (1)  all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          (a)  monthly payments collected but due on a due date after the related collection period;

          (b)  prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

          (c)  amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for
               additional trust expenses;

          (d)  amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          (e)  for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          (f)  amounts that represent excess liquidation proceeds; plus

     (2)  to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment
          Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls
          incurred during the related collection period; plus

     (3)  for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as

                                     S-204

          described under "Description of the Certificates--Interest Reserve
          Account" in this prospectus supplement; plus

     (4)  for any mortgage loan with a due date after the related determination date but on or prior to the master servicer remittance date in each month, the monthly payment due in the same month as that distribution date (other than balloon payments due on the master servicer remittance date, unless received by the master servicer prior to such due date) if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment
Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     COLLEGE STATION APARTMENTS B NOTE--The mortgage note secured by the
College Station Apartments mortgaged property on a subordinate basis with the
College Station Apartments Loan. The College Station Apartments B Note is not
an asset of the trust.

     COLLEGE STATION APARTMENTS LOAN--The mortgage loan identified by control number 24 on "Annex A" to this prospectus supplement.

     COLLEGE STATION APARTMENTS WHOLE LOAN--Collectively, the College Station
Apartments Loan and the College Station Apartments B Note.

     COMM 2005-LP5 MASTER SERVICER--The "servicer" under the COMM 2005-LP5
Commercial Mortgage Pass-Through Certificates, which as of the date hereof is
Midland Loan Services, Inc.

     COMM 2005-LP5 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing
Agreement, dated as of April 1, 2005, among Deutsche Mortgage Asset & Receiving
Corporation, as depositor, Midland Loan Services, Inc., as servicer, Lennar
Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee.

     COMM 2005-LP5 SPECIAL SERVICER--The "special servicer" under the COMM
2005-LP5 Commercial Mortgage Pass-Through Certificates, which as of the date hereof is Lennar Partners, Inc.

     COMM 2005-LP5 TRUST--The trust fund formed under the COMM 2005-LP5 Pooling and Servicing Agreement.

     COMM 2005-LP5 TRUSTEE--The "trustee" under the COMM 2005-LP5 Commercial
Mortgage Pass-Through Certificates, which as of the date hereof is Wells Fargo
Bank, N.A.

                                     S-205

     GE 2005-C2 MASTER SERVICER--The "servicer" under the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2005-C2, which as of the date hereof is GEMSA Loan Services, L.P.

     GE 2005-C2 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing
Agreement, dated as of May 1, 2005, among GE Commercial Mortgage Corporation, as depositor, GEMSA Loan Services, L.P., as servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee.

     GE 2005-C2 SPECIAL SERVICER--The "servicer" under the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2005-C2, which as of the date hereof is Lennar Partners, Inc.

     GE 2005-C2 TRUST--The trust fund formed under the GE 2005-C2 Pooling and
Servicing Agreement.

     GE 2005-C2 TRUSTEE--The "trustee" under the GE Commercial Mortgage
Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-C2,
which as of the date hereof is Wells Fargo Bank, N.A.

     GENERAL MOTORS BUILDING B NOTE--The mortgage note secured by the General
Motors Building mortgaged property on a subordinate basis to the General Motors
Building Loan and the General Motors Building Companion Loans.

     GENERAL MOTORS BUILDING COMPANION LOANS--Each mortgage note secured by the
General Motors Building mortgaged property on a pari passu basis with the
General Motors Building Loan. The General Motors Building Companion Loans are
not assets of the trust.

     GENERAL MOTORS BUILDING CONTROL APPRAISAL EVENT--A "General Motors
Building Control Appraisal Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the General Motors Building
B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the General
Motors Building B Note and any appraisal reduction amounts and realized losses allocated to the General Motors Building B Note, is less than 25% of the initial principal balance of the General Motors Building B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the General Motors Building B Note) or
(ii) if the directing certificateholder under the COMM 2005-LP5 Pooling and
Servicing Agreement is an affiliate of the related borrower.

     GENERAL MOTORS BUILDING LOAN--The mortgage loan identified by control number 1 in Annex A to this prospectus supplement.

     GENERAL MOTORS BUILDING SENIOR LOANS--Collectively, the General Motors
Building Loan and the General Motors Building Companion Loans.

     GENERAL MOTORS BUILDING WHOLE LOAN--Collectively, the General Motors
Building Loan, the General Motors Building Companion Loans and the General
Motors Building B Note.

     LOEWS MIAMI BEACH COMPANION LOANS--Each mortgage note secured by the Loews
Miami Beach mortgaged property on a pari passu basis with the Loews Miami Beach
Loan. The Loews Miami Beach Companion Loans are not assets of the trust.

                                     S-206

     LOEWS MIAMI BEACH LOAN--The mortgage loan identified by control number 14 in Annex A to this prospectus supplement.

     LOEWS MIAMI BEACH WHOLE LOAN--Collectively, the Loews Miami Beach Loan and
the Loews Miami Beach Companion Loans.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment
Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment
Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time
(including, in the case of any mortgage loan providing for a fixed payment during any period of interest-only payments, the implied rate of interest), minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     NJ INDUSTRIAL/OFFICE PORTFOLIO 1 LOAN--The mortgage loan identified by control number 9 in Annex A to this prospectus supplement.

     NJ INDUSTRIAL/OFFICE PORTFOLIO 2 LOAN--The mortgage loan identified by control number 10 in Annex A to this prospectus supplement.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any
distribution date will, generally, equal the excess of the sum of clauses (1)
through (5) below over clause (6) below:

     (1)  the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2)  all voluntary principal prepayments received on the mortgage loans during the related collection period;

                                     S-207

     (3)  for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4)  the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5)  if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

          minus

     (6)  the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1)
          through (5) above for the distribution date related to the collection period in which such recovery occurs).

     SAN MARCOS APARTMENTS B NOTE--The mortgage note secured by the San Marcos
Apartments mortgaged property on a subordinate basis with the San Marcos
Apartments Loan. The San Marcos Apartments B Note is not an asset of the trust.

     SAN MARCOS APARTMENTS LOAN--The mortgage loan identified by control number
20 on "Annex A" to this prospectus supplement.

     SAN MARCOS APARTMENTS WHOLE LOAN--Collectively, the San Marcos Apartments
Loan and the San Marcos Apartments B Note.

                                     S-208

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate
or each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

     WELLPOINT OFFICE TOWER COMPANION LOANS--Each mortgage note secured by the
Wellpoint Office Tower mortgaged property on a pari passu basis with the
Wellpoint Office Tower Loan. The Wellpoint Office Tower Companion Loans are not
assets of the trust.

     WELLPOINT OFFICE TOWER LOAN--The mortgage loan identified by control number 15 in Annex A to this prospectus supplement.

     WELLPOINT OFFICE TOWER WHOLE LOAN--Collectively, the Wellpoint Office
Tower Loan and the Wellpoint Office Tower Companion Loans.

     WINDSOR HOSPITALITY PORTFOLIO B NOTE--The two mortgage notes secured by the Windsor Hospitality Portfolio mortgaged property on a subordinate basis with the Windsor Hospitality Portfolio Loan. The Windsor Hospitality Portfolio
B Note is not an asset of the trust.

     WINDSOR HOSPITALITY PORTFOLIO LOAN--The mortgage loan identified by control number 19 on "Annex A" to this prospectus supplement.

     WINDSOR HOSPITALITY PORTFOLIO WHOLE LOAN--Collectively, the Windsor
Hospitality Portfolio Loan and the Windsor Hospitality Portfolio B Note.

                                     S-209

                                     ANNEX A
                      CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated
underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i)
the allowance for vacancies and losses (such amount, the "underwritten revenue")
and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and (b), the
"underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous,

                                       A-1

could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers
(resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period. For the Wellpoint Office Tower Loan, "annual debt service" means the sum of the first twelve (12) monthly payments following the cut-off date.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio,"
"DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan (assuming for the purposes of this Annex A, except as otherwise indicated, that in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout). For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the General Motors
Building Loan the debt service

                                       A-2

coverage ratio reflects the aggregate indebtedness evidenced by the General
Motors Building Loan and the General Motors Building Companion Loans, but not
the General Motors Building B Note, (ii) with respect to the 125 West 55th
Street Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the 125 West 55th Street Loan and the 125 West 55th Street
Companion Loans, (iii) with respect to the Loews Miami Beach Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the
Loews Miami Beach Loan and the Loews Miami Beach Companion Loans, (iv) with respect to the Wellpoint Office Tower Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Wellpoint Office Tower Loan and the Wellpoint Office Tower Companion Loans, (v) with respect to the Windsor
Hospitality Portfolio Loan, the debt service coverage ratio reflects the indebtedness evidenced by the Windsor Hospitality Portfolio Loan, but not the
Windsor Hospitality Portfolio B Note (including the subordinate B note, the whole loan DSCR is 1.24x) (vi) with respect to the San Marcos Apartments Loan, the debt service coverage ratio reflects the indebtedness evidenced by the San
Marcos Apartments Loan, but not the San Marcos Apartments B Note (including the subordinate B note, the Whole loan DSCR is 1.14x), and (vii) with respect to the
College Station Apartments Loan, the debt service coverage ratio reflects the indebtedness evidenced by the College Station Apartments Loan, but not the
College Station Apartments B Note (including the subordinate B note, the whole loan DSCR is 1.13x).

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

                                       A-3

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan, (a)
the cut-off date balance of that mortgage loan (assuming for purposes of this
Annex A, except as otherwise indicated, in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the General Motors Building Loan the loan-to-value ratio reflects the aggregate indebtedness evidenced by the General
Motors Building Loan and the General Motors Building Companion Loans, but not
the General Motors Building B Note, (ii) with respect to the 125 West 55th
Street Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the 125 West 55th Street Loan and the 125 West 55th Street
Companion Loans, (iii) with respect to the Loews Miami Beach Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Loews
Miami Beach Loan and the Loews Miami Beach Companion Loans, (iv) with respect to the Wellpoint Office Tower Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Wellpoint Office Tower Loan and the Wellpoint
Office Tower Companion Loans, (v) with respect to the Windsor Hospitality
Portfolio Loan, the loan-to-value ratio reflects the indebtedness evidenced by the Windsor Hospitality Portfolio Loan, but not the Windsor Hospitality
Portfolio B Note (including the subordinate B note, the whole loan LTV is
82.86%), (vi) with respect to the San Marcos Apartments Loan, the loan-to-value ratio reflects the indebtedness evidenced by the San Marcos Apartments Loan, but not the San Marcos Apartments B Note (including the subordinate B note, the whole loan LTV is 83.86%), and (vii) with respect to the College Station
Apartments Loan, the loan-to-value ratio reflects the indebtedness evidenced by the College Station Apartments Loan, but not the College Station Apartments B
Note (including the subordinate B note, the whole loan LTV is 84.12%).

     (6) "Square feet," "sq. ft.," "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units," "Pads," "Rooms" or "Spaces" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking facility, the number of parking spaces.
For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

                                       A-4

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Scheduled Maturity or ARD Balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity or ARD date LTV" means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the
General Motors Building Loan the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the General Motors Building
Loan and the General Motors Building Companion Loans, but not the General Motors
Building B Note, (ii) with respect to the 125 West 55th Street Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the 125 West 55th Street Loan and the 125 West 55th Street
Companion Loans, (iii) with respect to the Loews Miami Beach Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the Loews Miami Beach Loan and the Loews Miami Beach Companion Loans, (iv)
with respect to the Wellpoint Office Tower Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the
Wellpoint Office Tower Loan and the Wellpoint Office Tower Companion Loans, (v)
with respect to the Windsor Hospitality Portfolio Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by the Windsor
Hospitality Portfolio Loan, but not the Windsor Hospitality Portfolio B Note,
(vi) with respect to the San Marcos Apartments Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by the San Marcos
Apartments Loan, but not the San Marcos Apartments B Note, and (vii) with respect to the College Station Apartments Loan, the scheduled maturity date loan-to-value ratio reflects the indebtedness evidenced by the College Station
Apartments Loan, but not the College Station Apartments B Note.

     (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of the prepayment lockout period; "defeasance," which means the duration of any defeasance period; and, where applicable, "(greater than) YM and 1%" which means the greater of the yield maintenance charge and 1% of the outstanding principal balance; "YM" which means yield maintenance; and
"defeasance or (greater than) YM and 1%"

                                       A-5

which means either defeasance or the greater of the yield maintenance charge and
1% of the principal amount being prepaid. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     With respect to the 205 Ladish Road Loan, after the lockout period, in addition to defeasance, the borrower is permitted to prepay up to 33.33% of the original principal balance of the mortgage loan with the payment of the greater yield maintenance formula and 1% of the principal amount being prepaid.

     (14) "Remaining Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI"
for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

     (17) "Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space" for any mortgage loan means the cut-off date balance of that mortgage loan divided by
Sq.Ft./Unit/Pad/ Room/Space, as applicable. For the purposes of information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the General Motors Building Loan the Cut-Off Date Balance per
Sq.Ft./Unit/Pad/Room/Space reflects the aggregate indebtedness evidenced by the
General Motors Building Loan and the General Motors Building Companion Loans,
but not the General Motors Building B Note, (ii) with respect to the 125 West
55th Street Loan, the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space
reflects the aggregate indebtedness evidenced by the 125 West 55th Street Loan and the 125 West 55th Street Companion Loans, (iii) with respect to the Loews
Miami Beach Loan, the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/ Space
reflects the aggregate indebtedness evidenced by the Loews Miami Beach Loan and the Loews Miami Beach Companion Loans, (iv) with respect to the Wellpoint Office
Tower Loan, the Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space reflects the aggregate indebtedness evidenced by the Wellpoint Office Tower Loan and the
Wellpoint Office Tower Companion Loans, (v) with respect to the Windsor
Hospitality Portfolio Loan, the Cut-Off Date Balance per
Sq.Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the Windsor
Hospitality Portfolio Loan, but not the Windsor Hospitality Portfolio B Note,
(vi) with respect to the San Marcos Apartments Loan, the Cut-Off Date Balance
per Sq.Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the San
Marcos Apartments Loan, but not the San Marcos Apartments B Note, and (vii) with respect to the College Station Apartments Loan, the Cut-Off Date Balance per
Sq.Ft./Unit/Pad/Room/Space reflects the indebtedness evidenced by the College
Station Apartments Loan, but not the College Station Apartments B Note.

     The following footnotes describe certain reserve and interest-only provisions for mortgage loans other than the mortgage loans described in Annex B to this prospectus supplement.

                                       A-6

INTEREST-ONLY LOANS

     Control Number 15 The mortgage loan requires monthly payments of principal and interest based on a structured schedule each month from January 1, 2005 and continuing through November 1, 2014. Commencing on December 1, 2014, and
continuing through maturity, monthly payments of interest only calculated on the actual number of days in each month are required.

     Control Number 16 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from May 1, 2005 and continuing through October 1, 2006. Commencing on November 1, 2006, and continuing through maturity, monthly payments of principal and interest in the amount of $140,958.49 are required.

     Control Number 17 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from June 1, 2005 and continuing through maturity.

     Control Number 18 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from July 1, 2005 through June 1, 2008. Commencing on July 1, 2008, through maturity, monthly payments of principal and interest in the amount of $130,158.88 are required.

     Control Number 19 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from February 1, 2005 through January 1, 2008. Commencing on February 1, 2008, through maturity, monthly payments of principal and interest in the amount of $131,998.70 are required.

     Control Number 21 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from May 1, 2005 through
April 1, 2008. Commencing on May 1, 2008, through maturity, monthly payments of principal and interest in the amount of $115,508.00 are required.

     Control Number 22 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from May 8, 2005 to
April 8, 2007. Commencing on May 8, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of $115,926.68 are required.

     Control Number 23 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from April 1, 2005 to
March 1, 2009. Commencing on April 1, 2009, and continuing through maturity, monthly payments of principal and interest in the amount of $105,539.98 are required.

     Control Number 25 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from April 1, 2005 to
March 1, 2008. Commencing on April 1, 2008, and continuing through maturity, monthly payments of principal and interest in the amount of $97,722.40 are required.

     Control Number 26 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from May 1, 2005 through
April 1, 2007. Commencing on May 1, 2007, through maturity, monthly payments of principal and interest in the amount of $103,763.11 are required.

     Control Number 27 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from June 1, 2005 through May 1,

                                       A-7

2007. Commencing on June 1, 2007, through maturity, monthly payments of principal and interest in the amount of $90,144.78 are required.

     Control Number 28 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2005 and continuing through June 1, 2007. Commencing on July 1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of
$82,767.99 are required.

     Control Number 29 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from March 1, 2005 through August 1, 2006. Commencing on September 1, 2006, through maturity, monthly payments of principal and interest in the amount of $77,927.78 are required.

     Control Number 30 The mortgage loan requires monthly payments of interest only calculated on the actual number of days from July 1, 2005 and continuing through June 1, 2008. Commencing on July 1, 2008, through maturity, monthly payments of principal and interest in the amount of $78,805.31 are required.

     Control Number 31 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2005 and continuing through June 1, 2010. Commencing on July 1, 2010, and continuing through maturity, monthly payments of principal and interest in the amount of
$80,547.71 are required.

     Control Number 33 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from March 1, 2005 through February 1, 2010. Commencing on March 1, 2010, through maturity, monthly payments of principal and interest in the amount of $75,944.26 are required.

     Control Number 34 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from June 1, 2005 and continuing through May 1, 2008. Commencing on June 1, 2008, and continuing through maturity, monthly payments of principal and interest in the amount of
$76,406.06 are required.

     Control Number 35 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2005 and continuing through June 1, 2006. Commencing on July 1, 2006, and continuing through maturity, monthly payments of principal and interest in the amount of
$68,626.95 are required.

     Control Number 36 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from July 1, 2005 through June 1, 2006. Commencing on July 1, 2006, through maturity, monthly payments of principal and interest in the amount of $67,974.63 are required.

     Control Number 42 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from April 1, 2005 to
March 1, 2007. Commencing on April 1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of $60,308.68 are required.

     Control Number 44 The mortgage loan requires fixed monthly payments of interest only in the amount of $49,437.50 from May 1, 2005 through April 1,
2006. Commencing on May 1, 2006, through maturity, monthly payments of principal and interest in the amount of $65,423.16 are required.

     Control Number 51 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2005 and continuing

                                       A-8

through June 1, 2007. Commencing on July 1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of $48,903.96 are required.

     Control Number 52 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from February 1, 2005 through January 1, 2007. Commencing on February 1, 2007, through maturity, monthly payments of principal and interest in the amount of $43,239.56 are required.

     Control Number 53 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from February 1, 2005 through January 1, 2006. Commencing on February 1, 2006, through maturity, monthly payments of principal and interest in the amount of $49,684.91 are required.

     Control Number 55 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from July 1, 2005 and continuing through June 1, 2007. Commencing on July 1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of
$42,607.72 are required.

     Control Number 56 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from April 1, 2005 through September 1, 2006. Commencing on October 1, 2006, through maturity, monthly payments of principal and interest in the amount of $41,647.85 are required.

     Control Number 59 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from June 1, 2005 and continuing through May 1, 2010. Commencing on June 1, 2010, and continuing through maturity, monthly payments of principal and interest in the amount of
$40,169.58 are required.

     Control Number 61 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from November 1, 2004 to October 1, 2005. Commencing on November 1, 2005, and continuing through maturity, monthly payments of principal and interest in the amount of $40,454.34 are required.

     Control Number 65 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from April 1, 2005 to
March 1, 2006. Commencing on April 1, 2006, and continuing through maturity, monthly payments of principal and interest in the amount of $34,165.16 are required.

     Control Number 73 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from May 1, 2005 through
April 1, 2007. Commencing on May 1, 2007, through maturity, monthly payments of principal and interest in the amount of $27,270.82 are required.

     Control Number 74 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from June 1, 2005 through May 1, 2007. Commencing on June 1, 2007, through maturity, monthly payments of principal and interest in the amount of $27,927.40 are required.

     Control Number 76 The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from January 1, 2005 to December 1, 2006. Commencing on January 1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of $24,988.71 are required.

                                       A-9

     Control Number 81 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from March 1, 2005 through maturity on March 1, 2015.

     Control Number 84 The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from June 1, 2005 through May 1, 2006. Commencing on June 1, 2006, through maturity, monthly payments of principal and interest in the amount of $21,194.28 are required.

CERTAIN RESERVES

     Control Number 12 The mortgage loan requires a monthly deposit to the tax insurance reserve. The borrower is not required to make such deposits provided satisfactory proof of payment is provided at least thirty (30) days prior to the date such amounts are due and no Event of Default has occurred. The mortgage loan requires a monthly deposit of $2,260 to the replacement reserve. The borrower is not required to make such deposit provided the property is maintained in a condition satisfactory to the lender in its sole discretions, and no Event of Default has occurred.

     Control Number 13 An initial deposit of $100,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $3,500 to the reserve. The reserve is capped at $210,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $1,037 to the replacement reserve. The reserve is capped at $62,220 and is required to be replenished if the balance falls below this amount.

     Control Number 17 A cash reserve in the amount of $2,000,000 was required at closing to be used for certain items of rehabilitation work to the property.
Disbursements from the reserve will be released as work is completed. Upon completion of the rehabilitation work, any funds remaining in the Rehabilitation
Reserve shall be transferred to the Replacement Reserve. Upon an event of default, monthly deposits to the Replacement Reserve may be required in an amount to be determined.

     Control Number 19 The mortgage loan requires a monthly deposit to the tax and insurance reserves. The borrower is not required to make such tax deposits until any lease is terminated or cancelled during the term of the loan or the tenant is not required to pay the full amount of taxes under its lease, and the
Borrower fails to pay such taxes. Deposits to the insurance reserve are required if any lease is cancelled or terminated during the loan term.

     Control Number 21 The mortgage loan requires a monthly deposit to the tax and insurance reserve. The borrower is not required to make such deposit provided certain reserve payment and DSCR criteria are satisfied and no Event of
Default exists.

     Control Number 22 The loan also requires a monthly deposit of $10,142 to the tenant improvement and leasing commission reserve, capped at $150,000. The cap is increased to $250,000 on July 1, 2014.

     Control Number 25 An initial deposit of $50,000 was required at closing for the replacement reserve. An initial deposit of $150,000 was required at closing for the tenant improvement and leasing commission reserve. A monthly $9,393 reserve will be

                                      A-10

required if the balance falls below $150,000. The loan also requires a full sweep of all excess cash flow upon the failure of the borrower to furnish on or before August 4, 2013, a certificate certifying the Stop & Shop tenant has not exercised its right to cancel the automatic renewal of its lease, or if the Stop and Shop tenant should vacate its space or file for bankruptcy protection.

     Control Number 26 The mortgage loan requires a monthly deposit of $60,000 to the tenant improvement and leasing commission reserve. The reserve is capped at $900,000 and is required to be replenished if the balance falls below this amount. Upon certain conditions relating to the Paychex space and certain occupancy and DSCR conditions, the cap can be reduced to $500,000 or an amount equal to twelve (12) months worth of deposits.

     Control Number 27 The mortgage loan requires a monthly deposit of $6,333 to the tenant improvement and leasing commission reserve. The reserve is capped at
$227,988 and is required to be replenished if the balance falls below this amount.

     Control Number 28 The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $4,025. Monthly deposits to the Rollover
Reserve shall not be required as long as the balance of the account exceeds
$150,000.

     Control Number 29 An initial deposit of $250,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $13,454 to the reserve. The borrower is not required to make such deposits provided certain balance, DSCR and occupancy tests are satisfied. Any excess cash flow resulting from the terms stated in the lockbox agreement, will be disregarded for purposes of calculating whether the
TI/LC Threshold has been met provided certain criteria are met. In lieu of the excess cash flow sweep reserve, Borrower may at any time following a sweep event post an irrevocable letter of credit which satisfies certain requirements set forth in the loan agreement.

     Control Number 31 A cash reserve in the amount of $40,620 was required at closing. The reserve will be released when evidence is provided that obligations to reimburse tenant Bed Bath & Beyond for certain repair work have been fully satisfied.

     Control Number 32 The mortgage loan requires a monthly deposit of $3,916 to the replacement reserve. The loan also requires a monthly deposit of $8,333 to the tenant improvement and leasing commission reserve, such reserve is capped at
$100,000.

     Control Number 37 The mortgage loan requires a monthly deposit of $11,395 to the tenant improvement and leasing commission reserve. The reserve is capped at $450,000 and is required to be replenished if the balance falls below this amount. The borrower is not required to make such deposit provided no "Lockbox
Trigger Events" occur and are continuing. The mortgage loan requires excess cash flow to be deposited into the TI/LC reserve along with the SAIC termination fee if lockbox trigger is anything other than an Event of Default. Upon an Event of
Default, Master Servicer will deposit the SAIC termination fee into the TI/LC reserve.

     Control Number 38 The mortgage loan requires a monthly deposit of $2,019 to the replacement reserve, capped at $125,000. The loan also requires a monthly deposit of $8,747 to the tenant improvement and leasing commission reserve, capped at $550,000.

                                      A-11

     Control Number 40 The mortgage loan requires a monthly deposit of $2,542 to the replacement reserve. The reserve is capped at $100,920 and is required to be replenished if the balance falls below this amount. An initial deposit of
$500,000 was also required at closing for the completion of the building facade at the Exeter property. The borrower must perform all work required in connection with the Exeter property prior to September 1, 2006. If the work has not been completed by this date, but the Borrower has shown reasonable evidence that the work will be completed prior to March 1, 2007, Master Servicer will consent to an extension.

     Control Number 41 A cash reserve in the amount of $50,000 was required at closing, $40,000 of the reserve will be released when the subject property has been sold to a newly formed limited liability company whose formation documents contain satisfactory special purpose entity provisions, which must occur prior to May 30, 2005. Provided that the sale has taken place, the remaining $10,000 will be released when evidence is provided that obligations to reimburse tenant
JPMorgan Chase Bank, N.A. for certain tenant improvements have been fully satisfied.

     Control Number 41 The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $4,127. Additionally, a cash reserve in the amount of $400,000 was required at closing. In the event Fidelity National Title
Insurance Co. extends their lease for a minimum of 5 years at their current rental rate, the balance of the reserve in excess of $400,000 shall be released and monthly deposits to the Rollover Reserve shall no longer be required as long as the balance of the account exceeds $400,000. In the event Fidelity National
Title Insurance Co. vacates their space, the mortgage loan requires monthly deposits to the Rollover Reserve increase to $8,253. Provided that the property occupancy is equal to or greater than 92%, and the Debt Service Coverage Ratio is equal to or greater than 1.25x based on annualized in-place rents and the greater of trailing 12-month expenses or underwritten expenses, monthly deposits to the Rollover Reserve shall no longer be required as long as the balance of the account exceeds $400,000.

     Control Number 42 The mortgage loan requires a monthly deposit of $1,073 to the replacement reserve. The mortgage loan also required a deposit of $500,000 at closing until, in addition to other conditions, all retail tenants are in occupancy and paying rent per their leases and lease amendments. In addition, a
$1,200,000 contractor reserve is in place until a dispute over amounts due to the construction contractor is fully resolved.

     Control Number 43 The mortgage loan requires a monthly deposit of $6,620 to the tenant improvement and leasing commission reserve. The borrower is not required to make such deposit provided certain balance, DSCR and occupancy criteria are met. Additionally, the mortgage loan requires a monthly deposit of
$3,440 to the replacement reserve. The reserve is capped at $138,000 and is required to be replenished if the reserve falls below this amount.

     Control Number 44 An initial deposit of $11,400 was required at closing for the replacement reserve. The mortgage loan also requires a monthly deposit of
$12,400 to the replacement reserve from May 1, 2005 through April 30, 2006.
Commencing on May 1, 2006 and thereafter, the mortgage loan requires a monthly deposit to the replacement reserve equal to one-twelfth of 4% of the total gross revenues derived from the operation of the property during the preceding calendar year.

                                      A-12

     Control Number 47 The mortgage loan requires a monthly deposit of $4,693 to the tenant improvement and leasing commission reserve. The borrower is not required to make such deposit provided certain DSCR and occupancy criteria are satisfied and no Event of Default exists. Any excess cash flow will be deposited into the tenant improvement and leasing reserve account which will be held in or allocated to the Grainger sub-account and made available to Borrower only with respect to the tenant improvements and leasing commissions associated with the
Grainger premises.

     Control Number 48 The mortgage loan requires a monthly deposit of $4,291 to the tenant improvement and leasing commission reserve. The reserve is capped at
$200,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $1,351 to the replacement reserve. The reserve is capped at $81,000 and is required to be replenished if the balance falls below this amount. In addition, the mortgage loan requires a monthly deposit of $9,600 to the Blockbuster lease reserve account which was established to reimburse Borrower for tenant improvements and leasing commissions required under any renewal or replacement lease or leases to the Blockbuster lease. After the eighth payment, provided no Event of Default exists, all remaining funds in Blockbuster lease reserve will be disbursed to
Borrower upon written request.

     Control Number 49 The mortgage loan requires a monthly deposit of $3,170 to the tenant improvement and leasing commission reserve. The reserve is capped at
$38,042 and is required to be replenished if the balance falls below this amount.

     Control Number 50 The mortgage loan requires a monthly deposit of $1,104 to the replacement reserve. The loan also requires a monthly deposit of $3,601 to the tenant improvement and leasing commission reserve, capped at $200,000.

     Control Number 51 The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $1,986. Additionally, a cash reserve in the amount of $300,000 was required at closing. Monthly deposits to the Rollover
Reserve shall not be required as long as the balance of the account exceeds
$300,000. Deposits to the Rollover Reserve shall once again be required if the property occupancy decreases below 85% or DSCR decreases below 1.15x based on annualized in-place rents and the greater of trailing 12-month expenses or underwritten expenses.

     Control Number 53 The mortgage loan requires a monthly deposit of $3,457 to the FF&E reserve through April 1, 2005. Commencing on May 1, 2005 and thereafter the mortgage loan requires a monthly deposit to the FF&E reserve equal to one-twelfth of 4% of the total gross revenues derived from the operation of the property during the preceding calendar year.

     Control Number 54 A cash reserve in the amount of $50,000 was required at closing. The reserve will be released after June 15, 2005 provided that tenant
Kragen Auto has not exercised their one time termination right.

     Control Number 55 The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $2,299. Monthly deposits to the Rollover
Reserve shall not be required as long as the balance of the account exceeds
$100,000.

     Control Number 56 The mortgage loan requires a monthly deposit of $10,647 to the tenant improvement and leasing commission reserve and $996 to the replacement

                                      A-13

reserve. The borrower is not required to make such deposit provided certain occupancy, leasing and DSCR criteria are satisfied and no Event of Default exists.

     Control Number 61 The mortgage loan requires a monthly deposit of $613 to the replacement reserve. The loan also requires a monthly deposit of $2,606 to the tenant improvement and leasing commission reserve, capped at $103,000.
Deposits into the tenant improvement and leasing commission reserve are suspended so long as there is a minimum $250,000 balance in the property holdback account.

     Control Number 62 The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $7,831. Additionally, a letter of credit reserve in the amount of $600,000. was required at closing. Monthly deposits to the Rollover Reserve shall not be required as long as the balance of the account exceeds $600,000.

     Control Number 63 The mortgage loan requires a monthly deposit of $7,796 to the tenant improvement and leasing commission reserve. The reserve is capped at
$180,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $1,337 to the replacement reserve. The reserve is capped at $50,000 and is required to be replenished if the balance falls below this amount.

     Control Number 64 The mortgage loan requires a monthly deposit of $7,284 to the tenant improvement and leasing commission reserve. The reserve is capped at
$210,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $1,353 to the replacement reserve. The reserve is capped at $65,000 and is required to be replenished if the balance falls below this amount.

     Control Number 65 The mortgage loan requires a monthly deposit of $1,119 to the replacement reserve. The loan also requires a monthly deposit of $4,365 to the tenant improvement and leasing commission reserve, capped at $100,000. In addition, an initial deposit of $35,000 was required at closing for deferred maintenance.

     Control Number 66 The mortgage loan requires a monthly deposit of $814 to the replacement reserve. The loan also requires a monthly deposit of $2,083 to the tenant improvement and leasing commission reserve, capped at $40,000.

     Control Number 67 An initial deposit of $1,000 was required at closing for the FF&E reserve. The mortgage loan also requires a monthly deposit to the FF&E reserve of $7,428 from May 1, 2005 through April 1, 2006. Commencing on May 1,
2006 and thereafter, the mortgage loan requires a monthly deposit to the replacement reserve equal to one-twelfth of 4% of the total gross revenues derived from the operation of the property during the preceding calendar year.

     Control Number 68 The mortgage loan requires a monthly deposit of $2,546 to the tenant improvement and leasing commission reserve. The borrower is not required to make such deposit provided certain balance, DSCR and occupancy criteria are met.

     Control Number 69 The mortgage loan requires a monthly deposit of $5,588 to the tenant improvement and leasing commission reserve. The reserve is capped at
$140,000 and is required to be replenished if the balance falls below this amount. Additionally, the

                                      A-14

mortgage loan requires a monthly deposit of $1,039 to the replacement reserve.
The reserve is capped at $40,000 and is required to be replenished if the balance falls below this amount.

     Control Number 70 The mortgage loan requires a monthly deposit of $1,141 to the replacement reserve. An initial deposit of $25,000 was required at closing for the tenant improvement and leasing commission reserve. Monthly deposits of
$3,804 are required should the balance fall below the initial deposit.

     Control Number 71 An initial deposit of $91,800 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $3,755 to the reserve. The reserve is capped at
$91,800 and is required to be replenished if the balance falls below this amount. Additionally, an initial deposit of $25,000 was required at closing for the replacement reserve. The mortgage loan also requires a monthly deposit of
$900 to the reserve. The reserve is capped at $25,000 and is required to be replenished if the balance falls below this amount. In addition, an initial deposit of $25,000 was required at closing for the survey escrow reserve. Upon receipt of a finalized survey meeting all requirements outlined at closing, any funds in the account will be returned to the borrower.

     Control Number 72 An initial deposit of $1,000 was required at closing for the replacement reserve. The mortgage loan also requires a monthly deposit equal to one-twelfth of 4% of the total gross revenues derived from the operation of the property during the preceding calendar year during the first five (5) years of the loan term. The borrower will deposit one-twelfth of 5% of the total gross revenues from the operation of the property thereafter. Additionally, Guarantor executed a Completion Guaranty in which Guarantor unconditionally guarantees to
Master Servicer prompt and full performance and completion of the renovations totaling approximately $515,000, in addition to other conditions, on or before
November 18, 2005.

     Control Number 75 A $355,250 letter of credit was posted by the borrower as a debt service reserve.

     Control Number 76 The mortgage loan requires a monthly deposit of $850 to the replacement reserve, capped at $10,200.

     Control Number 77 An initial deposit of $30,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $2,860 to the reserve for tenant improvements and leasing commissions. The reserve is capped at $63,000 and is required to be replenished if the balance falls below this amount. Upon renewal or replacement of existing tenants at no less than 95% of current rents, the funds will be released from the reserve in an amount equal to $0.95 times the area leased times the lease term in years.

     Control Number 79 The mortgage loan requires monthly deposits equal to the greater of $2,500 and 2% of gross revenue for the initial 12 months of the loan term. Thereafter, the required monthly deposit is based on 4% of gross revenue.
In addition, an initial deposit of $187,400 was required at closing for deferred maintenance.

     Control Number 80 The mortgage loan requires a monthly deposit of $995 to the replacement reserve. An initial deposit of $25,000 was required at closing for the tenant

                                      A-15

improvement and leasing commission reserve. Monthly deposits of $2,538 are required should the balance fall below the initial deposit.

     Control Number 82 The mortgage loan requires a monthly deposit of $765 to the replacement reserve capped at $27,500. The loan also requires a monthly deposit of $2,000 to the tenant improvement and leasing commission reserve, capped at $72,000. In addition, an initial deposit of $75,000 was required at closing to mitigate certain tenant early termination options and will be released upon expiration of such options.

     Control Number 83 Deposits to the tax, insurance, tenant improvement and leasing commission and replacement reserves are waived provided certain conditions specified in the loan agreement are met.

     Control Number 85 The mortgage loan requires a monthly deposit of $339 to the replacement reserve. The loan also requires a monthly deposit of $1,696 to the tenant improvement and leasing commission reserve, capped at $60,000.

     Control Number 86 The mortgage loan requires a monthly deposit of $1,583 to the tenant improvement and leasing commission reserve. The reserve is capped at
$125,000 and is required to be replenished if the balance falls below this amount.

     Control Number 87 The mortgage loan requires a monthly deposit of $634 to the replacement reserve. The loan also requires a monthly deposit of $2,115 to the tenant improvement and leasing commission reserve.

     Control Number 88 The mortgage loan requires a monthly deposit of $574 to the replacement reserve. The borrower is not required to make such deposit provided certain balance, DSCR and occupancy criteria are met and no event of default exists.

     Control Number 89 The mortgage loan requires a monthly deposit of $702 to the replacement reserve. The borrower is not required to make such deposit provided certain balance, DSCR and occupancy criteria are met and no event of default exists.

     Control Number 90 The mortgage loan requires a monthly deposit of $2,814 to the replacement reserve. The reserve is capped at $67,536 and is required to be replenished if the balance falls below this amount.

     Control Number 91 The mortgage loan requires a monthly deposit to the tax and insurance reserve. The borrower is not required to make such deposits provided certain criteria are met, including: (i) Walgreen's maintains a minimum corporate rating of BBB-; (ii) no Event of Default exists; and (iii) taxes and insurance premiums are paid directly pursuant to the terms of the tenant lease.
Additionally, deposits to the tenant improvement and leasing commission and replacement reserves are similarly waived provided certain conditions relating to the Walgreen's lease are met.

     Control Number 93 The mortgage loan requires a monthly deposit of $667 to the replacement reserve, capped at $24,000.

     Control Number 94 The mortgage loan requires a monthly deposit of $2,277 to the tenant improvement and leasing commission reserve. The reserve is capped at
$52,000 and is required to be replenished if the balance falls below this amount.

                                      A-16

YIELD MAINTENANCE LOANS

     Control Number 3 The mortgage loan permits a partial prepayment (up to 50%
of the net rentable area) with payment of a Yield Maintenance Premium prior to the date that the borrower is permitted to defease. With respect to this mortgage loan, the "Yield Maintenance Premium" is an amount equal to the greater of (i) one percent (1%) of the principal amount of the mortgage loan being prepaid or (ii) (a) the present value as of the Prepayment Date of the monthly debt service payment amounts due from the Prepayment Date through the Permitted
Prepayment Date plus the present value of the principal balance of the mortgage loan that would be outstanding on the permitted prepayment date determined by discounting such payments and outstanding principal balance at the Discount Rate minus (b) the outstanding principal balance of the mortgage loan as of the
Prepayment Date. The term "Prepayment Date" means the date on which prepayment is made. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The term "Yield Maintenance Treasury Rate" means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
Permitted Prepayment Date. In the event Release H.15 is no longer published,
Lender selects a comparable publication to determine the Yield Maintenance
Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

     Control Number 6 The mortgage loan permits prepayment on any monthly payment date with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is an amount equal to the greater of (i) one percent (1%) of the principal amount of the mortgage loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated
Payments from the Prepayment Date through the effective maturity date determined by discounting such payments at the Discount Rate. The term "Prepayment Date"
means the date on which prepayment is made. The term "Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the mortgage loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the initial interest rate and (z) the Yield Maintenance
Treasury Rate. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. The term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the effective maturity date. In the event Release H.15 is no longer published,
Lender selects a comparable publication to determine the Yield Maintenance
Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      A-17

     Control Number 9 The mortgage loan permits prepayment in whole or in part with payment of a Yield Maintenance Premium prior to the date that the borrower is permitted to defease. With respect to this mortgage loan, the "Yield
Maintenance Premium" is an amount equal to the greater of (i) one percent (1%)
of the principal amount of the mortgage loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
Date through the maturity date determined by discounting such payments at the
Discount Rate. The term "Prepayment Date" means the date on which prepayment is made. The term "Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the mortgage loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the initial interest rate and (z) the Yield Maintenance Treasury Rate. The term "Discount
Rate" means the rate which, when compounded monthly, is equivalent to the Yield
Maintenance Treasury Rate, when compounded semi-annually. The term "Yield
Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
Statistical Release H.15-Selected Interest Rates under the heading U.S.
Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
(one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, Lender selects a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S.
Treasury obligations or otherwise.

     Control Number 10 The mortgage loan permits prepayment in whole or in part with payment of a Yield Maintenance Premium prior to the date that the borrower is permitted to defease. With respect to this mortgage loan, the "Yield
Maintenance Premium" is an amount equal to the greater of (i) one percent (1%)
of the principal amount of the mortgage loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
Date through the maturity date determined by discounting such payments at the
Discount Rate. The term "Prepayment Date" means the date on which prepayment is made. The term "Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the mortgage loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the initial interest rate and (z) the Yield Maintenance Treasury Rate. The term "Discount
Rate" means the rate which, when compounded monthly, is equivalent to the Yield
Maintenance Treasury Rate, when compounded semi-annually. The term "Yield
Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
Statistical Release H.15-Selected Interest Rates under the heading U.S.
Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
(one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, Lender selects a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S.
Treasury obligations or otherwise.

                                      A-18

     Control Number 15 The mortgage loan permits prepayment after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is an amount equal to the greater of (i) 1% of the principal amount being prepaid (or repurchased, as applicable)
or (ii) the present value, as of the prepayment (or repurchase, as applicable)
date, of the remaining scheduled payments of principal and interest from the prepayment (or repurchase, as applicable) date through the maturity date
(including any Balloon Payment) determined by discounting such payments at the
Discount Rate, less the amount of principal being prepaid. The term "Discount
Rate" in connection with this Mortgage Loan means the rate, which, when compounded monthly, is equivalent to the Treasury Rate (as such term is defined below) plus 100 basis points, when compounded semi-annually. The term "Treasury
Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading U.S. Government Securities/Treasury Constant Maturities for
the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. (In the event Release H.15 is no longer published, beneficiary shall select a comparable publication to determine the
Treasury Rate.)

     Control Number 17 The mortgage loan permits prepayment after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Premium" is an amount equal to the greater of (i) the Yield
Maintenance Amount, or (ii) one percent (1%) of the unpaid principal balance of the note at the time of such prepayment (the "Tender Date"). The term "Yield
Maintenance Amount" means the present value, as of the Tender Date, of the remaining scheduled payments of principal and interest from the Tender Date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
Interest Rates under the heading U.S. Government Securities/Treasury Constant
Maturities for the week ending prior to the Tender Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. (In the event Release H.15 is no longer published, beneficiary shall select a comparable publication to determine the
Treasury Rate.)

     Control Number 20 The mortgage loan permits prepayment with payment of a
Yield Maintenance Premium. With respect to this mortgage loan, the "Yield
Maintenance Premium" is an amount equal to the present value as of the
Prepayment Date of the Calculated Payments from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate. The term "Prepayment Date" means the date on which prepayment is made. The term
"Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the mortgage loan being prepaid on the
Prepayment Date and assuming an interest rate per annum equal to the difference
(if such difference is greater than zero) between (y) the initial interest rate and (z) the Yield Maintenance Treasury Rate. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent

                                      A-19

to the Yield Maintenance Treasury Rate, when compounded semi-annually. The term
"Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
Statistical Release H.15-Selected Interest Rates under the heading U.S.
Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
(one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, Lender selects a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S.
Treasury obligations or otherwise.

     Control Number 24 The mortgage loan permits prepayment with payment of a
Yield Maintenance Premium. With respect to this mortgage loan, the "Yield
Maintenance Premium" is an amount equal to the present value as of the
Prepayment Date of the Calculated Payments from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate. The term "Prepayment Date" means the date on which prepayment is made. The term
"Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the mortgage loan being prepaid on the
Prepayment Date and assuming an interest rate per annum equal to the difference
(if such difference is greater than zero) between (y) the initial interest rate and (z) the Yield Maintenance Treasury Rate. The term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Yield Maintenance
Treasury Rate, when compounded semi-annually. The term "Yield Maintenance
Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading U.S. Government
Securities/Treasury Constant Maturities for the week ending prior to the
Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event
Release H.15 is no longer published, Lender selects a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

     Control Number 26 The mortgage loan permits prepayment after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is equal to the greater of (i)
one percent (1%) of the outstanding principal balance of the note, or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the Permitted Prepayment
Date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index
(defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment (present value of all future payments) -- (principal balance at time of acceleration). For the purposes hereof, "Index" means the average yield for "treasury constant maturities" published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) ("FRB Release"), for the
second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous

                                      A-20

with the remaining term of the mortgage loan. If the FRB Release is no longer published, Lender shall select a comparable publication to determine the Index.
If there is no Index for instruments having a maturity coterminous with the remaining term of the Loan, then the weighted average yield to maturity of the
Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     Control Number 29 The mortgage loan permits prepayment after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is equal to the greater of (i)
one percent (1%) of the outstanding principal balance of the note, or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment (present value of all future payments) -- (principal balance at time of acceleration). For the purposes hereof, "Index" means the average yield for
"treasury constant maturities" published by the Federal Reserve Board in Federal
Reserve Statistical Release H.15 (519) ("FRB Release"), for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the mortgage loan. If the FRB
Release is no longer published, Lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the Loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     Control Number 75 The mortgage loan permits defeasance or partial prepayment (up to 33.33% of the original loan amount) after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is an amount equal to the greater of (i) one percent (1%) of the principal amount of the note being prepaid or (ii) the product of (A) the ratio of the amount of the principal balance of the note being prepaid over the outstanding principal balance of the note on the prepayment date (after subtracting the scheduled principal payment on such prepayment date), multiplied by (B) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment)
determined by discounting such payments at the Discount Rate less the amount of the outstanding principal balance of the note on the prepayment date (after subtracting the scheduled principal payment on such prepayment date). The term
"Discount Rate"

                                      A-21

means the rate which, when compounded monthly, is equivalent to the Treasury
Rate, when compounded semi-annually. The term "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in the Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S.
Government Securities/ Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
(one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, Lender selects a comparable publication to determine the Treasury Rate.

     Control Number 77 The mortgage loan permits prepayment after a lockout period with payment of a Yield Maintenance Premium. With respect to this mortgage loan, the "Yield Maintenance Premium" is equal to the greater of (i)
one percent (1%) of the outstanding principal balance of the note, or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment (present value of all future payments) -- (principal balance at time of acceleration). For the purposes hereof, "Index" means the average yield for
"treasury constant maturities" published by the Federal Reserve Board in Federal
Reserve Statistical Release H.15 (519) ("FRB Release"), for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the mortgage loan. If the FRB
Release is no longer published, Lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the Loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. Three (3) of the earnout loans provides that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to partially prepay (with any applicable yield maintenance payments) or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and
CLTVs shown in this prospectus supplement and on the foldout pages in this Annex
A are calculated based on the principal balance of those mortgage loans net of the related

                                      A-22

earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan
Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                  EARNOUT LOANS



                                               FULL                  FULL      NET OF
                                               LOAN      NET OF      LOAN      EARNOUT     EARLIEST    EARNOUT   IF PREPAY,
 CONTROL       EARNOUT          CURRENT       AMOUNT    EARN-OUT    AMOUNT       NCF       DEFEASE/    DEFEASE     MAINT.
  NUMBER        AMOUNT          BALANCE      LTV (1)     LTV (1)   DSCR (1)   DSCR (1)   PREPAY DATE    PREPAY   APPLICABLE
--------- ----------------- -------------- ----------- ---------- ---------- ---------- ------------- --------- -----------

    16       $2,500,000      $24,500,000       87.50%     78.57%      1.13x      1.26x      NAP          NAP        NAP
    27       $  800,000      $16,000,000       80.00%     76.00%      1.31x      1.38x   10/19/2006     Prepay      Yes
    35       $1,350,000      $12,400,000       85.52%     76.21%      1.08x      1.21x      NAP          NAP        NAP
    40       $  500,000      $11,016,797       72.48%     69.19%      1.46x      1.53x    9/1/2006      Prepay      Yes
    61       $  340,849(2)   $ 7,080,000       74.96%     71.35%      1.25x      1.31x   10/1/2006      Prepay      Yes


----------
(1)   Based on "as is" appraisal and UW NCF Distribution of Cut-off Date
      Principal Balances.

(2)   Such amount includes a yield maintenance charge.

                                      A-23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS



 CONTROL    LOAN                       LOAN
  NUMBER    GROUP    LOAN NUMBER    ORIGINATOR                     PROPERTY NAME
-----------------------------------------------------------------------------------------------------

    1         1        GA20631     GACC         General Motors Building
    2         1        GA21860     GACC         125 West 55th Street
    3         2          LL1       MSMC         Hilltop Bayview Apartments
    4         1         48613      GMACCM       Windsor Hospitality Portfolio
   4.1                 48613-1                  Embassy Suites - Las Vegas Convention Center
   4.2                 48613-2                  Embassy Suites - Arcadia
   4.3                 48613-3                  Renaissance Hotel - Asheville
   4.4                 48613-4                  Embassy Suites - Alpharetta
    5         1       05-19219     MSMC         Telcordia Headquarters
    6         1       05-19453     MSMC         3301 N. Buffalo Drive
    7         1         47691      GMACCM       One Riverway Office
    8         1       05-19021     MSMC         City Center Square
                                   MSMC         NJ Industrial/Office Portfolios 1 & 2
    9         1                    MSMC         NJ Industrial/Office Portfolio 1
   9.1                05-19381                  NJ Industrial/Office Portfolio 1 - 40 Potash Road
   9.2                05-19383                  NJ Industrial/Office Portfolio 1 - 1905 Nevins Road
   9.3                05-19393                  NJ Industrial/Office Portfolio 1 - 1500 Pollitt Drive
   9.4                05-19395                  NJ Industrial/Office Portfolio 1 - 99 Bauer Drive
    10        1                    MSMC         NJ Industrial/Office Portfolio 2
   10.1               05-19396                  NJ Industrial/Office Portfolio 2 - 5 Thornton Road
   10.2               05-19394                  NJ Industrial/Office Portfolio 2 - 1900 Pollitt Dr
   10.3               05-19382                  NJ Industrial/Office Portfolio 2 - 95 Bauer Drive
    11        1         47352      GMACCM       Residence Inn - Vermont Avenue
    12        1         47939      GMACCM       Two Detroit Center Garage
    13        1         47429      GMACCM       Columbus Commons
    14        1        GA20279     GACC         Loews Miami Beach
    15        1       DBM22454     GACC         Wellpoint Office Tower
    16        2       DBM21977     GACC         Park Place Towers Apartments
    17        2       DBM22374     GACC         Heather Ridge Apartments
    18        2         48437      GMACCM       Empirian at Winter Oaks
    19        1         45021      GMACCM       AviStar Parking - Hartford Bradley
    20        2       04-17265     MSMC         San Marcos Apartments
    21        2         48215      GMACCM       Briar Cove Apartments
    22        1       04-18822     MSMC         Market Centre
    23        2       04-18870     MSMC         Ashborough Apartments
    24        2       04-17213     MSMC         College Station Apartments
    25        1       05-19038     MSMC         Charter Oak Mall
    26        1         48327      GMACCM       Madison Square I and II
    27        1         47626      GMACCM       Hairston Village
    28        1       DBM22504     GACC         Boen Industrial I
    29        1         46803      GMACCM       West Volusia Regional Shopping Center
    30        1         48370      GMACCM       Springbrook Estates
    31        1       DBM22347     GACC         Chenal Place Shopping Center
    32        1       05-19250     MSMC         2500 Wilshire Blvd
    33        2         47498      GMACCM       Briarwood Apartments
    34        2       DBM22371     GACC         Briarwood Hills Apartments
    35        1       DBM22334     GACC         Orland Parkway
    36        2         48828      GMACCM       Eagles Landing Apartments
    37        1         48483      GMACCM       Torrance Office Center
    38        1       05-19081     MSMC         Caraway Plaza
    39        2       04-18008     MSMC         Westland Colonial Village Apartments
    40        1         47532      GMACCM       New Hampshire Retail Portfolio
   40.1                47532-1                  Littleton Commons
   40.2                47532-2                  Rochester Commons
   40.3                47532-3                  Exeter Commons
    41        1       DBM22264     GACC         500 Corporate Center
    42        1       04-18100     MSMC         933 West Broad Street
    43        1         48123      GMACCM       Bristol Farms Plaza
    44        1         48314      GMACCM       Residence Inn - Anaheim Hills
    45        1                    MSMC         U-Haul Portfolio
   45.1               04-17605                  U-Haul Portfolio - Pawtucket
   45.2               04-17004                  U-Haul Portfolio - Tampa
   45.3               04-17609                  U-Haul Portfolio - Saint Peters
   45.4               04-17607                  U-Haul Portfolio - Mesa
   45.5               04-17608                  U-Haul Portfolio - Yuma
    46        1       05-19027     MSMC         Spiegel & Newport News Warehouse
    47        1         47648      GMACCM       Grainger and Restaurant Depot
    48        1         47307      GMACCM       Ganttown Plaza Shopping Center
    49        1         47617      GMACCM       Valley Oaks Shopping Center
    50        1       05-19540     MSMC         Twain Swenson Plaza
    51        1       DBM22348     GACC         Bowman Station Shopping Center
    52        2         47203      GMACCM       Belle Grove at Custer
    53        1         47405      GMACCM       Hawthorn Suites - Herndon
    54        1       DBM22624     GACC         Orange County Retail
   54.1              DBM22624-1                 Beach & Chapman Center
   54.2              DBM22624-2                 Katella Square
   54.3              DBM22624-3                 Paramount Center
    55        1       DBM22505     GACC         Boen Industrial II
    56        1         47649      GMACCM       Clear Creek Square
    57        1         47218      GMACCM       1815 Griffin Road
    58        2         46890      GMACCM       Greentree Village Apartments
    59        2       DBM22370     GACC         Cumberland Run Apartments
    60        1         48426      GMACCM       BV Hollywood Storage
    61        1       04-17721     MSMC         Rail Central
    62        1       DBM22239     GACC         Lanham Center
    63        1         48643      GMACCM       2626 South Loop
    64        1         47983      GMACCM       The Atrium 2656 Office Building
    65        1       05-18938     MSMC         Township Square
    66        1       05-19100     MSMC         Seminole Lakes Plaza
    67        1         48133      GMACCM       SpringHill Suites by Marriott - Washington
    68        1         47132      GMACCM       140 Ethel Road
    69        1         48846      GMACCM       2616 South Loop
    70        1       04-18834     MSMC         340 Morgan Ave
    71        1         48038      GMACCM       Town Hall Shoppes
    72        1         47978      GMACCM       Courtyard by Marriott - Grand Rapids Airport
    73        1         48225      GMACCM       Raleigh Boulevard Plaza
    74        1         48396      GMACCM       Chino Hills Shopping Center
    75        1       05-19024     MSMC         205 Ladish Road
    76        2       04-17875     MSMC         Mountainview at Rivergreen Phase III
    77        1         48154      GMACCM       HWL Plaza II
    78        1         47750      GMACCM       State Line Plaza
    79        1       04-18718     MSMC         Holiday Inn Express - Coldwater
    80        1       04-18004     MSMC         1075 Metropolitan Ave
    81        2         47766      GMACCM       Woodside Glen Apartments
    82        1       04-17506     MSMC         North Chase Shopping Center
    83        1         47747      GMACCM       Walgreens (Ferndale)
    84        2         48194      GMACCM       Southern Pines Apartments
    85        1       04-17851     MSMC         Southgate Retail Centers
    86        1         48764      GMACCM       Rockmead Professional Center
    87        1       05-19541     MSMC         Beckley Plaza
    88        1         47899      GMACCM       National Self Storage
    89        1         48349      GMACCM       Secured Self Storage
    90        2         48275      GMACCM       Willow Ridge Apartments
    91        1         48288      GMACCM       Walgreens (Berkeley Heights)
    92        1       05-18940     MSMC         Spiegel & Newport News Office
    93        2       04-18549     MSMC         Galewood Apartments
    94        1         47720      GMACCM       Crown Pointe Plaza
    95        2         46334      GMACCM       Studebaker Apartments




 CONTROL
  NUMBER                                  ADDRESS                                           CITY                   STATE
-----------------------------------------------------------------------------------------------------------------------------------

    1      767 Fifth Avenue                                                       New York                  New York
    2      125 West 55th Street                                                   New York                  New York
    3      3400 Richmond Parkway                                                  Richmond                  California
    4      Various                                                                Various                   Various
   4.1     3600 Paradise Road                                                     Las Vegas                 Nevada
   4.2     211 East Huntington Drive                                              Arcadia                   California
   4.3     One Thomas Wolfe Plaza                                                 Asheville                 North Carolina
   4.4     5955 North Point Parkway                                               Alpharetta                Georgia
    5      One Telcordia Drive                                                    Piscataway                New Jersey
    6      3301 N. Buffalo Drive                                                  Las Vegas                 Nevada
    7      1 Riverway                                                             Houston                   Texas
    8      1100 Main Street                                                       Kansas City               Missouri
           Various                                                                Various                   New Jersey
    9      Various                                                                Various                   New Jersey
   9.1     40 Potash Road                                                         Oakland                   New Jersey
   9.2     1905 Nevins Road                                                       Fair Lawn                 New Jersey
   9.3     1500 Pollitt Drive                                                     Fair Lawn                 New Jersey
   9.4     99 Bauer Drive                                                         Oakland                   New Jersey
    10     Various                                                                Various                   New Jersey
   10.1    5 Thornton Road                                                        Oakland                   New Jersey
   10.2    1900 Pollitt Drive                                                     Fair Lawn                 New Jersey
   10.3    95 Bauer Drive                                                         Oakland                   New Jersey
    11     1199 Vermont Avenue, NW                                                Washington                District of Columbia
    12     500 Woodward Avenue                                                    Detroit                   Michigan
    13     Columbus Boulevard at Snyder Avenue                                    Philadelphia              Pennsylvania
    14     1601 Collins Avenue                                                    Miami Beach               Florida
    15     21555 Oxnard Street                                                    Los Angeles               California
    16     5800-5804 Annapolis Road                                               Bladensburg               Maryland
    17     454 Heather Ridge Drive North                                          Mantua                    New Jersey
    18     200 Avenue K Southeast                                                 Winter Haven              Florida
    19     18, 22-32, 35-37, 50, 53 and 110 Ella T. Grasso Turnpike               Windsor Locks             Connecticut
    20     1975 Aquarena Springs Drive                                            San Marcos                Texas
    21     650 Way Market Drive                                                   Ann Arbor                 Michigan
    22     4302 - 4496 Austin Bluffs Parkway                                      Colorado Springs          Colorado
    23     5406 View Crest Way                                                    Raleigh                   North Carolina
    24     2001 W. Holleman Drive                                                 College Station           Texas
    25     940 Silver Lane                                                        East Hartford             Connecticut
    26     5343 and 5353 North 16th Street                                        Phoenix                   Arizona
    27     931 Hairston Road                                                      Stone Mountain            Georgia
    28     12120 Colonel Glenn Road & 4700 South Bowman Road                      Little Rock               Arkansas
    29     2723 South Woodland Boulevard                                          Deland                    Florida
    30     71400 Van Dyke Road                                                    Romeo                     Michigan
    31     12315 Chenal Parkway                                                   Little Rock               Arkansas
    32     2500 Wilshire Blvd                                                     Los Angeles               California
    33     29 Briar Circle                                                        Fayetteville              North Carolina
    34     100 State Street                                                       North Haven               Connecticut
    35     10310-10320 West Orland Parkway                                        Orland Park               Illinois
    36     2201 104th Street South                                                Tacoma                    Washington
    37     21151 and 21221 South Western Avenue                                   Torrance                  California
    38     1101-1315 South Caraway Road                                           Jonesboro                 Arkansas
    39     8181 North Wayne Road                                                  Westland                  Michigan
    40     Various                                                                Various                   Various
   40.1    570 Meadow Street (Route 302)                                          Littleton                 New Hampshire
   40.2    306 North Main Street (Route 11)                                       Rochester                 New Hampshire
   40.3    63-93 Portsmouth Avenue (Route 108)                                    Exeter                    New Hampshire
    41     500 North Rainbow Boulevard                                            Las Vegas                 Nevada
    42     933 West Broad Street                                                  Richmond                  Virginia
    43     1235 Farmington Avenue                                                 Bristol                   Connecticut
    44     125 South Festival Drive                                               Anaheim Hills             California
    45     Various                                                                Various                   Various
   45.1    Exit 26 I-95 / Lonsdale Ave.                                           Pawtucket                 Rhode Island
   45.2    11401 West Hillsborough Ave                                            Tampa                     Florida
   45.3    7440 Mexico Road                                                       St. Peters                Missouri
   45.4    125 West Hampton Avenue                                                Mesa                      Arizona
   45.5    1175 East 32nd Street                                                  Yuma                      Arizona
    46     5201 City Line Road                                                    Newport News              Virginia
    47     6655 Crescent Drive                                                    Norcross                  Georgia
    48     5200 Route 42                                                          Washington Township       New Jersey
    49     200 State Hwy 12 & 55 State Hwy 26                                     Valley Springs            California
    50     820, 840, 860 Twain Ave. & 3640 Swenson Street                         Las Vegas                 Nevada
    51     801 Bowman Road                                                        Little Rock               Arkansas
    52     800 Custer Road                                                        Richardson                Texas
    53     467 Herndon Parkway                                                    Herndon                   Virginia
    54     Various                                                                Various                   California
   54.1    11921, 11931 & 11951 Beach Boulevard                                   Stanton                   California
   54.2    7129-7159 Katella Avenue                                               Stanton                   California
   54.3    8505 Rosecrans Avenue                                                  Paramount                 California
    55     10600 & 10620 Colonel Glenn Road                                       Little Rock               Arkansas
    56     600-650 & 702 12th Street                                              Golden                    Colorado
    57     1815 Griffin Road                                                      Dania                     Florida
    58     1039 South Parker Road                                                 Denver                    Colorado
    59     2950 South Cobb Drive                                                  Smyrna                    Georgia
    60     6372 Santa Monica Blvd                                                 Los Angeles               California
    61     1790 Bonanza Drive                                                     Park City                 Utah
    62     5900 Princess Garden Parkway                                           Lanham                    Maryland
    63     2626 South Loop West                                                   Houston                   Texas
    64     2656 South Loop 610 West                                               Houston                   Texas
    65     3334-3434 FM 1092                                                      Missouri City             Texas
    66     10175 South Tamiami Trail                                              Punta Gorda               Florida
    67     16 Trinity Point Drive                                                 Washington                Pennsylvania
    68     140 Ethel Road West                                                    Piscataway                New Jersey
    69     2616 South Loop 610 West                                               Houston                   Texas
    70     340 Morgan Avenue                                                      Brooklyn                  New York
    71     990 Cedar Bridge Avenue                                                Brick                     New Jersey
    72     4741 28th Street SE                                                    Kentwood                  Michigan
    73     1100 Raleigh Boulevard                                                 Raleigh                   North Carolina
    74     4000-4082 Chino Hills Parkway & 14850-14858 Pipeline Avenue            Chino Hills               California
    75     205 Ladish Road                                                        Cynthiana                 Kentucky
    76     900 SE Centerpointe Drive                                              Corvallis                 Oregon
    77     19811 Colima Road                                                      Walnut                    California
    78     38650 Sussex Highway                                                   Delmar                    Delaware
    79     630 E. Chicago Street                                                  Coldwater                 Michigan
    80     1075 Metropolitan Avenue                                               Brooklyn                  New York
    81     311 North College Street                                               Woodland                  California
    82     3050 Highway 5 North                                                   Thomasville               Alabama
    83     1901 Main Street                                                       Ferndale                  Washington
    84     15373 St. Charles Street                                               Gulfport                  Mississippi
    85     11809 Standiford Drive and 5016 Mud Lane                               Louisville                Kentucky
    86     605 and 611 Rockmead Drive                                             Kingwood                  Texas
    87     305-317 Beckley Plaza                                                  Beckley                   West Virginia
    88     2600 Evergreen Avenue                                                  West Sacramento           California
    89     5524 Pirrone Road                                                      Salida                    California
    90     1205 Sandretto Drive                                                   Prescott                  Arizona
    91     343 Springfield Avenue                                                 Berkeley Heights          New Jersey
    92     5000 City Line Road                                                    Hampton                   Virginia
    93     4589 Galewood Street                                                   Lake Oswego               Oregon
    94     7914 Culebra Road                                                      San Antonio               Texas
    95     1510 Blake Street                                                      Denver                    Colorado




 CONTROL                                           NUMBER OF                                     CROSS
  NUMBER      ZIP CODE           COUNTY            PROPERTIES          PROPERTY TYPE        COLLATERALIZED   RELATED GROUPS
------------------------------------------------------------------------------------------------------------------------------

    1          10153      New York                     1         Office                                          Group A
    2          10019      New York                     1         Office                                          Group A
    3          94806      Contra Costa                 1         Multifamily
    4         Various     Various                      4         Hospitality
   4.1         89109      Clark                                  Hospitality
   4.2         91006      Los Angeles                            Hospitality
   4.3         28801      Buncombe                               Hospitality
   4.4         30022      Fulton                                 Hospitality
    5          08854      Middlesex                    1         Office                                          Group B
    6          89129      Clark                        1         Office
    7          77056      Harris                       1         Office
    8          64105      Jackson                      1         Office
              Various     Bergen                                 Various
    9         Various     Bergen                       4         Various                        Group I          Group C
   9.1         07436      Bergen                                 Office
   9.2         07410      Bergen                                 Industrial/Warehouse
   9.3         07410      Bergen                                 Industrial/Warehouse
   9.4         07436      Bergen                                 Office
    10        Various     Bergen                       3         Various                        Group I          Group C
   10.1        07436      Bergen                                 Industrial/Warehouse
   10.2        07410      Bergen                                 Industrial/Warehouse
   10.3        07436      Bergen                                 Office
    11         20005      District of Columbia         1         Hospitality
    12         48226      Wayne                        1         Parking Facility
    13         19148      Philadelphia                 1         Anchored Retail
    14         33139      Miami-Dade                   1         Hospitality
    15         91367      Los Angeles                  1         Office
    16         20710      Prince George's              1         Multifamily
    17         08051      Gloucester                   1         Multifamily
    18         33880      Polk                         1         Multifamily
    19         06096      Hartford                     1         Parking Facility
    20         78666      Hays                         1         Multifamily                                     Group D
    21         48103      Washtenaw                    1         Multifamily
    22         80918      El Paso                      1         Anchored Retail
    23         27606      Wake                         1         Multifamily
    24         77840      Brazos                       1         Multifamily                                     Group D
    25         06118      Hartford                     1         Anchored Retail
    26         85016      Maricopa                     1         Office
    27         30083      Dekalb                       1         Anchored Retail
    28         72204      Pulaski                      1         Industrial/Warehouse                            Group E
    29         32720      Volusia                      1         Anchored Retail
    30         48065      Macomb                       1         Manufactured Housing
    31         72211      Pulaski                      1         Anchored Retail                                 Group F
    32         90057      Los Angeles                  1         Office
    33         28306      Cumberland                   1         Multifamily
    34         06473      New Haven                    1         Multifamily
    35         60467      Cook                         1         Office
    36         98444      Pierce                       1         Multifamily
    37         90501      Los Angeles                  1         Office
    38         72401      Craighead                    1         Anchored Retail
    39         48185      Wayne                        1         Multifamily
    40        Various     Various                      3         Various
   40.1        03561      Grafton                                Anchored Retail
   40.2        03867      Strafford                              Unanchored Retail
   40.3        03833      Rockingham                             Anchored Retail
    41         89107      Clark                        1         Office
    42         23220      NAP                          1         Mixed Use
    43         06010      Hartford                     1         Anchored Retail
    44         92808      Orange                       1         Hospitality
    45        Various     Various                      5         Self Storage
   45.1        02860      Providence                             Self Storage
   45.2        33635      Hillsborough                           Self Storage
   45.3        63376      St. Charles                            Self Storage
   45.4        85210      Maricopa                               Self Storage
   45.5        85365      Yuma                                   Self Storage
    46         23605      NAP                          1         Industrial/Warehouse                            Group H
    47         30071      Gwinnett                     1         Anchored Retail
    48         08012      Gloucester                   1         Anchored Retail
    49         95252      Calaveras                    1         Anchored Retail
    50         89109      Clark                        1         Unanchored Retail
    51         72211      Pulaski                      1         Anchored Retail                                 Group F
    52         75080      Dallas                       1         Multifamily
    53         20171      Fairfax                      1         Hospitality
    54        Various     Various                      3         Unanchored Retail
   54.1        90680      Orange                                 Unanchored Retail
   54.2        90680      Orange                                 Unanchored Retail
   54.3        90723      Los Angeles                            Unanchored Retail
    55         72204      Pulaski                      1         Industrial/Warehouse                            Group E
    56         80403      Jefferson                    1         Office
    57         33004      Broward                      1         Office
    58         80231      Arapahoe                     1         Multifamily
    59         30080      Cobb                         1         Multifamily
    60         90038      Los Angeles                  1         Self Storage
    61         84060      Summit                       1         Mixed Use
    62         20706      Prince George's              1         Office
    63         77054      Harris                       1         Office                                          Group G
    64         77054      Harris                       1         Office                                          Group G
    65         77459      Fort Bend                    1         Unanchored Retail
    66         33950      Charlotte                    1         Anchored Retail
    67         15301      Washington                   1         Hospitality
    68         08854      Middlesex                    1         Industrial/Warehouse
    69         77054      Harris                       1         Office                                          Group G
    70         11211      Kings                        1         Industrial/Warehouse                            Group I
    71         08723      Ocean                        1         Unanchored Retail
    72         49512      Kent                         1         Hospitality
    73         27610      Wake                         1         Anchored Retail                                 Group J
    74         91709      San Bernardino               1         Unanchored Retail
    75         41031      Harrison                     1         Industrial/Warehouse                            Group B
    76         97333      Benton                       1         Multifamily
    77         91789      Los Angles                   1         Office
    78         19940      Sussex                       1         Anchored Retail
    79         49036      Branch                       1         Hospitality
    80         11211      Kings                        1         Industrial/Warehouse                            Group I
    81         95695      Yolo                         1         Multifamily
    82         36784      Clarke                       1         Anchored Retail
    83         98248      Whatcom                      1         Anchored Retail
    84         39503      Harrison                     1         Multifamily
    85         40229      Jefferson                    1         Anchored Retail
    86         77339      Montgomery                   1         Office
    87         25801      Raleigh                      1         Anchored Retail
    88         95691      Yolo                         1         Self Storage
    89         95368      Stanislaus                   1         Self Storage
    90         86305      Yavapai                      1         Multifamily
    91         07922      Union                        1         Anchored Retail                                 Group J
    92         23661      NAP                          1         Office                                          Group H
    93         97035      Clackamas                    1         Multifamily
    94         78251      Bexar                        1         Unanchored Retail
    95         80202      Denver                       1         Multifamily




                                           % OF
                                        AGGREGATE      CUMULATIVE % OF     % OF     % OF
 CONTROL     ORIGINAL       CURRENT    INITIAL POOL  AGGREGATE INITIAL     LOAN      LOAN      INTEREST       ADMINISTRATION
  NUMBER    BALANCE ($)   BALANCE ($)    BALANCE        POOL BALANCE     GROUP 1    GROUP 2      RATE %             FEE %
-------------------------------------------------------------------------------------------------------------------------------

    1        180,000,000   180,000,000       11.06%            11.06%      14.03%                 5.24196         0.03130
    2        100,000,000   100,000,000        6.15%            17.21%       7.80%                 5.74322         0.03130
    3        100,000,000   100,000,000        6.15%            23.35%                 29.02%      5.46000         0.03130
    4         93,000,000    92,891,276        5.71%            29.06%       7.24%                 6.44000         0.02050
   4.1
   4.2
   4.3
   4.4
    5         79,686,000    79,686,000        4.90%            33.96%       6.21%                 5.49000         0.03130
    6         57,750,000    57,750,000        3.55%            37.51%       4.50%                 5.44000         0.03130
    7         56,070,000    56,070,000        3.45%            40.95%       4.37%                 5.38000         0.10130
    8         44,500,000    44,402,951        2.73%            43.68%       3.46%                 5.19000         0.03130
              42,000,000    42,000,000        2.58%            46.26%       3.27%                 5.26000         0.03130
    9         21,500,000    21,500,000        1.32%                         1.68%                 5.26000         0.03130
   9.1
   9.2
   9.3
   9.4
    10        20,500,000    20,500,000        1.26%                         1.60%                 5.26000         0.03130
   10.1
   10.2
   10.3
    11        27,000,000    27,000,000        1.66%            47.92%       2.11%                 5.30000         0.04650
    12        26,500,000    26,425,720        1.62%            49.55%       2.06%                 5.84000         0.10130
    13        25,000,000    24,946,732        1.53%            51.08%       1.94%                 5.30000         0.10130
    14        25,000,000    24,940,458        1.53%            52.61%       1.94%                 4.76600         0.03130
    15        25,000,000    24,896,557        1.53%            54.14%       1.94%                 5.84000         0.05130
    16        24,500,000    24,500,000        1.51%            55.65%                  7.11%      5.62000         0.03130
    17        24,000,000    24,000,000        1.47%            57.12%                  6.97%      5.71000         0.03130
    18        23,000,000    23,000,000        1.41%            58.54%                  6.68%      5.47000         0.10130
    19        21,600,000    21,600,000        1.33%            59.87%       1.68%                 5.45000         0.10130
    20        21,397,500    21,397,500        1.32%            61.18%                  6.21%      6.72000         0.03130
    21        21,250,000    21,250,000        1.31%            62.49%                  6.17%      5.11000         0.10130
    22        20,760,000    20,760,000        1.28%            63.76%       1.62%                 5.35000         0.03130
    23        19,750,000    19,750,000        1.21%            64.98%                  5.73%      4.96000         0.03130
    24        19,197,500    19,197,500        1.18%            66.16%                  5.57%      6.69000         0.03130
    25        17,500,000    17,500,000        1.08%            67.23%       1.36%                 5.35000         0.03130
    26        17,400,000    17,400,000        1.07%            68.30%       1.36%                 5.95000         0.10130
    27        16,000,000    16,000,000        0.98%            69.28%       1.25%                 5.43000         0.10130
    28        14,880,000    14,880,000        0.91%            70.20%       1.16%                 5.31500         0.03130
    29        14,500,000    14,500,000        0.89%            71.09%       1.13%                 5.01000         0.10130
    30        14,400,000    14,400,000        0.88%            71.98%       1.12%                 5.17000         0.10130
    31        14,000,000    14,000,000        0.86%            72.84%       1.09%                 5.62000         0.03130
    32        14,000,000    13,986,651        0.86%            73.70%       1.09%                 5.45000         0.03130
    33        13,600,000    13,600,000        0.84%            74.53%                  3.95%      5.35000         0.10130
    34        13,500,000    13,500,000        0.83%            75.36%                  3.92%      5.47100         0.03130
    35        12,400,000    12,400,000        0.76%            76.12%       0.97%                 5.27000         0.03130
    36        12,200,000    12,200,000        0.75%            76.87%                  3.54%      5.33000         0.10130
    37        12,200,000    12,176,873        0.75%            77.62%       0.95%                 5.84000         0.10130
    38        11,900,000    11,874,913        0.73%            78.35%       0.93%                 5.35000         0.03130
    39        11,280,000    11,222,904        0.69%            79.04%                  3.26%      5.80000         0.08130
    40        11,050,000    11,016,797        0.68%            79.72%       0.86%                 5.43000         0.10130
   40.1
   40.2
   40.3
    41        11,000,000    10,989,743        0.68%            80.39%       0.86%                 5.54000         0.03130
    42        10,800,000    10,800,000        0.66%            81.06%       0.84%                 5.35000         0.03130
    43        10,700,000    10,700,000        0.66%            81.71%       0.83%                 5.84000         0.10130
    44        10,500,000    10,500,000        0.65%            82.36%       0.82%                 5.65000         0.07460
    45        10,470,000    10,381,147        0.64%            83.00%       0.81%                 5.96000         0.03130
   45.1
   45.2
   45.3
   45.4
   45.5
    46        10,200,000    10,153,724        0.62%            83.62%       0.79%                 5.35000         0.03130
    47         9,950,000     9,906,019        0.61%            84.23%       0.77%                 5.49000         0.10130
    48         9,650,000     9,641,024        0.59%            84.82%       0.75%                 5.55000         0.10130
    49         9,000,000     8,961,751        0.55%            85.37%       0.70%                 5.70000         0.10130
    50         8,900,000     8,900,000        0.55%            85.92%       0.69%                 5.66000         0.03130
    51         8,500,000     8,500,000        0.52%            86.44%       0.66%                 5.62000         0.03130
    52         8,000,000     8,000,000        0.49%            86.93%                  2.32%      5.06000         0.10130
    53         7,800,000     7,800,000        0.48%            87.41%       0.61%                 5.88000         0.08340
    54         7,700,000     7,700,000        0.47%            87.89%       0.60%                 5.36500         0.03130
   54.1
   54.2
   54.3
    55         7,660,000     7,660,000        0.47%            88.36%       0.60%                 5.31500         0.03130
    56         7,500,000     7,500,000        0.46%            88.82%       0.58%                 5.30000         0.10130
    57         7,360,000     7,337,978        0.45%            89.27%       0.57%                 5.50000         0.10130
    58         7,380,000     7,333,534        0.45%            89.72%                  2.13%      5.53000         0.10130
    59         7,250,000     7,250,000        0.45%            90.17%                  2.10%      5.28000         0.03130
    60         7,200,000     7,200,000        0.44%            90.61%       0.56%                 5.62000         0.10130
    61         7,080,000     7,080,000        0.44%            91.04%       0.55%                 5.14000         0.03130
    62         6,720,000     6,720,000        0.41%            91.46%       0.52%                 5.49000         0.03130
    63         6,700,000     6,686,439        0.41%            91.87%       0.52%                 5.54000         0.10130
    64         6,600,000     6,569,441        0.40%            92.27%       0.51%                 5.24000         0.10130
    65         6,250,000     6,250,000        0.38%            92.66%       0.49%                 5.16000         0.03130
    66         6,135,000     6,129,671        0.38%            93.03%       0.48%                 5.82000         0.03130
    67         6,100,000     6,082,902        0.37%            93.41%       0.47%                 5.84000         0.09230
    68         5,500,000     5,489,083        0.34%            93.74%       0.43%                 5.63000         0.10130
    69         5,200,000     5,194,831        0.32%            94.06%       0.41%                 5.28000         0.10130
    70         5,200,000     5,160,914        0.32%            94.38%       0.40%                 5.66000         0.03130
    71         5,100,000     5,094,931        0.31%            94.69%       0.40%                 5.28000         0.10130
    72         5,000,000     4,986,647        0.31%            95.00%       0.39%                 6.12000         0.10130
    73         4,900,000     4,900,000        0.30%            95.30%       0.38%                 5.32000         0.12630
    74         4,770,000     4,770,000        0.29%            95.59%       0.37%                 5.78000         0.10130
    75         4,550,000     4,510,661        0.28%            95.87%       0.35%                 6.08000         0.03130
    76         4,500,000     4,500,000        0.28%            96.15%                  1.31%      5.30000         0.03130
    77         4,500,000     4,500,000        0.28%            96.42%       0.35%                 5.45000         0.10130
    78         4,400,000     4,395,455        0.27%            96.69%       0.34%                 5.12000         0.12130
    79         4,000,000     3,975,747        0.24%            96.94%       0.31%                 5.73000         0.03130
    80         4,000,000     3,970,170        0.24%            97.18%       0.31%                 5.71000         0.03130
    81         3,800,000     3,800,000        0.23%            97.42%                  1.10%      5.24000         0.10130
    82         3,800,000     3,796,716        0.23%            97.65%       0.30%                 5.84000         0.13130
    83         3,800,000     3,775,135        0.23%            97.88%       0.29%                 5.58000         0.10130
    84         3,700,000     3,700,000        0.23%            98.11%                  1.07%      5.58000         0.10130
    85         3,580,000     3,553,023        0.22%            98.33%       0.28%                 5.45000         0.03130
    86         3,500,000     3,496,555        0.21%            98.54%       0.27%                 5.32000         0.10130
    87         3,400,000     3,395,436        0.21%            98.75%       0.26%                 5.74000         0.03130
    88         3,350,000     3,345,214        0.21%            98.96%       0.26%                 5.41000         0.10130
    89         3,250,000     3,243,661        0.20%            99.16%       0.25%                 5.71000         0.10130
    90         3,150,000     3,143,949        0.19%            99.35%                  0.91%      5.78000         0.10130
    91         2,800,000     2,800,000        0.17%            99.52%       0.22%                 5.88000         0.10130
    92         2,500,000     2,487,011        0.15%            99.67%       0.19%                 5.35000         0.03130
    93         2,400,000     2,389,051        0.15%            99.82%                  0.69%      5.32000         0.03130
    94         2,130,000     2,123,497        0.13%            99.95%       0.17%                 5.41000         0.10130
    95           800,000       798,365        0.05%           100.00%                  0.23%      5.87500         0.10130




                                                                                                                  ORIGINAL
 CONTROL                                                                                     FIRST PAYMENT     INTEREST ONLY
  NUMBER    ACCRUAL TYPE                    AMORTIZATION TYPE                   NOTE DATE        DATE              PERIOD
------------------------------------------------------------------------------------------------------------------------------

    1          30/360        Interest Only                                      1/7/2005       3/1/2005              60
    2          30/360        Interest Only                                      2/9/2005       4/1/2005              60
    3        Actual/360      Interest Only                                      5/10/2005      7/8/2005              60
    4        Actual/360      Amortizing Balloon                                 4/7/2005       6/1/2005
   4.1
   4.2
   4.3
   4.4
    5        Actual/360      Interest Only, then Amortizing Balloon             3/14/2005      5/1/2005              24
    6        Actual/360      Interest Only/ARD                                  4/6/2005       6/1/2005              60
    7        Actual/360      Interest Only, then Amortizing Balloon             2/22/2005      4/1/2005              36
    8        Actual/360      Amortizing Balloon                                 3/15/2005      5/1/2005
             Actual/360      Interest Only, then Amortizing Balloon/ARD         3/9/2005       5/1/2005              60
    9        Actual/360      Interest Only, then Amortizing Balloon/ARD         3/9/2005       5/1/2005              60
   9.1
   9.2
   9.3
   9.4
    10       Actual/360      Interest Only, then Amortizing Balloon/ARD         3/9/2005       5/1/2005              60
   10.1
   10.2
   10.3
    11       Actual/360      Interest Only, then Amortizing Balloon            12/22/2004      2/1/2005              60
    12       Actual/360      Amortizing Balloon                                 3/11/2005      5/1/2005
    13       Actual/360      Amortizing Balloon                                 3/16/2005      5/1/2005
    14       Actual/360      Amortizing Balloon                                 3/9/2005       5/1/2005
    15       Actual/360      Amortizing, then Interest Only                    12/22/2004      1/1/2005              61
    16       Actual/360      Interest Only, then Amortizing Balloon             3/24/2005      5/1/2005              18
    17       Actual/360      Interest Only                                      4/7/2005       6/1/2005              60
    18       Actual/360      Interest Only, then Amortizing Balloon             5/13/2005      7/1/2005              36
    19       Actual/360      Interest Only, then Amortizing Balloon             12/7/2004      2/1/2005              36
    20       Actual/360      Amortizing Balloon                                 5/15/2005      7/1/2005
    21       Actual/360      Interest Only, then Amortizing Balloon             3/30/2005      5/1/2005              36
    22       Actual/360      Interest Only, then Amortizing Balloon             3/15/2005      5/8/2005              24
    23       Actual/360      Interest Only, then Amortizing Balloon             2/4/2005       4/1/2005              48
    24       Actual/360      Amortizing Balloon                                 5/15/2005      7/1/2005
    25       Actual/360      Interest Only, then Amortizing Balloon             2/28/2005      4/1/2005              36
    26       Actual/360      Interest Only, then Amortizing Balloon             3/31/2005      5/1/2005              24
    27       Actual/360      Interest Only, then Amortizing Balloon             4/19/2005      6/1/2005              24
    28       Actual/360      Interest Only, then Amortizing Balloon             5/24/2005      7/1/2005              24
    29       Actual/360      Interest Only, then Amortizing Balloon             2/1/2005       3/1/2005              18
    30       Actual/360      Interest Only, then Amortizing Balloon             5/12/2005      7/1/2005              36
    31       Actual/360      Interest Only, then Amortizing Balloon             5/13/2005      7/1/2005              60
    32       Actual/360      Amortizing Balloon                                 4/28/2005      6/1/2005
    33       Actual/360      Interest Only, then Amortizing Balloon             1/18/2005      3/1/2005              60
    34       Actual/360      Interest Only, then Amortizing Balloon             4/28/2005      6/1/2005              36
    35       Actual/360      Interest Only, then Amortizing Balloon             5/24/2005      7/1/2005              12
    36       Actual/360      Interest Only, then Amortizing Balloon             5/11/2005      7/1/2005              12
    37       Actual/360      Amortizing Balloon                                 3/30/2005      5/1/2005
    38       Actual/360      Amortizing Balloon                                 3/30/2005      5/1/2005
    39       Actual/360      Amortizing Balloon                                12/15/2004      2/1/2005
    40       Actual/360      Amortizing Balloon                                 3/7/2005       5/1/2005
   40.1
   40.2
   40.3
    41       Actual/360      Amortizing Balloon                                 4/29/2005      6/1/2005
    42       Actual/360      Interest Only, then Amortizing Balloon             2/11/2005      4/1/2005              24
    43       Actual/360      Amortizing Balloon                                 5/17/2005      7/1/2005
    44       Actual/360      Interest Only, then Amortizing Balloon             3/15/2005      5/1/2005              12
    45       Actual/360      Amortizing Balloon                                11/15/2004      1/1/2005
   45.1
   45.2
   45.3
   45.4
   45.5
    46       Actual/360      Amortizing Balloon                                 2/1/2005       3/1/2005
    47       Actual/360      Amortizing Balloon                                 1/13/2005      3/1/2005
    48       Actual/360      Amortizing Balloon                                 4/4/2005       6/1/2005
    49       Actual/360      Amortizing Balloon                                 1/31/2005      3/1/2005
    50       Actual/360      Amortizing Balloon                                 5/2/2005       7/1/2005
    51       Actual/360      Interest Only, then Amortizing Balloon             5/13/2005      7/1/2005              24
    52       Actual/360      Interest Only, then Amortizing Balloon            12/10/2004      2/1/2005              24
    53       Actual/360      Interest Only, then Amortizing Balloon            12/20/2004      2/1/2005              12
    54       Actual/360      Amortizing Balloon                                 5/24/2005      7/1/2005
   54.1
   54.2
   54.3
    55       Actual/360      Interest Only, then Amortizing Balloon             5/24/2005      7/1/2005              24
    56       Actual/360      Interest Only, then Amortizing Balloon             2/24/2005      4/1/2005              18
    57       Actual/360      Amortizing Balloon                                 2/18/2005      4/1/2005
    58       Actual/360      Amortizing Balloon                                11/19/2004      1/1/2005
    59       Actual/360      Interest Only, then Amortizing Balloon             4/22/2005      6/1/2005              60
    60       Actual/360      Amortizing Balloon                                 5/3/2005       7/1/2005
    61       Actual/360      Interest Only, then Amortizing Balloon             9/2/2004       11/1/2004             12
    62       Actual/360      Amortizing Balloon                                 5/20/2005      7/1/2005
    63       Actual/360      Amortizing Balloon                                 4/1/2005       5/1/2005
    64       Actual/360      Amortizing Balloon                                 2/1/2005       3/1/2005
    65       Actual/360      Interest Only, then Amortizing Balloon             2/8/2005       4/1/2005              12
    66       Actual/360      Amortizing Balloon                                 4/18/2005      6/1/2005
    67       Actual/360      Amortizing Balloon                                 3/29/2005      5/1/2005
    68       Actual/360      Amortizing Balloon                                 3/8/2005       5/1/2005
    69       Actual/360      Amortizing Balloon                                 4/28/2005      6/1/2005
    70       Actual/360      Amortizing Balloon                                 12/2/2004      2/1/2005
    71       Actual/360      Amortizing Balloon                                 4/18/2005      6/1/2005
    72       Actual/360      Amortizing Balloon                                 3/14/2005      5/1/2005
    73       Actual/360      Interest Only, then Amortizing Balloon             3/29/2005      5/1/2005              24
    74       Actual/360      Interest Only, then Amortizing Balloon             4/21/2005      6/1/2005              24
    75       Actual/360      Fully Amortizing                                   1/14/2005      3/1/2005
    76       Actual/360      Interest Only, then Amortizing Balloon            11/22/2004      1/1/2005              24
    77       Actual/360      Amortizing Balloon                                 5/16/2005      7/1/2005
    78       Actual/360      Amortizing Balloon                                 4/12/2005      6/1/2005
    79       Actual/360      Amortizing Balloon                                 1/19/2005      3/1/2005
    80       Actual/360      Amortizing Balloon                                 12/2/2004      2/1/2005
    81       Actual/360      Interest Only                                      2/1/2005       3/1/2005             121
    82       Actual/360      Amortizing Balloon                                 4/1/2005       6/1/2005
    83       Actual/360      Fully Amortizing                                   2/15/2005      4/1/2005
    84       Actual/360      Interest Only, then Amortizing Balloon             4/8/2005       6/1/2005              12
    85       Actual/360      Amortizing Balloon                                10/15/2004      12/1/2004
    86       Actual/360      Amortizing Balloon                                 4/27/2005      6/1/2005
    87       Actual/360      Amortizing Balloon                                 4/6/2005       6/1/2005
    88       Actual/360      Amortizing Balloon                                 4/13/2005      6/1/2005
    89       Actual/360      Amortizing Balloon                                 3/31/2005      5/1/2005
    90       Actual/360      Amortizing Balloon                                 3/30/2005      5/1/2005
    91       Actual/360      Fully Amortizing                                   5/2/2005       7/1/2005
    92       Actual/360      Amortizing Balloon                                 2/1/2005       3/1/2005
    93       Actual/360      Amortizing Balloon                                 1/13/2005      3/1/2005
    94       Actual/360      Amortizing Balloon                                 2/2/2005       4/1/2005
    95         30/360        Amortizing Balloon                                 3/31/2005      5/1/2005




              REMAINING                    ORIGINAL      REMAINING      ORIGINAL      REMAINING                           GRACE
 CONTROL    INTEREST ONLY                   TERM TO       TERM TO     AMORTIZATION   AMORTIZATION       PAYMENT DUE      DEFAULT
  NUMBER       PERIOD       SEASONING      MATURITY       MATURITY        TERM           TERM               DATE          PERIOD
------------------------------------------------------------------------------------------------------------------------------------

    1            56             4             60             56            0              0                  1              6
    2            57             3             60             57            0              0                  1              6
    3            60             0             60             60            0              0                  8              0
    4                           1             66             65           300            299                 1              5
   4.1
   4.2
   4.3
   4.4
    5            22             2             120           118           336            336                 1              0
    6            59             1             60             59            0              0                  1              0
    7            33             3             120           117           360            360                 1              5
    8                           2             120           118           360            358                 1              5
                 58             2             120           118           324            324                 1              5
    9            58             2             120           118           324            324                 1              5
   9.1
   9.2
   9.3
   9.4
    10           58             2             120           118           324            324                 1              5
   10.1
   10.2
   10.3
    11           55             5             120           115           360            360                 1              5
    12                          2             60             58           300            298                 1              5
    13                          2             120           118           360            358                 1              5
    14                          2             120           118           360            358                 1              5
    15           61             6             180           174           297            291                 1              5
    16           16             2             60             58           360            360                 1              5
    17           59             1             60             59            0              0                  1              5
    18           36             0             120           120           360            360                 1              5
    19           31             5             120           115           300            300                 1              5
    20                          0             120           120           360            360                 1              5
    21           34             2             120           118           360            360                 1              5
    22           22             2             120           118           360            360                 8              0
    23           45             3             120           117           360            360                 1              5
    24                          0             120           120           360            360                 1              5
    25           33             3             120           117           360            360                 1              5
    26           22             2             60             58           360            360                 1              5
    27           23             1             120           119           360            360                 1              5
    28           24             0             120           120           360            360                 1              5
    29           14             4             60             56           360            360                 1              5
    30           36             0             120           120           360            360                 1              5
    31           60             0             120           120           360            360                 1              5
    32                          1             120           119           360            359                 1              5
    33           56             4             120           116           360            360                 1              5
    34           35             1             120           119           360            360                 1              5
    35           12             0             120           120           360            360                 1              5
    36           12             0             120           120           360            360                 1              5
    37                          2             120           118           360            358                 1              5
    38                          2             144           142           360            358                 1              5
    39                          5             120           115           360            355                 1              0
    40                          2             120           118           300            298                 1              5
   40.1
   40.2
   40.3
    41                          1             120           119           360            359                 1              5
    42           21             3             120           117           360            360                 1              5
    43                          0             120           120           360            360                 1              5
    44           10             2             120           118           300            300                 1              5
    45                          6             120           114           300            294                 1              5
   45.1
   45.2
   45.3
   45.4
   45.5
    46                          4             120           116           360            356                 1              5
    47                          4             120           116           360            356                 1              5
    48                          1             120           119           360            359                 1              5
    49                          4             120           116           360            356                 1              5
    50                          0             120           120           360            360                 1              5
    51           24             0             120           120           360            360                 1              5
    52           19             5             60             55           360            360                 1              5
    53            7             5             120           115           300            300                 1              5
    54                          0             120           120           360            360                 1              5
   54.1
   54.2
   54.3
    55           24             0             120           120           360            360                 1              5
    56           15             3             84             81           360            360                 1              5
    57                          3             120           117           360            357                 1              5
    58                          6             120           114           360            354                 1              5
    59           59             1             120           119           360            360                 1              5
    60                          0             120           120           300            300                 1              5
    61            4             8             60             52           324            324                 1              5
    62                          0             120           120           360            360                 1              5
    63                          2             120           118           360            358                 1              5
    64                          4             120           116           360            356                 1              5
    65            9             3             120           117           360            360                 1              5
    66                          1             120           119           360            359                 1              5
    67                          2             120           118           300            298                 1              5
    68                          2             120           118           360            358                 1              5
    69                          1             120           119           360            359                 1              5
    70                          5             120           115           300            295                 1              5
    71                          1             120           119           360            359                 1              5
    72                          2             120           118           300            298                 1              5
    73           22             2             120           118           360            360                 1              5
    74           23             1             120           119           360            360                 1              5
    75                          4             240           236           240            236                 1              5
    76           18             6             101            95           360            360                 1              5
    77                          0             120           120           360            360                 1              5
    78                          1             120           119           360            359                 1              5
    79                          4             60             56           300            296                 1              5
    80                          5             120           115           300            295                 1              5
    81           117            4             121           117            0              0                  1              5
    82                          1             120           119           360            359                 1              5
    83                          3             240           237           240            237                 1              5
    84           11             1             60             59           360            360                 1              5
    85                          7             120           113           360            353                 1              5
    86                          1             120           119           360            359                 1              5
    87                          1             120           119           300            299                 1              5
    88                          1             120           119           300            299                 1              5
    89                          2             120           118           360            358                 1              5
    90                          2             120           118           360            358                 1              5
    91                          0             240           240           240            240                 1              5
    92                          4             120           116           336            332                 1              5
    93                          4             120           116           360            356                 1              5
    94                          3             120           117           360            357                 1              5
    95                          2             120           118           360            358                 1              5




             EARLIER OF         MATURITY        SCHEDULED
 CONTROL    MATURITY DATE       DATE FOR      MATURITY OR ARD                                                    ANNUAL DEBT
  NUMBER       AND ARD          ARD LOANS      BALANCE ($)                   PREPAYMENT PROVISION                   SERVICE
--------------------------------------------------------------------------------------------------------------------------------

    1         2/1/2010                          180,000,000   Lock/28_Defeasance/27_0%/5                           9,435,519
    2         3/1/2010                          100,000,000   Lock/27_Defeasance/28_0%/5                           5,743,222
    3         6/8/2010                          100,000,000   >YM and 1%/24_Defeasance/32_0%/4                     5,535,833
    4         11/1/2010                          83,675,162   Lock/25_Defeasance/37_0%/4                           7,493,525
   4.1
   4.2
   4.3
   4.4
    5         4/1/2015                           68,238,287   Lock/26_Defeasance/90_0%/4                           5,578,183
    6         5/1/2010          5/1/2035         57,750,000   >YM and 1%/56_0%/4                                   3,185,233
    7         3/1/2015                           50,037,192   Lock/27_Defeasance/89_0%/4                           3,769,808
    8         4/1/2015                           36,810,480   Lock/26_Defeasance/81_0%/13                          2,928,954
              4/1/2015          4/1/2035         38,142,996   >YM and 1%/26_Defeasance/90_0%/4                     2,916,120
    9         4/1/2015          4/1/2035         19,525,574   >YM and 1%/26_Defeasance/90_0%/4                     1,492,777
   9.1
   9.2
   9.3
   9.4
    10        4/1/2015          4/1/2035         18,617,422   >YM and 1%/26_Defeasance/90_0%/4                     1,423,343
   10.1
   10.2
   10.3
    11        1/1/2015                           25,010,405   Lock/41_Defeasance/77_0%/2                           1,799,187
    12        4/1/2010                           23,901,365   Lock/26_Defeasance/30_0%/4                           2,017,890
    13        4/1/2015                           20,752,649   Lock/26_Defeasance/92_0%/2                           1,665,914
    14        4/1/2015                           20,394,874   Lock/26_Defeasance/90_0%/4                           1,567,836
    15        12/1/2019                          14,592,941   Lock/24_>YM and 1%/152_0%/4                          1,735,882
    16        4/1/2010                           23,360,883   Lock/26_Defeasance/30_0%/4                           1,691,502
    17        5/1/2010                           24,000,000   Lock/11_>YM and 1%/36_0%/13                          1,389,433
    18        6/1/2015                           20,562,323   Lock/24_Defeasance/94_0%/2                           1,561,907
    19        1/1/2015                           18,278,972   Lock/29_Defeasance/88_0%/3                           1,583,984
    20        6/1/2015                           18,660,056   YM/116_0%/4                                          1,650,998
    21        4/1/2015                           18,854,304   Lock/26_Defeasance/92_0%/2                           1,386,096
    22        4/8/2015                           18,121,403   Lock/26_Defeasance/90_0%/4                           1,391,120
    23        3/1/2015                           17,845,018   Lock/27_Defeasance/89_0%/4                           1,266,480
    24        6/1/2015                           16,741,509   YM/116_0%/4                                          1,475,659
    25        3/1/2015                           15,607,301   Lock/27_Defeasance/89_0%/4                           1,172,669
    26        4/1/2010                           16,762,437   Lock/23_>YM and 1%/33_0%/4                           1,245,157
    27        5/1/2015                           13,994,275   Lock/25_Defeasance/93_0%/2                           1,081,737
    28        6/1/2015                           12,977,477   Lock/24_Defeasance/92_0%/4                            993,216
    29        2/1/2010                           13,746,188   Lock/24_>YM and 1%/32_0%/4                            935,133
    30        6/1/2015                           12,792,906   Lock/24_Defeasance/92_0%/4                            945,664
    31        6/1/2015                           13,028,709   Lock/24_Defeasance/92_0%/4                            966,573
    32        5/1/2015                           11,677,242   Lock/25_Defeasance/91_0%/4                            948,622
    33        2/1/2015                           12,606,533   Lock/28_Defeasance/90_0%/2                            911,331
    34        5/1/2015                           12,070,114   Lock/25_Defeasance/91_0%/4                            916,873
    35        6/1/2015                           10,549,892   Lock/24_Defeasance/92_0%/4                            823,523
    36        6/1/2015                           10,397,209   Lock/24_Defeasance/92_0%/4                            815,696
    37        4/1/2015                           10,297,185   Lock/26_Defeasance/92_0%/2                            862,739
    38        4/1/2017                            9,346,006   Lock/26_Defeasance/114_0%/4                           797,415
    39        1/1/2015                            9,506,680   Lock/29_Defeasance/87_0%/4                            794,253
    40        4/1/2015                            8,390,201   Lock/26_Defeasance/90_0%/4                            808,746
   40.1
   40.2
   40.3
    41        5/1/2015                            9,200,668   Lock/25_Defeasance/91_0%/4                            752,798
    42        3/1/2015                            9,427,917   Lock/27_Defeasance/89_0%/4                            723,704
    43        6/1/2015                            9,030,926   Lock/24_Defeasance/94_0%/2                            756,665
    44        4/1/2015                            8,349,418   Lock/38_Defeasance/80_0%/2                            785,078
    45        12/1/2014                           8,095,417   Lock/30_Defeasance/87_0%/3                            806,431
   45.1
   45.2
   45.3
   45.4
   45.5
    46        2/1/2015                            8,477,959   Lock/28_Defeasance/88_0%/4                            683,498
    47        2/1/2015                            8,306,361   Lock/28_Defeasance/88_0%/4                            677,191
    48        5/1/2015                            8,073,990   Lock/25_Defeasance/92_0%/3                            661,137
    49        2/1/2015                            7,561,767   Lock/28_Defeasance/90_0%/2                            626,832
    50        6/1/2015                            7,470,946   Lock/24_Defeasance/92_0%/4                            617,163
    51        6/1/2015                            7,467,825   Lock/24_Defeasance/92_0%/4                            586,848
    52        1/1/2010                            7,650,106   Lock/29_Defeasance/29_0%/2                            518,875
    53        1/1/2015                            6,244,400   Lock/41_Defeasance/77_0%/2                            596,219
    54        6/1/2015                            6,404,818   Lock/24_Defeasance/92_0%/4                            516,837
   54.1
   54.2
   54.3
    55        6/1/2015                            6,680,609   Lock/24_Defeasance/92_0%/4                            511,293
    56        3/1/2012                            6,883,100   Lock/27_Defeasance/54_0%/3                            499,774
    57        3/1/2015                            6,148,587   Lock/27_Defeasance/91_0%/2                            501,471
    58        12/1/2014                           6,169,699   Lock/30_Defeasance/88_0%/2                            504,502
    59        5/1/2015                            6,714,501   Lock/25_Defeasance/91_0%/4                            482,035
    60        6/1/2015                            5,503,266   Lock/24_Defeasance/94_0%/2                            536,781
    61        10/1/2009                           6,564,216   Lock/32_Defeasance/24_0%/4                            485,452
    62        6/1/2015                            5,611,543   Lock/24_Defeasance/92_0%/4                            457,359
    63        4/1/2015                            5,603,632   Lock/26_Defeasance/90_0%/4                            458,522
    64        2/1/2015                            5,466,701   Lock/28_Defeasance/88_0%/4                            436,855
    65        3/1/2015                            5,301,421   Lock/27_Defeasance/89_0%/4                            409,982
    66        5/1/2015                            5,175,444   Lock/25_Defeasance/91_0%/4                            432,906
    67        4/1/2015                            4,698,092   Lock/38_Defeasance/80_0%2                             464,495
    68        4/1/2015                            4,612,747   Lock/26_Defeasance/90_0%/4                            380,142
    69        5/1/2015                            4,314,105   Lock/25_Defeasance/91_0%/4                            345,735
    70        1/1/2015                            3,979,138   Lock/29_Defeasance/87_0%/4                            389,176
    71        5/1/2015                            4,231,141   Lock/25_Defeasance/92_0%3                             339,087
    72        4/1/2015                            3,887,505   Lock/38_Defeasance/78_0%/4                            390,994
    73        4/1/2015                            4,274,076   Lock/26_Defeasance/92_0%/2                            327,250
    74        5/1/2015                            4,206,821   Lock/25_Defeasance/90_0%/5                            335,129
    75        2/1/2025                                    0   Lock/28_Defeasance or >YM and 1%/208_0%/4             393,695
    76        5/1/2013                            4,057,183   Lock/30_Defeasance/67_0%/4                            299,865
    77        6/1/2015                            3,753,053   Lock/12_>YM and 1%/104_0%/4                           304,914
    78        5/1/2015                            3,631,737   Lock/25_Defeasance/93_0%/2                            287,327
    79        2/1/2010                            3,601,020   Lock/28_Defeasance/28_0%/4                            301,391
    80        1/1/2015                            3,066,161   Lock/29_Defeasance/87_0%/4                            300,812
    81        3/1/2015                            3,800,000   Lock/28_Defeasance/91_0%/2                            201,886
    82        5/1/2015                            3,207,579   Lock/25_Defeasance/91_0%/4                            268,722
    83        3/1/2025                                    0   Lock/27_Defeasance/211_0%/2                           315,741
    84        5/1/2010                            3,499,305   Lock/25_Defeasance/31_0%/4                            254,331
    85        11/1/2014                           2,985,260   Lock/31_Defeasance/85_0%/4                            242,576
    86        5/1/2015                            2,907,408   Lock/25_Defeasance/91_0%/4                            233,750
    87        5/1/2015                            2,609,883   Lock/25_Defeasance/91_0%/4                            256,429
    88        5/1/2015                            2,542,053   Lock/25_Defeasance/91_0%/4                            244,707
    89        4/1/2015                            2,732,371   Lock/26_Defeasance/92_0%/2                            226,603
    90        4/1/2015                            2,653,911   Lock/26_Defeasance/92_0%/2                            221,311
    91        6/1/2025                                    0   Lock/24_Defeasance/214_0%/2                           238,401
    92        2/1/2015                            2,012,963   Lock/28_Defeasance/88_0%/4                            172,430
    93        2/1/2015                            1,992,931   Lock/28_Defeasance/88_0%/4                            160,286
    94        3/1/2015                            1,774,423   Lock/27_Defeasance/91_0%/2                            143,687
    95        4/1/2015                              667,237   Lock/26_Defeasance/93_0%/1                             56,788




                                                                       UNDERWRITTEN
 CONTROL    MOST RECENT    MOST RECENT   UNDERWRITTEN   UNDERWRITTEN       NCF         APPRAISED     APPRAISAL       CUT-OFF
  NUMBER      NOI ($)       NOI DATE         NOI            NCF          DSCR (X)      VALUE ($)        DATE       DATE LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

    1          69,324,584    12/31/2004     89,610,557     88,947,170      2.38       1,650,000,000     1/1/2005      43.27
    2          19,037,158    10/31/2004     18,603,030     18,154,019      1.58         310,000,000     1/5/2005      64.52
    3           7,469,929    12/31/2004      7,303,818      7,051,818      1.27         125,000,000     3/4/2005      80.00
    4          11,909,511     3/31/2005     12,077,755     10,334,234      1.38         124,400,000      Various      74.67
   4.1          5,003,621     3/31/2005      4,945,921      4,300,079                    50,000,000    3/10/2005
   4.2          2,606,652     3/31/2005      2,693,517      2,329,898                    28,200,000     3/8/2005
   4.3          2,917,097     3/31/2005      2,991,658      2,505,910                    30,200,000     3/8/2005
   4.4          1,382,142     3/31/2005      1,446,659      1,198,346                    16,000,000     3/9/2005
    5                                        7,976,491      7,575,398      1.36         120,000,000     1/1/2005      66.41
    6           5,807,491    12/31/2004      5,462,925      5,010,263      1.57          78,720,000     2/7/2005      73.36
    7           4,864,889    12/31/2004      5,486,387      4,679,015      1.24          69,000,000   12/17/2004      81.26
    8           5,100,380    12/31/2004      5,345,275      4,584,380      1.57          60,000,000     2/4/2005      74.00
                4,031,410    12/31/2004      3,923,860      3,634,492      1.25          54,975,000    1/27/2005      76.40
    9           2,224,364    12/31/2004      2,077,246      1,916,254      1.25          28,775,000    1/27/2005      76.40
   9.1          1,198,021    12/31/2004      1,136,915      1,061,893                    15,400,000    1/27/2005
   9.2            678,296    12/31/2004        613,996        562,418                     9,000,000    1/27/2005
   9.3            202,510    12/31/2004        189,933        175,786                     2,400,000    1/27/2005
   9.4            145,537    12/31/2004        136,401        116,157                     1,975,000    1/27/2005
    10          1,807,046    12/31/2004      1,846,614      1,718,238      1.25          26,200,000    1/27/2005      76.40
   10.1           958,841    12/31/2004        936,505        877,274                    14,000,000    1/27/2005
   10.2           754,011    12/31/2004        824,373        762,564                    11,300,000    1/27/2005
   10.3            94,194    12/31/2004         85,735         78,400                       900,000    1/27/2005
    11          4,592,588     3/25/2005      4,245,710      3,835,348      2.13          41,800,000    11/1/2004      64.59
    12          2,996,480    12/31/2004      2,887,194      2,860,077      1.42          37,000,000    1/13/2005      71.42
    13                                       2,204,872      2,139,458      1.28          31,800,000    1/25/2005      78.45
    14         18,544,468     2/28/2005     24,894,095     21,333,240      2.27         255,000,000     3/1/2005      58.68
    15          6,504,481    10/31/2004      9,959,439      9,512,413      1.61         107,300,000    11/5/2004      78.89
    16          1,715,344     2/28/2005      2,020,588      1,908,338      1.26          28,000,000     2/7/2005      78.57
    17          1,843,469     2/28/2005      2,040,109      2,040,109      1.47          32,600,000     4/1/2006      73.62
    18          1,936,044     2/28/2005      2,050,366      1,908,686      1.22          31,000,000     3/8/2005      74.19
    19          1,955,000    12/31/2003      1,977,544      1,977,544      1.25          27,000,000    10/5/2004      80.00
    20          2,271,580    11/30/2004      2,201,694      2,124,294      1.29          27,900,000    7/20/2004      76.69
    21          1,780,361    12/31/2004      1,822,846      1,751,854      1.26          27,750,000    2/18/2005      76.58
    22          2,083,476    12/31/2004      2,122,489      1,944,799      1.40          26,200,000    1/20/2005      79.24
    23          1,640,509    12/31/2004      1,624,160      1,552,660      1.23          24,700,000   12/13/2004      79.96
    24          1,941,194    11/30/2004      1,978,714      1,906,714      1.29          25,200,000    7/20/2004      76.18
    25          1,628,961    12/31/2004      1,595,032      1,506,330      1.28          22,000,000   11/22/2004      79.55
    26          1,673,845    12/31/2004      1,855,207      1,572,153      1.26          26,150,000     3/2/2005      66.54
    27          1,457,878    12/31/2004      1,502,237      1,418,905      1.38          20,000,000    1/27/2005      76.00
    28          1,169,225    12/31/2004      1,444,171      1,368,441      1.38          18,600,000    3/16/2005      80.00
    29          1,638,988    12/31/2004      1,745,129      1,539,508      1.65          20,500,000    12/9/2004      70.73
    30          1,260,260    12/31/2004      1,241,148      1,221,248      1.29          18,000,000    3/16/2005      80.00
    31          1,172,213     4/30/2005      1,307,356      1,220,384      1.26          17,600,000     3/2/2005      79.55
    32          1,227,677    12/31/2004      1,404,852      1,205,137      1.27          17,500,000     3/8/2005      79.92
    33          1,136,498    11/30/2004      1,198,334      1,129,834      1.24          17,082,000   12/16/2004      79.62
    34          1,080,569    12/31/2004      1,174,440      1,130,690      1.23          17,600,000     4/1/2006      76.70
    35                                         971,745        889,212      1.21          14,500,000     3/2/2005      76.21
    36          1,020,048     2/28/2005      1,046,923        989,423      1.21          15,850,000     4/4/2005      76.97
    37          1,149,820    12/31/2004      1,195,227      1,044,870      1.21          15,800,000     3/2/2005      77.07
    38          1,445,909    12/31/2004      1,283,095      1,191,048      1.49          15,500,000     3/2/2005      76.61
    39            757,165     9/30/2004      1,051,458        975,708      1.23          14,300,000    7/29/2004      78.48
    40          1,155,039     9/19/2004      1,314,742      1,181,431      1.53          15,200,000 Various           69.19
   40.1           206,804     9/19/2004        438,377        390,589                     4,800,000   11/22/2004
   40.2           249,867     9/19/2004        227,137        196,193                     2,200,000   12/26/2004
   40.3           698,368     9/19/2004        649,228        594,648                     8,200,000   12/13/2004
    41          1,080,036    12/31/2004      1,134,188      1,018,798      1.35          14,700,000     3/2/2005      74.76
    42                                         943,007        910,275      1.26          13,900,000     4/1/2005      77.70
    43            974,318    12/31/2004      1,105,744        991,135      1.31          15,500,000     2/2/2005      69.03
    44          1,533,315    12/31/2004      1,416,000      1,233,000      1.57          14,300,000    2/16/2005      73.43
    45          1,320,445     3/31/2005      1,181,654      1,122,913      1.39          17,250,000 Various           60.18
   45.1           520,159     3/31/2005        454,640        422,080                     7,200,000    6/29/2004
   45.2           360,660     3/31/2005        313,789        307,414                     4,380,000    4/30/2004
   45.3           172,683     3/31/2005        152,326        146,071                     2,140,000    7/13/2004
   45.4           151,168     3/31/2005        119,446        112,028                     1,880,000    6/25/2004
   45.5           115,775     3/31/2005        141,453        135,320                     1,650,000    6/26/2004
    46                                       1,178,785      1,014,335      1.48          14,600,000     1/5/2005      69.55
    47            586,957    12/31/2004        915,400        851,869      1.26          13,400,000   11/15/2004      73.93
    48          1,289,064    12/31/2004        982,341        914,641      1.38          12,075,000    1/11/2005      79.84
    49            876,241    11/30/2004        822,750        768,245      1.23          11,250,000   12/17/2004      79.66
    50            863,575    12/31/2004        901,020        841,681      1.36          12,050,000    2/17/2005      73.86
    51            863,441     2/28/2005        787,891        752,101      1.28          10,625,000     3/2/2005      80.00
    52            562,070    10/31/2004        672,832        622,332      1.20          10,100,000    11/4/2004      79.21
    53          1,284,094    10/31/2004      1,197,000      1,037,000      1.74          11,300,000    11/8/2004      69.03
    54            902,888     3/31/2005        843,727        793,834      1.54          13,900,000      Various      55.40
   54.1           346,821     3/31/2005        379,422        361,112                     6,250,000     4/1/2005
   54.2           369,991     3/31/2005        274,823        253,576                     4,600,000     4/1/2005
   54.3           186,076     3/31/2005        189,482        179,146                     3,050,000    3/31/2005
    55            860,364    12/31/2004        764,464        718,409      1.41           9,700,000    3/16/2005      78.97
    56            512,623     9/30/2004        852,786        714,933      1.43          11,500,000    12/9/2004      65.22
    57            266,257    12/31/2003        693,844        630,133      1.26           9,200,000   12/21/2004      79.76
    58            658,887    12/31/2004        686,155        624,055      1.24          10,600,000    10/5/2004      69.18
    59            557,787     3/31/2005        629,544        590,544      1.23           9,100,000    3/25/2005      79.67
    60            826,577    12/31/2004        746,573        729,469      1.36           9,825,000    3/17/2005      73.28
    61            388,410    12/31/2004        647,522        606,815      1.31           9,445,000     9/1/2004      71.35
    62            680,946     4/30/2005        697,777        588,411      1.29           8,400,000     3/7/2005      80.00
    63            755,464     2/28/2005        749,419        639,817      1.40           8,500,000    3/10/2005      78.66
    64            679,054    12/31/2004        687,477        583,852      1.34           8,500,000     1/5/2005      77.29
    65            606,272    12/31/2004        578,377        520,369      1.27           7,850,000    1/14/2005      79.62
    66            648,708    12/31/2004        557,820        517,800      1.20           7,800,000    1/31/2005      78.59
    67            856,821    12/31/2004        822,000        715,000      1.54           8,150,000     2/1/2005      74.64
    68            502,432    12/31/2004        520,612        479,087      1.26           7,000,000   12/13/2004      78.42
    69            348,606    12/31/2004        539,218        459,517      1.33           6,900,000    3/30/2005      75.29
    70            356,973    10/31/2004        607,024        566,613      1.46           7,400,000    10/4/2004      69.74
    71            691,007    12/31/2004        660,285        606,585      1.79          10,100,000    3/17/2005      50.44
    72            728,638    12/31/2004        696,978        582,685      1.49           6,400,000    1/18/2005      77.92
    73            465,983    12/31/2004        482,875        427,747      1.31           6,400,000    2/11/2005      76.56
    74            435,471    12/31/2004        440,997        407,211      1.22           6,100,000     3/1/2005      78.20
    75                                         620,267        466,789      1.19           6,300,000   11/30/2004      71.60
    76                                         412,226        398,626      1.33           5,790,000    9/17/2004      77.72
    77            430,037    12/31/2004        446,023        406,195      1.33           6,550,000    2/23/2005      68.70
    78            604,513    12/31/2004        581,542        531,808      1.85           6,900,000    2/14/2005      63.70
    79            532,421     9/30/2004        551,983        491,680      1.63           5,700,000     1/5/2005      69.75
    80            350,324    10/31/2004        413,506        383,983      1.28           5,600,000    10/4/2004      70.90
    81            408,159    11/30/2004        405,095        387,095      1.92           5,760,000     1/6/2005      65.97
    82            353,755    12/31/2004        396,531        356,049      1.32           4,750,000    2/18/2005      79.93
    83                                         367,670        367,670      1.16           5,450,000   12/30/2004      69.27
    84            302,104    12/31/2004        362,842        336,784      1.32           4,625,000    2/21/2005      80.00
    85            348,406     6/30/2004        332,455        309,939      1.28           4,800,000    8/25/2004      74.02
    86            353,566    12/31/2004        339,438        315,275      1.35           4,930,000    3/16/2005      70.92
    87            381,442    12/31/2004        356,591        323,604      1.26           4,600,000    2/17/2005      73.81
    88            404,903    12/31/2004        379,253        372,363      1.52           5,120,000    2/24/2005      65.34
    89            373,685    12/31/2004        325,158        316,739      1.40           4,420,000    2/18/2005      73.39
    90            438,916     1/31/2005        438,458        404,690      1.83           7,300,000    2/25/2005      43.07
    91                                         250,000        250,000      1.05           3,700,000     3/4/2005      75.68
    92                                         310,060        269,859      1.57           4,000,000     1/5/2005      62.18
    93             83,527    12/31/2004        198,694        190,694      1.19           3,180,000    12/2/2004      75.13
    94            223,535    11/30/2004        252,006        229,003      1.59           2,860,000   12/28/2004      74.25
    95            134,681    12/31/2004        133,891        125,641      2.21           2,400,000     8/4/2004      33.27




            SCHEDULED MATURITY                                                           TOTAL SQ. FT./
 CONTROL        OR ARD DATE                                                               UNITS/PADS/          UNIT
  NUMBER          LTV (%)                    YEAR BUILT               YEAR RENOVATED      ROOMS/SPACES     DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------

    1              43.27                        1968                       2005                  1,905,103 Sq. Ft.
    2              64.52                        1989                                               555,475 Sq. Ft.
    3              80.00                        1988                                                 1,008 Units
    4              67.26                       Various                   Various                       902 Rooms
   4.1                                          2000                                                   286 Rooms
   4.2                                          1984                       2003                        191 Rooms
   4.3                                        1974/2004                    1999                        275 Rooms
   4.4                                          2001                                                   150 Rooms
    5              56.87                     1968 - 2001                                           891,319 Sq. Ft.
    6              73.36                     1997 - 2004                                           321,041 Sq. Ft.
    7              72.52                        1978                                               481,222 Sq. Ft.
    8              61.35                        1979                       2005                    650,097 Sq. Ft.
                   69.38                                                                           487,685 Sq. Ft.
    9              69.38                       Various                   Various                   251,757 Sq. Ft.
   9.1                                          1992                                                60,994 Sq. Ft.
   9.2                                          1953                       2004                    151,700 Sq. Ft.
   9.3                                          1960                                                18,614 Sq. Ft.
   9.4                                          1967                                                20,449 Sq. Ft.
    10             69.38                       Various                   Various                   235,928 Sq. Ft.
   10.1                                         1973                                               151,874 Sq. Ft.
   10.2                                         1960                                                77,262 Sq. Ft.
   10.3                                         1974                       1991                      6,792 Sq. Ft.
    11             59.83                        1967                       1999                        202 Rooms
    12             64.60                        2002                                                 1,007 Spaces
    13             65.26                     2004 - 2005                                           124,609 Sq. Ft.
    14             47.99                        1998                                                   790 Rooms
    15             46.24                        1977                                               448,072 Sq. Ft.
    16             83.43                      1967/1971                    1986                        449 Units
    17             73.62                     1974 - 1976                                               400 Units
    18             66.33                     1971 - 1975                   2004                        460 Units
    19             67.70              1960/1974/1979/1980/1997             2000                      5,300 Spaces
    20             66.86                        2001                                                   258 Units
    21             67.94                        1989                                                   272 Units
    22             69.17                        1986                                               243,412 Sq. Ft.
    23             72.25                        2001                                                   286 Units
    24             66.43                        2000                                                   240 Units
    25             70.94                        1976                       1993                    225,439 Sq. Ft.
    26             64.10                      1986/1990                                            174,544 Sq. Ft.
    27             69.97                        1988                                               171,976 Sq. Ft.
    28             69.77                     2000 - 2002                                           178,900 Sq. Ft.
    29             67.05                      1986/1999                                            266,201 Sq. Ft.
    30             71.07                     1971 - 1985                                               398 Pads
    31             74.03                        1999                                               102,634 Sq. Ft.
    32             66.73                        1969                                               234,958 Sq. Ft.
    33             73.80                     1969 - 1970                                               274 Units
    34             68.58                     circa 1973                                                175 Units
    35             72.76                        2004                                                83,612 Sq. Ft.
    36             65.60                        1989                                                   230 Units
    37             65.17                        1988                                                90,785 Sq. Ft.
    38             60.30          1968/1969, 1969 - 1974, 1985/1986                                161,486 Sq. Ft.
    39             66.48                        1966                                                   303 Units
    40             55.20                       Various                                             189,630 Sq. Ft.
   40.1                                         1969                                                62,740 Sq. Ft.
   40.2                                         1963                                                41,200 Sq. Ft.
   40.3                               1955/1969/1978/1989/1997                                      85,690 Sq. Ft.
    41             62.59                        1996                                                81,771 Sq. Ft.
    42             67.83                        2005                                                    88 Units
    43             58.26                     1974 - 2003                                           152,884 Sq. Ft.
    44             58.39                        2002                                                   128 Rooms
    45             46.93                       Various                                               2,676 Units
   45.1                                       1965/1984                                              1,072 Units
   45.2                                         2000                                                   449 Units
   45.3                                         1998                                                   342 Units
   45.4                                         1983                                                   400 Units
   45.5                                         1983                                                   413 Units
    46             58.07              1963/1968/1973/1983/1999                                     391,549 Sq. Ft.
    47             61.99                        1982                       2004                    113,083 Sq. Ft.
    48             66.87                        1988                                               108,057 Sq. Ft.
    49             67.22                  1992 - 1993/1995                                          81,057 Sq. Ft.
    50             62.00                        1986                                                57,611 Sq. Ft.
    51             70.29                        1998                                                59,829 Sq. Ft.
    52             75.74                        1968                       1999                        202 Units
    53             55.26                        1999                                                   104 Rooms
    54             46.08                       Various                   Various                    55,193 Sq. Ft.
   54.1                                         1990                       2002                     21,946 Sq. Ft.
   54.2                                         1977                       2000                     24,207 Sq. Ft.
   54.3                                         1990                                                 9,040 Sq. Ft.
    55             68.87                     1996 - 1997                                           123,144 Sq. Ft.
    56             59.85                        2002                                                79,705 Sq. Ft.
    57             66.83                        1986                                                58,096 Sq. Ft.
    58             58.20                        1973                   2001 - 2004                     276 Units
    59             73.79                        1963                       1998                        156 Units
    60             56.01                        1922                                                   640 Units
    61             69.50                        2004                                                36,791 Sq. Ft.
    62             66.80                        1975                       1994                     77,001 Sq. Ft.
    63             65.93                        1980                                               106,971 Sq. Ft.
    64             64.31                        1981                                               108,232 Sq. Ft.
    65             67.53                        1984                   2001 - 2004                  67,148 Sq. Ft.
    66             66.35                        2000                                                65,100 Sq. Ft.
    67             57.65                        2000                                                    86 Rooms
    68             65.90                        1981                                               108,875 Sq. Ft.
    69             62.52                        1980                   2002 - 2004                  83,099 Sq. Ft.
    70             53.77                        1938                                                91,300 Sq. Ft.
    71             41.89                        1985                                                54,010 Sq. Ft.
    72             60.74                        1996                                                    84 Rooms
    73             66.78                        1989                                                79,232 Sq. Ft.
    74             68.96                      1973/1978                                             37,578 Sq. Ft.
    75             0.00                         1973                                               328,000 Sq. Ft.
    76             70.07                        2004                                                    68 Units
    77             57.30                        1987                                                31,391 Sq. Ft.
    78             52.63                      1990/1998                                             79,241 Sq. Ft.
    79             63.18                        1998                       2004                         80 Rooms
    80             54.75                        1950                                                60,900 Sq. Ft.
    81             65.97                        1987                                                    72 Units
    82             67.53                        2003                                                61,225 Sq. Ft.
    83             0.00                         2004                                                14,560 Sq. Ft.
    84             75.66                     1976 - 1979                Mid 1990's                     101 Units
    85             62.19                        2002                                                27,128 Sq. Ft.
    86             58.97                        2000                                                28,038 Sq. Ft.
    87             56.74                        1967                                                50,750 Sq. Ft.
    88             49.65                        1986                                                   640 Units
    89             61.82                        2001                                                   408 Units
    90             36.35                        1989                                                   134 Units
    91             0.00                         2005                                                15,254 Sq. Ft.
    92             50.32                        1963                                                71,786 Sq. Ft.
    93             62.67                        1984                                                    32 Units
    94             62.04                        1983                                                32,809 Sq. Ft.
    95             27.80                        1889                       1993                         33 Units




                 CUT-OFF DATE
 CONTROL     BALANCE PER SQ. FT./                  OCCUPANCY                                           CAPEX       ENVIRONMENTAL
  NUMBER     UNIT/PAD/ROOM/SPACE   OCCUPANCY %        DATE        OWNERSHIP INTEREST      LOCKBOX    RESERVE ($)    RESERVE ($)
----------------------------------------------------------------------------------------------------------------------------------

    1                  375             96.3           1/1/2005        Fee Simple            Hard
    2                  360            100.0          11/1/2004        Fee Simple            Hard
    3               99,206             86.8          5/10/2005        Fee Simple            Hard        5,979,000
    4              102,984             76.0          3/31/2005        Fee Simple            Hard            1,000
   4.1                                 88.3          3/31/2005        Fee Simple
   4.2                                 81.2          3/31/2005        Fee Simple
   4.3                                 63.1          3/31/2005        Fee Simple
   4.4                                 69.7          3/31/2005        Fee Simple
    5                   89            100.0          2/28/2005        Fee Simple         Springing
    6                  180             92.9          3/28/2005        Fee Simple
    7                  117             90.8          1/18/2005        Fee Simple
    8                   68             79.3           2/1/2005        Fee Simple         Springing
                        86            100.0           1/1/2005        Fee Simple            Soft
    9                   86            100.0           1/1/2005        Fee Simple            Soft
   9.1                                100.0           1/1/2005        Fee Simple
   9.2                                100.0           1/1/2005        Fee Simple
   9.3                                100.0           1/1/2005        Fee Simple
   9.4                                100.0           1/1/2005        Fee Simple
    10                  86            100.0           1/1/2005        Fee Simple            Soft
   10.1                               100.0           1/1/2005        Fee Simple
   10.2                               100.0           1/1/2005        Fee Simple
   10.3                               100.0           1/1/2005        Fee Simple
    11             133,663             84.3          3/31/2005        Fee Simple
    12              26,242             NAP                 NAP        Fee Simple
    13                 200             89.1           2/2/2005        Fee Simple            Soft
    14             189,421             81.0          2/28/2005        Fee Simple         Springing
    15                 189            100.0         12/15/2004        Fee Simple            Hard
    16              54,566             94.7          3/16/2005        Fee Simple            Soft                            3,750
    17              60,000             97.5           4/5/2005        Fee Simple                        2,000,000
    18              50,000             97.6           4/4/2005        Fee Simple
    19               4,075            100.0         11/30/2004  Both Fee and Leasehold      Hard
    20              82,936             95.6           5/6/2005        Fee Simple
    21              78,125             97.8           3/3/2005        Fee Simple
    22                  85             94.9           3/7/2005        Fee Simple         Springing
    23              69,056             95.8         12/31/2004        Fee Simple
    24              79,990             98.8           5/6/2005        Fee Simple
    25                  78            100.0           4/4/2005        Fee Simple            Soft           50,000
    26                 100            100.0          3/31/2005        Fee Simple            Soft
    27                  93             96.2           4/1/2005        Fee Simple         Springing
    28                  83             94.7          3/17/2005        Fee Simple
    29                  54             95.2          4/15/2005        Fee Simple            Soft
    30              36,181             95.2          4/25/2005        Fee Simple
    31                 136             96.0           3/1/2005        Fee Simple
    32                  60             86.6          3/17/2005        Fee Simple
    33              49,635             93.1         12/17/2004        Fee Simple
    34              77,143             90.9           4/6/2005        Fee Simple                          316,250
    35                 148             81.9          3/30/2005        Fee Simple            Soft
    36              53,043             95.2          4/27/2005        Fee Simple
    37                 134             91.8          3/31/2005        Fee Simple            Soft
    38                  74             96.3           2/9/2005        Fee Simple         Springing
    39              37,039             90.1           1/3/2005        Fee Simple            Hard
    40                  58             92.6           3/1/2005        Fee Simple            Soft
   40.1                               100.0           3/1/2005        Fee Simple
   40.2                               100.0           3/1/2005        Fee Simple
   40.3                                83.7           3/1/2005        Fee Simple
    41                 134             92.3          3/16/2005        Fee Simple
    42             122,727            100.0           3/1/2005        Fee Simple
    43                  70            100.0          2/15/2005        Fee Simple            Soft
    44              82,031             78.0         12/31/2004        Fee Simple                           11,400
    45               3,879             82.0          4/13/2005        Fee Simple            Soft           90,000
   45.1                                67.5          4/13/2005        Fee Simple
   45.2                                97.5          4/13/2005        Fee Simple
   45.3                                78.1          4/13/2005        Fee Simple
   45.4                                96.8          4/13/2005        Fee Simple
   45.5                                91.3          4/13/2005        Fee Simple
    46                  26            100.0          1/17/2005        Fee Simple            Soft
    47                  88             98.5          12/9/2004        Fee Simple            Soft
    48                  89            100.0          3/11/2005        Fee Simple         Springing
    49                 111            100.0          2/10/2005        Fee Simple         Springing
    50                 154             90.5          1/27/2005        Fee Simple
    51                 142            100.0           3/1/2005        Fee Simple
    52              39,604             93.6          1/31/2005        Fee Simple
    53              75,000             77.0         10/31/2004        Fee Simple
    54                 140             96.0            Various        Fee Simple
   54.1                               100.0          4/10/2005        Fee Simple
   54.2                                90.9          4/18/2005        Fee Simple
   54.3                               100.0          4/18/2005        Fee Simple
    55                  62             84.1          3/17/2005        Fee Simple
    56                  94             96.4          12/1/2004        Fee Simple            Soft
    57                 126             94.8           3/1/2005        Fee Simple            Soft
    58              26,571             93.5          1/24/2005        Fee Simple
    59              46,474             94.9          4/16/2005        Fee Simple
    60              11,250             98.8           4/1/2005        Fee Simple
    61                 192             89.2          1/25/2005        Fee Simple
    62                  87             91.4          1/31/2005        Fee Simple
    63                  63             91.6          2/28/2005        Fee Simple
    64                  61             94.0         12/31/2004        Fee Simple
    65                  93            100.0          1/17/2005        Fee Simple
    66                  94            100.0          1/25/2005        Fee Simple         Springing
    67              70,731             75.0         12/31/2004        Fee Simple                            1,000
    68                  50             89.7          1/25/2005        Fee Simple
    69                  63             83.7          2/28/2005        Fee Simple
    70                  57             89.1          11/4/2004        Fee Simple         Springing
    71                  94            100.0           3/1/2005        Fee Simple                           25,000
    72              59,365             69.4         12/31/2004        Fee Simple                            1,000
    73                  62            100.0          1/15/2005        Fee Simple         Springing
    74                 127            100.0           4/1/2005        Fee Simple         Springing
    75                  14            100.0           1/4/2005        Fee Simple         Springing
    76              66,176             95.6         12/25/2004        Fee Simple
    77                 143             94.2          3/10/2005        Fee Simple
    78                  55            100.0           4/4/2005        Fee Simple         Springing
    79              49,697             62.1         11/30/2004        Fee Simple
    80                  65             92.6          11/4/2004        Fee Simple         Springing
    81              52,778             97.2         11/30/2004        Fee Simple
    82                  62             95.1          3/31/2005        Fee Simple
    83                 259            100.0          2/15/2005        Fee Simple            Hard
    84              36,634             93.1           3/3/2005        Fee Simple
    85                 131             83.9          2/28/2005        Fee Simple
    86                 125             78.0          2/28/2005        Fee Simple
    87                  67            100.0          2/21/2005        Fee Simple
    88               5,227             77.3           3/9/2005        Fee Simple
    89               7,950             96.8          3/24/2005        Fee Simple
    90              23,462             96.3          3/30/2005        Fee Simple
    91                 184            100.0           6/1/2005        Fee Simple            Hard
    92                  35            100.0          1/17/2005        Fee Simple            Soft
    93              74,658             93.8          2/28/2005        Fee Simple
    94                  65             85.4         12/31/2004        Fee Simple
    95              24,193             97.0          3/18/2005        Fee Simple




                                   REAL ESTATE
 CONTROL              TI/LC            TAX       INSURANCE        OTHER          CAPEX      ENVIRONMENTAL      TI/LC
  NUMBER           RESERVE ($)     RESERVE ($)  RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)
-------------------------------------------------------------------------------------------------------------------------

    1                 70,529,451      2,400,817      817,013       16,153,835       31,590
    2                  3,475,000                     312,519        1,987,500        9,740                        17,503
    3                                   143,000
    4                                   268,053      117,270
   4.1
   4.2
   4.3
   4.4
    5
    6                                                                                4,013
    7               1,500,000 (LOC)     356,353       78,343          275,000        6,015
    8               3,000,000 (LOC)     292,045       16,236                        10,858                        41,670
                                                                                     4,799                        41,667
    9                                                                                2,777                        20,833
   9.1
   9.2
   9.3
   9.4
    10                                                                               2,023                        20,833
   10.1
   10.2
   10.3
    11
    12
    13                   100,000         62,501       11,825                         1,037                         3,500
    14
    15
    16                                  148,231       13,885                         9,355
    17                                   50,826       80,601
    18                                                                              11,807
    19
    20                                  316,538       60,070                         6,450
    21                                                                               5,916
    22                                   98,836                                      3,043                        10,142
    23                                   51,237       48,029                         5,958
    24                                  116,935       45,945                         6,000
    25                   150,000         85,360        4,301                         2,818                         9,393
    26                                  106,699       15,841                         2,812                        60,000
    27                                  128,613       18,988                         2,149                         6,333
    28                                   23,000        3,876                         2,236                         4,025
    29                   250,000        110,765       62,832                         3,329                        13,454
    30                                   66,226                                      1,161
    31                                   33,176                        40,620        1,711                         5,538
    32                                    9,017                                      3,916                         8,333
    33                                   61,109       41,486                         5,708
    34                                   83,180       42,825                         3,646
    35                                    6,968        3,928                         1,046                         5,833
    36                                   32,966       18,871
    37                                   11,078        4,125                         1,135                        11,395
    38                                   20,806                                      2,019                         8,747
    39                                   40,052       21,738                         6,333
    40                   300,000         59,017        7,654          500,000        2,542                         7,815
   40.1
   40.2
   40.3
    41                   400,000         47,257        4,955           50,000        1,363                         4,127
    42                   500,000                                    1,200,000        1,073
    43                                   44,911       11,605                         3,440                         6,620
    44                                   10,308        6,128
    45                                   80,940
   45.1
   45.2
   45.3
   45.4
   45.5
    46                   650,000
    47                                   20,055        3,327                         1,225
    48                                   25,422        4,981                         1,351                         4,291
    49                                   33,899       22,819                         1,013                         3,170
    50                                    4,534        3,776                         1,104                         3,601
    51                   300,000         19,976                                        998
    52                                                10,007                         4,629
    53
    54                                   17,961        3,843           50,000          923                         3,231
   54.1
   54.2
   54.3
    55                                   12,650        2,258                         1,539                         2,299
    56                                   33,346        3,794
    57                                   75,241        7,582                           726                         5,581
    58                                   45,576       13,471                         5,187
    59                                   66,571                                      3,250
    60                                   12,212       10,061                         1,876
    61                                    7,283        1,262                           613
    62                   600,000         11,874        2,567                         1,284
    63                                   23,569        6,162                         1,337                         7,796
    64                                   14,390        4,444                         1,353                         7,284
    65                                   12,832                                      1,119                         4,365
    66                                   43,454       19,404                           814                         2,083
    67                                    9,548       10,243
    68                                                20,277                           907                         2,546
    69                                   27,188        5,460                         1,039                         5,588
    70                    25,000          6,499       17,538                         1,141                         3,804
    71                    91,800          8,224       15,785           25,000
    72                                   58,969       17,350
    73                                   12,979        2,865                         1,320                         3,962
    74                                    8,879        9,801                           470                         2,349
    75                                                       $355,250 (LOC)
    76                                    4,367        5,109                           850
    77                    30,000         13,822        2,748                           549                         2,860
    78                                   53,896       11,279                           660                         3,091
    79                                   27,210        1,874
    80                    25,000          5,819       11,716                           955                         2,538
    81                                   13,443        2,419                         1,500
    82                                   11,256        2,126           75,000          765                         2,000
    83
    84                                   18,984        7,137                         2,469
    85                                      990        1,861                           339                         1,696
    86                                   22,696        2,722                           350                         1,583
    87                                    8,633                                        634                         2,115
    88                                    2,590        1,467                           574
    89                                                                                 702
    90                                                12,381                         2,814
    91
    92                   350,000
    93                                    4,939          552                           667
    94                                    8,055        1,237                           410                         2,277
    95                                                 8,083                           688




           REAL ESTATE
 CONTROL       TAX        INSURANCE      OTHER     SINGLE                                                              LEASE
  NUMBER   RESERVE ($)   RESERVE ($)  RESERVE ($)  TENANT  LARGEST TENANT                                UNIT SIZE  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

    1         2,400,817       163,403                      Weil, Gotshal & Manges, LLP                      539,438   8/31/2019
    2         1,082,919        29,693                      LeBoeuf, Lamb, Greene & MacRae, L.L.P.           228,335   6/30/2012
    3           143,000        43,653
    4            72,323        29,317
   4.1
   4.2
   4.3
   4.4
    5                                                Yes   Telcordia Technologies, Inc.                     891,319   8/30/2023
    6                                                      Bechtel Nevada                                   119,356   9/30/2007
    7           118,784         8,705                      Fish & Richardson, P.C.                           49,956  12/31/2007
    8            73,011         8,118                      GSA (Dept. of Labor)                             146,696  12/31/2006
                                                     Yes
    9                                                Yes
   9.1                                               Yes   Cablevision                                       60,994  11/10/2012
   9.2                                               Yes   Road Con Systems                                 151,700   9/30/2009
   9.3                                               Yes   Verizon                                           18,614  10/31/2006
   9.4                                               Yes   Stratton Travel                                   20,449   9/11/2006
    10                                               Yes
   10.1                                              Yes   Aramis                                           151,874   4/30/2013
   10.2                                              Yes   Paid Prescriptions                                77,262   1/31/2011
   10.3                                              Yes   Kradle to Kindergarten                             6,792   8/31/2007
    11
    12                                                     Comerica Bank                                        510   1/31/2007
    13           31,251        11,273                      Linens n' Things                                  35,308  11/30/2019
    14
    15                                               Yes   Wellpoint Heath Networks, Inc.                   448,072  12/31/2019
    16           18,529         8,666
    17           25,413         9,491
    18
    19                                               Yes   Parking Company of America Airport, LLC            5,300  12/31/2035
    20           39,538         8,581
    21
    22           24,709                                    Grocery Warehouse                                 62,388   7/31/2011
    23           17,079         5,337
    24           29,234         6,564
    25           28,453         4,301                      Burlington Coat Factory                           81,136    9/1/2010
    26           53,349         3,764                      Allstate Insurance Company                        36,452   1/31/2008
    27           18,373         3,654                      Kroger                                            52,644  12/31/2019
    28           11,500         1,938                      Scholastic Book Fair, Inc.                        19,673   6/30/2007
    29           27,691         6,981                      Winn Dixie                                        50,085   2/28/2007
    30            7,887
    31           11,059         2,641                      Bed Bath & Beyond                                 37,813   1/31/2010
    32            9,017                                    Housing Authority                                 31,454         MTM
    33           10,185         5,186
    34           13,864         3,894
    35            6,968           786                      Horton Insurance                                  47,601   5/31/2017
    36           16,483         3,774
    37           11,078         2,063                      SAIC                                              53,019   4/30/2009
    38            5,202                                    TJ Maxx                                           30,000  10/31/2011
    39           20,026         7,246
    40           14,754         3,827
   40.1                                                    TJ Maxx                                           26,000   1/31/2015
   40.2                                                    Planet Fitness                                    12,500  10/31/2008
   40.3                                                    Furniture Options                                 26,300   5/31/2013
    41           11,814           708                      Fidelity National Title Insurance Co.             19,305  12/31/2007
    42
    43           14,970         3,868                      Big Lots                                          45,058   1/31/2010
    44           10,308         6,128
    45           26,431
   45.1
   45.2
   45.3
   45.4
   45.5
    46                                               Yes   Newport News/Spiegel                             391,549   1/31/2025
    47            5,014         1,664                      Restaurant Depot Enterprises                      62,153   8/31/2019
    48           25,422         2,491        9,600         Forman Mills/Superfresh                           44,210   2/28/2010
    49            6,780         1,902                      Mar-Val Food Stores                               25,200  12/31/2008
    50            4,534         1,888                      Carniceria Del Rancho                             10,744   9/30/2011
    51            6,659         1,050                      Comp USA                                          28,098  11/30/2013
    52           18,089         5,003
    53            7,000         2,884
    54            8,981         1,921
   54.1                                                    Kragen Auto                                        7,200   1/31/2010
   54.2                                                    Red Scorpion                                       3,185   1/31/2010
   54.3                                                    The Party Shop                                     1,275   3/31/2006
    55            6,325         1,129                      Metals USA Building Products, LP                  19,603   9/30/2008
    56           16,673         1,897                      Pentax USA, Inc.                                  40,657   9/30/2010
    57           15,048         3,791                      Starmark International                            15,050   2/28/2017
    58            7,596         6,736
    59            8,321         2,385
    60            4,071         1,258
    61              662           631                      Jans DBA White Pine Touring                        6,088   9/30/2012
    62            5,937         1,283                      Radio One Inc.                                    28,130  12/31/2011
    63            5,892           880                      Sickle Cell Research                               5,062   3/31/2006
    64            7,195           889                      Texas Comptrollers                                 9,478   8/31/2009
    65            6,416                                    A Great Come Back                                  8,551   2/28/2006
    66            8,610         4,930                      Kash N' Karry d/b/a Sweetbay's                    49,500    5/1/2020
    67            4,774         1,707
    68           12,008         1,473                      Asbury Park Press (Gannett News)                  11,200  10/30/2009
    69            5,438           683                      Best Publications                                  5,174  10/31/2005
    70            6,499         1,594                      Very Tact International - UAD                     35,000  12/31/2010
    71            8,224         1,973                      West Marine Products, Inc.                         9,100   2/28/2009
    72           12,472         1,175
    73            3,245         1,433                      Food Lion                                         25,000   2/28/2010
    74            4,439         1,400                      Hancock Fabrics                                   12,696   1/31/2009
    75                                               Yes   Clean Earth                                      328,000   1/31/2025
    76            4,367         1,277
    77            4,607           916                      Guaranty Bank                                      4,911   2/28/2009
    78            5,988           940                      Food Lion                                         36,731   10/5/2010
    79            4,535           937
    80            5,819         1,233                      Very Tact International - UAD                     37,500   9/30/2011
    81            3,361         1,825
    82            2,251         1,063                      Burke's Outlet                                    10,000   4/30/2008
    83                                               Yes   Walgreens                                         14,560   8/31/2079
    84            3,797         3,569
    85              990         1,861                      Deals-Nothing Over a Dollar                        8,019  10/31/2012
    86            5,674         1,361                      Texas Children's Hospital                          7,193   5/31/2008
    87            2,878                                    Joann Fabrics                                     11,025   8/31/2010
    88            2,590           244
    89            3,960           587
    90            3,574         2,063
    91                                               Yes   Walgreens                                         15,254   3/31/2055
    92                                               Yes   Newport News/Spiegel                              71,786   1/31/2025
    93            2,469           552
    94            2,685           618                      Dollar General                                     7,600  10/31/2007
    95                          2,021




 CONTROL                                                     LEASE
  NUMBER    2ND LARGEST TENANT                 UNIT SIZE  EXPIRATION
-----------------------------------------------------------------------

    1       Estee Lauder                          327,562   3/31/2020
    2       Katz Communication                    176,834   4/30/2012
    3
    4
   4.1
   4.2
   4.3
   4.4
    5
    6       Mpower                                 45,528  10/31/2009
    7       Hunt Petroleum                         32,686   7/31/2012
    8       Dickinson Financial                    91,555   3/31/2010

    9
   9.1
   9.2
   9.3
   9.4
    10
   10.1
   10.2
   10.3
    11
    12      J. Walter Thompson                        300  12/20/2006
    13      BestBuy                                30,144  10/31/2019
    14
    15
    16
    17
    18
    19
    20
    21
    22      ARC Thrift Store                       28,578   7/31/2015
    23
    24
    25      Super Stop & Shop                      72,774    4/1/2014
    26      Paychex, Inc.                          35,012  10/31/2006
    27      Hairston Theater Company               34,455
    28      Direct Buy (Total Home)                13,750   1/31/2007
    29      Belk                                   50,000  10/11/2007
    30
    31      Staples                                25,051   8/14/2014
    32      Housing Authority                      24,660  10/14/2006
    33
    34
    35      Infinity                               12,838  12/31/2010
    36
    37      Sumitomo Electric                       6,998   3/31/2006
    38      Hastings                               25,312  11/30/2012
    39
    40
   40.1     Dollar Tree Stores                      8,414   4/30/2010
   40.2     Family Dollar                           8,900  12/31/2005
   40.3     Rite Aid                               14,600   9/30/2009
    41      Corporate Offices, Inc.                16,480  12/31/2010
    42
    43      Sears Hardware                         33,353   10/8/2008
    44
    45
   45.1
   45.2
   45.3
   45.4
   45.5
    46
    47      W. W. Grainger                         49,250  12/31/2013
    48      Golden Ox, LLC (Chineses Rest)          9,629  10/31/2009
    49      Long's Drugs                           16,200   5/13/2015
    50      Family Dollar                          10,703   6/30/2014
    51      David Thomas Antiques                  16,043   9/30/2006
    52
    53
    54
   54.1     Johnny's Sports Club                    5,756   9/30/2005
   54.2     Kelley's Kookies                        2,821   5/31/2013
   54.3     The Music Store                         1,135   3/31/2007
    55      Federal Express                        16,500  11/30/2007
    56      New Global Telecom                     20,910   2/28/2009
    57      Gulfstream International Airlines       9,696  11/30/2005
    58
    59
    60
    61      Powdr Corporation                       4,667   7/31/2010
    62      Radio One Inc.                          9,750  12/31/2008
    63      Olutomisin M. Adesina, MDPA             2,967   3/31/2010
    64      Health Education Systems, Inc.          5,565   3/31/2006
    65      Black Eyed Pea                          6,737   2/28/2010
    66      M.G.A. Inc. d/b/a Movie Gallery         3,900    5/1/2008
    67
    68      Sara USA, Inc.                         11,200  11/30/2005
    69      Onyx Medical Inc.                       3,682  12/31/2009
    70      S&K Silk Flower                        12,000  12/31/2010
    71      Carrabba's Italian Grill                7,640   4/30/2007
    72
    73      Citi Trends (Eckerd)                    8,640   6/30/2010
    74      One Down Lounge                         5,388   4/30/2006
    75
    76
    77      Alpha Escrow                            2,232   3/31/2006
    78      Family Dollar                           7,000  12/31/2009
    79
    80      Very Tact International                 6,000   5/31/2010
    81
    82      Citi-Trends Clothing Store              9,000   7/31/2008
    83
    84
    85      Cato Corporation (Stand)                4,500   1/31/2007
    86      Charles Schwab                          4,400   9/30/2005
    87      Big Lots                                9,200   1/31/2008
    88
    89
    90
    91
    92
    93
    94      Reliable Life Insurance                 5,280    8/1/2006
    95




 CONTROL                                                               LEASE
  NUMBER    3RD LARGEST TENANT                           UNIT SIZE  EXPIRATION
--------------------------------------------------------------------------------

    1       General Motors Corporation                      100,348   3/31/2010
    2       Macquarie Holdings                               59,548   3/31/2015
    3
    4
   4.1
   4.2
   4.3
   4.4
    5
    6       The Griffin Group                                22,164  11/30/2007
    7       Northwestern Mutual                              29,731  12/31/2014
    8       Global Crossing Telecommunications               40,425   6/30/2008

    9
   9.1
   9.2
   9.3
   9.4
    10
   10.1
   10.2
   10.3
    11
    12      Ernst & Young U.S., LLP                              50  12/30/2006
    13      Strauss Auto                                     12,865  11/30/2019
    14
    15
    16
    17
    18
    19
    20
    21
    22      World Gym                                        23,985   8/31/2005
    23
    24
    25      Big Lots                                         30,750    1/1/2012
    26      Eldorado Computing                               23,354   6/30/2009
    27      Eckerd/International Furniture                    9,490   9/30/2008
    28      Global Docugraphix                               13,458   2/28/2012
    29      T.J. Maxx                                        30,000   1/31/2008
    30
    31      Guitar Center                                     8,680  12/31/2012
    32      Portals                                          23,371  11/30/2008
    33
    34
    35      Waddell & Reed                                    4,261  10/31/2009
    36
    37      Schirmer Engineering (Aon Services Corp)          5,449   6/30/2007
    38      Old Navy                                         23,596   2/28/2007
    39
    40
   40.1     NH Liquor                                         7,400   4/30/2006
   40.2     Dance N Motion                                    4,000  12/31/2006
   40.3     SJK Distributors                                  7,960   2/28/2008
    41      Chase Manhattan Mortgage                         10,080  12/31/2009
    42
    43      Marshalls                                        23,120   1/31/2007
    44
    45
   45.1
   45.2
   45.3
   45.4
   45.5
    46
    47
    48      Blockbuster Video                                 9,600   1/31/2006
    49      U.S. Post Office                                  6,332   7/21/2018
    50      Convenience Store (Your Stop)                     5,040  11/30/2008
    51      Dragon Palace                                     5,563   4/30/2007
    52
    53
    54
   54.1     House of Siam                                     2,880   2/28/2008
   54.2     Liberty Fitness Center                            2,216   4/30/2006
   54.3     Express Donuts                                      916   2/28/2006
    55      Lennox Industries, Inc.                          15,000   5/31/2010
    56      Golden Kids Dental Office                         2,918   8/31/2010
    57      Hitachi Data Systems Corp.                        5,570   3/18/2007
    58
    59
    60
    61      J2GR J2Group                                      2,583  12/31/2007
    62      Washington Assess & Therapy                       7,322   6/30/2008
    63      Emission Credit Brokers                           2,930   7/31/2006
    64      Charles D. Goodsen Consulting Engineers           2,937   5/31/2007
    65      Sweet Mesquite                                    4,400   3/31/2008
    66      Roger L. Lay d/b/a Florida Furnishing             3,600   12/1/2006
    67
    68      Sigma Impex, Inc.                                 9,800  10/31/2007
    69      Weiser Securities Inc.                            3,280   8/31/2009
    70      Kangaroo Pak                                      9,500   2/28/2007
    71      The Sherwin Williams Co.                          4,640   5/31/2008
    72
    73      Family Dollar                                     8,000  12/31/2013
    74      Art and Frame Warehouse                           3,000    2/1/2007
    75
    76
    77      Colima Burgers                                    2,000   8/17/2012
    78      Rite Aid                                          6,720   9/30/2010
    79
    80      UAD                                               3,500   9/30/2010
    81
    82      Dollar Tree                                       8,000   3/31/2008
    83
    84
    85      Sun Time Tanning (Mud)                            3,135  12/23/2007
    86      Northeast OB-GYN                                  4,138   7/30/2011
    87      Rite Aid                                          6,720   3/31/2008
    88
    89
    90
    91
    92
    93
    94      Buffet Palace                                     4,800   12/1/2007
    95


CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS



CONTROL    LOAN
NUMBER     NUMBER       PROPERTY NAME                             STREET ADDRESS                   CITY             COUNTY
-----------------------------------------------------------------------------------------------------------------------------------

3          LL1          Hilltop Bayview Apartments                3400 Richmond Parkway            Richmond         Contra Costa
16         DBM21977     Park Place Towers Apartments              5800-5804 Annapolis Road         Bladensburg      Prince George's
17         DBM22374     Heather Ridge Apartments                  454 Heather Ridge Drive North    Mantua           Gloucester
18         48437        Empirian at Winter Oaks                   200 Avenue K Southeast           Winter Haven     Polk
20         04-17265     San Marcos Apartments                     1975 Aquarena Springs Drive      San Marcos       Hays
-----------------------------------------------------------------------------------------------------------------------------------
21         48215        Briar Cove Apartments                     650 Way Market Drive             Ann Arbor        Washtenaw
23         04-18870     Ashborough Apartments                     5406 View Crest Way              Raleigh          Wake
24         04-17213     College Station Apartments                2001 W. Holleman Drive           College Station  Brazos
33         47498        Briarwood Apartments                      29 Briar Circle                  Fayetteville     Cumberland
34         DBM22371     Briarwood Hills Apartments                100 State Street                 North Haven      New Haven
-----------------------------------------------------------------------------------------------------------------------------------
36         48828        Eagles Landing Apartments                 2201 104th Street South          Tacoma           Pierce
39         04-18008     Westland Colonial Village Apartments      8181 North Wayne Road            Westland         Wayne
52         47203        Belle Grove at Custer                     800 Custer Road                  Richardson       Dallas
58         46890        Greentree Village Apartments              1039 South Parker Road           Denver           Arapahoe
59         DBM22370     Cumberland Run Apartments                 2950 South Cobb Drive            Smyrna           Cobb
-----------------------------------------------------------------------------------------------------------------------------------
76         04-17875     Mountainview at Rivergreen Phase III      900 SE Centerpointe Drive        Corvallis        Benton
81         47766        Woodside Glen Apartments                  311 North College Street         Woodland         Yolo
84         48194        Southern Pines Apartments                 15373 St. Charles Street         Gulfport         Harrison
90         48275        Willow Ridge Apartments                   1205 Sandretto Drive             Prescott         Yavapai
93         04-18549     Galewood Apartments                       4589 Galewood Street             Lake Oswego      Clackamas
-----------------------------------------------------------------------------------------------------------------------------------
95         46334        Studebaker Apartments                     1510 Blake Street                Denver           Denver




                                                                     CUT-OFF DATE
CONTROL                                                  CURRENT     BALANCE PER
NUMBER     STATE            ZIP CODE   PROPERTY TYPE   BALANCE ($)   UNIT OR PAD      UTILITIES PAID BY TENANT
----------------------------------------------------------------------------------------------------------------------

3          California         94806     Multifamily     100,000,000         99,206    Electricity/Gas
16         Maryland           20710     Multifamily      24,500,000         54,566    Electricity/Water/Sewer/Heat
17         New Jersey         08051     Multifamily      24,000,000         60,000    Electricity
18         Florida            33880     Multifamily      23,000,000         50,000    Electricity/Gas/Water/Sewer
20         Texas              78666     Multifamily      21,397,500         82,936    Electricity
----------------------------------------------------------------------------------------------------------------------
21         Michigan           48103     Multifamily      21,250,000         78,125    Electricity/Water
23         North Carolina     27606     Multifamily      19,750,000         69,056    Electricity/Gas/Water/Sewer
24         Texas              77840     Multifamily      19,197,500         79,990    Electricity
33         North Carolina     28306     Multifamily      13,600,000         49,635    Electricity
34         Connecticut        06473     Multifamily      13,500,000         77,143    Electricity
----------------------------------------------------------------------------------------------------------------------
36         Washington         98444     Multifamily      12,200,000         53,043    Electricity/Gas/Water/Sewer
39         Michigan           48185     Multifamily      11,222,904         37,039    Electricity
52         Texas              75080     Multifamily       8,000,000         39,604    Electricity/Water
58         Colorado           80231     Multifamily       7,333,534         26,571    Electricity/Gas
59         Georgia            30080     Multifamily       7,250,000         46,474    Electricity/Water/Gas
----------------------------------------------------------------------------------------------------------------------
76         Oregon             97333     Multifamily       4,500,000         66,176    Electricity
81         California         95695     Multifamily       3,800,000         52,778    Electricity/Gas/Water/Sewer
84         Mississippi        39503     Multifamily       3,700,000         36,634    Electricity
90         Arizona            86305     Multifamily       3,143,949         23,462    Electricity
93         Oregon             97035     Multifamily       2,389,051         74,658    Electricity
----------------------------------------------------------------------------------------------------------------------
95         Colorado           80202     Multifamily         798,365         24,193    Electricity




                 STUDIOS                        1 BEDROOM                  2 BEDROOM

CONTROL                     AVG RENT                 AVG RENT                     AVG RENT
NUMBER           # UNITS  PER MO. ($)       # UNITS PER MO. ($)       # UNITS    PER MO. ($)
------------------------------------------------------------------------------------------------

3                                               481         986           527        1,309
16                      4          763          277         866           168        1,078
17                                              244         732           156          865
18                                              140         520           256          619
20                                               24         695            84        1,000
------------------------------------------------------------------------------------------------
21                                               88         969           156        1,240
23                                              168         719            98          933
24                                               24         690            96        1,030
33                                               98         515           176          591
34                                              175         886
------------------------------------------------------------------------------------------------
36                                               69         597           113          744
39                     15          525          147         625           141          745
52                                               88         634            98          854
58                     24          464          122         499           130          599
59                                               12         665           116          700
------------------------------------------------------------------------------------------------
76                                               16         650            24          797
81                                               19         720            53          821
84                     10          493           28         550            41          671
90                                               40         467            94          567
93                                               16         750            16          935
------------------------------------------------------------------------------------------------
95                      4          581           19         690            10          872




                  3 BEDROOM                   4 BEDROOM                      5 BEDROOM
                                                                                                  NUMBER
CONTROL                 AVG RENT                    AVG RENT                       AVG RENT         OF
NUMBER      # UNITS   PER MO. ($)       # UNITS   PER MO. ($)           #UNITS   PER MO. ($)     ELEVATORS
------------------------------------------------------------------------------------------------------------

3                                                                                                    0
16                                                                                                   6
17                                                                                                   0
18               64            723                                                                   0
20               96          1,425           54            1,700                                     0
------------------------------------------------------------------------------------------------------------
21               28          1,495                                                                   0
23               20          1,035                                                                   0
24              108          1,327           12            1,720                                     0
33                                                                                                   0
34                                                                                                   0
------------------------------------------------------------------------------------------------------------
36               48            909                                                                   0
39                                                                                                   0
52               16          1,130                                                                   0
58                                                                                                   0
59               28            860                                                                   0
------------------------------------------------------------------------------------------------------------
76               28            905                                                                   0
81                                                                                                   0
84               22            817                                                                   0
90                                                                                                   0
93                                                                                                   0
------------------------------------------------------------------------------------------------------------
95                                                                                                   1


                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                               PERCENTAGE
                                                                   OF
CUT-OFF                                                         AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
DATE                             NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
BALANCE                           MORTGAGE         DATE           DATE          DATE            DATE           DATE
DISTRIBUTION ($)                   LOANS         BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- ------------ -------------- --------------- -------------

798,365 -- 1,999,999 ..........       1      $      798,365        0.05%    $    798,365   $    798,365    $   798,365
2,000,000 -- 2,999,999 ........       4           9,799,559        0.60        2,123,497      2,800,000      2,449,890
3,000,000 -- 3,999,999 ........      12          43,195,607        2.65        3,143,949      3,975,747      3,599,634
4,000,000 -- 5,999,999 ........      11          53,502,523        3.29        4,395,455      5,489,083      4,863,866
6,000,000 -- 7,999,999 ........      15         105,299,965        6.47        6,082,902      7,800,000      7,019,998
8,000,000 -- 9,999,999 ........       6          53,908,794        3.31        8,000,000      9,906,019      8,984,799
10,000,000 -- 14,999,999 ......      19         233,282,752       14.34       10,153,724     14,880,000     12,278,040
15,000,000 -- 29,999,999 ......      19         416,564,467       25.60       16,000,000     27,000,000     21,924,446
30,000,000 -- 49,999,999 ......       1          44,402,951        2.73       44,402,951     44,402,951     44,402,951
50,000,000 -- 180,000,000 .....       7         666,397,276       40.95       56,070,000    180,000,000     95,199,611
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $    798,365   $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

798,365 -- 1,999,999 ..........    2.21x     2.21x      2.21x     5.875%      118.0       33.27%      33.27%      33.27%
2,000,000 -- 2,999,999 ........    1.05      1.59       1.33      5.507       151.6       62.18       75.68       71.81
3,000,000 -- 3,999,999 ........    1.16      1.92       1.44      5.591       117.2       43.07       80.00       70.01
4,000,000 -- 5,999,999 ........    1.19      1.85       1.41      5.549       126.3       50.44       78.42       71.72
6,000,000 -- 7,999,999 ........    1.20      1.74       1.37      5.465       110.9       55.40       80.00       73.76
8,000,000 -- 9,999,999 ........    1.20      1.38       1.29      5.520       108.8       73.86       80.00       77.67
10,000,000 -- 14,999,999 ......    1.21      1.65       1.34      5.463       115.6       60.18       80.00       75.42
15,000,000 -- 29,999,999 ......    1.22      2.27       1.43      5.538       108.0       58.68       80.00       74.59
30,000,000 -- 49,999,999 ......    1.57      1.57       1.57      5.190       118.0       74.00       74.00       74.00
50,000,000 -- 180,000,000 .....    1.24      2.38       1.67      5.575        70.8       43.27       81.26       64.92
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                 AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES



                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGE          DATE           DATE          DATE            DATE           DATE
PROPERTY TYPE                    PROPERTIES       BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
------------------------------- ------------ ----------------- ------------ -------------- --------------- --------------

Office ........................       24      $  674,078,530       41.43%    $    720,000   $180,000,000    $28,086,605
Multifamily ...................       21         344,532,803       21.17          798,365    100,000,000     16,406,324
Anchored Retail ...............       22         209,407,630       12.87        2,800,000     24,946,732      9,518,529
Hospitality ...................       11         178,177,030       10.95        3,975,747     37,804,589     16,197,912
Industrial/Warehouse ..........       11          79,997,053        4.92        1,720,000     14,880,000      7,272,459
Parking Facility ..............        2          48,025,720        2.95       21,600,000     26,425,720     24,012,860
Unanchored Retail .............        9          36,483,470        2.24        1,261,174      8,900,000      4,053,719
Self Storage ..................        8          24,170,022        1.49          948,878      7,200,000      3,021,253
Mixed Use .....................        2          17,880,000        1.10        7,080,000     10,800,000      8,940,000
Manufactured Housing ..........        1          14,400,000        0.88       14,400,000     14,400,000     14,400,000
                                      --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      111      $1,627,152,258      100.00%    $    720,000   $180,000,000   $14,659,029
                                     ===      ==============      ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Office ........................     1.21x     2.38x      1.68x     5.443%       87.4       43.27%      81.26%      64.33%
Multifamily ...................     1.19      2.21       1.29      5.577        90.5       33.27       80.00       77.21
Anchored Retail ...............     1.05      1.85       1.36      5.451       119.0       63.70       80.00       76.26
Hospitality ...................     1.38      2.27       1.66      5.917        88.4       58.68       77.92       70.56
Industrial/Warehouse ..........     1.19      1.48       1.33      5.407       124.6       69.55       80.00       75.61
Parking Facility ..............     1.25      1.42       1.34      5.665        83.6       71.42       80.00       75.28
Unanchored Retail .............     1.22      1.79       1.45      5.450       119.0       50.44       79.62       68.06
Self Storage ..................     1.36      1.52       1.40      5.749       117.0       60.18       73.39       66.57
Mixed Use .....................     1.26      1.31       1.28      5.267        91.3       71.35       77.70       75.19
Manufactured Housing ..........     1.29      1.29       1.29      5.170       120.0       80.00       80.00       80.00
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                      A-31

                                AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                      MORTGAGE         DATE           DATE          DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- ------------ ------------- --------------- -------------

1.05 -- 1.09 ..................       1      $    2,800,000        0.17%    $2,800,000    $  2,800,000    $ 2,800,000
1.10 -- 1.19 ..................       3          10,674,847        0.66      2,389,051       4,510,661      3,558,282
1.20 -- 1.29 ..................      39         634,464,825       38.99      3,395,436     100,000,000     16,268,329
1.30 -- 1.39 ..................      19         305,006,734       18.74      3,496,555      92,891,276     16,052,986
1.40 -- 1.49 ..................      11         128,452,018        7.89      3,243,661      26,425,720     11,677,456
1.50 -- 1.59 ..................      10         245,408,372       15.08      2,123,497     100,000,000     24,540,837
1.60 -- 1.69 ..................       3          43,372,304        2.67      3,975,747      24,896,557     14,457,435
1.70 -- 1.89 ..................       4          20,434,335        1.26      3,143,949       7,800,000      5,108,584
1.90 -- 1.99 ..................       1           3,800,000        0.23      3,800,000       3,800,000      3,800,000
2.00 -- 2.38 ..................       4         232,738,823       14.30        798,365     180,000,000     58,184,706
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $  798,365    $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.05 -- 1.09 ..................    1.05x     1.05x      1.05x     5.880%      240.0       75.68%      75.68%      75.68%
1.10 -- 1.19 ..................    1.16      1.19       1.18      5.733       209.5       69.27       75.13       71.57
1.20 -- 1.29 ..................    1.20      1.29       1.25      5.510       104.1       66.54       81.26       78.07
1.30 -- 1.39 ..................    1.31      1.39       1.36      5.788        99.6       60.18       80.00       72.33
1.40 -- 1.49 ..................    1.40      1.49       1.44      5.574        94.5       65.22       79.24       74.13
1.50 -- 1.59 ..................    1.52      1.59       1.57      5.533        79.3       55.40       74.64       68.94
1.60 -- 1.69 ..................    1.61      1.65       1.63      5.552       123.7       69.75       78.89       75.32
1.70 -- 1.89 ..................    1.74      1.85       1.79      5.552       117.3       43.07       69.03       59.25
1.90 -- 1.99 ..................    1.92      1.92       1.92      5.240       117.0       65.97       65.97       65.97
2.00 -- 2.38 ..................    2.13      2.38       2.34      5.200        69.7       33.27       64.59       47.36
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                 AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                          MORTGAGE         DATE           DATE          DATE           DATE           DATE
MORTGAGE RATES (%)                 LOANS         BALANCE         BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- ------------ -------------- -------------- --------------

4.766 -- 4.999 ................       2      $   44,690,458        2.75%    $19,750,000    $ 24,940,458   $22,345,229
5.000 -- 5.249 ................      11         310,647,847       19.09       3,800,000     180,000,000    28,240,713
5.250 -- 5.499 ................      40         699,044,949       42.96       2,123,497     100,000,000    17,476,124
5.500 -- 5.749 ................      22         281,260,616       17.29       3,243,661     100,000,000    12,784,573
5.750 -- 5.999 ................      15         148,524,804        9.13         798,365      26,425,720     9,901,654
6.000 -- 6.499 ................       3         102,388,585        6.29       4,510,661      92,891,276    34,129,528
6.500 -- 6.720 ................       2          40,595,000        2.49      19,197,500      21,397,500    20,297,500
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $   798,365    $180,000,000   $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                         MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES (%)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

4.766 -- 4.999 ................    1.23x     2.27x      1.81x     4.852%      117.6       58.68%      79.96%      68.08%
5.000 -- 5.249 ................    1.20      2.38       1.99      5.201        76.1       43.27       80.00       56.51
5.250 -- 5.499 ................    1.19      2.13       1.36      5.396       104.6       50.44       81.26       75.08
5.500 -- 5.749 ................    1.16      1.63       1.43      5.669        86.1       64.52       80.00       71.86
5.750 -- 5.999 ................    1.05      2.21       1.40      5.857       111.6       33.27       79.93       72.15
6.000 -- 6.499 ................    1.19      1.49       1.38      6.409        75.1       71.60       77.92       74.69
6.500 -- 6.720 ................    1.29      1.29       1.29      6.706       120.0       76.18       76.69       76.45
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                      A-32

                                AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                  MORTGAGE         DATE           DATE          DATE          DATE           DATE
AMORTIZATION TYPES (MOS)           LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- ------------ ------------- -------------- --------------

Interest Only, then
 Amortizing Balloon ...........      34      $  553,206,000       34.00%    $ 3,700,000   $ 79,686,000   $16,270,765
Amortizing Balloon ............      49         530,413,905       32.60         798,365     92,891,276    10,824,774
Interest Only .................       5         407,800,000       25.06       3,800,000    180,000,000    81,560,000
Interest Only/ARD .............       1          57,750,000        3.55      57,750,000     57,750,000    57,750,000
Interest Only, then
 Amortizing Balloon/
 ARD ..........................       2          42,000,000        2.58      20,500,000     21,500,000    21,000,000
Amortizing, then Interest
 Only .........................       1          24,896,557        1.53      24,896,557     24,896,557    24,896,557
Fully Amortizing ..............       3          11,085,796        0.68       2,800,000      4,510,661     3,695,265
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $   798,365   $180,000,000   $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only, then
 Amortizing Balloon ...........    1.20x     2.13x      1.35x     5.393%      108.9       64.59%      81.26%      75.17%
Amortizing Balloon ............    1.19      2.27       1.43      5.745       105.8       33.27       80.00       72.98
Interest Only .................    1.27      2.38       1.85      5.446        58.0       43.27       80.00       59.49
Interest Only/ARD .............    1.57      1.57       1.57      5.440        59.0       73.36       73.36       73.36
Interest Only, then
 Amortizing Balloon/
 ARD ..........................    1.25      1.25       1.25      5.260       118.0       76.40       76.40       76.40
Amortizing, then Interest
 Only .........................    1.61      1.61       1.61      5.840       174.0       78.89       78.89       78.89
Fully Amortizing ..............    1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                 AGGREGATE POOL
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
CUT-OFF DATE                      MORTGAGE         DATE           DATE          DATE           DATE           DATE
LOAN-TO-VALUE RATIOS (%)           LOANS         BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ ------------- --------------- --------------

33.27 -- 49.99 ................       3      $  183,942,314       11.30%    $   798,365   $180,000,000    $61,314,105
50.00 -- 54.99 ................       1           5,094,931        0.31       5,094,931      5,094,931      5,094,931
55.00 -- 59.99 ................       2          32,640,458        2.01       7,700,000     24,940,458     16,320,229
60.00 -- 64.99 ................       5         144,263,614        8.87       2,487,011    100,000,000     28,852,723
65.00 -- 69.99 ................      14         176,147,066       10.83       3,345,214     79,686,000     12,581,933
70.00 -- 74.99 ................      21         367,921,614       22.61       2,123,497     92,891,276     17,520,077
75.00 -- 79.99 ................      41         491,272,261       30.19       2,389,051     24,946,732     11,982,250
80.00 -- 81.26 ................       8         225,870,000       13.88       3,700,000    100,000,000     28,233,750
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $   798,365   $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS (%)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

33.27 -- 49.99 ................    1.83x     2.38x      2.37x     5.254%       57.3       33.27%      43.27%      43.22%
50.00 -- 54.99 ................    1.79      1.79       1.79      5.280       119.0       50.44       50.44       50.44
55.00 -- 59.99 ................    1.54      2.27       2.10      4.907       118.5       55.40       58.68       57.91
60.00 -- 64.99 ................    1.39      2.13       1.68      5.650        74.9       60.18       64.59       64.16
65.00 -- 69.99 ................    1.16      1.92       1.40      5.560       111.3       65.22       69.75       67.38
70.00 -- 74.99 ................    1.19      1.65       1.44      5.728        85.1       70.73       74.76       73.59
75.00 -- 79.99 ................    1.05      1.61       1.30      5.532       118.1       75.13       79.96       78.00
80.00 -- 81.26 ................    1.24      1.38       1.27      5.420        91.2       80.00       81.26       80.31
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                     A-33

                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE



                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGE          DATE           DATE          DATE           DATE           DATE
PROPERTY STATE                   PROPERTIES       BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ------------ ----------------- ------------ ------------- --------------- --------------

New York ......................        4      $  289,131,084       17.77%    $ 3,970,170   $180,000,000    $72,282,771
California ....................       16         226,143,263       13.90       1,261,174    100,000,000     14,133,954
New Jersey ....................       13         168,711,038       10.37         720,000     79,686,000     12,977,772
Texas .........................       10         134,985,763        8.30       2,123,497     56,070,000     13,498,576
Nevada ........................        4         115,444,332        7.09       8,900,000     57,750,000     28,861,083
Michigan ......................        6          82,261,018        5.06       3,975,747     26,425,720     13,710,170
Florida .......................        6          78,461,255        4.82       2,553,148     24,940,458     13,076,876
Connecticut ...................        4          63,300,000        3.89      10,700,000     21,600,000     15,825,000
North Carolina ................        4          60,482,699        3.72       4,900,000     22,232,699     15,120,675
Arkansas ......................        5          56,914,913        3.50       7,660,000     14,880,000     11,382,983
Missouri ......................        2          45,778,180        2.81       1,375,229     44,402,951     22,889,090
Georgia .......................        4          44,947,451        2.76       7,250,000     16,000,000     11,236,863
Colorado ......................        4          36,391,899        2.24         798,365     20,760,000      9,097,975
Virginia ......................        4          31,240,736        1.92       2,487,011     10,800,000      7,810,184
Maryland ......................        2          31,220,000        1.92       6,720,000     24,500,000     15,610,000
Pennsylvania ..................        2          31,029,634        1.91       6,082,902     24,946,732     15,514,817
District of Columbia ..........        1          27,000,000        1.66      27,000,000     27,000,000     27,000,000
Arizona .......................        4          22,600,348        1.39         948,878     17,400,000      5,650,087
Washington ....................        2          15,975,135        0.98       3,775,135     12,200,000      7,987,568
Illinois ......................        1          12,400,000        0.76      12,400,000     12,400,000     12,400,000
New Hampshire .................        3          11,016,797        0.68       1,645,042      5,782,572      3,672,266
Kentucky ......................        2           8,063,685        0.50       3,553,023      4,510,661      4,031,842
Utah ..........................        1           7,080,000        0.44       7,080,000      7,080,000      7,080,000
Oregon ........................        2           6,889,051        0.42       2,389,051      4,500,000      3,444,525
Rhode Island ..................        1           4,396,371        0.27       4,396,371      4,396,371      4,396,371
Delaware ......................        1           4,395,455        0.27       4,395,455      4,395,455      4,395,455
Alabama .......................        1           3,796,716        0.23       3,796,716      3,796,716      3,796,716
Mississippi ...................        1           3,700,000        0.23       3,700,000      3,700,000      3,700,000
West Virginia .................        1           3,395,436        0.21       3,395,436      3,395,436      3,395,436
                                      --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      111      $1,627,152,258      100.00%    $   720,000   $180,000,000    $14,659,029
                                     ===      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

New York ......................    1.28x     2.38x      2.07x     5.429%       58.2       43.27%      70.90%      51.47%
California ....................    1.21      1.92       1.36      5.639        93.8       55.40       80.00       77.04
New Jersey ....................    1.05      1.79       1.35      5.472       111.7       50.44       79.84       70.75
Texas .........................    1.20      1.59       1.28      5.746       114.4       70.92       81.26       78.69
Nevada ........................    1.35      1.57       1.47      5.794        71.4       73.36       74.76       73.96
Michigan ......................    1.23      1.63       1.34      5.540        95.7       69.75       80.00       75.53
Florida .......................    1.20      2.27       1.64      5.207       107.0       58.68       79.76       69.03
Connecticut ...................    1.23      1.31       1.26      5.493       117.3       69.03       80.00       77.32
North Carolina ................    1.23      1.38       1.29      5.621        97.7       74.67       79.96       77.66
Arkansas ......................    1.26      1.49       1.36      5.443       124.6       76.61       80.00       79.04
Missouri ......................    1.39      1.57       1.56      5.213       117.9       60.18       74.00       73.58
Georgia .......................    1.23      1.38       1.33      5.684       104.2       73.93       79.67       75.79
Colorado ......................    1.24      2.21       1.39      5.387       109.6       33.27       79.24       73.31
Virginia ......................    1.26      1.74       1.48      5.482       116.1       62.18       77.70       71.65
Maryland ......................    1.26      1.29       1.27      5.592        71.3       78.57       80.00       78.88
Pennsylvania ..................    1.28      1.54       1.33      5.406       118.0       74.64       78.45       77.70
District of Columbia ..........    2.13      2.13       2.13      5.300       115.0       64.59       64.59       64.59
Arizona .......................    1.26      1.83       1.35      5.927        71.4       43.07       66.54       62.70
Washington ....................    1.16      1.21       1.20      5.389       147.6       69.27       76.97       75.15
Illinois ......................    1.21      1.21       1.21      5.270       120.0       76.21       76.21       76.21
New Hampshire .................    1.53      1.53       1.53      5.430       118.0       69.19       69.19       69.19
Kentucky ......................    1.19      1.28       1.23      5.802       181.8       71.60       74.02       72.67
Utah ..........................    1.31      1.31       1.31      5.140        52.0       71.35       71.35       71.35
Oregon ........................    1.19      1.33       1.28      5.307       102.3       75.13       77.72       76.82
Rhode Island ..................    1.39      1.39       1.39      5.960       114.0       60.18       60.18       60.18
Delaware ......................    1.85      1.85       1.85      5.120       119.0       63.70       63.70       63.70
Alabama .......................    1.32      1.32       1.32      5.840       119.0       79.93       79.93       79.93
Mississippi ...................    1.32      1.32       1.32      5.580        59.0       80.00       80.00       80.00
West Virginia .................    1.26      1.26       1.26      5.740       119.0       73.81       73.81       73.81
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                      A-34

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
REMAINING                         MORTGAGE         DATE           DATE          DATE           DATE           DATE
AMORTIZATION TERMS (MOS)           LOANS         BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ ------------- --------------- --------------

Interest Only .................       6      $  465,550,000       28.61%    $3,800,000    $180,000,000    $77,591,667
236 -- 240 ....................       3          11,085,796        0.68      2,800,000       4,510,661      3,695,265
241 -- 300 ....................      16         243,628,528       14.97      3,345,214      92,891,276     15,226,783
301 -- 360 ....................      70         906,887,934       55.73        798,365      79,686,000     12,955,542
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $  798,365    $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING                        MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TERMS (MOS)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only .................    1.27x     2.38x      1.82x     5.445%       58.1       43.27%      80.00%      61.21%
236 -- 240 ....................    1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
241 -- 300 ....................    1.25      1.74       1.43      5.998        95.4       60.18       80.00       73.76
301 -- 360 ....................    1.19      2.27       1.38      5.443       112.9       33.27       81.26       74.43
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                 AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
ORIGINAL TERMS                    MORTGAGE         DATE           DATE          DATE           DATE           DATE
TO MATURITY (MOS)                  LOANS         BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ ------------- --------------- --------------

60 -- 80 ......................      14      $  660,222,743       40.58%    $3,700,000    $180,000,000    $47,158,767
81 -- 100 .....................       1           7,500,000        0.46      7,500,000       7,500,000      7,500,000
101 -- 120 ....................      74         907,772,249       55.79        798,365      79,686,000     12,267,193
121 -- 180 ....................       3          40,571,469        2.49      3,800,000      24,896,557     13,523,823
181 -- 240 ....................       3          11,085,796        0.68      2,800,000       4,510,661      3,695,265
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $  798,365    $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 -- 80 ......................    1.20x     2.38x      1.68x     5.607%       58.6       43.27%      80.00%      64.96%
81 -- 100 .....................    1.43      1.43       1.43      5.300        81.0       65.22       65.22       65.22
101 -- 120 ....................    1.19      2.27       1.38      5.466       117.8       33.27       81.26       74.31
121 -- 180 ....................    1.49      1.92       1.60      5.640       159.3       65.97       78.89       77.01
181 -- 240 ....................    1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                      A-35

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY



                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF         CUT-OFF
REMAINING TERMS                   MORTGAGE         DATE           DATE          DATE           DATE           DATE
TO MATURITY (MOS)                  LOANS         BALANCE         BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- ------------ ------------- --------------- --------------

52 -- 80 ......................      14      $  660,222,743       40.58%    $ 3,700,000   $180,000,000    $47,158,767
81 -- 100 .....................       2          12,000,000        0.74       4,500,000      7,500,000      6,000,000
101 -- 120 ....................      74         907,072,249       55.75         798,365     79,686,000     12,257,733
121 -- 180 ....................       2          36,771,469        2.26      11,874,913     24,896,557     18,385,735
201 -- 240 ....................       3          11,085,796        0.68       2,800,000      4,510,661      3,695,265
                                     --      --------------      ------
TOTAL/WEIGHTED AVERAGE ........      95      $1,627,152,258      100.00%    $   798,365   $180,000,000    $17,127,919
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

52 -- 80 ......................    1.20x     2.38x      1.68x     5.607%       58.6       43.27%      80.00%      64.96%
81 -- 100 .....................    1.33      1.43       1.39      5.300        86.3       65.22       77.72       69.91
101 -- 120 ....................    1.19      2.27       1.39      5.466       117.9       33.27       81.26       74.26
121 -- 180 ....................    1.49      1.61       1.57      5.682       163.7       76.61       78.89       78.15
201 -- 240 ....................    1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.51x     5.529%       95.5       33.27%      81.26%      70.53%


                                 AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS



                                                                        PERCENTAGE
                                                                            OF
                                                                         AGGREGATE      MINIMUM
                                          NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF
                                           MORTGAGE         DATE           DATE          DATE
PREPAYMENT PROVISIONS                       LOANS         BALANCE         BALANCE       BALANCE
---------------------------------------- ----------- ----------------- ------------ --------------

Locked Out, then
 Defeasance ............................      83      $1,297,000,040       79.71%    $    798,365
(greater than)  YM and 1%, then
 Defeasance ............................       3         142,000,000        8.73       20,500,000
Locked Out, then  (greater than)  YM
 and 1% ................................       5          85,296,557        5.24        4,500,000
(greater than)  YM and 1% ......... ....       1          57,750,000        3.55       57,750,000
Yield Maintenance ......................       2          40,595,000        2.49       19,197,500
Locked Out, then  (greater than) YM
 and 1% or Defeasance ..................       1           4,510,661        0.28        4,510,661
                                              --      --------------      ------
TOTAL/WEIGHTED AVERAGE .................      95      $1,627,152,258      100.00%    $    798,365
                                              ==      ==============      ======

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                             MAXIMUM         AVERAGE                                    WEIGHTED   REMAINING
                                             CUT-OFF         CUT-OFF                         WEIGHTED    AVERAGE    TERM TO
                                               DATE           DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY
PREPAYMENT PROVISIONS                        BALANCE         BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)
---------------------------------------- --------------- -------------- --------- --------- ---------- ---------- -----------

Locked Out, then
 Defeasance ............................  $180,000,000    $15,626,507      1.05x     2.38x      1.54x     5.500%       97.9
(greater than)  YM and 1%, then
 Defeasance ............................   100,000,000     47,333,333      1.25      1.27       1.26      5.401        77.2
Locked Out, then  (greater than)  YM
 and 1% ................................    24,896,557     17,059,311      1.26      1.65       1.49      5.664        95.1
(greater than)  YM and 1% ......... ....    57,750,000     57,750,000      1.57      1.57       1.57      5.440        59.0
Yield Maintenance ......................    21,397,500     20,297,500      1.29      1.29       1.29      6.706       120.0
Locked Out, then  (greater than) YM
 and 1% or Defeasance ..................     4,510,661      4,510,661      1.19      1.19       1.19      6.080       236.0
TOTAL/WEIGHTED AVERAGE .................  $180,000,000    $17,127,919      1.05x     2.38x      1.51x     5.529%       95.5

                                                                   WEIGHTED
                                           MINIMUM     MAXIMUM     AVERAGE
                                           CUT-OFF     CUT-OFF     CUT-OFF
                                             DATE        DATE        DATE
PREPAYMENT PROVISIONS                        LTV         LTV         LTV
---------------------------------------- ----------- ----------- -----------

Locked Out, then
 Defeasance ............................     33.27%      81.26%      69.13%
(greater than)  YM and 1%, then
 Defeasance ............................     76.40       80.00       78.94
Locked Out, then  (greater than)  YM
 and 1% ................................     66.54       78.89       72.96
(greater than)  YM and 1% ......... ....     73.36       73.36       73.36
Yield Maintenance ......................     76.18       76.69       76.45
Locked Out, then  (greater than) YM
 and 1% or Defeasance ..................     71.60       71.60       71.60
TOTAL/WEIGHTED AVERAGE .................     33.27%      81.26%      70.53%


                                      A-36

                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



CUT-OFF                                                         PERCENTAGE      MINIMUM        MAXIMUM        AVERAGE
DATE                             NUMBER OF       CUT-OFF            OF          CUT-OFF        CUT-OFF        CUT-OFF
BALANCE                           MORTGAGE         DATE        LOAN GROUP 1       DATE           DATE           DATE
DISTRIBUTION ($)                   LOANS         BALANCE          BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- -------------- ------------- --------------- -------------

2,123,497 -- 2,999,999 ........       3      $    7,410,508         0.58%     $ 2,123,497   $  2,800,000    $ 2,470,169
3,000,000 -- 3,999,999 ........       9          32,551,657         2.54        3,243,661      3,975,747      3,616,851
4,000,000 -- 5,999,999 ........      10          49,002,523         3.82        4,395,455      5,489,083      4,900,252
6,000,000 -- 7,999,999 ........      13          90,716,431         7.07        6,082,902      7,800,000      6,978,187
8,000,000 -- 9,999,999 ........       5          45,908,794         3.58        8,500,000      9,906,019      9,181,759
10,000,000 -- 14,999,999 ......      15         182,759,848        14.25       10,153,724     14,880,000     12,183,990
15,000,000 -- 29,999,999 ......      12         263,469,467        20.54       16,000,000     27,000,000     21,955,789
30,000,000 -- 49,999,999 ......       1          44,402,951         3.46       44,402,951     44,402,951     44,402,951
50,000,000 -- 180,000,000 .....       6         566,397,276        44.16       56,070,000    180,000,000     94,399,546
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497   $180,000,000    $17,332,695
                                     ==      ==============       ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

2,123,497 -- 2,999,999 ........    1.05x     1.59x      1.38x     5.567%      163.1       62.18%      75.68%      70.74%
3,000,000 -- 3,999,999 ........    1.16      1.63       1.36      5.615       123.7       65.34       79.93       71.95
4,000,000 -- 5,999,999 ........    1.19      1.85       1.42      5.572       129.1       50.44       78.42       71.17
6,000,000 -- 7,999,999 ........    1.20      1.74       1.40      5.475       110.0       55.40       80.00       73.66
8,000,000 -- 9,999,999 ........    1.23      1.38       1.30      5.601       118.1       73.86       80.00       77.40
10,000,000 -- 14,999,999 ......    1.21      1.65       1.37      5.458       115.1       60.18       80.00       74.72
15,000,000 -- 29,999,999 ......    1.25      2.27       1.51      5.419       112.8       58.68       80.00       73.49
30,000,000 -- 49,999,999 ......    1.57      1.57       1.57      5.190       118.0       74.00       74.00       74.00
50,000,000 -- 180,000,000 .....    1.24      2.38       1.74      5.596        72.7       43.27       81.26       62.26
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                    GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES



                                                                 PERCENTAGE       MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF       CUT-OFF            OF           CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGED         DATE        LOAN GROUP 1       DATE            DATE           DATE
PROPERTY TYPES                   PROPERTIES       BALANCE          BALANCE        BALANCE        BALANCE         BALANCE
------------------------------- ------------ ----------------- -------------- -------------- --------------- --------------

Office ........................      24       $  674,078,530        52.55%     $    720,000   $180,000,000    $28,086,605
Anchored Retail ...............      22          209,407,630        16.33         2,800,000     24,946,732      9,518,529
Hospitality ...................      11          178,177,030        13.89         3,975,747     37,804,589     16,197,912
Industrial/Warehouse ..........      11           79,997,053         6.24         1,720,000     14,880,000      7,272,459
Parking Facility ..............       2           48,025,720         3.74        21,600,000     26,425,720     24,012,860
Unanchored Retail .............       9           36,483,470         2.84         1,261,174      8,900,000      4,053,719
Self Storage ..................       8           24,170,022         1.88           948,878      7,200,000      3,021,253
Mixed Use .....................       2           17,880,000         1.39         7,080,000     10,800,000      8,940,000
Manufactured Housing ..........       1           14,400,000         1.12        14,400,000     14,400,000     14,400,000
                                     --       --------------       ------
TOTAL/WEIGHTED AVERAGE ........      90       $1,282,619,456       100.00%     $    720,000   $180,000,000    $14,251,327
                                     ==       ==============       ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPES                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Office ........................    1.21x     2.38x      1.68x     5.443%       87.4       43.27%      81.26%      64.33%
Anchored Retail ...............    1.05      1.85       1.36      5.451       119.0       63.70       80.00       76.26
Hospitality ...................    1.38      2.27       1.66      5.917        88.4       58.68       77.92       70.56
Industrial/Warehouse ..........    1.19      1.48       1.33      5.407       124.6       69.55       80.00       75.61
Parking Facility ..............    1.25      1.42       1.34      5.665        83.6       71.42       80.00       75.28
Unanchored Retail .............    1.22      1.79       1.45      5.450       119.0       50.44       79.62       68.06
Self Storage ..................    1.36      1.52       1.40      5.749       117.0       60.18       73.39       66.57
Mixed Use .....................    1.26      1.31       1.28      5.267        91.3       71.35       77.70       75.19
Manufactured Housing ..........    1.29      1.29       1.29      5.170       120.0       80.00       80.00       80.00
TOTAL/WEIGHTED AVERAGE ........    1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                     A-37

                                    GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                                PERCENTAGE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF            OF          CUT-OFF        CUT-OFF         CUT-OFF
DEBT SERVICE                      MORTGAGE         DATE        LOAN GROUP 1       DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS         BALANCE          BALANCE       BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- -------------- ------------- --------------- --------------

1.05 -- 1.09 ..................       1      $    2,800,000         0.22%     $ 2,800,000   $  2,800,000    $  2,800,000
1.10 -- 1.19 ..................       2           8,285,796         0.65        3,775,135      4,510,661       4,142,898
1.20 -- 1.29 ..................      25         332,263,387        25.91        3,395,436     56,070,000      13,290,535
1.30 -- 1.39 ..................      17         296,806,734        23.14        3,496,555     92,891,276      17,459,220
1.40 -- 1.49 ..................      10         104,452,018         8.14        3,243,661     26,425,720      10,445,202
1.50 -- 1.59 ..................      10         245,408,372        19.13        2,123,497    100,000,000      24,540,837
1.60 -- 1.69 ..................       3          43,372,304         3.38        3,975,747     24,896,557      14,457,435
1.70 -- 1.99 ..................       3          17,290,386         1.35        4,395,455      7,800,000       5,763,462
2.00 -- 2.20 ..................       1          27,000,000         2.11       27,000,000     27,000,000      27,000,000
2.21 -- 2.38 ..................       2         204,940,458        15.98       24,940,458    180,000,000     102,470,229
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497   $180,000,000    $ 17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.05 -- 1.09 ..................     1.05x     1.05x      1.05x     5.880%      240.0       75.68%      75.68%      75.68%
1.10 -- 1.19 ..................     1.16      1.19       1.18      5.852       236.5       69.27       71.60       70.54
1.20 -- 1.29 ..................     1.20      1.29       1.25      5.453       114.6       66.54       81.26       78.05
1.30 -- 1.39 ..................     1.31      1.39       1.36      5.798       100.1       60.18       80.00       72.15
1.40 -- 1.49 ..................     1.40      1.49       1.43      5.543       102.7       65.22       79.24       74.24
1.50 -- 1.59 ..................     1.52      1.59       1.57      5.533        79.3       55.40       74.64       68.94
1.60 -- 1.69 ..................     1.61      1.65       1.63      5.552       123.7       69.75       78.89       75.32
1.70 -- 1.99 ..................     1.74      1.85       1.78      5.510       117.2       50.44       69.03       62.20
2.00 -- 2.20 ..................     2.13      2.13       2.13      5.300       115.0       64.59       64.59       64.59
2.21 -- 2.38 ..................     2.27      2.38       2.37      5.184        63.5       43.27       58.68       45.15
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                    GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                                PERCENTAGE       MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF       CUT-OFF            OF           CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                          MORTGAGE         DATE        LOAN GROUP 1       DATE           DATE           DATE
MORTGAGE RATES (%)                 LOANS         BALANCE          BALANCE        BALANCE        BALANCE        BALANCE
------------------------------- ----------- ----------------- -------------- -------------- -------------- --------------

4.766 -- 4.999 ................       1      $   24,940,458         1.94%     $24,940,458    $ 24,940,458   $24,940,458
5.000 -- 5.249 ................       8         277,597,847        21.64        4,395,455     180,000,000    34,699,731
5.250 -- 5.499 ................      32         522,605,898        40.75        2,123,497      79,686,000    16,331,434
5.500 -- 5.749 ................      18         221,727,082        17.29        3,243,661     100,000,000    12,318,171
5.750 -- 5.999 ................      12         133,359,586        10.40        2,800,000      26,425,720    11,113,299
6.000 -- 6.440 ................       3         102,388,585         7.98        4,510,661      92,891,276    34,129,528
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497    $180,000,000   $17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES (%)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

4.766 -- 4.999 ................     2.27x     2.27x      2.27x     4.766%      118.0       58.68%      58.68%      58.68%
5.000 -- 5.249 ................     1.27      2.38       2.07      5.211        72.9       43.27       80.00       54.19
5.250 -- 5.499 ................     1.21      2.13       1.40      5.384       111.2       50.44       81.26       73.88
5.500 -- 5.749 ................     1.16      1.63       1.45      5.676        91.6       64.52       80.00       70.89
5.750 -- 5.999 ................     1.05      1.74       1.40      5.864       111.1       60.18       79.93       72.54
6.000 -- 6.440 ................     1.19      1.49       1.38      6.409        75.1       71.60       77.92       74.69
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                     A-38

                                    GROUP 1
                       DISTRIBUTION OF AMORTIZATION TYPES



                                                                 PERCENTAGE       MINIMUM         MAXIMUM        AVERAGE
                                  NUMBER OF       CUT-OFF            OF           CUT-OFF         CUT-OFF        CUT-OFF
                                   MORTGAGE         DATE        LOAN GROUP 1        DATE           DATE           DATE
AMORTIZATION TYPES (MOS)            LOANS         BALANCE          BALANCE        BALANCE         BALANCE        BALANCE
-------------------------------- ----------- ----------------- -------------- --------------- -------------- --------------

Amortizing Balloon .............      42      $  464,931,103        36.25%     $   2,123,497   $ 92,891,276   $ 11,069,788
Interest Only, then
 Amortizing Balloon ............      23         401,956,000        31.34          4,770,000     79,686,000     17,476,348
Interest Only ..................       2         280,000,000        21.83        100,000,000    180,000,000    140,000,000
Interest Only/ARD ..............       1          57,750,000         4.50         57,750,000     57,750,000     57,750,000
Interest Only, then
 Amortizing Balloon/
 ARD ...........................       2          42,000,000         3.27         20,500,000     21,500,000     21,000,000
Amortizing, then Interest
 Only ..........................       1          24,896,557         1.94         24,896,557     24,896,557     24,896,557
Fully Amortizing ...............       3          11,085,796         0.86          2,800,000      4,510,661      3,695,265
                                      --      --------------       ------
TOTAL/WEIGHTED AVERAGE .........      74      $1,282,619,456       100.00%     $   2,123,497   $180,000,000   $ 17,332,695
                                      ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Amortizing Balloon .............    1.20x     2.27x      1.44x     5.665%      104.1       50.44%      80.00%      72.87%
Interest Only, then
 Amortizing Balloon ............    1.21      2.13       1.39      5.420       111.1       64.59       81.26       74.22
Interest Only ..................    1.58      2.38       2.09      5.421        56.4       43.27       64.52       50.86
Interest Only/ARD ..............    1.57      1.57       1.57      5.440        59.0       73.36       73.36       73.36
Interest Only, then
 Amortizing Balloon/
 ARD ...........................    1.25      1.25       1.25      5.260       118.0       76.40       76.40       76.40
Amortizing, then Interest
 Only ..........................    1.61      1.61       1.61      5.840       174.0       78.89       78.89       78.89
Fully Amortizing ...............    1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE .........    1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                    GROUP 1
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES



                                                                PERCENTAGE       MINIMUM         MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF            OF           CUT-OFF         CUT-OFF         CUT-OFF
CUT-OFF DATE                      MORTGAGE         DATE        LOAN GROUP 1        DATE            DATE            DATE
LOAN TO VALUE RATIOS (%)           LOANS         BALANCE          BALANCE        BALANCE         BALANCE         BALANCE
------------------------------- ----------- ----------------- -------------- --------------- --------------- ---------------

43.27 -- 49.99 ................       1      $  180,000,000        14.03%     $180,000,000    $180,000,000    $180,000,000
50.00 -- 54.99 ................       1           5,094,931         0.40         5,094,931       5,094,931       5,094,931
55.00 -- 59.99 ................       2          32,640,458         2.54         7,700,000      24,940,458      16,320,229
60.00 -- 64.99 ................       5         144,263,614        11.25         2,487,011     100,000,000      28,852,723
65.00 -- 69.99 ................      12         165,013,532        12.87         3,345,214      79,686,000      13,751,128
70.00 -- 74.99 ................      19         320,921,614        25.02         2,123,497      92,891,276      16,890,611
75.00 -- 81.26 ................      34         434,685,307        33.89         2,800,000      56,070,000      12,784,862
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $  2,123,497    $180,000,000    $ 17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN TO VALUE RATIOS (%)            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

43.27 -- 49.99 ................     2.38x     2.38x      2.38x     5.242%       56.0       43.27%      43.27%      43.27%
50.00 -- 54.99 ................     1.79      1.79       1.79      5.280       119.0       50.44       50.44       50.44
55.00 -- 59.99 ................     1.54      2.27       2.10      4.907       118.5       55.40       58.68       57.91
60.00 -- 64.99 ................     1.39      2.13       1.68      5.650        74.9       60.18       64.59       64.16
65.00 -- 69.99 ................     1.16      1.74       1.39      5.569       111.1       65.22       69.75       67.33
70.00 -- 74.99 ................     1.19      1.65       1.45      5.748        84.5       70.73       74.76       73.55
75.00 -- 81.26 ................     1.05      1.61       1.31      5.444       122.7       75.29       81.26       78.80
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                     A-39

                                    GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE



                                                                 PERCENTAGE      MINIMUM        MAXIMUM          AVERAGE
                                  NUMBER OF       CUT-OFF            OF          CUT-OFF        CUT-OFF          CUT-OFF
                                  MORTGAGED         DATE        LOAN GROUP 1       DATE           DATE            DATE
PROPERTY STATE                   PROPERTIES       BALANCE          BALANCE       BALANCE        BALANCE          BALANCE
------------------------------- ------------ ----------------- -------------- ------------- ---------------  --------------

New York ......................       4       $  289,131,084        22.54%     $ 3,970,170   $180,000,000     $72,282,771
New Jersey ....................      12          144,711,038        11.28          720,000     79,686,000      12,059,253
California ....................      14          122,343,263         9.54        1,261,174     24,896,557       8,738,804
Nevada ........................       4          115,444,332         9.00        8,900,000     57,750,000      28,861,083
Texas .........................       7           86,390,763         6.74        2,123,497     56,070,000      12,341,538
Arkansas ......................       5           56,914,913         4.44        7,660,000     14,880,000      11,382,983
Florida .......................       5           55,461,255         4.32        2,553,148     24,940,458      11,092,251
Connecticut ...................       3           49,800,000         3.88       10,700,000     21,600,000      16,600,000
Michigan ......................       4           49,788,114         3.88        3,975,747     26,425,720      12,447,029
Missouri ......................       2           45,778,180         3.57        1,375,229     44,402,951      22,889,090
Georgia .......................       3           37,697,451         2.94        9,906,019     16,000,000      12,565,817
Virginia ......................       4           31,240,736         2.44        2,487,011     10,800,000       7,810,184
Pennsylvania ..................       2           31,029,634         2.42        6,082,902     24,946,732      15,514,817
Colorado ......................       2           28,260,000         2.20        7,500,000     20,760,000      14,130,000
North Carolina ................       2           27,132,699         2.12        4,900,000     22,232,699      13,566,349
District of Columbia ..........       1           27,000,000         2.11       27,000,000     27,000,000      27,000,000
Arizona .......................       3           19,456,399         1.52          948,878     17,400,000       6,485,466
Illinois ......................       1           12,400,000         0.97       12,400,000     12,400,000      12,400,000
New Hampshire .................       3           11,016,797         0.86        1,645,042      5,782,572       3,672,266
Kentucky ......................       2            8,063,685         0.63        3,553,023      4,510,661       4,031,842
Utah ..........................       1            7,080,000         0.55        7,080,000      7,080,000       7,080,000
Maryland ......................       1            6,720,000         0.52        6,720,000      6,720,000       6,720,000
Rhode Island ..................       1            4,396,371         0.34        4,396,371      4,396,371       4,396,371
Delaware ......................       1            4,395,455         0.34        4,395,455      4,395,455       4,395,455
Alabama .......................       1            3,796,716         0.30        3,796,716      3,796,716       3,796,716
Washington ....................       1            3,775,135         0.29        3,775,135      3,775,135       3,775,135
West Virginia .................       1            3,395,436         0.26        3,395,436      3,395,436       3,395,436
                                     --       --------------       ------
TOTAL/WEIGHTED AVERAGE ........      90       $1,282,619,456       100.00%     $   720,000   $180,000,000     $14,251,327
                                     ==       ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

New York ......................     1.28x     2.38x      2.07x     5.429%       58.2       43.27%      70.90%      51.47%
New Jersey ....................     1.05      1.79       1.33      5.433       120.5       50.44       79.84       70.28
California ....................     1.21      1.61       1.41      5.797       120.6       55.40       79.92       74.96
Nevada ........................     1.35      1.57       1.47      5.794        71.4       73.36       74.76       73.96
Texas .........................     1.24      1.59       1.28      5.358       117.2       70.92       81.26       79.69
Arkansas ......................     1.26      1.49       1.36      5.443       124.6       76.61       80.00       79.04
Florida .......................     1.20      2.27       1.82      5.098       101.6       58.68       79.76       66.89
Connecticut ...................     1.25      1.31       1.27      5.499       116.8       69.03       80.00       77.48
Michigan ......................     1.29      1.63       1.41      5.665        81.8       69.75       80.00       74.42
Missouri ......................     1.39      1.57       1.56      5.213       117.9       60.18       74.00       73.58
Georgia .......................     1.26      1.38       1.35      5.762       101.3       73.93       76.00       75.04
Virginia ......................     1.26      1.74       1.48      5.482       116.1       62.18       77.70       71.65
Pennsylvania ..................     1.28      1.54       1.33      5.406       118.0       74.64       78.45       77.70
Colorado ......................     1.40      1.43       1.41      5.337       108.2       65.22       79.24       75.52
North Carolina ................     1.31      1.38       1.37      6.238        74.6       74.67       76.56       75.01
District of Columbia ..........     2.13      2.13       2.13      5.300       115.0       64.59       64.59       64.59
Arizona .......................     1.26      1.39       1.27      5.951        63.9       60.18       66.54       65.87
Illinois ......................     1.21      1.21       1.21      5.270       120.0       76.21       76.21       76.21
New Hampshire .................     1.53      1.53       1.53      5.430       118.0       69.19       69.19       69.19
Kentucky ......................     1.19      1.28       1.23      5.802       181.8       71.60       74.02       72.67
Utah ..........................     1.31      1.31       1.31      5.140        52.0       71.35       71.35       71.35
Maryland ......................     1.29      1.29       1.29      5.490       120.0       80.00       80.00       80.00
Rhode Island ..................     1.39      1.39       1.39      5.960       114.0       60.18       60.18       60.18
Delaware ......................     1.85      1.85       1.85      5.120       119.0       63.70       63.70       63.70
Alabama .......................     1.32      1.32       1.32      5.840       119.0       79.93       79.93       79.93
Washington ....................     1.16      1.16       1.16      5.580       237.0       69.27       69.27       69.27
West Virginia .................     1.26      1.26       1.26      5.740       119.0       73.81       73.81       73.81
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                      A-40

                                    GROUP 1
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS



                                                                PERCENTAGE       MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF            OF           CUT-OFF        CUT-OFF         CUT-OFF
REMAINING AMORTIZATION            MORTGAGE         DATE        LOAN GROUP 1       DATE            DATE            DATE
TERMS (MOS)                        LOANS         BALANCE          BALANCE        BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- -------------- -------------- --------------- ---------------

Interest Only .................       3      $  337,750,000        26.33%     $57,750,000    $180,000,000    $112,583,333
236 -- 240 ....................       3          11,085,796         0.86        2,800,000       4,510,661       3,695,265
241 -- 300 ....................      16         243,628,528        18.99        3,345,214      92,891,276      15,226,783
301 -- 360 ....................      52         690,155,131        53.81        2,123,497      79,686,000      13,272,214
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497    $180,000,000    $ 17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION            MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only .................     1.57x     2.38x      2.00x     5.424%       56.8       43.27%      73.36%      54.71%
236 -- 240 ....................     1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
241 -- 300 ....................     1.25      1.74       1.43      5.998        95.4       60.18       80.00       73.76
301 -- 360 ....................     1.20      2.27       1.41      5.387       114.6       50.44       81.26       73.77
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                    GROUP 1
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY



                                                                PERCENTAGE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF            OF          CUT-OFF        CUT-OFF         CUT-OFF
ORIGINAL TERMS                    MORTGAGE         DATE        LOAN GROUP 1       DATE           DATE           DATE
TO MATURITY (MOS)                  LOANS         BALANCE          BALANCE       BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- -------------- ------------- --------------- --------------

60 -- 80 ......................       9      $  500,022,743        38.98%     $ 3,975,747   $180,000,000    $55,558,083
81 -- 100 .....................       1           7,500,000         0.58        7,500,000      7,500,000      7,500,000
101-- 120 .....................      59         727,239,446        56.70        2,123,497     79,686,000     12,326,092
121 -- 180 ....................       2          36,771,469         2.87       11,874,913     24,896,557     18,385,735
181 -- 240 ....................       3          11,085,796         0.86        2,800,000      4,510,661      3,695,265
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497   $180,000,000    $17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 -- 80 ......................     1.26x     2.38x      1.81x     5.640%       58.3       43.27%      74.67%      60.53%
81 -- 100 .....................     1.43      1.43       1.43      5.300        81.0       65.22       65.22       65.22
101-- 120 .....................     1.20      2.27       1.41      5.421       117.9       50.44       81.26       73.88
121 -- 180 ....................     1.49      1.61       1.57      5.682       163.7       76.61       78.89       78.15
181 -- 240 ....................     1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                      A-41

                                    GROUP 1
                   DISTRIBUTION OF REMAINING TERM TO MATURITY



                                                                PERCENTAGE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF            OF          CUT-OFF        CUT-OFF         CUT-OFF
REMAINING TERMS                   MORTGAGE         DATE        LOAN GROUP 1       DATE           DATE           DATE
TO MATURITY                        LOANS         BALANCE          BALANCE       BALANCE        BALANCE         BALANCE
------------------------------- ----------- ----------------- -------------- ------------- --------------- --------------

52 -- 80 ......................       9      $  500,022,743        38.98%     $ 3,975,747   $180,000,000    $55,558,083
81-- 100 ......................       1           7,500,000         0.58        7,500,000      7,500,000      7,500,000
101 -- 120 ....................      59         727,239,446        56.70        2,123,497     79,686,000     12,326,092
121 -- 180 ....................       2          36,771,469         2.87       11,874,913     24,896,557     18,385,735
181 -- 240 ....................       3          11,085,796         0.86        2,800,000      4,510,661      3,695,265
                                     --      --------------       ------
TOTAL/WEIGHTED AVERAGE ........      74      $1,282,619,456       100.00%     $ 2,123,497   $180,000,000    $17,332,695
                                     ==      ==============       ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

52 -- 80 ......................     1.26x     2.38x      1.81x     5.640%       58.3       43.27%      74.67%      60.53%
81-- 100 ......................     1.43      1.43       1.43      5.300        81.0       65.22       65.22       65.22
101 -- 120 ....................     1.20      2.27       1.41      5.421       117.9       50.44       81.26       73.88
121 -- 180 ....................     1.49      1.61       1.57      5.682       163.7       76.61       78.89       78.15
181 -- 240 ....................     1.05      1.19       1.14      5.859       237.4       69.27       75.68       71.84
TOTAL/WEIGHTED AVERAGE ........     1.05x     2.38x      1.57x     5.517%       96.8       43.27%      81.26%      68.73%


                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS



                                                                         PERCENTAGE      MINIMUM
                                          NUMBER OF       CUT-OFF            OF          CUT-OFF
                                           MORTGAGE         DATE        LOAN GROUP 1       DATE
PREPAYMENT PROVISIONS                       LOANS         BALANCE          BALANCE       BALANCE
---------------------------------------- ----------- ----------------- -------------- -------------

Locked Out, then
 Defeasance ............................      66      $1,117,062,238        87.09%     $ 2,123,497
Locked Out, then  (greater than)  YM
 and 1% ................................       4          61,296,557         4.78        4,500,000
(greater than)  YM and 1% ......... ....       1          57,750,000         4.50       57,750,000
(greater than)  YM and 1%, then
 Defeasance ............................       2          42,000,000         3.27       20,500,000
Locked Out, then  (greater than)  YM
 and 1% or Defeasance ..................       1           4,510,661         0.35        4,510,661
                                              --      --------------       ------
TOTAL/WEIGHTED AVERAGE .................      74      $1,282,619,456       100.00%     $ 2,123,497
                                              ==      ==============       ======

                                                                                                                    WEIGHTED
                                                                                                                    AVERAGE
                                             MAXIMUM         AVERAGE                                    WEIGHTED   REMAINING
                                             CUT-OFF         CUT-OFF                         WEIGHTED    AVERAGE    TERM TO
                                               DATE           DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY
PREPAYMENT PROVISIONS                        BALANCE         BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)
---------------------------------------- --------------- -------------- --------- --------- ---------- ---------- -----------

Locked Out, then
 Defeasance ............................  $180,000,000    $16,925,185      1.05x     2.38x      1.59x     5.521%       96.7
Locked Out, then  (greater than)  YM
 and 1% ................................    24,896,557     15,324,139      1.26      1.65       1.50      5.646       109.2
(greater than)  YM and 1% ......... ....    57,750,000     57,750,000      1.57      1.57       1.57      5.440        59.0
(greater than)  YM and 1%, then
 Defeasance ............................    21,500,000     21,000,000      1.25      1.25       1.25      5.260       118.0
Locked Out, then  (greater than)  YM
 and 1% or Defeasance ..................     4,510,661      4,510,661      1.19      1.19       1.19      6.080       236.0
TOTAL/WEIGHTED AVERAGE .................  $180,000,000    $17,332,695      1.05x     2.38x      1.57x     5.517%       96.8

                                                                   WEIGHTED
                                           MINIMUM     MAXIMUM     AVERAGE
                                           CUT-OFF     CUT-OFF     CUT-OFF
                                             DATE        DATE        DATE
PREPAYMENT PROVISIONS                        LTV         LTV         LTV
---------------------------------------- ----------- ----------- -----------

Locked Out, then
 Defeasance ............................     43.27%      81.26%      67.97%
Locked Out, then  (greater than)  YM
 and 1% ................................     66.54       78.89       72.71
(greater than)  YM and 1% ......... ....     73.36       73.36       73.36
(greater than)  YM and 1%, then
 Defeasance ............................     76.40       76.40       76.40
Locked Out, then  (greater than)  YM
 and 1% or Defeasance ..................     71.60       71.60       71.60
TOTAL/WEIGHTED AVERAGE .................     43.27%      81.26%      68.73%


                                      A-42

                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES



                                                            PERCENTAGE
                                  NUMBER                        OF          MINIMUM         MAXIMUM         AVERAGE
CUT-OFF DATE                        OF         CUT-OFF         LOAN         CUT-OFF         CUT-OFF         CUT-OFF
BALANCE                          MORTGAGE        DATE         GROUP 2         DATE            DATE           DATE
DISTRIBUTION ($)                   LOANS       BALANCE        BALANCE       BALANCE         BALANCE         BALANCE
------------------------------- ---------- --------------- ------------ --------------- --------------- --------------

798,365 -- 1,999,999 ..........      1      $    798,365        0.23%    $     798,365   $    798,365    $    798,365
2,000,000 -- 2,999,999 ........      1         2,389,051        0.69         2,389,051      2,389,051       2,389,051
3,000,000 -- 3,999,999 ........      3        10,643,949        3.09         3,143,949      3,800,000       3,547,983
4,000,000 -- 5,999,999 ........      1         4,500,000        1.31         4,500,000      4,500,000       4,500,000
6,000,000 -- 7,999,999 ........      2        14,583,534        4.23         7,250,000      7,333,534       7,291,767
8,000,000 -- 9,999,999 ........      1         8,000,000        2.32         8,000,000      8,000,000       8,000,000
10,000,000 -- 14,999,999 ......      4        50,522,904       14.66        11,222,904     13,600,000      12,630,726
15,000,000 -- 29,999,999 ......      7       153,095,000       44.44        19,197,500     24,500,000      21,870,714
50,000,000 -- 100,000,000 .....      1       100,000,000       29.02       100,000,000    100,000,000     100,000,000
                                     -      ------------      ------
TOTAL/WEIGHTED AVERAGE ........     21      $344,532,803      100.00%    $     798,365   $100,000,000    $ 16,406,324
                                    ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

798,365 -- 1,999,999 ..........    2.21x     2.21x      2.21x     5.875%      118.0       33.27%      33.27%      33.27%
2,000,000 -- 2,999,999 ........    1.19      1.19       1.19      5.320       116.0       75.13       75.13       75.13
3,000,000 -- 3,999,999 ........    1.32      1.92       1.68      5.518        97.1       43.07       80.00       64.08
4,000,000 -- 5,999,999 ........    1.33      1.33       1.33      5.300        95.0       77.72       77.72       77.72
6,000,000 -- 7,999,999 ........    1.23      1.24       1.24      5.406       116.5       69.18       79.67       74.39
8,000,000 -- 9,999,999 ........    1.20      1.20       1.20      5.060        55.0       79.21       79.21       79.21
10,000,000 -- 14,999,999 ......    1.21      1.24       1.23      5.477       117.5       76.70       79.62       77.95
15,000,000 -- 29,999,999 ......    1.22      1.47       1.29      5.744        99.9       73.62       79.96       76.48
50,000,000 -- 100,000,000 .....    1.27      1.27       1.27      5.460        60.0       80.00       80.00       80.00
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES



                                                              PERCENTAGE
                                                                  OF        MINIMUM       MAXIMUM         AVERAGE
                                  NUMBER OF      CUT-OFF         LOAN       CUT-OFF       CUT-OFF         CUT-OFF
                                  MORTGAGED        DATE         GROUP 2       DATE          DATE           DATE
PROPERTY TYPE                    PROPERTIES      BALANCE        BALANCE     BALANCE       BALANCE         BALANCE
------------------------------- ------------ --------------- ------------ ----------- --------------- --------------

Multifamily ................... 21            $344,532,803       100.00%   $798,365    $100,000,000    $16,406,324
                                --            ------------       ------
TOTAL/WEIGHTED AVERAGE ........ 21            $344,532,803       100.00%   $798,365    $100,000,000    $16,406,324
                                ==            ============       ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Multifamily ...................    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                             PERCENTAGE
                                                                 OF         MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF         LOAN        CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                      MORTGAGE        DATE         GROUP 2        DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------------- ----------- --------------- ------------ ------------- --------------- -------------

1.19 -- 1.19 ..................       1      $  2,389,051        0.69%    $2,389,051    $  2,389,051    $ 2,389,051
1.20 -- 1.49 ..................      17       334,401,438       97.06      3,700,000     100,000,000     19,670,673
1.80 -- 1.89 ..................       1         3,143,949        0.91      3,143,949       3,143,949      3,143,949
1.90 -- 2.21 ..................       2         4,598,365        1.33        798,365       3,800,000      2,299,182
                                     --      ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803      100.00%    $  798,365    $100,000,000    $16,406,324
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.19 -- 1.19 ..................    1.19x     1.19x      1.19x     5.320%      116.0       75.13%      75.13%      75.13%
1.20 -- 1.49 ..................    1.20      1.47       1.27      5.580        89.7       69.18       80.00       77.78
1.80 -- 1.89 ..................    1.83      1.83       1.83      5.780       118.0       43.07       43.07       43.07
1.90 -- 2.21 ..................    1.92      2.21       1.97      5.350       117.2       33.27       65.97       60.29
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                     A-43

                                    GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                             PERCENTAGE
                                                                 OF         MINIMUM        MAXIMUM        AVERAGE
                                  NUMBER OF      CUT-OFF        LOAN        CUT-OFF        CUT-OFF        CUT-OFF
                                   MORTGAGE       DATE         GROUP 2        DATE          DATE           DATE
RANGE OF MORTGAGE RATES (%)         LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
-------------------------------- ----------- -------------- ------------ ------------- -------------- --------------

4.960 -- 5.249 .................       4      $ 52,800,000      15.33%    $ 3,800,000   $ 21,250,000   $13,200,000
5.250 -- 5.499 .................       8       176,439,051      51.21       2,389,051    100,000,000    22,054,881
5.500 -- 5.749 .................       4        59,533,534      17.28       3,700,000     24,500,000    14,883,384
5.750 -- 5.999 .................       3        15,165,218       4.40         798,365     11,222,904     5,055,073
6.500 -- 6.720 .................       2        40,595,000      11.78      19,197,500     21,397,500    20,297,500
                                       -      ------------     ------
TOTAL/WEIGHTED AVERAGE .........      21      $344,532,803     100.00%    $   798,365   $100,000,000   $16,406,324
                                      ==      ============     ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RANGE OF MORTGAGE RATES (%)         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

4.960 -- 5.249 .................    1.20x     1.92x      1.29x     5.056%      108.0       65.97%      79.96%      77.48%
5.250 -- 5.499 .................    1.19      1.33       1.25      5.431        84.9       74.19       80.00       78.61
5.500 -- 5.749 .................    1.24      1.47       1.35      5.643        65.4       69.18       80.00       75.51
5.750 -- 5.999 .................    1.23      2.21       1.41      5.800       115.8       33.27       78.48       68.76
6.500 -- 6.720 .................    1.29      1.29       1.29      6.706       120.0       76.18       76.69       76.45
TOTAL/WEIGHTED AVERAGE .........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                       DISTRIBUTION OF AMORTIZATION TYPES



                                                            PERCENTAGE
                                                                OF         MINIMUM        MAXIMUM       AVERAGE
                                 NUMBER OF      CUT-OFF        LOAN        CUT-OFF        CUT-OFF       CUT-OFF
                                  MORTGAGE       DATE         GROUP 2        DATE          DATE           DATE
AMORTIZATION TYPES                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------------------- ----------- -------------- ------------ ------------- -------------- -------------

Amortizing Balloon ............       7      $ 65,482,803      19.01%    $   798,365   $ 21,397,500   $ 9,354,686
Interest Only, then
 Amortizing Balloon ...........      11       151,250,000      43.90       3,700,000     24,500,000    13,750,000
Interest Only .................       3       127,800,000      37.09       3,800,000    100,000,000    42,600,000
                                     --      ------------     ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803     100.00%    $   798,365   $100,000,000   $16,406,324
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Amortizing Balloon ............    1.19x     2.21x      1.31x     6.314%      118.2       33.27%      78.48%      73.81%
Interest Only, then
 Amortizing Balloon ...........    1.20      1.33       1.24      5.322       103.1       74.19       80.00       77.70
Interest Only .................    1.27      1.92       1.33      5.500        61.5       65.97       80.00       78.38
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES



                                                             PERCENTAGE
                                                                 OF          MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF         LOAN         CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                      MORTGAGE        DATE         GROUP 2        DATE            DATE           DATE
LOAN-TO-VALUE RATIOS (%)           LOANS        BALANCE        BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- --------------- ------------ -------------- --------------- -------------

33.27 -- 44.99 ................       2      $  3,942,314        1.14%    $    798,365   $  3,143,949    $ 1,971,157
65.00 -- 69.99 ................       2        11,133,534        3.23        3,800,000      7,333,534      5,566,767
70.00 -- 74.99 ................       2        47,000,000       13.64       23,000,000     24,000,000     23,500,000
75.00 -- 77.49 ................       6        89,934,051       26.10        2,389,051     21,397,500     14,989,008
77.50 -- 80.00 ................       9       192,522,904       55.88        3,700,000    100,000,000     21,391,434
                                      -      ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803      100.00%    $    798,365   $100,000,000    $16,406,324
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS (%)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

33.27 -- 44.99 ................    1.83x     2.21x      1.91x     5.799%      118.0       33.27%      43.07%      41.09%
65.00 -- 69.99 ................    1.24      1.92       1.47      5.431       115.0       65.97       69.18       68.08
70.00 -- 74.99 ................    1.22      1.47       1.35      5.593        88.9       73.62       74.19       73.90
75.00 -- 77.49 ................    1.19      1.29       1.26      5.920       119.3       75.13       76.97       76.55
77.50 -- 80.00 ................    1.20      1.33       1.26      5.416        75.6       77.72       80.00       79.60
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                     A-44

                                    GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE



                                                              PERCENTAGE
                                                                  OF         MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF      CUT-OFF         LOAN        CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGED        DATE         GROUP 2        DATE           DATE           DATE
PROPERTY STATE                   PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ------------ --------------- ------------ ------------- --------------- --------------

California ....................       2       $103,800,000       30.13%    $ 3,800,000   $100,000,000    $51,900,000
Texas .........................       3         48,595,000       14.10       8,000,000     21,397,500     16,198,333
North Carolina ................       2         33,350,000        9.68      13,600,000     19,750,000     16,675,000
Michigan ......................       2         32,472,904        9.43      11,222,904     21,250,000     16,236,452
Maryland ......................       1         24,500,000        7.11      24,500,000     24,500,000     24,500,000
New Jersey ....................       1         24,000,000        6.97      24,000,000     24,000,000     24,000,000
Florida .......................       1         23,000,000        6.68      23,000,000     23,000,000     23,000,000
Connecticut ...................       1         13,500,000        3.92      13,500,000     13,500,000     13,500,000
Washington ....................       1         12,200,000        3.54      12,200,000     12,200,000     12,200,000
Colorado ......................       2          8,131,899        2.36         798,365      7,333,534      4,065,950
Georgia .......................       1          7,250,000        2.10       7,250,000      7,250,000      7,250,000
Oregon ........................       2          6,889,051        2.00       2,389,051      4,500,000      3,444,525
Mississippi ...................       1          3,700,000        1.07       3,700,000      3,700,000      3,700,000
Arizona .......................       1          3,143,949        0.91       3,143,949      3,143,949      3,143,949
                                      -       ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21       $344,532,803      100.00%    $   798,365   $100,000,000    $16,406,324
                                     ==       ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

California ....................    1.27x     1.92x      1.29x     5.452%       62.1       65.97%      80.00%      79.49%
Texas .........................    1.20      1.29       1.28      6.435       109.3       76.18       79.21       76.90
North Carolina ................    1.23      1.24       1.23      5.119       116.6       79.62       79.96       79.82
Michigan ......................    1.23      1.26       1.25      5.348       117.0       76.58       78.48       77.24
Maryland ......................    1.26      1.26       1.26      5.620        58.0       78.57       78.57       78.57
New Jersey ....................    1.47      1.47       1.47      5.710        59.0       73.62       73.62       73.62
Florida .......................    1.22      1.22       1.22      5.470       120.0       74.19       74.19       74.19
Connecticut ...................    1.23      1.23       1.23      5.471       119.0       76.70       76.70       76.70
Washington ....................    1.21      1.21       1.21      5.330       120.0       76.97       76.97       76.97
Colorado ......................    1.24      2.21       1.34      5.564       114.4       33.27       69.18       65.65
Georgia .......................    1.23      1.23       1.23      5.280       119.0       79.67       79.67       79.67
Oregon ........................    1.19      1.33       1.28      5.307       102.3       75.13       77.72       76.82
Mississippi ...................    1.32      1.32       1.32      5.580        59.0       80.00       80.00       80.00
Arizona .......................    1.83      1.83       1.83      5.780       118.0       43.07       43.07       43.07
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS



                                                             PERCENTAGE
                                                                 OF         MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF         LOAN        CUT-OFF        CUT-OFF         CUT-OFF
REMAINING AMORTIZATION            MORTGAGE        DATE         GROUP 2        DATE           DATE           DATE
TERMS (MOS)                        LOANS        BALANCE        BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- --------------- ------------ ------------- --------------- --------------

Interest Only .................       3      $127,800,000       37.09%    $3,800,000    $100,000,000    $42,600,000
354 -- 360 ....................      18       216,732,803       62.91        798,365      24,500,000     12,040,711
                                     --      ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803      100.00%    $  798,365    $100,000,000    $16,406,324
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                           WEIGHTED
                                                                WEIGHTED   REMAINING   MINIMUM    MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO    CUT-OFF    CUT-OFF     CUT-OFF
REMAINING AMORTIZATION           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TERMS (MOS)                        DSCR      DSCR      DSCR       RATE       (MOS)       LTV        LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- --------- ----------- -----------

Interest Only .................    1.27x     1.92x      1.33x     5.500%       61.5     65.97       80.00%      78.38%
354 -- 360 ....................    1.19      2.21       1.26      5.622       107.7     33.27       80.00       76.52
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5     33.27%      80.00%      77.21%


                                     A-45

                                    GROUP 2
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY



                                                             PERCENTAGE
                                                                 OF         MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF         LOAN        CUT-OFF        CUT-OFF         CUT-OFF
ORIGINAL TERMS                    MORTGAGE        DATE         GROUP 2        DATE           DATE           DATE
OF MATURITY (MOS)                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- --------------- ------------ ------------- --------------- --------------

60 -- 80 ......................       5      $160,200,000       46.50%    $3,700,000    $100,000,000    $32,040,000
101-- 121 .....................      16       184,332,803       53.50        798,365      23,000,000     11,520,800
                                     --      ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803      100.00%    $  798,365    $100,000,000    $16,406,324
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
OF MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 -- 80 ......................    1.20x     1.47x      1.30x     5.505%       59.3       73.62%      80.00%      78.79%
101-- 121 .....................    1.19      2.21       1.28      5.639       117.7       33.27       79.96       75.85
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                   DISTRIBUTION OF REMAINING TERM TO MATURITY



                                                             PERCENTAGE
                                                                 OF         MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF         LOAN        CUT-OFF        CUT-OFF         CUT-OFF
REMAINING TERMS                   MORTGAGE        DATE         GROUP 2        DATE           DATE           DATE
TO MATURITY (MOS)                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE         BALANCE
------------------------------- ----------- --------------- ------------ ------------- --------------- --------------

55 -- 80 ......................       5      $160,200,000       46.50%    $3,700,000    $100,000,000    $32,040,000
81 -- 100 .....................       1         4,500,000        1.31      4,500,000       4,500,000      4,500,000
101 -- 120 ....................      15       179,832,803       52.20        798,365      23,000,000     11,988,854
                                     --      ------------      ------
TOTAL/WEIGHTED AVERAGE ........      21      $344,532,803      100.00%    $  798,365    $100,000,000    $16,406,324
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

55 -- 80 ......................    1.20x     1.47x      1.30x     5.505%       59.3       73.62%      80.00%      78.79%
81 -- 100 .....................    1.33      1.33       1.33      5.300        95.0       77.72       77.72       77.72
101 -- 120 ....................    1.19      2.21       1.27      5.648       118.3       33.27       79.96       75.80
TOTAL/WEIGHTED AVERAGE ........    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                    GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS



                                                                      PERCENTAGE
                                                                          OF          MINIMUM         MAXIMUM        AVERAGE
                                          NUMBER OF      CUT-OFF         LOAN         CUT-OFF         CUT-OFF        CUT-OFF
                                           MORTGAGE        DATE         GROUP 2         DATE           DATE           DATE
PREPAYMENT PROVISIONS                       LOANS        BALANCE        BALANCE       BALANCE         BALANCE        BALANCE
---------------------------------------- ----------- --------------- ------------ --------------- -------------- --------------

Locked Out, then
 Defeasance ............................      17      $179,937,803       52.23%    $     798,365   $ 24,500,000   $ 10,584,577
(greater than)  YM and 1%, then
 Defeasance ............................       1       100,000,000       29.02       100,000,000    100,000,000    100,000,000
Yield Maintenance ......................       2        40,595,000       11.78        19,197,500     21,397,500     20,297,500
Locked Out, then  (greater than)  YM
 and 1% ................................       1        24,000,000        6.97        24,000,000     24,000,000     24,000,000
                                              --      ------------      ------
TOTAL/WEIGHTED AVERAGE .................      21      $344,532,803      100.00%    $     798,365   $100,000,000   $ 16,406,324
                                              ==      ============      ======

                                                                                     WEIGHTED
                                                                                     AVERAGE                             WEIGHTED
                                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Locked Out, then
 Defeasance ............................    1.19x     2.21x      1.27x     5.369%      105.1       33.27%      80.00%      76.32%
(greater than)  YM and 1%, then
 Defeasance ............................    1.27      1.27       1.27      5.460        60.0       80.00       80.00       80.00
Yield Maintenance ......................    1.29      1.29       1.29      6.706       120.0       76.18       76.69       76.45
Locked Out, then  (greater than)  YM
 and 1% ................................    1.47      1.47       1.47      5.710        59.0       73.62       73.62       73.62
TOTAL/WEIGHTED AVERAGE .................    1.19x     2.21x      1.29x     5.577%       90.5       33.27%      80.00%      77.21%


                                      A-46

           GENERAL MOTORS BUILDING WHOLE LOAN INTEREST RATE SCHEDULE



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     7/1/2005            1          5.154562500000000%
     8/1/2005            2          5.398808333333330%
     9/1/2005            3          5.398808333333330%
     10/1/2005           4          5.154562500000000%
     11/1/2005           5          5.398808333333330%
     12/1/2005           6          5.154562500000000%
     1/1/2006            7          5.398808333333330%
     2/1/2006            8          5.398808333333330%
     3/1/2006            9          4.666070833333330%
     4/1/2006           10          5.398808333333330%
     5/1/2006           11          5.154562500000000%
     6/1/2006           12          5.398808333333330%
     7/1/2006           13          5.154562500000000%
     8/1/2006           14          5.398808333333330%
     9/1/2006           15          5.398808333333330%
     10/1/2006          16          5.154562500000000%
     11/1/2006          17          5.398808333333330%
     12/1/2006          18          5.154562500000000%
     1/1/2007           19          5.398808333333330%
     2/1/2007           20          5.398808333333330%
     3/1/2007           21          4.666070833333330%
     4/1/2007           22          5.398808333333330%
     5/1/2007           23          5.154562500000000%
     6/1/2007           24          5.398808333333330%
     7/1/2007           25          5.154562500000000%
     8/1/2007           26          5.398808333333330%
     9/1/2007           27          5.398808333333330%
     10/1/2007          28          5.154562500000000%
     11/1/2007          29          5.398808333333330%
     12/1/2007          30          5.154562500000000%
     1/1/2008           31          5.398808333333330%
     2/1/2008           32          5.398808333333330%
     3/1/2008           33          4.910316666666670%
     4/1/2008           34          5.398808333333330%
     5/1/2008           35          5.154562500000000%
     6/1/2008           36          5.398808333333330%
     7/1/2008           37          5.154562500000000%
     8/1/2008           38          5.398808333333330%
     9/1/2008           39          5.398808333333330%
     10/1/2008          40          5.154562500000000%
     11/1/2008          41          5.398808333333330%
     12/1/2008          42          5.154562500000000%
     1/1/2009           43          5.398808333333330%
     2/1/2009           44          5.398808333333330%
     3/1/2009           45          4.666070833333330%
     4/1/2009           46          5.398808333333330%
     5/1/2009           47          5.154562500000000%


                                     A-47



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     6/1/2009        48             5.398808333333330%
     7/1/2009        49             5.154562500000000%
     8/1/2009        50             5.398808333333330%
     9/1/2009        51             5.398808333333330%
     10/1/2009       52             5.154562500000000%
     11/1/2009       53             5.398808333333330%
     12/1/2009       54             5.154562500000000%
     1/1/2010        55             5.398808333333330%
     2/1/2010        56             5.398808333333330%


                                      A-48

              GENERAL MOTORS BUILDING LOAN INTEREST RATE SCHEDULE



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     7/1/2005            1          5.127928011204480%
     8/1/2005            2          5.401592810457510%
     9/1/2005            3          5.401592810457510%
     10/1/2005           4          5.127928011204480%
     11/1/2005           5          5.401592810457510%
     12/1/2005           6          5.127928011204480%
     1/1/2006            7          5.401592810457510%
     2/1/2006            8          5.401592810457510%
     3/1/2006            9          4.580598412698410%
     4/1/2006           10          5.401592810457510%
     5/1/2006           11          5.127928011204480%
     6/1/2006           12          5.401592810457510%
     7/1/2006           13          5.127928011204480%
     8/1/2006           14          5.401592810457510%
     9/1/2006           15          5.401592810457510%
     10/1/2006          16          5.127928011204480%
     11/1/2006          17          5.401592810457510%
     12/1/2006          18          5.127928011204480%
     1/1/2007           19          5.401592810457510%
     2/1/2007           20          5.401592810457510%
     3/1/2007           21          4.580598412698410%
     4/1/2007           22          5.401592810457510%
     5/1/2007           23          5.127928011204480%
     6/1/2007           24          5.401592810457510%
     7/1/2007           25          5.127928011204480%
     8/1/2007           26          5.401592810457510%
     9/1/2007           27          5.401592810457510%
     10/1/2007          28          5.127928011204480%
     11/1/2007          29          5.401592810457510%
     12/1/2007          30          5.127928011204480%
     1/1/2008           31          5.401592810457510%
     2/1/2008           32          5.401592810457510%
     3/1/2008           33          4.854263211951450%
     4/1/2008           34          5.401592810457510%
     5/1/2008           35          5.127928011204480%
     6/1/2008           36          5.401592810457510%
     7/1/2008           37          5.127928011204480%
     8/1/2008           38          5.401592810457510%
     9/1/2008           39          5.401592810457510%
     10/1/2008          40          5.127928011204480%
     11/1/2008          41          5.401592810457510%
     12/1/2008          42          5.127928011204480%
     1/1/2009           43          5.401592810457510%
     2/1/2009           44          5.401592810457510%
     3/1/2009           45          4.580598412698410%
     4/1/2009           46          5.401592810457510%
     5/1/2009           47          5.127928011204480%


                                     A-49



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     6/1/2009        48             5.401592810457510%
     7/1/2009        49             5.127928011204480%
     8/1/2009        50             5.401592810457510%
     9/1/2009        51             5.401592810457510%
     10/1/2009       52             5.127928011204480%
     11/1/2009       53             5.401592810457510%
     12/1/2009       54             5.127928011204480%
     1/1/2010        55             5.401592810457510%
     2/1/2010        56             5.401592810457510%


                                      A-50

                125 WEST 55TH STREET LOAN INTEREST RATE SCHEDULE



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     7/1/2005            1          5.630597500000000%
     8/1/2005            2          5.900992416666670%
     9/1/2005            3          5.900992416666670%
     10/1/2005           4          5.630597500000000%
     11/1/2005           5          5.900992416666670%
     12/1/2005           6          5.630597500000000%
     1/1/2006            7          5.900992416666670%
     2/1/2006            8          5.900992416666670%
     3/1/2006            9          5.089807666666670%
     4/1/2006           10          5.900992416666670%
     5/1/2006           11          5.630597500000000%
     6/1/2006           12          5.900992416666670%
     7/1/2006           13          5.630597500000000%
     8/1/2006           14          5.900992416666670%
     9/1/2006           15          5.900992416666670%
     10/1/2006          16          5.630597500000000%
     11/1/2006          17          5.900992416666670%
     12/1/2006          18          5.630597500000000%
     1/1/2007           19          5.900992416666670%
     2/1/2007           20          5.900992416666670%
     3/1/2007           21          5.089807666666670%
     4/1/2007           22          5.900992416666670%
     5/1/2007           23          5.630597500000000%
     6/1/2007           24          5.900992416666670%
     7/1/2007           25          5.630597500000000%
     8/1/2007           26          5.900992416666670%
     9/1/2007           27          5.900992416666670%
     10/1/2007          28          5.630597500000000%
     11/1/2007          29          5.900992416666670%
     12/1/2007          30          5.630597500000000%
     1/1/2008           31          5.900992416666670%
     2/1/2008           32          5.900992416666670%
     3/1/2008           33          5.360202583333330%
     4/1/2008           34          5.900992416666670%
     5/1/2008           35          5.630597500000000%
     6/1/2008           36          5.900992416666670%
     7/1/2008           37          5.630597500000000%
     8/1/2008           38          5.900992416666670%
     9/1/2008           39          5.900992416666670%
     10/1/2008          40          5.630597500000000%
     11/1/2008          41          5.900992416666670%
     12/1/2008          42          5.630597500000000%
     1/1/2009           43          5.900992416666670%
     2/1/2009           44          5.900992416666670%
     3/1/2009           45          5.089807666666670%
     4/1/2009           46          5.900992416666670%
     5/1/2009           47          5.630597500000000%


                                     A-51



       DATE           PERIOD         INTEREST RATE
------------------   --------   -----------------------

     6/1/2009        48             5.900992416666670%
     7/1/2009        49             5.630597500000000%
     8/1/2009        50             5.900992416666670%
     9/1/2009        51             5.900992416666670%
     10/1/2009       52             5.630597500000000%
     11/1/2009       53             5.900992416666670%
     12/1/2009       54             5.630597500000000%
     1/1/2010        55             5.900992416666670%
     2/1/2010        56             5.900992416666670%
     3/1/2010        57             5.089807666666670%


                                      A-52

           AMORTIZATION SCHEDULE FOR A-2 NOTE: WELLPOINT OFFICE TOWER



     DATE        PERIOD        BALANCE       PRINCIPAL
-------------   --------   --------------   ----------

   6/1/2005                 $24,896,557
   7/1/2005         1       $24,878,765      $17,792
   8/1/2005         2       $24,862,243      $16,522
   9/1/2005         3       $24,845,695      $16,548
  10/1/2005         4       $24,827,823      $17,871
  11/1/2005         5       $24,811,219      $16,604
  12/1/2005         6       $24,793,294      $17,925
   1/1/2006         7       $24,767,068      $26,226
   2/1/2006         8       $24,740,788      $26,280
   3/1/2006         9       $24,709,498      $31,290
   4/1/2006        10       $24,683,099      $26,399
   5/1/2006        11       $24,654,997      $28,102
   6/1/2006        12       $24,628,485      $26,512
   7/1/2006        13       $24,600,274      $28,211
   8/1/2006        14       $24,573,649      $26,625
   9/1/2006        15       $24,546,968      $26,680
  10/1/2006        16       $24,518,594      $28,375
  11/1/2006        17       $24,491,800      $26,794
  12/1/2006        18       $24,463,315      $28,485
   1/1/2007        19       $24,424,924      $38,390
   2/1/2007        20       $24,386,439      $38,485
   3/1/2007        21       $24,342,024      $44,415
   4/1/2007        22       $24,303,334      $38,690
   5/1/2007        23       $24,262,610      $40,724
   6/1/2007        24       $24,223,723      $38,887
   7/1/2007        25       $24,182,809      $40,914
   8/1/2007        26       $24,143,725      $39,084
   9/1/2007        27       $24,104,545      $39,180
  10/1/2007        28       $24,063,345      $41,200
  11/1/2007        29       $24,023,966      $39,379
  12/1/2007        30       $23,982,573      $41,392
   1/1/2008        31       $23,930,676      $51,898
   2/1/2008        32       $23,878,634      $52,042
   3/1/2008        33       $23,822,175      $56,459
   4/1/2008        34       $23,769,832      $52,343
   5/1/2008        35       $23,715,218      $54,615
   6/1/2008        36       $23,662,578      $52,639
   7/1/2008        37       $23,607,676      $54,903
   8/1/2008        38       $23,554,738      $52,938
   9/1/2008        39       $23,501,654      $53,084
  10/1/2008        40       $23,446,319      $55,335
  11/1/2008        41       $23,392,934      $53,385
  12/1/2008        42       $23,337,307      $55,626
   1/1/2009        43       $23,271,153      $66,154
   2/1/2009        44       $23,204,803      $66,351
   3/1/2009        45       $23,131,573      $73,229
   4/1/2009        46       $23,064,807      $66,766


                                     A-53



     DATE        PERIOD        BALANCE       PRINCIPAL
-------------   --------   --------------   ----------

   5/1/2009     47          $22,995,629      $ 69,178
   6/1/2009     48          $22,928,458      $ 67,171
   7/1/2009     49          $22,858,888      $ 69,571
   8/1/2009     50          $22,791,310      $ 67,577
   9/1/2009     51          $22,723,532      $ 67,778
  10/1/2009     52          $22,653,371      $ 70,161
  11/1/2009     53          $22,585,182      $ 68,189
  12/1/2009     54          $22,514,623      $ 70,559
   1/1/2010     55          $22,430,298      $ 84,325
   2/1/2010     56          $22,345,701      $ 84,597
   3/1/2010     57          $22,253,853      $ 91,847
   4/1/2010     58          $22,168,687      $ 85,166
   5/1/2010     59          $22,080,938      $ 87,749
   6/1/2010     60          $21,995,214      $ 85,724
   7/1/2010     61          $21,906,924      $ 88,290
   8/1/2010     62          $21,820,638      $ 86,286
   9/1/2010     63          $21,734,074      $ 86,564
  10/1/2010     64          $21,644,968      $ 89,106
  11/1/2010     65          $21,557,837      $ 87,131
  12/1/2010     66          $21,468,181      $ 89,656
   1/1/2011     67          $21,366,820      $101,361
   2/1/2011     68          $21,265,122      $101,698
   3/1/2011     69          $21,156,239      $108,883
   4/1/2011     70          $21,053,840      $102,399
   5/1/2011     71          $20,948,841      $104,999
   6/1/2011     72          $20,845,752      $103,089
   7/1/2011     73          $20,740,083      $105,669
   8/1/2011     74          $20,636,299      $103,783
   9/1/2011     75          $20,532,171      $104,129
  10/1/2011     76          $20,425,492      $106,679
  11/1/2011     77          $20,320,662      $104,830
  12/1/2011     78          $20,213,302      $107,360
   1/1/2012     79          $20,090,788      $122,514
   2/1/2012     80          $19,967,849      $122,940
   3/1/2012     81          $19,840,001      $127,848
   4/1/2012     82          $19,716,189      $123,812
   5/1/2012     83          $19,589,734      $126,455
   6/1/2012     84          $19,465,052      $124,682
   7/1/2012     85          $19,337,752      $127,300
   8/1/2012     86          $19,212,193      $125,559
   9/1/2012     87          $19,086,198      $125,995
  10/1/2012     88          $18,957,623      $128,575
  11/1/2012     89          $18,830,742      $126,881
  12/1/2012     90          $18,701,307      $129,435
   1/1/2013     91          $18,542,199      $159,108
   2/1/2013     92          $18,382,465      $159,734
   3/1/2013     93          $18,215,111      $167,354
   4/1/2013     94          $18,054,092      $161,019
   5/1/2013     95          $17,890,150      $163,941


                                     A-54



     DATE        PERIOD        BALANCE       PRINCIPAL
-------------   --------   --------------   ----------

   6/1/2013         96      $17,727,854      $162,297
   7/1/2013         97      $17,562,671      $165,182
   8/1/2013         98      $17,399,087      $163,584
   9/1/2013         99      $17,234,860      $164,227
  10/1/2013        100      $17,067,803      $167,058
  11/1/2013        101      $16,902,274      $165,529
  12/1/2013        102      $16,733,951      $168,323
   1/1/2014        103      $16,544,402      $189,549
   2/1/2014        104      $16,354,079      $190,323
   3/1/2014        105      $16,156,520      $197,559
   4/1/2014        106      $15,964,614      $191,906
   5/1/2014        107      $15,769,823      $194,791
   6/1/2014        108      $15,576,338      $193,484
   7/1/2014        109      $15,380,014      $196,325
   8/1/2014        110      $15,184,938      $195,075
   9/1/2014        111      $14,989,067      $195,871
  10/1/2014        112      $14,790,423      $198,644
  11/1/2014        113      $14,592,941      $197,482
  12/1/2014        114      $14,592,941      $      0
   1/1/2015        115      $14,592,941      $      0
   2/1/2015        116      $14,592,941      $      0
   3/1/2015        117      $14,592,941      $      0
   4/1/2015        118      $14,592,941      $      0
   5/1/2015        119      $14,592,941      $      0
   6/1/2015        120      $14,592,941      $      0
   7/1/2015        121      $14,592,941      $      0
   8/1/2015        122      $14,592,941      $      0
   9/1/2015        123      $14,592,941      $      0
  10/1/2015        124      $14,592,941      $      0
  11/1/2015        125      $14,592,941      $      0
  12/1/2015        126      $14,592,941      $      0
   1/1/2016        127      $14,592,941      $      0
   2/1/2016        128      $14,592,941      $      0
   3/1/2016        129      $14,592,941      $      0
   4/1/2016        130      $14,592,941      $      0
   5/1/2016        131      $14,592,941      $      0
   6/1/2016        132      $14,592,941      $      0
   7/1/2016        133      $14,592,941      $      0
   8/1/2016        134      $14,592,941      $      0
   9/1/2016        135      $14,592,941      $      0
  10/1/2016        136      $14,592,941      $      0
  11/1/2016        137      $14,592,941      $      0
  12/1/2016        138      $14,592,941      $      0
   1/1/2017        139      $14,592,941      $      0
   2/1/2017        140      $14,592,941      $      0
   3/1/2017        141      $14,592,941      $      0
   4/1/2017        142      $14,592,941      $      0
   5/1/2017        143      $14,592,941      $      0
   6/1/2017        144      $14,592,941      $      0


                                     A-55



     DATE        PERIOD        BALANCE         PRINCIPAL
-------------   --------   --------------   --------------

   7/1/2017     145         $14,592,941      $         0
   8/1/2017     146         $14,592,941      $         0
   9/1/2017     147         $14,592,941      $         0
  10/1/2017     148         $14,592,941      $         0
  11/1/2017     149         $14,592,941      $         0
  12/1/2017     150         $14,592,941      $         0
   1/1/2018     151         $14,592,941      $         0
   2/1/2018     152         $14,592,941      $         0
   3/1/2018     153         $14,592,941      $         0
   4/1/2018     154         $14,592,941      $         0
   5/1/2018     155         $14,592,941      $         0
   6/1/2018     156         $14,592,941      $         0
   7/1/2018     157         $14,592,941      $         0
   8/1/2018     158         $14,592,941      $         0
   9/1/2018     159         $14,592,941      $         0
  10/1/2018     160         $14,592,941      $         0
  11/1/2018     161         $14,592,941      $         0
  12/1/2018     162         $14,592,941      $         0
   1/1/2019     163         $14,592,941      $         0
   2/1/2019     164         $14,592,941      $         0
   3/1/2019     165         $14,592,941      $         0
   4/1/2019     166         $14,592,941      $         0
   5/1/2019     167         $14,592,941      $         0
   6/1/2019     168         $14,592,941      $         0
   7/1/2019     169         $14,592,941      $         0
   8/1/2019     170         $14,592,941      $         0
   9/1/2019     171         $14,592,941      $         0
  10/1/2019     172         $14,592,941      $         0
  11/1/2019     173         $14,592,941      $         0
  12/1/2019     174         $         0      $14,592,941


                                      A-56

            AMORTIZATION SCHEDULE FOR A NOTE: SAN MARCOS APARTMENTS



     DATE           PRINCIPAL
--------------   ---------------

   6/01/2005
   7/01/2005       $ 17,539.35
   8/01/2005       $ 13,484.45
   9/01/2005       $ 13,565.73
  10/01/2005       $ 17,799.46
  11/01/2005       $ 13,754.79
  12/01/2005       $ 17,983.52
   1/01/2006       $ 13,946.10
   2/01/2006       $ 14,030.17
   3/01/2006       $ 26,525.39
   4/01/2006       $ 14,274.63
   5/01/2006       $ 18,489.62
   6/01/2006       $ 14,472.12
   7/01/2006       $ 18,681.90
   8/01/2006       $ 14,671.97
   9/01/2006       $ 14,760.41
  10/01/2006       $ 18,962.57
  11/01/2006       $ 14,963.68
  12/01/2006       $ 19,160.47
   1/01/2007       $ 15,169.38
   2/01/2007       $ 15,260.81
   3/01/2007       $ 27,643.64
   4/01/2007       $ 15,519.43
   5/01/2007       $ 19,701.53
   6/01/2007       $ 15,731.74
   7/01/2007       $ 19,908.23
   8/01/2007       $ 15,946.57
   9/01/2007       $ 16,042.69
  10/01/2007       $ 20,210.96
  11/01/2007       $ 16,261.22
  12/01/2007       $ 20,423.72
   1/01/2008       $ 16,482.35
   2/01/2008       $ 16,581.70
   3/01/2008       $ 24,789.81
   4/01/2008       $ 16,831.08
   5/01/2008       $ 20,978.52
   6/01/2008       $ 17,058.98
   7/01/2008       $ 21,200.40
   8/01/2008       $ 17,289.60
   9/01/2008       $ 17,393.82
  10/01/2008       $ 21,526.39
  11/01/2008       $ 17,628.42
  12/01/2008       $ 21,754.79
   1/01/2009       $ 17,865.82
   2/01/2009       $ 17,973.51
   3/01/2009       $ 30,108.58
   4/01/2009       $ 18,263.34
   5/01/2009       $ 22,372.93


                                     A-57



     DATE           PRINCIPAL
--------------   ---------------

   6/01/2009       $ 18,508.28
   7/01/2009       $ 22,611.40
   8/01/2009       $ 18,756.14
   9/01/2009       $ 18,869.20
  10/01/2009       $ 22,962.78
  11/01/2009       $ 19,121.35
  12/01/2009       $ 23,208.27
   1/01/2010       $ 19,376.51
   2/01/2010       $ 19,493.31
   3/01/2010       $ 31,489.58
   4/01/2010       $ 19,800.62
   5/01/2010       $ 23,869.59
   6/01/2010       $ 20,063.85
   7/01/2010       $ 24,125.87
   8/01/2010       $ 20,330.22
   9/01/2010       $ 20,452.77
  10/01/2010       $ 24,504.50
  11/01/2010       $ 20,723.76
  12/01/2010       $ 24,768.33
   1/01/2011       $ 20,997.97
   2/01/2011       $ 21,124.55
   3/01/2011       $ 32,971.84
   4/01/2011       $ 21,450.63
   5/01/2011       $ 25,476.00
   6/01/2011       $ 21,733.49
   7/01/2011       $ 25,751.38
   8/01/2011       $ 22,019.72
   9/01/2011       $ 22,152.45
  10/01/2011       $ 26,159.27
  11/01/2011       $ 22,443.66
  12/01/2011       $ 26,442.79
   1/01/2012       $ 22,738.34
   2/01/2012       $ 22,875.40
   3/01/2012       $ 30,712.95
   4/01/2012       $ 23,198.42
   5/01/2012       $ 27,177.60
   6/01/2012       $ 23,502.07
   7/01/2012       $ 27,473.23
   8/01/2012       $ 23,809.34
   9/01/2012       $ 23,952.86
  10/01/2012       $ 27,912.11
  11/01/2012       $ 24,265.49
  12/01/2012       $ 28,216.48
   1/01/2013       $ 24,581.84
   2/01/2013       $ 24,730.01
   3/01/2013       $ 36,248.02
   4/01/2013       $ 25,097.57
   5/01/2013       $ 29,026.57
   6/01/2013       $ 25,423.82


                                     A-58



     DATE             PRINCIPAL
--------------   ------------------

   7/01/2013      $     29,344.20
   8/01/2013      $     25,753.95
   9/01/2013      $     25,909.19
  10/01/2013      $     29,816.74
  11/01/2013      $     26,245.09
  12/01/2013      $     30,143.77
   1/01/2014      $     26,584.99
   2/01/2014      $     26,745.24
   3/01/2014      $     38,079.20
   4/01/2014      $     27,135.99
   5/01/2014      $     31,011.12
   6/01/2014      $     27,486.49
   7/01/2014      $     31,352.36
   8/01/2014      $     27,841.15
   9/01/2014      $     28,008.97
  10/01/2014      $     31,861.04
  11/01/2014      $     28,369.86
  12/01/2014      $     32,212.39
   1/01/2015      $     28,735.03
   2/01/2015      $     28,908.24
   3/01/2015      $     40,044.65
   4/01/2015      $     29,323.88
   5/01/2015      $     33,141.20
   6/01/2015      $ 18,689,756.77


                                      A-59

         AMORTIZATION SCHEDULE FOR A NOTE: COLLEGE STATION APARTMENTS



     DATE           PRINCIPAL
--------------   ---------------

   6/01/2005
   7/01/2005       $ 15,736.03
   8/01/2005       $ 12,098.04
   9/01/2005       $ 12,170.96
  10/01/2005       $ 15,969.39
  11/01/2005       $ 12,340.58
  12/01/2005       $ 16,134.53
   1/01/2006       $ 12,512.23
   2/01/2006       $ 12,587.65
   3/01/2006       $ 23,798.16
   4/01/2006       $ 12,806.97
   5/01/2006       $ 16,588.60
   6/01/2006       $ 12,984.16
   7/01/2006       $ 16,761.11
   8/01/2006       $ 13,163.46
   9/01/2006       $ 13,242.81
  10/01/2006       $ 17,012.92
  11/01/2006       $ 13,425.18
  12/01/2006       $ 17,190.47
   1/01/2007       $ 13,609.73
   2/01/2007       $ 13,691.76
   3/01/2007       $ 24,801.44
   4/01/2007       $ 13,923.79
   5/01/2007       $ 17,675.90
   6/01/2007       $ 14,114.27
   7/01/2007       $ 17,861.35
   8/01/2007       $ 14,307.01
   9/01/2007       $ 14,393.25
  10/01/2007       $ 18,132.96
  11/01/2007       $ 14,589.31
  12/01/2007       $ 18,323.84
   1/01/2008       $ 14,787.70
   2/01/2008       $ 14,876.84
   3/01/2008       $ 22,241.02
   4/01/2008       $ 15,100.58
   5/01/2008       $ 18,821.59
   6/01/2008       $ 15,305.05
   7/01/2008       $ 19,020.67
   8/01/2008       $ 15,511.96
   9/01/2008       $ 15,605.46
  10/01/2008       $ 19,313.14
  11/01/2008       $ 15,815.94
  12/01/2008       $ 19,518.06
   1/01/2009       $ 16,028.93
   2/01/2009       $ 16,125.55
   3/01/2009       $ 27,012.95
   4/01/2009       $ 16,385.58
   5/01/2009       $ 20,072.64


                                     A-60



     DATE           PRINCIPAL
--------------   ---------------

   6/01/2009       $ 16,605.34
   7/01/2009       $ 20,286.59
   8/01/2009       $ 16,827.72
   9/01/2009       $ 16,929.15
  10/01/2009       $ 20,601.85
  11/01/2009       $ 17,155.38
  12/01/2009       $ 20,822.10
   1/01/2010       $ 17,384.30
   2/01/2010       $ 17,489.09
   3/01/2010       $ 28,251.95
   4/01/2010       $ 17,764.80
   5/01/2010       $ 21,415.42
   6/01/2010       $ 18,000.97
   7/01/2010       $ 21,645.35
   8/01/2010       $ 18,239.95
   9/01/2010       $ 18,349.90
  10/01/2010       $ 21,985.05
  11/01/2010       $ 18,593.03
  12/01/2010       $ 22,221.76
   1/01/2011       $ 18,839.05
   2/01/2011       $ 18,952.61
   3/01/2011       $ 29,581.81
   4/01/2011       $ 19,245.16
   5/01/2011       $ 22,856.66
   6/01/2011       $ 19,498.94
   7/01/2011       $ 23,103.74
   8/01/2011       $ 19,755.74
   9/01/2011       $ 19,874.83
  10/01/2011       $ 23,469.69
  11/01/2011       $ 20,136.10
  12/01/2011       $ 23,724.05
   1/01/2012       $ 20,400.48
   2/01/2012       $ 20,523.45
   3/01/2012       $ 27,555.18
   4/01/2012       $ 20,813.25
   5/01/2012       $ 24,383.32
   6/01/2012       $ 21,085.69
   7/01/2012       $ 24,648.55
   8/01/2012       $ 21,361.36
   9/01/2012       $ 21,490.13
  10/01/2012       $ 25,042.30
  11/01/2012       $ 21,770.61
  12/01/2012       $ 25,315.38
   1/01/2013       $ 22,054.44
   2/01/2013       $ 22,187.38
   3/01/2013       $ 32,521.15
   4/01/2013       $ 22,517.15
   5/01/2013       $ 26,042.18
   6/01/2013       $ 22,809.85


                                     A-61



     DATE             PRINCIPAL
--------------   ------------------

   7/01/2013      $     26,327.15
   8/01/2013      $     23,106.04
   9/01/2013      $     23,245.32
  10/01/2013      $     26,751.11
  11/01/2013      $     23,546.68
  12/01/2013      $     27,044.52
   1/01/2014      $     23,851.64
   2/01/2014      $     23,995.41
   3/01/2014      $     34,164.05
   4/01/2014      $     24,345.98
   5/01/2014      $     27,822.69
   6/01/2014      $     24,660.44
   7/01/2014      $     28,128.84
   8/01/2014      $     24,978.65
   9/01/2014      $     25,129.21
  10/01/2014      $     28,585.22
  11/01/2014      $     25,452.99
  12/01/2014      $     28,900.45
   1/01/2015      $     25,780.62
   2/01/2015      $     25,936.02
   3/01/2015      $     35,927.43
   4/01/2015      $     26,308.92
   5/01/2015      $     29,733.76
   6/01/2015      $ 16,768,155.32


                                      A-62

                                    ANNEX B

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                            GENERAL MOTORS BUILDING

                 [PICTURES FOR GENERAL MOTORS BUILDING OMITTED]

                                      B-1

                            GENERAL MOTORS BUILDING

                    [MAP FOR GENERAL MOTORS BUILDING OMITTED]

                                      B-2

                            GENERAL MOTORS BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                               ORIGINAL             CUT-OFF DATE
                               --------             ------------
BALANCE(1):                    $180,000,000         $180,000,000

SHADOW RATING:                 AA/AA/A3 (S&P/Fitch/Moody's)

% OF POOL BY UPB:              11.06%

ORIGINATION DATE:              January 7, 2005

ORIGINATOR:                    GACC

COUPON(2):                     5.242%

INTEREST ACCRUAL:              30/360

TERM:                          60 months

AMORTIZATION:                  Interest only

OWNERSHIP INTEREST:            Fee simple

PAYMENT DATE:                  1st of the month

MATURITY DATE:                 February 1, 2010

SPONSOR:                       Jamestown Corporation and Macklowe Properties

BORROWER:                      Fifth Avenue 58/59 Acquisition Co. L.P.

CALL PROTECTION/LOCKOUT:       Defeasance is permitted 2 years from the date of
                               securitization of the last pari passu note with
                               U.S. government securities. Not prepayable until
                               on or after October 1, 2009.

CUT-OFF DATE LOAN PSF(1):      $375

UP-FRONT RESERVES:             Taxes:                          $2,400,817
                               Insurance:                        $817,014
                               TI/LC:                         $70,529,451
                               NOI Support:                   $16,153,835
                               Deferred Maintenance:           $4,800,000

ONGOING/SPRINGING RESERVES:    Taxes, insurance, and replacement reserves

CASH MANAGEMENT:               Hard lockbox

PARI PASSU DEBT(1):            $534,000,000

B NOTE BALANCE(1):             $86,000,000

MEZZANINE DEBT(1):             $300,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office with Retail Component

PROPERTY LOCATION:           New York, New York

OCCUPANCY(3):                96.27%

OCCUPANCY AS OF DATE:        January 1, 2005

YEAR BUILT:                  1968

YEAR RENOVATED:              2005

COLLATERAL:                  The collateral consists of a first mortgage on the
                             borrower's fee simple interest in a modern 50-story
                             1,905,103 sq. ft. Class "A" office/retail building
                             located at the southeast corner of Central Park,
                             occupying the entire city block bounded by Fifth
                             Avenue, Madison Avenue, 58th Street, and 59th
                             Street.

PROPERTY MANAGEMENT:         Macklowe Management Co. Inc. (a borrower affiliate)

APPRAISED VALUE:             $1,650,000,000

APPRAISED VALUE DATE:        January 1, 2005

CUT-OFF DATE LTV(1):         43.27%

BALLOON LTV(1):              43.27%

U/W NOI:                     "As-Is": $89,610,557

U/W NCF(4):                  "As-Is": $88,947,170

ANNUAL DEBT SERVICE(1):      $9,435,519

U/W NOI DSCR(1):             2.39x

U/W NCF DSCR(1)(4):          2.38x
--------------------------------------------------------------------------------

(1)  The $180,000,000 loan represents one of six pari passu notes totaling
     $714,000,000. The five additional pari passu notes are not included in the trust. In addition, an $86,000,000 B Note is not included in the trust, but was certificated and issued as investment grade securities in the COMM
     2005-LP5 securitization. Additionally, there is $300,000,000 of mezzanine debt. All LTV, DSCR, and Loan PSF figures in this table are based on the
     General Motors Building Senior Loans of $714,000,000. However, the U/W NCF
     DSCR on the General Motors Building Whole Loan is 2.12x and the LTV is
     48.48%.

(2)  Represents the average interest rate for the first 12 payment periods after the cut-off date rounded to three places. The interest rate will vary throughout the loan term. Refer to Annex A.

(3)  Occupancy figure excludes the Madison Avenue and Fifth Avenue retail expansion. Occupancy is 96.34% including the Madison Avenue and Fifth
     Avenue retail expansion.

(4)  The "As-Stabilized" cash flow of $98,245,069 is based on the anticipated lease up of 21,000 sq. ft. to Apple Computer, Inc. (Fifth Avenue Expansion)
     and anticipated lease up of 13,713 sq. ft. of Madison Avenue expansion retail space. DSCR calculations in the chart are based on "As-Is" cash flow. U/W NCF DSCR based on "As-Stabilized" cash flow is 2.62x for the
     General Motors Building Senior Loans (as defined herein), 2.34x for the
     General Motors Building Whole Loan (as defined herein) and 1.65x for the
     General Motors Building Total Debt (as defined herein).

                                       B-3

                   THE GENERAL MOTORS BUILDING CAPITALIZATION
                   ------------------------------------------

                                [GRAPHIC OMITTED]

               $180 MILLION             $534 MILLION
                  SENIOR                 PARI PASSU
                COMPONENT                  DEBT
                LTV 43.3%                LTV 43.3%
                  RATED                    RATED          To be sold in
                (AA/AA/A3)               (AA/AA/A3)       conduit/fusion
                 (S/F/M)                  (S/F/M)         securitizations

                          $86 MILLION
                            B NOTE
                           LTV 48.5%
                         BBB-/Baa3 (F/M)

                         $300 MILLION
                        MEZZANINE DEBT                    To be privately
                          LTV 66.7%                       placed

                         $520 MILLION
                         CASH EQUITY

                                      B-4

     The Loan. The largest loan (the "General Motors Building Loan"), representing approximately 11.06% of the initial pool balance, with a cut-off date principal balance of $180,000,000, is a five-year balloon loan that matures on February 1, 2010, and provides for monthly payments of interest only. The
General Motors Building Loan is secured by, among other things an amended, restated and consolidated mortgage and security agreement, assignment of leases and rents, and security agreement encumbering the borrower's fee ownership interest in the General Motors Building Property (as defined below).

     The General Motors Building Loan together with the five other pari passu loans totals $714,000,000 (such other loans are referred to as the "General
Motors Building Companion Loans" and together with the General Motors Building
Loan, the "General Motors Building Senior Loans"). The related mortgaged property also secures a $86,000,000 subordinate note (the "General Motors
Building B Note," together with the General Motors Building Senior Loans, the
"General Motors Building Whole Loan"). In addition to the General Motors
Building Whole Loan, there is mezzanine financing in the amount of $300,000,000
(the "General Motors Building Mezzanine Loan," together with the General Motors
Building Whole Loan, the "General Motors Building Total Debt").

     The General Motors Building Companion Loans have original principal balances of $260,000,000, $82,500,000, $82,500,000, $54,500,000 and $54,500,000,
respectively, and have the same interest rate, maturity date and amortization term as the General Motors Building Loan. Only the General Motors Building Loan
is included in the trust. The General Motors Building Loan is serviced pursuant to the pooling and servicing agreement with respect to the COMM 2005-LP5 commercial mortgage pass-through certificates commercial mortgage securitization. See "Description of the Mortgage Pool--The General Motors
Building Whole Loan".

     GM Building 2005 Recapitalization. In January, 2005, in connection with a recapitalization of the GM Building, Deutsche Bank provided a $1.1 billion debt package to the sponsors, Jamestown Corporation and Macklowe Properties. See "The
General Motors Building Capitalization" on page B-4.

     Jamestown Corporation and Macklowe Properties contributed $385 million of new cash equity, bringing the total cash equity to $520 million.

     o    Jamestown Corporation contributed $300 million of cash equity; and

     o    Macklowe Properties contributed $85 million of cash equity to supplement its existing $135 million cash equity position, resulting in $220 million of cash equity.

     Deutsche Bank provided the sponsors with a $1.1 billion debt package. This package, together with the equity contributions from the sponsors, extinguished prior floating rate debt of $1.4 billion. The Deutsche Bank package consists of a mortgage loan with an original principal balance of $800 million and a mezzanine loan with an original principal balance of $300 million, as follows:

     o    A $180 million General Motors Building Loan (contributed to the trust), together with $534 million of General Motors Building
          Companion Loans total $714 million General Motors Building Senior
          Loans.

                                      B-5

     o    An $86 million subordinate portion (General Motors Building B Note) of the $800 million General Motors Building Whole Loan, which subordinate portion will not be contributed to the trust, but was certificated and issued as investment grade rated non-pooled securities as part of the
          COMM 2005-LP5 securitization, and

     o    A $300 million mezzanine loan that Deutsche Bank is privately placing with institutional investors.

     The Borrower. The borrower under the General Motors Building Loan, Fifth
Avenue 58/59 Acquisition Co. L.P., is a limited partnership that is a special-purpose, bankruptcy-remote entity for which a nonconsolidation opinion was obtained at closing. The borrower is sponsored by Jamestown Corporation and
Macklowe Properties.

     The Property. The property securing the General Motors Building Loan (the
"General Motors Building Property") consists of 1,905,103 sq. ft. of Class "A"
office/retail space located at the southeast corner of Central Park, occupying the entire city block bounded by Fifth Avenue, Madison Avenue, 58th Street and
59th Street. The General Motors Building Property was constructed in 1968 and most recently renovated in 2005.

     Major Tenant Summary. The following tables identify certain information regarding the top three largest office tenants and top two largest retail tenants based on square feet of the General Motors Building Property.



------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR OFFICE TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                            % BELOW      WEIGHTED AVG       LEASE
         TENANT                     NRSF      % NRSF(1)      MARKET        RENT PSF       EXPIRATION     RATINGS (S/F/M)(2)
------------------------------------------------------------------------------------------------------------------------------

Weil, Gotshal & Manges LLP......  539,438       32.8%         45.2%         $47.75         8/31/2019          NR/NR/NR
------------------------------------------------------------------------------------------------------------------------------
Estee Lauder ...................  327,562       19.9          14.6%          84.18         3/31/2020          A+/NR/A1
------------------------------------------------------------------------------------------------------------------------------
General Motors Corporation .....  100,348        6.1          15.8%          68.26         3/31/2010        BB/BBB-/Baa3
------------------------------------------------------------------------------------------------------------------------------
SUB TOTAL/WA:                     967,348       58.8%                       $62.21
------------------------------------------------------------------------------------------------------------------------------

(1)  % NRSF based on "As-Is" office space only.
(2)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.



-------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR RETAIL TENANTS
-------------------------------------------------------------------------------------------------------------------------
                                                         % BELOW       WEIGHTED AVG       LEASE
        TENANT                  NRSF       % NRSF(3)      MARKET         RENT PSF      EXPIRATION      RATINGS (S/F/M)(4)
-------------------------------------------------------------------------------------------------------------------------

F.A.O. Schwarz ..............  74,794        49.8%        63.1%          $68.10          1/31/2012         NR/NR/NR
-------------------------------------------------------------------------------------------------------------------------
CBS Television Studios ......  31,997         21.3        76.3%           47.19           3/31/2010        A-/A-/A3
-------------------------------------------------------------------------------------------------------------------------
SUB TOTAL/WA:                 106,791        71.1%                       $61.83
-------------------------------------------------------------------------------------------------------------------------

(3) % NRSF based on "As-Is" retail space only.
(4)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

                                       B-6

     Lease Expiration. The following table shows the lease expiration schedule and recently signed leases for the General Motors Property:

                          LEASE EXPIRATION SCHEDULE (1)



                                                                              ANNUALIZED     APPROXIMATE %
                                               % OF      CUMULATIVE % OF         U/W         OF TOTAL U/W      ANNUALIZED U/W
YEAR ENDING DECEMBER 31     EXPIRING NRSF      NRSF        TOTAL NRSF         BASE RENT        BASE RENT       BASE RENT PSF
------------------------------------------------------------------------------------------------------------------------------

2005                             36,996        1.9%              1.9%          $3,514,620           2.5%            $95.00
2006                             71,156        3.7               5.7            5,042,626           3.6              70.87
2007                             49,266        2.6               8.3            3,200,450           2.3              64.96
2008                             37,757        2.0              10.2            1,936,824           1.4              51.30
2009                             32,368        1.7              11.9            2,777,281           2.0              85.80
2010                            192,748       10.1              22.1           14,507,517          10.4              75.27
2011                             69,657        3.7              25.7            6,008,392           4.3              86.26
2012                            142,337        7.5              33.2           12,010,801           8.6              84.38
Thereafter                    1,203,001       63.1              96.3           89,897,524          64.7              74.73
Vacant                           69,817        3.7             100.0                    0           0.0               0.00
                          ------------------------------                    --------------------------------------------------
TOTALS/AVG.                   1,905,103      100.0%                          $138,896,034         100.0%            $72.91
                          ==============================                    ==================================================

(1) Annualized U/W Base Rent excludes vacant space.



----------------------------------------------------------------------------------------------------------------------
                                             RECENTLY EXECUTED LEASES
----------------------------------------------------------------------------------------------------------------------
TENANT                 LEASE DATE          FLOORS              SF              LEASE EXPIRATION           RENT/SF
----------------------------------------------------------------------------------------------------------------------

Perry Capital .......   8/1/2005          19 & 20            74,061               1/31/2020               $93.00
----------------------------------------------------------------------------------------------------------------------
Bank of America .....   4/1/2005             15              36,137               3/31/2020               $87.00
----------------------------------------------------------------------------------------------------------------------
York Capital ........   2/1/2005             17              35,537               7/15/2015               $95.00
----------------------------------------------------------------------------------------------------------------------
Estee Lauder ........   1/1/2005             45              14,251               4/30/2006              $120.00
----------------------------------------------------------------------------------------------------------------------
Icahn ...............   1/1/2005             46              9,184                5/31/2012              $100.00
----------------------------------------------------------------------------------------------------------------------
Ruane Cuniff ........   6/1/2004             47              6,150                5/31/2014              $110.00
----------------------------------------------------------------------------------------------------------------------
Hovananian ..........   6/2/2004             46              2,788               12/31/2011              $115.00
----------------------------------------------------------------------------------------------------------------------


     Madison Avenue and Fifth Avenue Retail Expansion. On the Fifth Avenue side of the building, in the plaza area, the borrower is building a modern glass cube that houses a spiral walkway and a circular platform elevator leading down to approximately 21,000 sq. ft. of sub-grade retail space. Apple Computer, Inc.
("Apple") (NASD: "AAPL") has signed a letter of intent to occupy, for 10 years, this retail space with an initial base rent of $2.8 million per annum ($132.29 psf). Additionally, the letter of intent provides that Apple will pay percentage rent.

     On the Madison Avenue side, the General Motors Building Property is set back from Madison Avenue significantly farther than zoning regulations require.
The borrower is developing 13,713 sq. ft. (inclusive of 2,885 sq. ft. of mezzanine space) of prime Madison Avenue retail space in this extra area.
Construction has commenced on the Madison Avenue retail space.

                                      B-7

     Reserves. In addition to standard tax and insurance holdbacks and reserves, at closing, the borrower deposited $70.5 million in a tenant improvement and leasing commissions reserve ("TI/LC Reserve"). $42.5 million of the TI/LC
Reserve is specifically allocated to the Madison and Fifth Avenue retail expansion. The remaining $28 million is for additional tenant improvements and leasing commissions. Additionally, the borrower deposited $16.2 million ("NOI
Support Reserve") to provide credit enhancement for the free rent period under the Perry Capital lease and rent associated with three vacant spaces with leases either out for signature or in various stages of negotiation. Each month, provided that there is no event of default (as such term is defined in the loan documents), a monthly increment (as specified in the loan documents) of the NOI
Support Reserve will be used to satisfy monthly payments due under the loan, with any excess amounts released to the borrower. Each year, the borrower is required to deposit $7 million into the NOI Support Reserve, until such time that the termination conditions (including termination of the Perry Capital free rent period and lease up of the vacant spaces above specified rent thresholds)
have been satisfied, at which time any remaining funds in the NOI Support
Reserve will be remitted to the borrower and no future deposits will be required.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism. So long as the
Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect, terrorism insurance coverage must be not less than the lesser of (1) the then outstanding principal balance of the loan & the mezzanine loans and (2) sum of the full replacement cost of the property plus rental loss insurance. If TRIA is not extended by
Congress, the borrower must spend up to $4.0 million/year on terrorism insurance alone, which is 222% of what they pay today for an all-risk policy that does not exclude terrorism. Furthermore, the $4.0 million post-TRIA premium cap can be increased if institutional lenders require more terrorism insurance for similar premium Class "A" Manhattan office properties.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the General Motors Building Loan.

     Mezzanine Loan. Equity owners of the borrower incurred mezzanine debt from a Deutsche Bank affiliate, with an aggregate balance of $300,000,000, secured by pledges of equity interests in the borrower.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the General Motors
Building Property.

                                       B-8

                              125 WEST 55TH STREET

                   [PICTURES FOR 125 WEST 55TH STREET OMITTED]

                                      B-9

                              125 WEST 55TH STREET

                     [MAP FOR 125 WEST 55TH STREET OMITTED]

                                      B-10

                              125 WEST 55TH STREET

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
                                     ORIGINAL                CUT-OFF DATE
                                     --------                ------------
BALANCE(1):                          $100,000,000            $100,000,000

% OF POOL BY UPB:                    6.15%

ORIGINATION DATE:                    February 9, 2005

ORIGINATOR:                          GACC

COUPON(2):                           5.743%

INTEREST ACCRUAL:                    30/360

TERM:                                60 months

AMORTIZATION:                        Interest only

OWNERSHIP INTEREST:                  Fee simple

PAYMENT DATE:                        1st of the month

MATURITY DATE:                       March 1, 2010

SPONSOR:                             Macklowe Properties

BORROWER:                            125 West 55th Street Owner LLC

CALL PROTECTION/LOCKOUT:             Defeasance is permitted two years from the
                                     date of securitization of the last pari
                                     passu note with U.S. government securities.
                                     Not prepayable until on or after November
                                     1, 2009.

CUT-OFF DATE LOAN PSF(1):            $360

UP-FRONT RESERVES:                   Insurance:                 $  312,519
                                     Macquarie TI/LC:           $3,475,000
                                     Macquarie Free Rent:       $1,987,500

ONGOING/SPRINGING RESERVES(3):       Taxes, insurance, replacements and TI/LC

CASH MANAGEMENT(4):                  Hard lockbox

PARI PASSU DEBT(1):                  $100,000,000

MEZZANINE DEBT(1):                   $63,500,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
--------------------------------------------------------------------------------
PROPERTY TYPE:                 Office
--------------------------------------------------------------------------------
PROPERTY LOCATION:             New York, New York
--------------------------------------------------------------------------------
OCCUPANCY:                     100.0%
--------------------------------------------------------------------------------
OCCUPANCY AS OF DATE:          November 1, 2004
--------------------------------------------------------------------------------
YEAR BUILT:                    1989
--------------------------------------------------------------------------------
YEAR RENOVATED:                NAP
--------------------------------------------------------------------------------
COLLATERAL:                    The collateral consists of a 22-story
                               building containing approximately 555,475 sq. ft.
                               of office space and ground floor retail.
--------------------------------------------------------------------------------
PROPERTY MANAGEMENT:           Macklowe Management Co. Inc.
                               (a borrower affiliate)
--------------------------------------------------------------------------------
APPRAISED VALUE:               $310,000,000
--------------------------------------------------------------------------------
APPRAISED VALUE DATE:          January 5, 2005
--------------------------------------------------------------------------------
CUT-OFF DATE LTV(1):           64.52%
--------------------------------------------------------------------------------
BALLOON LTV(1):                64.52%
--------------------------------------------------------------------------------
U/W NOI:                       $18,603,030
--------------------------------------------------------------------------------
U/W NCF:                       $18,154,019
--------------------------------------------------------------------------------
ANNUAL DEBT SERVICE:           $5,743,224
--------------------------------------------------------------------------------
U/W NOI DSCR(1):               1.62x
--------------------------------------------------------------------------------
U/W NCF DSCR(1):               1.58x
--------------------------------------------------------------------------------
(1)  The $100,000,000 loan represents two $50,000,000 pari passu notes from a first mortgage loan in the original principal amount of $200,000,000. The
     A-2 and A-3 notes are being contributed to the trust and pari passu A-1 and
     A-4 notes are not included in the trust. Additionally, there is $63,500,000 of mezzanine debt. All aggregate LTV, DSCR, and Loan PSF numbers in this table are based on the total $200,000,000 senior financing.
(2)  Represents the average interest rate for the first 12 payment periods after the cut-off date rounded to three decimal places. The interest rate will vary throughout the loan term. Refer to Annex A.
(3)  See "Reserves" below.
(4)  See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-11

     The Loan. The second largest loan (the "125 West 55th Street Loan")
represents approximately 6.15% of the initial pool balance, with a cut-off date principal balance of $100,000,000. The 125 West 55th Street Loan is a five-year balloon loan that matures on March 1, 2010 and provides for monthly payments of interest only. The 125 West 55th Street Loan is secured by, among other things an amended, restated and consolidated mortgage and security agreement and an assignment of leases and rents and security deposits, that encumbers the borrower's fee interest in the 125 West 55th Street Property (as defined herein). In addition to the pari passu A-2 and A-3 notes, each in the amount of
$50,000,000, there are two additional pari passu notes, each in the original principal amount of $50,000,000 (collectively, the "125 West 55th Street
Companion Loans"). The 125 West 55th Street Companion Loans have the same interest rate, maturity date and amortization term as the 125 West 55th Street
Loan. In addition to the 125 West 55th Street Companion Loans, there is a mezzanine loan in the original principal amount of $63,500,000 (the "125 West
55th Street Mezzanine Loan") secured by equity interests in the borrower.

     The Borrower. The borrower under the 125 West 55th Street Loan is 125 West
55th Street Owner LLC, a Delaware limited liability company, that is a special-purpose, bankruptcy-remote entity for which a nonconsolidated opinion was obtained at closing. The borrower is sponsored by Macklowe Properties.

     The Property. The property securing the 125 West 55th Street Loan (the "125
West 55th Street Property") is a 22-story office building totaling approximately
555,475 sq. ft. The 125 West 55th Street Property is located on the north side of West 55th Street through-block to West 56th Street between Avenue of the
Americas (Sixth Avenue) and Seventh Avenue. The 125 West 55th Street Property
was constructed in 1989. The 125 West 55th Street Property is located within the boundaries of the Plaza District, specifically in the area of Midtown known as the Sixth Avenue/Rockefeller Center sub-district. The 125 West 55th Street
Property is the home of the Estiatorio Milos restaurant, which is located on the ground floor of the 125 West 55th Street Property. The building's distinctive design exhibits state-of-the-art construction and architecture. The 125 West
55th Street Property has a marble lobby with high ceilings.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the 125 West 55th Street Property.

     The property's rent roll contains 11 tenants which occupy 100.0% of the space and represents the headquarters for several tenants. Three of the tenants
- Katz Communications, KBC Bank N.V. and Macquarie Holdings - are rated investment grade. The largest tenant, LeBoeuf, Lamb, Greene & MacRae, L.L.P. is a law firm with approximately 600 lawyers. Credit tenants make up approximately
49% of the building's tenant roster.

                                      B-12

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)



                                                                                           % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                                CREDIT RATING(2)      TENANT     % OF    UNDERWRITTEN     UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                   (S&P/FITCH/MOODY'S)      NRSF      NRSF      BASE RENT        BASE RENT      PER NRSF      EXPIRATION
-----------                   -------------------     ------     ----    ------------     ------------   ------------    ----------

1. LeBoeuf, Lamb, Greene &
   MacRae, L.L.P. ............      NR/NR/NR          228,335    41.1%     $9,374,716          38.2%         $41.06       6/30/2012
2. Katz Communications .......   BBB-/BBB-/Baa3       176,834    31.8       6,684,086          27.3           37.80       4/30/2012
3. Macquarie Holdings ........      A/A+/A2            59,548    10.7       3,156,044          12.9           53.00       3/31/2015
4. Air France - KLM ..........      NR/NR/NR           30,311     5.5       2,604,614          10.6           85.93       2/28/2012
5. KBC Bank N.V. .............      A+/AA-/Aa3         38,036     6.8       1,336,374           5.4           35.13       12/31/2006
6. Milos Inc .................      NR/NR/NR            8,050     1.4         522,720           2.1           64.93       10/31/2017
7. ML Management Associates ..      NR/NR/NR            5,650     1.0         260,606           1.1           46.13       11/30/2008
8. Au Bon Pain ...............      NR/NR/NR            3,000     0.5         240,966           1.0           80.32       6/30/2009
9. Entuity, Inc. .............      NR/NR/NR            3,850     0.7         211,750           0.9           55.00       7/30/2005
10. Starbucks ................      NR/NR/NR            1,860     0.3         130,000           0.5           69.89       6/17/2011
                                                      -------   ------    -----------         ------         ------
    TOTALS/WTD. AVG. .........                        555,474   100.0%    $24,521,876         100.0%         $44.15
                                                      =======   ======    ===========         ======         ======


(1)  Excludes the smallest tenant of the property, Metropolitan Fiber System, which has a month-to-month agreement for space located in the basement of the 125 West 55th Street Property.

(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     Lease Expiration. The following table shows the lease expiration schedule for the 125 West 55th Street Property:

                            LEASE EXPIRATION SCHEDULE



                                                                                            APPROXIMATE     ANNUALIZED
                                                                            ANNUALIZED       % OF TOTAL    UNDERWRITTEN
YEAR ENDING                              % OF        CUMULATIVE % OF       UNDERWRITTEN     UNDERWRITTEN    BASE RENT
DECEMBER 31          EXPIRING NRSF       NRSF           TOTAL NRSF          BASE RENT        BASE RENT         PSF
-----------          -------------       ----           ----------          ---------        ---------      -----------

2005                      3,850           0.7%             0.7%              $   211,750         0.9%       $   55.00
2006                     38,036           6.8              7.5                 1,336,374         5.4            35.13
2007                          0           0.0              0.0                         0         0.0             0.00
2008                      5,650           1.0              8.6                   260,606         1.1            46.13
2009                      3,000           0.5              9.1                   240,966         1.0            80.32
2010                          0           0.0              0.0                         0         0.0             0.00
2011                      1,860           0.3              9.4                   130,000         0.5            69.89
2012                    435,480          78.4             87.8                18,663,416        76.1            42.86
2015                     59,548          10.7             98.6                 3,156,044        12.9            53.00
2017                      8,050           1.4            100.0                   522,720         2.1            64.93
MTM(1)                        1           0.0            100.0%                    4,595         0.0         4,595.00
                        -------         -----                                -----------      ------         --------
TOTALS/WTD. AVG.        555,475         100.0%                               $24,526,471       100.0%          $44.15
                        =======         =====                                ===========      ======         ========


(1)  Metropolitan Fiber System has a month-to-month agreement for space located in the basement of the 125 West 55th Street Property.

                                      B-13

     Reserves. In addition to standard tax and insurance holdbacks and reserves, upfront reserves were established in the amounts of $3,475,000 for tenant improvements and leasing commissions and $1,987,500 for free rent for the space recently leased by Macquarie Holdings. In addition, the borrower is required to make monthly deposits equal to (a) $17,503 for tenant improvement and leasing commissions and (b) $9,740 for replacements.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and so long as the Terrorism Risk Insurance Act of 2002
("TRIA") or similar statute is in effect, the borrower is required to maintain insurance coverage for terrorism and acts of terrorism equal to not less than the lesser of (1) the then outstanding principal balance of the loan and the mezzanine loans and (2) sum of the full replacement cost of the property plus rental loss insurance. If TRIA ceases to exist, then provided terrorism insurance is commercially available, the borrower must purchase terrorism insurance up to a cap of $750,000, provided such terrorism insurance cap may be increased to the extent necessary to purchase an amount of terrorism coverage equal to what institutional lenders are requiring on similar premium Class "A"
properties in the borough of Manhattan.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the 125 West 55th Street Loan.

     Mezzanine Loan. Equity owners of the borrower incurred mezzanine debt from
GACC, with an aggregate balance of $63,500,000, secured by pledges of equity interests in the borrower.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the 125 West 55th
Street Property.

                                      B-14

                           HILLTOP BAYVIEW APARTMENTS

                [PICTURES FOR HILLTOP BAYVIEW APARTMENTS OMITTED]

                                      B-15

                           HILLTOP BAYVIEW APARTMENTS

                  [MAP FOR HILLTOP BAYVIEW APARTMENTS OMITTED]

                                      B-16

                           HILLTOP BAYVIEW APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL            CUT-OFF DATE
                                 --------            ------------
BALANCE:                         $100,000,000        $100,000,000

% OF POOL BY UPB:                6.15%

ORIGINATION DATE:                May 10, 2005

ORIGINATOR:                      MSMC

COUPON:                          5.460%

INTEREST ACCRUAL:                Actual/360

TERM:                            60 months

AMORTIZATION:                    Interest Only

OWNERSHIP INTEREST:              Fee simple

PAYMENT DATE:                    8th of the month (or, if such day is not a
                                 business day, the preceding business day)

MATURITY DATE:                   June 8, 2010

SPONSOR:                         GMH Capital Partners LP and Fidelity Real
                                 Estate Growth Fund II, L.P.

BORROWER:                        Richmond Parkway Associates, LLC, a Delaware
                                 limited liability company

CALL PROTECTION/LOCKOUT:         Defeasance permitted 2 years from the date of
                                 securitization with U.S. government securities,
                                 provided that from the closing date until the
                                 date that defeasance is permitted the borrower
                                 may prepay a portion of the loan with the
                                 greater of a yield maintenance formula and 1%
                                 of the principal amount of the loan being
                                 prepaid, in connection with a partial release.
                                 In addition the borrower is permitted to
                                 partially defease the loan, in each case, as
                                 described below under "Release Properties". Not
                                 prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN PER UNIT:      $99,206

UP-FRONT RESERVES(1):            Deferred Maintenance:         $1,361,700
                                 Taxes:                          $143,000
                                 Capital Expenditure:          $5,979,000

ONGOING/SPRINGING RESERVES(1):   Taxes and replacements

CASH MANAGEMENT(2):              Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:                  None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Multifamily

PROPERTY LOCATION:         Richmond, California

OCCUPANCY:                 86.8%

OCCUPANCY AS OF DATE:      May 10, 2005

YEAR BUILT:                1988

YEAR RENOVATED:            NAP

COLLATERAL:                The collateral consists of 1,008 residential units
                           in 42 three-story buildings

PROPERTY MANAGEMENT:       GMH Capital Partners LP, an affiliate of the borrower

APPRAISED VALUE:           $125,000,000

APPRAISED VALUE DATE:      March 4, 2005

CUT-OFF DATE LTV:          80.00%

BALLOON LTV:               80.00%

U/W NOI:                   $7,303,818

U/W NCF:                   $7,051,818

ANNUAL DEBT SERVICE:       $5,535,833

U/W NOI DSCR:              1.32x

U/W NCF DSCR:              1.27x
--------------------------------------------------------------------------------
(1) See "Reserves" below.
(2) See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-17

     The Loan. The third largest loan (the "Hilltop Bayview Apartments Loan"), representing approximately 6.15% of the initial pool balance, with a cut-off date principal balance of $100,000,000, is a five year balloon loan that has a maturity date of June 8, 2010, and provides for monthly payments of interest only. The Hilltop Bayview Apartments Loan is secured by, among other things, a deed of trust encumbering the borrower's fee ownership interest in the Hilltop
Bayview Apartments Property.

     The Borrower. The borrower under the Hilltop Bayview Apartments Loan,
Richmond Parkway Associates, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by GMH Capital
Partners LP and Fidelity Real Estate Growth Fund II, L.P. ("FREG II").

     The Property. The property securing the Hilltop Bayview Apartments Loan
(the "Hilltop Bayview Apartments Property") consists of 42 residential apartment buildings totaling 1,008 garden style apartments and approximately 893,856 NRSF located at 3400 Richmond Parkway, Richmond, California. The Hilltop Bayview
Apartments Property was constructed in 1988. The amenities at the Hilltop
Bayview Apartments Property include a clubhouse, fitness center, business center, swimming pools and tennis courts.

     According to the appraisal performed by Integra Realty Resources--San
Francisco dated March 14, 2005* (the "Appraisal"), the Hilltop Bayview Property
is located on the western edge of Contra Costa County on a peninsula that separates San Francisco Bay from San Pablo Bay. The Appraisal further noted that the quoted rental rates for some comparable apartments average $1.27 to $1.75
PSF. These rents are in line with recent rentals at Hilltop Bayview Property, which average $1.31 PSF.

                  HILLTOP BAYVIEW APARTMENTS ASSET DESCRIPTION

                                                  MONTHLY RENT    MONTHLY RENT
UNIT TYPE                    UNITS     AVG. SF      PER UNIT          PSF
---------                    -----     -------      --------          ---
One Bedroom, One Bath.....     481         704          $986         $1.40
Two Bedroom, One Bath.....     142         906         1,221          1.35
Two Bedroom, Two Bath ....     385       1,106         1,342          1.21
                             -----       -----        ------         -----
TOTAL.....................   1,008         886        $1,144         $1.31
                             =====       =====        ======         =====

     Reserves. At origination, the borrower was required to make an initial deposit of (i) $1,361,700 into a deferred maintenance reserve account, (ii)
$143,000 into a tax reserve account, and (iii) $5,979,000 into a capital expenditure reserve account. In addition, the borrower is required to make monthly deposits (a) in the amount of 1/12th of the annual tax amount for payment of real estate taxes and (b) beginning in July, 2006, in the amount of
$21,000 for payment of capital expenditures (provided that if a partial release occurs, the monthly capital expenditure reserve will be adjusted based on the number of units remaining at the Hilltop Bayview Apartments Property). The borrower will also be required, for the first twelve months after the closing date, to pay the annual insurance premiums in the amount of $436,531 in ten equal monthly installments in the amount

------------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-18

of $43,653 to the lender, such amounts will be applied by the lender for payment of insurance premiums currently due and will not be deposited into a reserve account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales. In the event that the Terrorism Risk
Insurance Act of 2002 is not in effect, the borrower's annual terrorism insurance premium will be capped at $35,000, such amount to be adjusted based on the consumer price index.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Hilltop Bayview Apartments Loan. All excess cash will be paid to the borrower, provided that following an event of default under the related loan documents, the borrower will have no further right to such funds.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables and (ii)
unsecured tenant work letter obligations or improvement allowances or obligations to pay leasing commissions; provided that any indebtedness incurred pursuant to subclauses (i) and (ii) shall not be more than sixty days past due.
Notwithstanding the foregoing, the borrower may finance or lease personal property and equipment utilized at the Hilltop Bayview Apartments Property, provided that the aggregate of all payments for all personal property and equipment financed or leased for all periods after the date of calculation does not exceed $500,000 and provided further that the annual aggregate payments for all such personal property and equipment does not exceed $100,000, except that the borrower may finance or lease furniture on commercially reasonable terms to be used to lease no more than 20% of the net rentable area of the Hilltop
Bayview Apartments Property as furnished units without regard to such limitations.

     Release Properties. At any time during the term of the loan, the borrower may obtain the release of one or more of the buildings constituting the Hilltop
Bayview Apartments Property, provided that the release does not exceed 50% of the net rentable area of the Hilltop Bayview Apartments Property. If the release occurs prior to the second anniversary of this securitization, the borrower is required to pay the greater of 1% of the principal amount being prepaid and a yield maintenance formula, and any such repayments must equal 125% of the applicable allocated loan amount. If the release occurs after such date, the borrower is required to partially defease with U.S. Treasuries. The borrower may partially defease the Hilltop Bayview Apartments Loan provided that the borrower complies with, among others, the following conditions: (i) the debt service coverage ratio following the release may not be less than the debt service coverage ratio immediately prior to the release, (ii) the borrower obtains a rating agency confirmation that the release will not cause a rating agency to qualify, withdraw or downgrade any of its then-current ratings on the
Certificates, and (iii) the borrower pays all out of pocket expenses of the lender incurred in connection with the release, including lender's reasonable attorney's fees and expenses.

                                      B-19

                         WINDSOR HOSPITALITY PORTFOLIO

              [PICTURES FOR WINDSOR HOSPITALITY PORTFOLIO OMITTED]

                                      B-20

                         WINDSOR HOSPITALITY PORTFOLIO

              [PICTURES FOR WINDSOR HOSPITALITY PORTFOLIO OMITTED]

                 [MAP FOR WINDSOR HOSPITALITY PORTFOLIO OMITTED]

                                      B-21

                          WINDSOR HOSPITALITY PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                       ORIGINAL             CUT-OFF DATE
                                       --------             ------------
BALANCE(1):                            $93,000,000          $92,891,276

% OF POOL BY UPB:                      5.71%

ORIGINATION DATE:                      April 7, 2005

ORIGINATOR:                            GMACCM

COUPON:                                6.440%

INTEREST ACCRUAL:                      Actual/360

TERM:                                  66 months

AMORTIZATION:                          300 months

OWNERSHIP INTEREST:                    Fee Simple

PAYMENT DATE:                          1st of the month

MATURITY DATE:                         November 1, 2010

SPONSOR:                               Patrick Nesbitt

BORROWER:                              Nesbitt L.V.C.C, LLC, Nesbitt Asheville
                                       Venture, LLC, Arcadia Hotel Venture, LP,
                                       and Alpharetta Hotel Venture, L.P.

CALL PROTECTION/LOCKOUT:               Defeasance is permitted after 2 years
                                       from the date of securitization with U.S.
                                       government securities. The loan is not
                                       prepayable until 3 months prior to
                                       maturity.

CUT-OFF DATE LOAN PER ROOM(1):         $102,984

UP-FRONT RESERVES(2):                  Taxes:               $268,053
                                       Insurance:           $117,270
                                       Replacements:        $1,000

ONGOING/SPRINGING RESERVES(2):         Taxes, insurance and replacements

CASH MANAGEMENT(3):                    Hard lockbox

ADDITIONAL SECURED/MEZZANINE DEBT(4):  The mortgaged property also secures a subordinate note with an initial
                                       principal balance of $10,200,000. No
                                       further secured and/or mezzanine debt is
                                       permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 4 hotel properties

PROPERTY TYPE:                  Hospitality

PROPERTY LOCATIONS:             Las Vegas, Nevada
                                Asheville, North Carolina
                                Arcadia, California
                                Alpharetta, Georgia

OCCUPANCY(5):                   76.0%

OCCUPANCY AS OF DATE:           March 31, 2005

YEAR BUILT:                     Various

YEAR RENOVATED:                 Various

COLLATERAL:                     Fee simple interests in four full-service hotels
                                consisting in the aggregate of 902 rooms.

PROPERTY MANAGEMENT:            Windsor Capital Group, Inc.

APPRAISED VALUE:                $124,400,000

APPRAISED VALUE DATE:           March 2005

CUT-OFF DATE LTV(1):            74.67%

BALLOON LTV(1):                 67.26%

U/W NOI:                        $12,077,755

U/W NCF:                        $10,334,234

ANNUAL DEBT SERVICE:            $7,493,525

U/W NOI DSCR(1):                1.61x

U/W NCF DSCR(1):                1.38x
--------------------------------------------------------------------------------
(1)  The subject loan with an original principal amount of $93,000,000 represents the two senior notes in a whole loan with an original principal amount of $103,200,000. The two subordinate notes, in an original principal amount of $10,200,000, are not included in the trust. All aggregate LTV,
     DSCR, and Cut-Off Date Loan Per Room calculations in this table are based only on the initial principal balance of the senior notes included in the trust. However, the all-in LTV is 82.86% and the all-in DSCR is 1.24x.

(2)  See "Reserves" below.

(3)  See "Lockbox; Sweep of Excess Cashflow" below.

(4)  See "B Note" below.

(5)  The Occupancy represents the average occupancy over the trailing 12-month period ending in March 2005.

                                      B-22

     The Loan. The fourth largest loan (the "Windsor Hospitality Portfolio
Loan"), representing approximately 5.71% of the initial pool balance, with a cut-off date principal balance of $92,891,276, is a 66-month balloon loan that has a maturity date of November 1, 2010, and provides for monthly payments of principal and interest. The Windsor Hospitality Portfolio Loan consists of four hotel properties (the "Windsor Hospitality Portfolio Properties") secured by, among other things, deeds of trust, assignments of leases and profits, security agreements and fixture filing agreements encumbering the borrower's fee ownership interest in the Windsor Hospitality Portfolio Properties.

     The Borrower. The borrower under the Windsor Hospitality Portfolio Loan consists of four single-purpose, bankruptcy remote entities: Nesbitt L.V.C.C.,
LLC, a California limited liability company; Nesbitt Asheville Venture, LLC, a
Delaware LLC; Arcadia Hotel Venture, LP, a Delaware limited partnership; and
Alpharetta Hotel Venture, L.P., a Delaware limited partnership. The borrower is sponsored by Patrick Nesbitt.

     The Properties. The properties securing the Windsor Hospitality Portfolio
Loan consist of the following four hotel properties:



                                                                    YEAR BUILT/       APPRAISED       ALLOCATED LOAN
PROPERTY NAME                      LOCATION            ROOMS         RENOVATED         VALUE(1)           AMOUNT
-------------                      --------            -----         ---------         --------           ------

Embassy Suites - Las Vegas
Convention Center                Las Vegas, NV          286            2000/NAP       $50,000,000        $37,804,589
Renaissance - Asheville          Asheville, NC          275       1974 & 2004/1999     30,200,000         22,232,699
Embassy Suites - Arcadia          Arcadia, CA           191           1984/2003        28,200,000         21,062,557
Embassy Suites - Alpharetta      Alpharetta, GA         150            2001/NAP        16,000,000         11,791,432
                                                        ---                          ------------        -----------
TOTAL                                                   902                          $124,400,000        $92,891,276
                                                        ===                          ============        ===========

(1) As of March 2005

     EMBASSY SUITES - LAS VEGAS CONVENTION CENTER. The property is located in
Las Vegas, Nevada (the "Las Vegas Property"). Amenities at the Las Vegas
Property include an indoor pool and outdoor whirlpool, approximately 11,500 square feet of meeting space and a restaurant. The Las Vegas Property's 286 guestrooms consist of 184 kings, 92 queen/queen and ten suites.

     According to an appraisal prepared by an independent third-party appraiser,
HVS International, dated March 10, 2005*, occupancy of properties identified by the appraisal as similar in the market area surrounding the Las Vegas Property increased from 74.2% to 75.9%, ADR increased from $98.81 to $115.11 and RevPAR increased from $73.30 to $87.41, in each case for the trailing 12-month period ending December 2003 as compared to the trailing 12-month period ending December
2004.

------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-23

    HISTORICAL OPERATING DATA - EMBASSY SUITES - LAS VEGAS CONVENTION CENTER

                         2002        2003        2004        T-12(1)       UW
                         ----        ----        ----        -------       --
Occupancy...........     76.2%       82.9%       88.3%        88.3%       83.0%
ADR ................    $102.93     $104.20     $118.79      $121.49     $128.00
RevPAR..............    $78.40      $86.39      $104.84      $107.24     $106.24

(1) As of March 2005.

     RENAISSANCE HOTEL - ASHEVILLE. The property is located in Asheville, North
Carolina (the "Asheville Property"). Amenities at the Asheville Property include approximately 18,914 square feet of meeting space, a restaurant, a lobby lounge and an indoor pool. The Asheville Property's 275 guestrooms consist of 119 kings, 150 double/double and six suites.

     According to an appraisal prepared by an independent third-party appraiser,
HVS International, dated March 8, 2005*, occupancy of properties identified by the appraisal as similar in the market area surrounding the Asheville Property increased from 63.3% to 64.4%, ADR increased from $123.99 to $125.85 and RevPAR increased from $78.53 to $81.07, in each case for the trailing 12-month period ending December 2003 as compared to the trailing 12-month period ending December
2004.

               HISTORICAL OPERATING DATA - RENAISSANCE - ASHEVILLE

                         2002        2003        2004        T-12(1)     UW
                         ----        ----        ----        -------     --
Occupancy.............  62.3%        61.1%       61.2%        63.1%     63.1%
ADR ..................  $98.14      $99.16      $108.45      $108.72   $108.72
RevPAR................  $61.13      $60.60      $66.41       $68.63    $68.63

(1) As of March 2005.

     EMBASSY SUITES - ARCADIA. The property is located in within Arcadia,
California, which is part of the Los Angeles-Long Beach-Santa Ana MSA (the
"Arcadia Property"). Amenities at the Arcadia Property include a restaurant and approximately 7,568 square feet of meeting space. The Arcadia Property's 191 guestrooms consist of 110 kings and 81 double/double.

     According to an appraisal prepared by an independent third-party appraiser,
HVS International, dated March 8, 2005*, occupancy of properties identified by the appraisal as similar in the market area surrounding

---------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-24

the Arcadia Property increased from 71.0% to 79.5%, ADR increased from $100.74 to $102.84 and RevPAR increased from $71.51 to $81.72, in each case for the trailing 12-month period ending December 2003 as compared to the trailing
12-month period ending December 2004.

              HISTORICAL OPERATING DATA - EMBASSY SUITES - ARCADIA

                       2002        2003        2004        T-12(1)       UW
                       ----        ----        ----        -------       --
Occupancy ..........   76.5%       69.8%       79.1%        81.2%       79.0%
ADR ................  $114.12     $103.73     $120.21      $121.05     $124.00
RevPAR .............   $87.31      $72.38      $95.05        $98.31     $97.96

(1) As of March 2005.

     EMBASSY SUITES - ALPHARETTA. The property is located in Alpharetta,
Georgia, approximately 24 miles north of downtown Atlanta (the "Alpharetta
Property"). Amenities at the Alpharetta Property include an indoor swimming pool and whirlpool, approximately 3,156 square feet of meeting space and a full-service restaurant. The Alpharetta Property's 150 guestrooms consist of 70 kings, 75 double/double and five king specials.

     According to an appraisal prepared by an independent third-party appraiser,
HVS International, dated March 9, 2005*, occupancy of properties identified by the appraisal as similar in the market area surrounding the Alpharetta Property increased from 60.4% to 61.7%, ADR increased from $89.99 to $93.65 and RevPAR increased from $54.35 to $57.78, in each case for the trailing 12-month period ending December 2003 as compared to the trailing 12-month period ending December
2004.

            HISTORICAL OPERATING DATA - EMBASSY SUITES - ALPHARETTA

                        2002       2003        2004        T-12(1)       UW
                        ----       ----        ----        -------       --
Occupancy ...........   62.9%      66.8%        69.2%       69.7%       69.7%
ADR .................  $109.33    $108.22     $114.83      $115.06     $115.06
RevPAR ..............   $68.73     $72.30      $79.41       $80.17      $80.16

(1) As of March 2005.

     Defeasance; Release of Properties. At any time after the date which is two years after the Loan is sold into a securitization, the borrower may obtain a release of one or more of the Windsor Hospitality Portfolio Properties by defeasance of all or a portion of the Windsor Hospitality Portfolio Loan subject to certain conditions, including that such defeasance will be with U.S.
government securities in an amount (a) equal to

------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-25

120% of the allocated loan amount for such property and (b) necessary to maintain a DSCR of 1.50x on the remaining properties based on a trailing
12-month cash flow as determined by the Master Servicer.

     Franchise Agreements. The borrower has entered into franchise agreements with Promus Hotels, Inc. with respect to the Arcadia Property, the Alpharetta
Property and the Las Vegas Property (the "Embassy Suites Properties"). The terms of such franchise agreements expire on November 11, 2017, February 11, 2020 and
March 27, 2018, respectively. Under such franchise agreements, the borrower is permitted to operate the Embassy Suites Properties as Embassy Suites hotels in return for monthly payments of base franchise fees. With respect to the Arcadia
Property and the Alpharetta Property, such monthly base franchise fee is an amount equal to 4.00% of gross revenue. With respect to the Las Vegas Property, such monthly base franchise fee is an amount equal to the sum of a monthly royalty fee and a monthly marketing fee of 4.00% and 3.50%, respectively, of gross revenue. Promus Hotels, Inc. retains the right to approve certain actions by the borrower with respect to the Embassy Suites Properties, including certain transfers by the borrower of its interest in such franchise agreements. Each such franchise agreement provides for a termination fee to Promus Hotels, Inc.
if the franchise agreement is terminated as a result of a default under such agreement by the borrower. With respect to the Arcadia Property and the
Alpharetta Property, such termination fee is equal to the average monthly base franchise fee from the preceding 24 months times the lesser of 36 and the number of months remaining until expiration of such franchise agreement. With respect to the Las Vegas Property, such termination fee is equal to 36 months of monthly base franchise fees.

     The borrower has entered into a franchise agreement with Marriot
International, Inc. with respect to the Asheville Property. The term of such franchise agreement expires on June 30, 2020. Under such franchise agreement, the borrower is permitted to operate the Asheville Property as a Renaissance
Hotel in return for payment of a monthly base franchise fee comprised of a monthly royalty and a monthly marketing fee in amounts equal to 5.00% and 1.50%, respectively, of gross revenue. Marriot International, Inc. retains the right to approve certain actions by the borrower with respect to the Asheville Property, including certain transfers by the borrower of its interest in such franchise agreement. Such franchise agreement provides for a termination fee payable to
Marriot International, Inc. as a result of a default under such agreement by the borrower. The amount of such termination fee will be equal to the average monthly base franchise fee for the immediately preceding two years times the lesser of (a) 60 months or (b) 1/2 of the months remaining until expiration of such franchise agreement.

     Reserves. At origination, the borrower made an initial deposit into reserve accounts for the payment of insurance premiums in the amount of $117,270, for the payment of real estate taxes in the amount of $268,053 and for the payment of replacement costs in an amount equal to $1,000. The mortgage loan requires the borrower to make monthly deposits in connection with the real estate tax reserves and the insurance reserves in an amount equal to 1/12 of the estimated annual insurance premiums and taxes. The mortgage loan requires the borrower to make monthly deposits in connection with the replacement reserves in specified amounts with respect to each mortgaged property totaling in the aggregate of
$143,780 through April 1, 2006, and 1/12th of 4% of the total gross revenues of the borrower thereafter.

                                      B-26

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the loan. In addition, the borrower is required to maintain earthquake insurance with respect to the Windsor Hospitality Portfolio
Loan property located in the Arcadia Property.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Windsor Hospitality Portfolio Loan. The related lockbox agreement provides that the manager of each mortgaged property deposit certain revenues on a daily basis in an account controlled by the lender. The borrower is not entitled to the release of any funds from such account unless the balance of such account (after such release) would be at least $950,000.

     B Note. The Windsor Hospitality Portfolio Loan initial principal balance of
$93,000,000 represents a portion of the original initial principal balance of
$103,200,000 consisting of two senior notes with an aggregate initial principal balance of $93,000,000 and two subordinate notes with an aggregate initial principal balance of $10,200,000. Both senior notes are assets of the trust.
Neither of the subordinate notes are assets of the trust. The initial holder of the subordinate notes is an affiliate of GMAC Commercial Mortgage Corporation, which is one of the mortgage loan sellers. The rights of the holders of the senior notes and subordinate notes are set forth in a co-lender agreement (as more particularly described in the prospectus supplement) that provides for, among other things, the right of the holders of the subordinate notes to (i)
cure certain events of default by the related borrower and (ii) purchase the related senior notes under certain conditions, including an event of default by the related borrower.

     Additional Secured Debt or Mezzanine Loans. No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed an aggregate principal balance of $120,000 and annual payments on such debt do not exceed $40,000.

                                      B-27

                             TELCORDIA HEADQUARTERS

                  [PICTURES FOR TELCORDIA HEADQUARTERS OMITTED]

                                      B-28

                             TELCORDIA HEADQUARTERS

                  [MAP FOR TELCORDIA HEADQUARTERS OMITTED]

                                      B-29

                             TELCORDIA HEADQUARTERS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                         ORIGINAL         CUT-OFF DATE
                         --------         ------------
BALANCE:                 $79,686,000      $79,686,000

% OF POOL BY UPB:        4.90%

ORIGINATION DATE:        March 14, 2005

ORIGINATOR:              MSMC

COUPON:                  5.490%

INTEREST ACCRUAL:        Actual/360

TERM:                    120 months

AMORTIZATION:            Interest-only through and including the payment
                         date occurring in April 2007; thereafter monthly
                         amortization on a 336-month schedule

OWNERSHIP INTEREST:      Fee simple

PAYMENT DATE:            1st of the month

MATURITY DATE:           April 1, 2015

SPONSOR:                 W.P. Carey & Co. LLC

BORROWER:                TELC (NJ) QRS 16-30, Inc.

CALL                     Defeasance permitted 2 years from the date of
PROTECTION/LOCKOUT(1):   securitization with U.S. government securities. Not
                         prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN
PSF:                     $89

UP-FRONT
RESERVES:                None

ONGOING/SPRINGING
RESERVES(2):             None

CASH
MANAGEMENT(3):           Springing lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset with six buildings

PROPERTY TYPE:               Office

PROPERTY LOCATION:           Piscataway, New Jersey

OCCUPANCY:                   100.0%

OCCUPANCY AS OF DATE:        February 28, 2005

YEAR BUILT:                  1968-2001

YEAR RENOVATED:              NAP

COLLATERAL:                  The collateral consists of approximately
                             891,319 NRSF of six office buildings and
                             one maintenance garage

PROPERTY MANAGEMENT(4):      None

APPRAISED VALUE:             $120,000,000

APPRAISED VALUE DATE:        January 1, 2005

CUT-OFF DATE LTV:            66.41%

BALLOON LTV:                 56.87%

U/W NOI:                     $7,976,491

U/W NCF:                     $7,575,398

ANNUAL DEBT SERVICE:         $5,578,183

U/W NOI DSCR:                1.43x

U/W NCF DSCR:                1.36x
--------------------------------------------------------------------------------

(1)  In the event of casualty or condemnation of the Telcordia Headquarters
     Property, the borrower may accept the lease termination from the single tenant and prepay the Telcordia Headquarters Loan without prepayment premium or penalty.
(2)  Upon the occurrence of an event of default, monthly reserves for taxes and insurance will be required.
(3)  Upon the occurrence of an event of default, hard lockbox will be required.
(4)  Managed by the single tenant.

                                      B-30

     The Loan. The fifth largest loan (the "Telcordia Headquarters Loan"), representing approximately 4.90% of the initial pool balance, with a cut-off date principal balance of $79,686,000, is a ten year balloon loan that has a maturity date of April 1, 2015, and provides for monthly payments of interest only until and including April 1, 2007, and of principal and interest thereafter. The Telcordia Headquarters Loan is secured by, among other things, mortgages and assignment of leases and rents, encumbering the borrower's fee interest in the Telcordia Headquarters Property.

     The Borrower. The borrower under the Telcordia Headquarters Loan, TELC (NJ)
QRS 16-30, Inc., is a Delaware corporation that is a special purpose, bankruptcy remote entity, sponsored by W.P. Carey & Co. LLC.

     The Property. The property securing the Telcordia Headquarters Loan (the
"Telcordia Headquarters Property") consists of office space totaling approximately 891,319 NRSF located at Piscataway, New Jersey. The Telcordia
Headquarters Property was constructed in several stages between 1968 and 2001.

     According to the appraisal performed by CB Richard Ellis dated January 14,
2005* (the "Appraisal"), the Telcordia Headquarters Property is located less than one mile from the I-287 Interchange, which is a major thoroughfare in New
Jersey and provides the Telcordia Headquarters Property with North/South accessibility. The quoted rental rates for comparable buildings range from $9.00 to $16.00 PSF NNN. After adjustments based on property quality and location, the appraiser concluded a triple net market rental range for the subject property between $7.50 and $11.50 PSF. These rents are in line with the current rental rate at the Telcordia Headquarters Property, which is $10.00 PSF.

     Major Tenant Summary. The following table shows certain information regarding the sole tenant, Telcordia Technologies, Inc., based on annualized underwritten base rent, of the Telcordia Headquarters Property.



                                                                            % OF TOTAL     ANNUALIZED
                      CREDIT RATING                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                        (FITCH/          TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN     BASE RENT         LEASE
TENANT NAME           MOODY'S/ S&P)       NRSF      NRSF    BASE RENT       BASE RENT        PER NRSF       EXPIRATION
-----------           -------------       ----      ----    ---------       ---------        --------       ----------

Telcordia
Technologies, Inc....   NR/B2/B+         891,319  100.00%   $8,913,190      100.00%           $10.00         8/30/2023


     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance with deductibles no greater than $250,000. In addition, the borrower is required to use commercially reasonable

------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-31

efforts, consistent with those of prudent owners of real estate comparable to the Telcordia Headquarters Property, to maintain insurance coverage for terrorism and acts of terrorism consistent with the requirements for comprehensive all risk insurance.

     Mezzanine Loan. None.

     Additional Debt. None permitted, except for (i) trade payables, provided that the debt incurred will not exceed $500,000 at any one time and (ii) debt incurred in the financing of equipment or other personal property, provided that the annual payments will not exceed $500,000 in the aggregate.

     Partial Release. The borrower may at any time prior to the Maturity Date obtain a release of the lien of the mortgage in connection with a transfer of one or more expansion parcels designated in the loan documents for the development of office, residential, industrial and/or research and development facilities compatible with use and operation of the Telcordia Headquarters
Property, provided, among other things, that (i) no event of default has occurred and remains uncured, (ii) the debt service coverage ratio after taking into account any improvement which is proposed to be built on the expansion parcel and its effect on income and expenses at the Telcordia Headquarters
Property, will not be less than the debt service coverage ratio as of the date immediately preceding the release, and (iii) the lender has received an appraisal indicating an appraised value of the Telcordia Headquarters Property after the partial release (i.e., the value of the Telcordia Headquarters
Property exclusive of the expansion parcel) both before and after construction of improvements to be built on the expansion parcel equal to or greater than the value of the Telcordia Headquarters Property prior to such release (exclusive of the value of the expansion parcel). In addition, the borrower may at any time prior to the Maturity Date ground lease one or more parcels designated in the loan documents on the comparative conditions to the above, provided, that the borrower also delivers, as additional security for the Telcordia Headquarters
Loan, a letter of credit in the amount of the appraised value of the ground leased parcel.

                                      B-32

                             3301 N. BUFFALO DRIVE

                  [PICTURES FOR 3301 N. BUFFALO DRIVE OMITTED]

                                      B-33

                             3301 N. BUFFALO DRIVE

                     [MAP FOR 3301 N. BUFFALO DRIVE OMITTED]

                                      B-34

                             3301 N. BUFFALO DRIVE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL           CUT-OFF DATE
                          --------           ------------
BALANCE:                  $57,750,000        $57,750,000

% OF POOL BY UPB:         3.55%

ORIGINATION DATE:         April 6, 2005

ORIGINATOR:               MSMC

COUPON:                   5.440%

INTEREST ACCRUAL:         Actual/360

TERM:                     60 months

AMORTIZATION:             Interest Only

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            May 1, 2035

ANTICIPATED REPAYMENT
DATE:                     May 1, 2010

SPONSOR:                  Fremont Investors,
                          Inc.

BORROWER:                 333 MSA Fremont II, L.L.C.

CALL PROTECTION/LOCKOUT:  Borrower may prepay the debt in whole, but not in part, on any monthly payment date that is prior to
                          the date that is 3 months prior to the anticipated
                          repayment date with payment of the greater of 1% of
                          the principal amount of the loan being prepaid
                          and a yield maintenance formula. In addition, the
                          borrower may prepay the debt in connection with a
                          partial release as described under "Release
                          Properties" below.

CUT-OFF DATE LOAN PSF:    $180

UP-FRONT
RESERVES(1):              Deferred Maintenance: $44,188

ONGOING/SPRINGING         Taxes, insurance, replacements and TI/LC
RESERVES(1):

CASH
MANAGEMENT(2):            Springing after the anticipated repayment
                          date

ADDITIONAL SECURED/
MEZZANINE DEBT:          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:   Nine buildings

PROPERTY TYPE:            Office

PROPERTY LOCATION:        Las Vegas, Nevada

OCCUPANCY:                92.9%

OCCUPANCY AS OF DATE:     March 28, 2005

YEAR BUILT:               1997-2004

YEAR RENOVATED:           NAP

COLLATERAL:               The collateral consists of a 321,041 SF nine-building
                          suburban office park.

PROPERTY MANAGEMENT:      Fremont Properties, Inc., an affiliate of the borrower

APPRAISED VALUE:          $78,720,000

APPRAISED VALUE DATE:     February 7, 2005

CUT-OFF DATE LTV:         73.36%

BALLOON LTV:              73.36%

U/W NOI:                  $5,462,925

U/W NCF:                  $5,010,263

ANNUAL DEBT SERVICE:      $3,185,233

U/W NOI DSCR:             1.72x

U/W NCF DSCR:             1.57x

--------------------------------------------------------------------------------
(1) See "Reserves" below.
(2) See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-35

     The Loan. The sixth largest loan (the "3301 N. Buffalo Drive Loan"), representing approximately 3.55% of the initial pool balance, with a cut-off date principal balance of $57,750,000, is a 30-year loan that has a maturity date of May 1, 2035, and provides for monthly payments of interest only to and including May 1, 2010. If the 3301 N. Buffalo Drive Loan is not repaid on or prior to May 1, 2010, it will be hyperamortized at a rate per annum equal to the greater of (i) the initial interest rate plus 5% and (ii) the treasury rate plus
5%. The 3301 N. Buffalo Drive Loan is secured by, among other things, a deed of trust and security agreement and assignment of leases and rents, encumbering the borrower's fee ownership interest in the 3301 N. Buffalo Drive Property.

     The Borrower. The borrower under the 3301 N. Buffalo Drive Loan, 333 MSA
Fremont II, L.L.C., is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Freemont Investors, Inc.

     The Property. The properties securing the 3301 N. Buffalo Drive Loan (the
"3301 N. Buffalo Drive Property") consist of nine buildings totaling approximately 321,041 NRSF located in Las Vegas, Nevada. The 3301 N. Buffalo
Drive Property was constructed in several phases between 1997 and 2004. The street addresses of the nine properties are as follows: 3301 N. Buffalo Drive
(principal address), 3291 N. Buffalo Drive, 7610 W. Cheyenne Avenue, 7660 W.
Cheyenne Avenue, 7690 W. Cheyenne Avenue, 7710 W. Cheyenne Avenue, 7730 W.
Cheyenne Avenue, 3280 N. Cimarron Road and 3300 N. Cimarron Road. The two-story
7690 W. Cheyenne Avenue building has an underground parking facility.

     According to the appraisal performed by CB Richard Ellis dated February 16,
2005* (the "Appraisal"), the 3301 N. Buffalo Drive Property is surrounded by a mixture of commercial and residential properties. The quoted rental rates on a triple net basis for comparable buildings range from $15.00 to $23.00 PSF for office space, and from $21.00 to $28.20 for retail space. After adjustments based on property quality and location, the appraiser concluded a market rental range between $16.53 and $28.09 PSF for office space, and between $22.00 and
$33.00 for retail space. These rents are in line with office rental rates at the
3301 N. Buffalo Drive Property, which range from $17.10 to $27.81 PSF with an average rental rate of $19.53 PSF, and with retail rental rates at the 3301 N.
Buffalo Drive Property, which range from $22.03 to $33.00 with an average rental rate of $27.00 PSF.

     Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the 3301 N. Buffalo Drive Property.

---------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-36

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)



                                                                                  % OF TOTAL       ANNUALIZED
                                                                ANNUALIZED        ANNUALIZED    UNDERWRITTEN BASE
                               TENANT             % OF         UNDERWRITTEN      UNDERWRITTEN         RENT              LEASE
TENANT NAME                     NRSF              NRSF          BASE RENT         BASE RENT         PER NRSF          EXPIRATION
-----------                     ----              ----          ---------         ---------         --------          ----------

1.Bechtel Nevada ...........  119,356             37.2%         $2,280,036           38.7%          $19.10             9/30/2007
2.Mpower ...................   45,528             14.2             874,150           14.9            19.20             10/31/2009
3.The Griffin Group ........   22,164              6.9             437,352            7.4            19.73             11/30/2007
4.Allegient Air ............   16,225              5.1             296,796            5.0            18.29             5/31/2009
5.NEXX .....................    9,868              3.1             223,728            3.8            22.67             6/30/2007
6.Open-sided MRI ...........    7,468              2.3             207,684            3.5            27.81             9/30/2008
7.Land Title ...............   10,160              3.2             203,616            3.5            20.04             11/30/2009
8.Sports ...................    7,245              2.3             142,860            2.4            19.72             5/31/2007
9.Flynn Gallagher ..........    6,800              2.1             134,640            2.3            19.80             12/31/2008
10.CommPartners ............    6,357              2.0             120,216            2.0            18.91             1/31/2007
                              -------             ----          ----------           ----           ------
    TOTALS/AVG .............  251,171             78.2%         $4,921,078           83.6%          $19.59
                              =======             ====          ==========           ====           ======


(1) Annualized Underwritten Base Rent excludes vacant space.

     Lease Expiration. The following table shows the lease expiration schedule for the 3301 N. Buffalo Drive Property:

                         LEASE EXPIRATION SCHEDULE (1)



                                                                                              APPROXIMATE      ANNUALIZED
                                                                               ANNUALIZED      % OF TOTAL     UNDERWRITTEN
YEAR ENDING                                 % OF          CUMULATIVE % OF     UNDERWRITTEN    UNDERWRITTEN     BASE RENT
DECEMBER 31            EXPIRING NRSF        NRSF             TOTAL NRSF        BASE RENT       BASE RENT          PSF
-----------            -------------        ----             ----------        ---------       ---------          ---

2005                       12,616            3.9%               3.9%            $235,908            4.0%         $18.70
2006                        4,528            1.4                5.3               98,688            1.7           21.80
2007                      189,436           59.0               64.3            3,708,372           63.0           19.58
2008                       14,268            4.4               68.8              342,324            5.8           23.99
2009                       71,913           22.4               91.2            1,374,562           23.4           19.11
2010                        3,885            1.2               92.4               76,452            1.3           19.68
2011                        1,500            0.5               92.9               49,500            0.8           33.00
2012                            0            0.0               92.9                    0            0.0            0.00
2013                            0            0.0               92.9                    0            0.0            0.00
2014                            0            0.0               92.9                    0            0.0            0.00
2015                            0            0.0               92.9                    0            0.0            0.00
2016                            0            0.0               92.9                    0            0.0            0.00
2017                            0            0.0               92.9                    0            0.0            0.00
2018 & Thereafter               0            0.0               92.9                    0            0.0            0.00
Vacant                      22,895           7.1              100.0                    0            0.0            0.00
                           -------         -----                              ----------          -----          ------
TOTALS/AVG.                321,041         100.0%                             $5,885,806          100.0%         $18.33
                           =======         =====                              ==========          =====          ======


(1) Annualized Underwritten Base Rent excludes vacant space.

                                      B-37

     Reserves. At origination, the borrower was required to make an initial deposit of $44,188 into a deferred maintenance reserve account. In addition, the borrower is required to make monthly deposits (a) in the amount of 1/12th of the annual tax amount for payment of real estate taxes only if (x) an event of default has occurred or (y) the borrower fails to provide evidence satisfactory to the lender that the taxes have been paid in full at least 10 days prior to delinquency, (b) in the amount of 1/12th of the annual insurance premiums only if (x) an event of default has occurred or (y) the borrower fails to provide evidence satisfactory to the lender that the insurance premiums have been paid in full at least 10 days prior to their due date and (c) monthly payments in the amount of $4,013 for payment of replacement costs. In addition, if Bechtel
Nevada Corporation ("Bechtel") exercises a termination right in accordance with the related lease provisions (the "Bechtel Termination Right") with respect to their leased space at the 3301 N. Buffalo Drive Property, then the borrower will be required to, within 30 days of receipt of notice, deliver to the lender a letter of credit in the amount of $2,400,000. If Bechtel exercises the Bechtel
Termination Right with respect to a portion of its leased space, then the amount of the letter of credit will be prorated in a manner determined by the lender.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism provided that the total annual premium paid by the borrower for such terrorism coverage will not exceed $10,000.

     Lockbox; Sweep of Excess Cash Flow. On and after the anticipated repayment date, all cash flow will be deposited into a lockbox, and the borrower will have no further right to such funds until all remaining amounts on the loan have been paid.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for (i) trade payables and (ii)
debt incurred in the financing of equipment or other personal property used on the 3301 N. Buffalo Drive Property, provided that the debt incurred pursuant to clause (i) or (ii) will not exceed $250,000 in the aggregate at any time.

     Release Properties. On any monthly payment date during the term of the 3301
N. Buffalo Drive Loan, the borrower may obtain the release of one or more of the buildings constituting the 3301 N. Buffalo Drive Property, provided that the borrower is required to pay the greater of 1% of the principal amount of the loan being prepaid and a yield maintenance formula, and any such repayments must equal 125% of the applicable allocated loan amount. In addition, the borrower is also required to comply with, among others, the following conditions: (i) the debt service coverage ratio with respect to the remaining properties must not be less than 1.25x, (ii) the loan-to-value ratio must be equal to or less than 75%,
(iii) the borrower must obtain a rating agency confirmation that the release will not cause a rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates, and (iv) the borrower must pay all out of pocket expenses of the lender incurred in connection with the release, including lender's reasonable attorney's fees and expenses.

                                      B-38

                              ONE RIVERWAY OFFICE

                    [PICTURE FOR ONE RIVERWAY OFFICE OMITTED]

                                      B-39

                              ONE RIVERWAY OFFICE

                      [MAP FOR ONE RIVERWAY OFFICE OMITTED]

                                      B-40

                              ONE RIVERWAY OFFICE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                         ORIGINAL         CUT-OFF DATE
                         --------         ------------

BALANCE:                 $56,070,000      $56,070,000

% OF POOL BY UPB:        3.45%

ORIGINATION DATE:        February 22, 2005

ORIGINATOR:              GMACCM

COUPON:                  5.380%

INTEREST ACCRUAL:        Actual/360

TERM:                    120 months

AMORTIZATION:            Interest only through and including the payment date
                         occurring in March 2008; thereafter, monthly
                         amortization on a 30-year schedule

OWNERSHIP INTEREST:      Fee simple

PAYMENT DATE:            1st of the month

MATURITY DATE:           March 1, 2015

SPONSOR:                 Raymond Levy, Daniel Levy, Jona Goldrich

BORROWER:                Riverway Holdings, L.P., South Post Oak Holdings
                         L.P. and Overland Riverway, L.P.

CALL PROTECTION/LOCKOUT: Defeasance permitted after 2 years from the date of securitization with U.S. government ies. The loan is
                         not prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN PSF:   $117

UP-FRONT RESERVES(1):    Insurance:          $78,343
                         TI/LC:           $1,500,000
                         New tenant:        $275,000
                         Taxes:             $356,353

ONGOING/SPRINGING        Taxes, insurance, replacements and TI/LC
RESERVES(1):

CASH
MANAGEMENT:              None

ADDITIONAL SECURED/
MEZZANINE DEBT:          None Permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Office

PROPERTY LOCATION:         Houston, Texas

OCCUPANCY:                 90.8%

OCCUPANCY AS OF DATE:      January 18, 2005

YEAR BUILT:                1978

YEAR RENOVATED:            NAP

COLLATERAL:                The collateral consists of a single 25 story,
                           481,222 NRSF office building

PROPERTY MANAGEMENT:       Unilev Management Corp.

APPRAISED VALUE:           $69,000,000

APPRAISED VALUE DATE:      December 17, 2004

CUT-OFF DATE LTV:          81.26%

BALLOON LTV:               72.52%

U/W NOI:                   $5,486,387

U/W NCF:                   $4,679,015

ANNUAL DEBT SERVICE:       $3,769,808

U/W NOI DSCR:              1.46x

U/W NCF DSCR:              1.24x
--------------------------------------------------------------------------------

(1) See "Reserves" below.

                                      B-41

     The Loan. The seventh largest loan (the "One Riverway Office Loan"), representing approximately 3.45% of the initial pool balance, with a cut-off date principal balance of $56,070,000, is a 10-year balloon loan that has a maturity date of March 1, 2015, and provides for monthly payments of interest only through March 1, 2008. The One Riverway Office Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the One Riverway Office Property.

     The Borrower. The borrower under the One Riverway Office Loan consists of three special purpose bankruptcy remote entities: Riverway Holdings, L.P.; South
Post Oak Holdings, L.P. and Overland Riverway, L.P., each a Texas limited liability partnership, as tenants in common. The entities comprising the borrower are sponsored by one or more of the following individuals: Raymond
Levy; Daniel Levy; and Jona Goldrich.

     The Property. The property consists of a single 25-story multi-tenant office building containing 481,222 NRSF on a 4.754 acre parcel of land (the "One
Riverway Office Property"). The property is part of the 28-acre Riverway commercial development. According to an appraisal prepared by an independent third-party appraiser, Cushman & Wakefield, Inc., dated December 17, 2004*, improvements in the Riverway development include four high-rise office buildings
(including the improvements on the mortgaged property), an Omni Hotel and three parking garages.

     According to the appraisal, the property is located on the east side of
South Post Oak Lane in Harris County, within the greater Houston area, approximately four miles from the central business district in the West
Loop/Galleria submarket, which contains approximately 23,800,000 SF of office space. The appraisal further noted that the quoted rental rates for comparable buildings in the submarket range from $17.50 to $22.00 PSF. Recent rental rates at the property range from $18.00 to $22.00 PSF.

     Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the One Riverway Office Property.

----------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-42

          THE LARGEST TENANTS ON ANNUALIZED UNDERWRITTEN BASE RENT (1)



                                                                                           % OF TOTAL     ANNUALIZED
                                    CREDIT RATING(2)                         ANNUALIZED     ANNUALIZED      U/W BASE
                                      (FITCH/S&P/       TENANT     % OF        U/W             U/W          RENT PER       LEASE
TENANT NAME                             MOODY'S)         NSRF     NRSF(3)    BASE RENT      BASE RENT        NRSF        EXPIRATION
-----------                             --------         ----     -------    ---------      ---------        ----        ----------

1. Fish & Richardson, P.C .........     NR/NR/NR        49,956     10.4%     $1,047,420       11.7%          $20.97      12/31/2007
2. Hunt Petroleum .................     NR/NR/NR        32,686      6.8         567,546        6.3            17.36      7/31/2012
3. Northwestern Mutual ............   AAA/AAA/Aaa       29,731      6.2         535,158        6.0            18.00      12/31/2014
4. EMC Corporation ................     NR/NR/NR        19,478      4.0         438,255        4.9            22.50      6/25/2005
5. Geokinetics, Inc. ..............     NR/NR/NR        18,992      3.9         398,832        4.5            21.00      11/30/2007
6. Staubach-Houston, LTD ..........     NR/NR/NR        16,920      3.5         377,243        4.2            22.30      11/30/2008
7. Karale-Cor Enterprises, Inc ....     NR/NR/NR        19,372      4.0         372,255        4.2            19.22      12/31/2010
8. Willis of Texas, Inc ...........     NR/NR/NR        16,433      3.4         361,526        4.0            22.00      5/31/2012
9. Harper & Pearson Co. ...........     NR/NR/NR        15,644      3.3         315,586        3.5            20.17      7/31/2009
10. Nexus Health Systems, LTD. ....     NR/NR/NR        15,069      3.1         306,824        3.4            20.36      6/30/2009
                                                       -------     ----      ----------       ----           ------
     TOTAL/WTD. AVG ...............                    234,281     48.7%     $4,720,645       52.8%          $20.15
                                                       =======     ====      ==========       ====           ======


(1) Annualized Underwritten Base Rent excludes vacant space.
(2) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3) % of NRSF includes storage space with no underwritten base rent for selected tenants.

     Lease Expiration: The following table shows the lease expiration schedule for the One Riverway Office Property:

                         LEASE EXPIRATION SCHEDULE (1)



                                                                                                 APPROXIMATE % OF    ANNUALIZED
YEAR ENDING                                                   CUMULATIVE %     ANNUALIZED U/W       TOTAL U/W         U/W BASE
DECEMBER 31          EXPIRING NRSF(2)         % OF NRSF       OF TOTAL SRSF      BASE RENT          BASE RENT         RENT PSF
-----------          ----------------         ---------       -------------      ---------          ---------         --------

2005                      24,839                 5.2%             5.2%             $554,985             6.2%            $22.34
2006                      29,519                 6.1             11.3               665,533             7.4              22.55
2007                     106,717                22.2             33.5             2,254,375            25.2              21.12
2008                      35,538                 7.4             40.9               766,507             8.6              21.57
2009                      59,139                12.3             53.1             1,231,368            13.8              20.82
2010                      76,523                15.9             69.1             1,484,467            16.6              19.40
2011                      18,606                 3.9             72.9               369,666             4.1              19.87
2012                      49,119                10.2             83.1               929,072            10.4              18.91
2013                           0                 0.0             83.1                     0             0.0               0.00
2014                      29,731                 6.2             89.3               535,158             6.0              18.00
2015 & Thereafter          7,299                 1.5             90.8               153,278             1.7              21.00
Vacant                    44,168                 9.2                                      0             0.0               0.00
                         -------                                                 ----------           -----             ------
TOTAL/AVERAGE(3)         481,198                                                 $8,944,409           100.0%            $18.59
                         =======                                                 ==========           =====             ======


(1) Annualized Underwritten Base Rent excludes vacant space.
(2) Expiring NRSF includes storage space for selected tenants with no underwritten base rent.
(3) Total excludes a 24 square foot conference room.

                                      B-43

     Reserves. At origination, the borrower made an initial deposit into a reserve account for the payment of insurance premiums in the amount of $78,343 and for the payment of real estate taxes in the amount of $356,353. The mortgage loan requires the borrower to make monthly deposits into such reserve account in an amount equal to 1/12 of the estimated annual insurance premiums and real estate taxes.

     At origination, the borrower posted an irrevocable letter of credit in the amount of $1,500,000 for the payment of tenant improvements and leasing commissions. Such letter of credit names the lender as sole beneficiary. If at anytime the funds available for the payment of tenant improvements and leasing commissions do not equal $1,500,000, the borrower will make monthly deposits into a reserve account in an amount equal to $60,497, but only to the extent that the funds in such account do not exceed $1,500,000.

     At origination, the borrower made an initial deposit in the amount $275,000 into a reserve account for the payment of costs incurred in connection with the
Northwestern Mutual tenant taking occupancy of its space at the mortgaged property. The funds in such account will be released to the borrower upon satisfaction of certain conditions, including Northwestern Mutual's occupying its space at the mortgaged property and paying unabated rent.

     The mortgage loan requires the borrower to make monthly deposits for the payment of capital expenditures into a replacements reserve account in an amount equal to $6,015, but only to the extent that the funds in such account do not exceed $144,366.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism throughout the term of the loan.

     Additional Secured Debt/Mezzanine Loan. No other debt is permitted, including mezzanine debt, other than trade payables and debt incurred in the ordinary course of the borrower's ownership and operation of the property, to the extent such debt does not exceed 2.00% of the loan amount and is paid within
60 days of the date incurred.

                                      B-44

                               CITY CENTER SQUARE

                   [PICTURES FOR CITY CENTER SQUARE OMITTED]

                                      B-45

                               CITY CENTER SQUARE

                      [MAP FOR CITY CENTER SQUARE OMITTED]

                                      B-46

                               CITY CENTER SQUARE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL         CUT-OFF DATE
                              --------         ------------
BALANCE:                      $44,500,000      $44,402,951

% OF POOL BY UPB:             2.73%

ORIGINATION DATE:             March 15, 2005

ORIGINATOR:                   MSMC

COUPON:                       5.190%

INTEREST ACCRUAL:             Actual/360

TERM:                         120 months

AMORTIZATION:                 360 months

OWNERSHIP INTEREST:           Fee simple

PAYMENT DATE:                 1st of the month

MATURITY DATE:                April 1, 2015

SPONSOR:                      Francis Greenburger

BORROWER:                     City Center Square Equities II LLC

CALL                          Defeasance permitted 2 years from the date of
PROTECTION/LOCKOUT:           securitization with U.S. government securities.
                              Not prepayable until 12 months prior to maturity.

CUT-OFF DATE LOAN
PSF:                          $68

UP-FRONT
RESERVES(1):                  Deferred
                              Maintenance:     $19,500
                              Taxes:           $292,045
                              Insurance:       $16,236
                              TI/LC            $3,000,000

ONGOING/SPRINGING
RESERVES(1):                  Taxes, insurance, TI/LC and
                              replacement reserves

CASH
MANAGEMENT(2):                Springing upon an event of default

ADDITIONAL SECURED/
MEZZANINE DEBT:               None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY LOCATION:                Kansas City, Missouri

OCCUPANCY:                        79.3%

OCCUPANCY AS OF DATE:             February 1, 2005

YEAR BUILT:                       1979

YEAR RENOVATED:                   2005

COLLATERAL:                       Fee simple interest in a 30-story office
                                  building.

PROPERTY MANAGEMENT:              Colliers Turley Martin Tucker Company

APPRAISED VALUE:                  $60,000,000

APPRAISED VALUE DATE:             February 4, 2005

CUT-OFF DATE LTV:                 74.00%

BALLOON LTV:                      61.35%

U/W NOI:                          $5,345,275

U/W NCF:                          $4,584,380

ANNUAL DEBT SERVICE:              $2,928,954

U/W NOI DSCR:                     1.82x

U/W NCF DSCR:                     1.57x
--------------------------------------------------------------------------------

(1) See "Reserves" below.
(2) See "Lockbox; Sweep of Excess Cash Flow" below.

                                      B-47

     The Loan. The eighth largest loan (the "City Center Square Loan"), representing approximately 2.73% of the initial pool balance, with a cut-off date principal balance of $44,402,951 is a ten year balloon loan that has a maturity date of April 1, 2015, and provides for monthly payments of principal and interest. The City Center Square Loan is secured by, among other things, a deed of trust, assignment of rents, security agreement and fixture filing, encumbering the borrower's fee ownership interest in the City Center Square
Property.

     The Borrower. The borrower under the City Center Square Loan, City Center
Square Equities II LLC, is a Missouri limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Francis Greenburger, CEO of Time Equities, Inc. Time Equities, Inc. owns approximately 18.1 million square feet of residential, industrial, office and retail properties, including more than 3,300 multifamily residential units.

     The Property. The property securing the City Center Square Loan (the "City
Center Square Property") is a thirty-story office building totaling approximately 650,097 NRSF located in downtown Kansas City, Missouri. The City
Center Square Property was constructed in 1979 and renovated in 2005. It has on site parking for 325 cars in a two-level basement structure.

     According to the appraisal performed by CB Richard Ellis dated February 17,
2005* (the "Appraisal"), the City Center Square Property is located in the
Kansas City Central Business District, which is considered an urban location.
The Appraisal further noted that the City Center Square Property is surrounded by a mixture of office, hotel and parking developments. The quoted rental rates for comparable buildings range from $15.50 to $21.95 PSF for office space, and from $7.50 to $25.00 for retail space. The appraiser considered these properties to be similar in comparison to the subject property and therefore no adjustments were necessary for the concluded market rental range. These rents are in line with the rental rates at the City Center Square Property, which range for office space from $14.63 to $19.50 PSF with an average of 17.37 PSF, and for retail space from $10.00 to $24.55 PSF with an average of $15.42 PSF.

----------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-48

     Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the City Center Square Property.

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)



                                                                                               ANNUALIZED    % OF TOTAL
                                                CREDIT RATING                     ANNUALIZED  UNDERWRITTEN   ANNUALIZED
                                                  (FITCH/        TENANT   % OF   UNDERWRITTEN  BASE RENT    UNDERWRITTEN    LEASE
TENANT NAME                                     MOODY'S /S&P)     NRSF     NRSF    BASE RENT    PER NRSF     BASE RENT    EXPIRATION
-----------                                     -------------     ----     ----    ---------    --------     ---------    ----------

1.GSA (Dept. of Labor) ........................ AAA/A3/AAA(2)   146,696   22.6%   $2,735,240     $18.65         30.4%     12/31/06
2.Dickinson Financial .........................   NR/NR/NR       91,555   14.1     1,625,101      17.75         18.0       3/31/10
3.Global Crossing Telecommunications ..........   NR/NR/NR       40,425    6.2       767,186      18.98          8.5       6/30/08
4.Cohen-Esrey Real Estate Services, Inc .......   NR/NR/NR       20,923    3.2       363,668      17.38          4.0       2/28/06
5.The Law Firm of Tim Dollar ..................   NR/NR/NR       20,291    3.1       330,720      16.30          3.7       1/31/12
6.KC Convention & Visitors Bureau .............   NR/NR/NR       15,669    2.4       270,290      17.25          3.0       3/31/14
7.McLeod, Nash & Franciskato Law Firm .........   NR/NR/NR        9,157    1.4       171,694      18.75          1.9       5/31/06
8.Brown & James, P.C ..........................   NR/NR/NR        8,782    1.4       161,150      18.35          1.8       1/31/06
9.Stites & Hopkins, P.C. ......................   NR/NR/NR        9,340    1.4       158,780      17.00          1.8      10/31/07
10.Walters, Bender & Strohbehn & Vaughan P.C ..   NR/NR/NR       10,089    1.6       153,857      15.25          1.7       2/28/09
                                                                -------   ----    ----------     ------         ----
TOTALS/AVG. ...................................                 372,927   57.4%   $6,737,686     $18.07         74.8%
                                                                =======   ====    ==========     ======         ====

(1) Annualized Underwritten Base Rent excludes vacant space.
(2) GSA credit is assumed to be AAA or its equivalent.

     Lease Expiration. The following table shows the lease expiration schedule for the City Center Square Property:

                         LEASE EXPIRATION SCHEDULE (1)



                                                                                     APPROXIMATE      ANNUALIZED
                                                                       ANNUALIZED    % OF TOTAL       UNDERWRITTEN
YEAR ENDING                              % OF     CUMULATIVE % OF    UNDERWRITTEN   UNDERWRITTEN       BASE RENT
DECEMBER 31          EXPIRING NRSF       NRSF       TOTAL NRSF         BASE RENT      BASE RENT           PSF
-----------          -------------       ----       ----------         ---------      ---------           ---

2005 & MTM              15,494             2.4%         2.4%             $183,905        2.0%           $11.87
2006                   216,911            33.4         35.7             3,966,273       44.0             18.29
2007                    22,235             3.4         39.2               399,675        4.4             17.98
2008                    58,701             9.0         48.2             1,058,777       11.8             18.04
2009                    47,502             7.3         55.5               782,148        8.7             16.47
2010                   113,747            17.5         73.0             1,924,939       21.4             16.92
2011                     2,429             0.4         73.4                40,080        0.4             16.50
2012                    21,293             3.3         76.7               355,554        3.9             16.70
2013                         0             0.0         76.7                     0        0.0              0.00
2014                    17,021             2.6         79.3               293,950        3.3             17.27
2015                         0             0.0         79.3                     0        0.0              0.00
2016                         0             0.0         79.3                     0        0.0              0.00
2017                         0             0.0         79.3                     0        0.0              0.00
2018 & Thereafter            0             0.0         79.3                     0        0.0              0.00
Vacant                 134,764            20.7        100.0                     0        0.0              0.00
                       -------            ----                         ----------      -----            ------
TOTALS/AVG.            650,097           100.0%                        $9,005,302      100.0%           $13.85
                       =======            ====                         ==========      =====            ======


(1) Annualized Underwritten Base Rent excludes vacant space.

                                      B-49

     Reserves. At origination, the borrower was required to make an initial deposit of (i) $292,045, into a tax reserve account, (ii) $16,236, into an insurance reserve account, (iii) $19,500, into a deferred maintenance account and (iv) $3,000,000 into a rollover reserve account (which amount was delivered to lender in the form of a letter of credit). In addition, the borrower is required to make monthly deposits in the amount of (a) 1/12th of annual taxes and insurance premiums into the tax and insurance reserves, respectively, (b)
$10,858 for payment of repairs and replacements at the City Center Square
Property and (c) $41,670 for payments of tenant improvements and leasing commissions at the City Center Square Property. The amount to be deposited into the rollover reserve is capped at $4,000,000; provided, however, that the cap
(including the amount of any letter of credit delivered in lieu of rollover reserve deposits) shall be reduced to $1,500,000 in the event that borrower (x)
leases, under one or more new leases made pursuant to the terms of the loan documents, for at least 116,800 square feet at the City Center Square Property
(which calculation shall include new or renewal space with the U.S. Government)
for an annual average base rent of at least $15 per square foot for a term of at least three years, or (y) renews at least 80% of square footage covered by the
US Government Lease for an average annual base rent of at least $15 per square foot including the amount of any letter of credit for a term of at least three years, and in each of (x) or (y) such tenants are in occupancy and paying rent.
If, on any payment date the amount of rollover reserve funds on deposit with the lender (including the amount of any letter of credit) is less than the capped amount, the borrower will be required to make the monthly deposit and will be required to continue until the amount on deposit is equal to the capped amount.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism in the maximum amount required under the loan documents, and with deductibles no greater than those set for the comprehensive all risk and business interruption insurance.

     Lockbox; Sweep of Excess Cash Flow. At any time that an event of default is not continuing, there is no lockbox or cash management. During the continuance of an event of default, the borrower is required to enter into a lockbox agreement and a cash management agreement whereby all rents would be paid into the lockbox and then daily transferred to a cash management account. During such period the borrower will not have access to the funds on deposit in the lockbox account and such funds will be used to pay for, among other things, debt service, operating expenses and reserves.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except for trade payables not exceeding
$500,000 at any one time and debt incurred in the financing of equipment or other personal property used on the City Center Square Property with annual payments not exceeding $50,000 in the aggregate.

                                      B-50

                      NJ INDUSTRIAL/OFFICE PORTFOLIO 1 & 2

           [PICTURES FOR NJ INDUSTRIAL/OFFICE PORTFOLIO 1 & 2 OMITTED]

                                      B-51

                      NJ INDUSTRIAL/OFFICE PORTFOLIO 1 & 2

             [MAP FOR NJ INDUSTRIAL/OFFICE PORTFOLIO 1 & 2 OMITTED]

                                      B-52

                      NJ INDUSTRIAL/OFFICE PORTFOLIO 1 & 2

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL         CUT-OFF DATE
                              --------         ------------
BALANCE:                      $42,000,000      $42,000,000

% OF POOL BY UPB:             2.58%

ORIGINATION DATE:             March 9, 2005

ORIGINATOR:                   MSMC

COUPON:                       5.260%

INTEREST ACCRUAL:             Actual/360

TERM:                         120 months

AMORTIZATION:                 Interest-only through and including the
                              payment date occurring in April 2010;
                              thereafter monthly amortization on a 324-
                              month schedule

OWNERSHIP INTEREST:           Fee simple

PAYMENT DATE:                 1st of the month

MATURITY DATE:                April 1, 2035

ANTICIPATED REPAYMENT DATE:   April 1, 2015

SPONSOR(1):                   George Gellert

BORROWERS:                    99 Bauer Drive Associates, LLC; 15-00 Pollitt
                              Drive Associates, LLC; 40 Potash Road
                              Associates, LLC, 19-05 Nevins Road
                              Associates, LLC, 95 Bauer Drive Associates,
                              LLC, 19-00 Pollitt Drive Associates, LLC and 5
                              Thornton Road Associates, LLC, each a Delaware
                              limited liability company

CALL PROTECTION/LOCKOUT:      Defeasance permitted 2 years from the date of
                              securitization with U.S. government securities,
                              provided that from the closing date until the
                              date that defeasance is permitted the borrower
                              may prepay all or a portion of the loan (with
                              the greater of a yield maintenance formula and
                              1% of the outstanding principal balance being
                              prepaid in connection with a partial release).
                              In addition the borrower is permitted to partially
                              defease the loan, in each case, as described below
                              under "Release Properties." Not prepayable until 3
                              months prior to maturity.

CUT-OFF DATE LOAN PSF:        $86

UP-FRONT RESERVES(2):                                     NJ             NJ
                                                       Portfolio 1   Portfolio 2
                                                       -----------   -----------
                              Deferred Maintenance:     $126,654         $0

ONGOING/SPRINGING
RESERVES(2):
                              Taxes, Insurance, TI/LC, Replacement and
                              Repair Reserves

CASH MANAGEMENT(3):           Soft lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:               None

PREFERRED EQUITY(4):          Yes
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Two cross-collateralized and cross defaulted
                                   portfolios - 7 properties

PROPERTY TYPE:                     Office and Industrial

PROPERTY LOCATION:                 Oakland and Fair Lawn, New Jersey

OCCUPANCY:                         100.0%

OCCUPANCY AS OF DATE:              January 1, 2005

YEAR BUILT:                        40 Potash Road - 1992; 1905 Nevins Road -
                                   1953; 1500 Pollitt Drive - 1960; 99 Bauer
                                   Drive - 1967; 5 Thornton Road - 1973;
                                   1900 Pollitt Drive - 1960; 95 Bauer Drive -
                                   1974

YEAR RENOVATED:                    95 Bauer Drive - 1991; 1905 Nevins Road -
                                   2004

COLLATERAL:                        The collateral consists of four industrial
                                   buildings and three office buildings.

PROPERTY MANAGEMENT:               Westminster Management, L.L.C. and
                                   Columbia Consulting Realty, L.P., each an
                                   affiliate of the borrower.

APPRAISED VALUE:                   $54,975,000

APPRAISED VALUE DATE:              January 27, 2005

CUT-OFF DATE LTV:                  76.40%

BALLOON LTV:                       69.38%

U/W NOI:                           $3,923,860

U/W NCF:                           $3,634,492

ANNUAL DEBT SERVICE:               $2,916,120

U/W NOI DSCR:                      1.35x

U/W NCF DSCR:                      1.25x
--------------------------------------------------------------------------------

(1) See "The Borrower" below.
(2) See "Reserves" below.
(3) See "Lockbox; Sweep of Excess Cash Flow" below.
(4) See "Preferred Equity" below.

                                      B-53

     The Loan. The ninth largest loan is comprised of two cross-collateralized and cross defaulted mortgage loans (the "NJ Industrial/Office Portfolio 1 & 2
Loans"), collectively representing approximately 2.58% of the initial pool balance, with a combined cut-off date principal balance of $42,000,000 (with NJ
Industrial/Office Portfolio 1 Loan having a cut-off date principal balance of
$21,500,000 and NJ Industrial/Office Portfolio 2 Loan having a cut-off date principal balance of $20,500,000), are 30-year loans that have a maturity date of April 1, 2035, and provide for monthly payments of interest-only through and including the payment date in April 1, 2010. Thereafter, the borrowers are required to pay monthly payments of principal and interest. If the NJ
Industrial/Office Portfolio 1 & 2 Loans are not repaid on or prior to April 1,
2015, the loans will be hyperamortized at a rate per annum equal to the Adjusted
Interest Rate. The NJ Industrial/Office Portfolio 1 & 2 Loans are secured by, among other things a mortgage and security agreement and assignment of leases and rents, encumbering the borrowers' fee ownership interest in the NJ
Industrial/Office Portfolio 1 & 2 Properties.

     The "Adjusted Interest Rate" means (a) during the 12 month period immediately following the anticipated repayment date, an interest rate equal to the sum of (i) the initial interest rate plus (ii) 2%, and (b) for each consecutive 12 month period after the 12 month period immediately following the anticipated repayment date, an interest rate equal to the sum of (i) the
Adjusted Interest Rate in effect during the immediately preceding twelve 12 month period plus (ii) 2%.

     The Borrower. The borrowers under the NJ Industrial/Office Portfolio 1 & 2
Loans, 99 Bauer Drive Associates, LLC, 15-00 Pollitt Drive Associates, LLC, 40
Potash Road Associates, LLC, 19-05 Nevins Road Associates, LLC, 95 Bauer Drive
Associates, LLC, 19-00 Pollitt Drive Associates, LLC and 5 Thornton Road
Associates, LLC, are each a Delaware limited liability company that is a special-purpose, bankruptcy-remote entity, sponsored by George Gellert.

     According to published reports, Charles Kushner, the former sole chairman of the Kushner Companies and a principal who currently holds together with various trusts set up for the benefit of his children a 30.9% ownership interest in each of the related borrowers (with Charles Kushner owning a 5.9% ownership interest and the various trusts set up for the benefit of his children owning collectively a 25% ownership interest), pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperative witness and one count of making false statements to the
Federal Election Committee. On March 4, 2005, Mr. Kushner was sentenced to 24 months in prison and began serving the sentence in April 2005. Mr. Kushner is reported to have resigned from his post as the chairman of the Kushner
Companies. He is not the trustee for any of the irrevocable trusts set up for the benefit of his children and cannot pool together interests to affect any voting control over the NJ Industrial/Office Portfolio 1 & 2 Properties. The NJ
Industrial/Office Portfolio 1 & 2 Properties are managed by Westminster
Management, LLC, which is the property management division of Kushner Companies.
While the recourse guaranty is signed by George Gellert, the 30% owner of the borrower, in the event of incapacitation of George Gellert, Seryl Kushner,
Charles Kushner's wife, may take over responsibilities as sponsor and recourse guarantor. Despite

                                      B-54

     Mr. Kushner's position solely as a limited partner, we cannot assure you that Mr. Kushner's guilty plea and the resulting sentence would not have an adverse effect on the performance of Westminster Management, LLC or the NJ
Industrial/Office Portfolio 1 & 2 Properties.

     The Properties. The NJ Industrial/Office Portfolio 1 Loan is secured by four properties located at (i) 40 Potash Road, Oakland, NJ, (ii) 1905 Nevins
Road, Fair Lawn, NJ, (iii) 1500 Pollitt Drive, Fair Lawn, NJ and (iv) 99 Bauer
Drive, Oakland, NJ (collectively, the "NJ Industrial/Office Portfolio 1
Properties") and the NJ Industrial/Office Portfolio 2 Loan is secured by three properties located at (i) 5 Thornton Road, Oakland, NJ, (ii) 1900 Pollitt Drive,
Fair Lawn, NJ and (iii) 95 Bauer Drive, Oakland, NJ (collectively, the "NJ
Industrial/Office Portfolio 2 Properties" and together with the NJ
Industrial/Office Portfolio 1 Properties, the "NJ Industrial/Office Portfolio 1
& 2 Properties"). Four of these properties are industrial buildings and three of these properties are office buildings. The NJ Industrial/Office Portfolio 1 & 2
Properties were constructed between 1953 and 1992.

     According to the appraisals performed by Integra Realty Resources -
Northern NJ dated January 27, 2005* (the "Appraisals"), the buildings located in
Fair Lawn, NJ and Oakland, NJ are all within convenient access to major highways and thoroughfares that connect them to the primary commercial thoroughfare in
Bergen County and are within convenient distance from New York City. The following table shows a comparison of the rental rates per square foot for the
NJ Industrial/Office Portfolio 1 & 2 Properties as compared with similar properties located in the same geographical location:



                             CONTRACTUAL             ACTUAL RENT RANGE        ADJUSTED (CONCLUDED)      CONCLUDED
PROPERTY                        RENT                 USED IN COMPARISON            RENT RANGE          MARKET RENT
--------                        ----                 ------------------            ----------          -----------

40 Potash Road                $22.34                  $17.75- $21.01(1)        $19.91- $22.13            $22.00
5 Thornton Road                $6.96                   $6.89- $10.00            $7.23- $8.60              $8.00
1900 Pollitt Drive            $11.90                   $9.00- $14.50           $12.05- $15.11            $13.50
1905 Nevins Road               $4.63                   $6.89- $10.00            $6.07- $7.31              $6.25
1500 Pollitt Drive            $11.65                   $9.00- $14.50           $11.58- $14.36            $13.00
99 Bauer Drive                 $7.70                  $12.25- $16.80(1)        $11.52- $12.79            $12.00
95 Bauer Drive                $14.50                  $12.25- $16.80(1)        $14.08- $16.19            $15.00

(1) Adjusted based on a triple net lease.

---------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisals and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-55

     Tenant Summary. Each of the NJ Industrial/Office Portfolio 1 & 2 Properties
is leased to a single tenant. The following tables show certain information regarding these tenants based on annualized underwritten base rent, of the NJ
Industrial/Office Portfolio 1 & 2 Properties.

             TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)



                                                                                         ANNUALIZED      % OF TOTAL
                             CREDIT RATING                               ANNUALIZED     UNDERWRITTEN     ANNUALIZED
                                (FITCH/        TENANT        % OF       UNDERWRITTEN     BASE RENT      UNDERWRITTEN       LEASE
TENANT NAME                  MOODY'S /S&P)      NRSF         NRSF       BASE RENT(1)      PER NRSF       BASE RENT       EXPIRATION
-----------                  -------------      ----         ----       ------------      --------       ---------       ----------

1.Cablevision                  NR/B3/BB(2)      60,994       12.5%      $1,322,350         $21.68           29.6%         11/10/2012
2.Aramis                       NR/A1/A+(3)     151,874       31.1        1,056,384           6.96           23.6          4/30/2013
3.Paid Prescriptions           NR/NR/NR         77,262       15.8          919,417          11.90           20.6          1/31/2011
4.Road Con Systems(4)          NR/NR/NR        151,700       31.1          702,371           4.63           15.7          9/30/2009
5.Verizon                      A+/Aa3/A+        18,614        3.8          216,852          11.65            4.8          10/31/2006
6.Stratton Travel(5)           NR/NR/NR         20,449        4.2          157,452           7.70            3.5          9/11/2006
7.Kradle to Kindergarten       NR/NR/NR          6,792        1.4           98,484          14.50            2.2          8/31/2007
                                               -------      -----       ----------          -----          -----
TOTALS/AVG.                                    487,685      100.0%      $4,473,310          $9.17          100.0%
                                               =======      =====       ==========          =====          =====


(1) Annualized Underwritten Base Rent excludes vacant space.
(2) Ratings are those of the parent company and the parent company does not guarantee the lease.
(3) Ratings are those of the parent company and the parent company does guarantee the lease.
(4) The tenant filed a petition for bankruptcy under Chapter 11 of the United
    States Bankruptcy Code. It is not known whether the tenant will assume, reject or renegotiate the lease. Per the borrower, the tenant is current on all rental obligations.
(5) Although the tenant is continuing to pay rent, the tenant has relocated and the property is currently vacant.

     Lease Expiration. The following table shows the lease expiration schedule for the NJ Industrial/Office Portfolio 1 & 2 Properties:

                          LEASE EXPIRATION SCHEDULE(1)



                                                                                              APPROXIMATE % OF       ANNUALIZED
                                                  % OF        CUMULATIVE OF     ANNUALIZED       TOTAL U/W          UNDERWRITTEN
YEAR ENDING DECEMBER 31        EXPIRING NRSF      NRSF          TOTAL NRSF    U/W BASE RENT      BASE RENT          BASE RENT PSF
-----------------------        -------------      ----          ----------    -------------      ---------          -------------

2005                                     0         0.0%               0.0%               $0            0.0%             $0.00
2006                                39,063         8.0                8.0           374,304            8.4               9.58
2007                                 6,792         1.4                9.4            98,484            2.2              14.50
2008                                     0         0.0                9.4                 0            0.0               0.00
2009                               151,700        31.1               40.5           702,371           15.7               4.63
2010                                     0         0.0               40.5                 0            0.0               0.00
2011                                77,262        15.8               56.4           919,417           20.6              11.90
2012                                60,994        12.5               68.9         1,322,350           29.6              21.68
2013                               151,874        31.1              100.0         1,056,384           23.6               6.96
2014                                     0         0.0              100.0                 0            0.0               0.00
2015                                     0         0.0              100.0                 0            0.0               0.00
2016 & Thereafter                        0         0.0              100.0                 0            0.0               0.00
Vacant                                   0         0.0              100.0                 0            0.0               0.00
                                   -------       -----                           ----------          -----              -----
TOTALS/AVG.                        487,685       100.0%                          $4,473,310          100.0%             $9.17
                                   =======       =====                           ==========          =====              =====


(1) Annualized Underwritten Base Rent excludes vacant space.

                                      B-56

     Reserves. At origination, with respect to the NJ Industrial/Office
Portfolio 1 Properties the borrower was required to make an initial deposit into a repair reserve in the amount of $126,654. In addition, (a) with respect to the
NJ Industrial/Office Portfolio 1 Properties, the borrower is required to make monthly deposits (i) in the amount of $2,777 for replacement reserves until such time that the balance of funds held is at least equal to $166,584 (such amount, the "Replacement Reserve Cap Amount--NJ 1") and if at any time after the
Replacement Reserve Cap Amount--NJ 1 is reached, funds on deposit are less than the Replacement Reserve Cap Amount--NJ 1, the borrower will be required to replenish the reserve by making the monthly deposits and (ii) in the amount of
$20,833, in cash or letter of credit, for tenants improvements and leasing commissions, provided that the borrowers will not be required to continue to make the monthly deposits if the amount in the reserve equals $1,250,000; and
(b) with respect to the NJ Industrial/Office Portfolio 2 Properties, the
borrower is required to make monthly deposits (i) in the amount of $2,023 for replacement reserves until such time that the balance of funds held is at least equal to $121,356 (such amount, the "Replacement Reserve Cap Amount-- NJ 2") and if at any time after the Replacement Reserve Cap Amount--NJ 2 is reached, funds on deposit are less than the Replacement Reserve Cap Amount--NJ 2, the borrower will be required to replenish the reserve by making the monthly deposits and
(ii) in the amount of $20,833, in cash or letter of credit, for tenants improvements and leasing commissions, provided that the borrowers will not be required to continue to make the monthly deposits if the amount in the reserve equals $1,250,000. Upon an event of default (under the mortgage loan documents)
the borrowers of the NJ Industrial/Office Portfolio 1 & 2 Loans will be required to make monthly deposits in an amount equal to 1/12 of the annual (x) real estates taxes due and (y) insurance premiums.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the NJ Industrial/Office Portfolio 1 & 2 Loans. During an event of default or after the anticipated repayment date, funds held in the cash management account will be disbursed to pay for, among other things, (i) taxes, insurance, debt service, replacement reserve, tenant improvements and leasing commissions (ii)
after funds have been distributed to pay for the items set forth in clause (i), the remaining amounts will be distributed as follows: (x) provided that an event of default has not occurred, funds sufficient to pay the monthly operating expense amount for the calendar month in which such monthly payment date occurs shall be disbursed to the borrower; (y) provided that an event of default has not occurred, 75% of the excess cash flow will be transferred to the lender, provided, however, that if an event of default has occurred, then 100% of the excess cash flow will be transferred to the lender; and (z) provided that an event of default has not occurred, the remaining available funds will be transferred to the borrower.

     Mezzanine Loan. None permitted

     Additional Debt. None permitted, except (i) trade payables in an aggregate amount not to exceed $150,000 at any one time and (ii) debt incurred in the financing of equipment or other personal property used on the NJ
Industrial/Office Portfolio 1 & 2 Properties with annual payments not exceeding
$50,000 in the aggregate;

                                      B-57

provided that any debt incurred pursuant to clauses (i) and (ii) shall (x) not be outstanding more than 60 days past the date incurred and (y) be incurred in the ordinary course of business.

     Release Properties. Following the date that is two years after the closing date of the securitization and at any time thereafter, the borrowers may partially defease the NJ Industrial/Office Portfolio 1 & 2 Loans and obtain the releases of one or more of buildings constituting the NJ Industrial/Office
Portfolio 1 & 2 Properties. Upon such event, the borrower will be required to comply with, among others, the following conditions: (a) the debt service coverage ratio with respect to the remaining properties must be equal or to or greater than 1.24x, (b) the loan-to-value ratio of the remaining properties must not be greater than 80% or the loan-to-value ratio immediately prior to the release, and (c) the borrower deposits defeasance collateral equal to 125% of the release amount. The borrower is required to deposit defeasance collateral equal to only 100% of the release amount provided that the actual debt service coverage ratio of the remaining property is equal to or greater than 1.35x if the release occurs during the third year of the loan term, or greater than or equal to 1.40x if the release occurs after the third year of the loan term. In addition, the borrower must (a) obtain a rating agency confirmation that the release will not cause a rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates, and (b) pay all out of pocket expenses of the lender incurred in connection with the release, including lender's reasonable attorney's fees and expenses. In no event may the 95 Bauer
Drive property from NJ Industrial/Office Portfolio 1 or the 99 Bauer Drive property from NJ Industrial/Office Portfolio 2 be the only remaining property encumbered by the respective mortgage.

     In addition, prior to the date that is two years from the securitization closing date the borrowers may obtain partial release of one or more of buildings constituting the NJ Industrial/Office Portfolio 1 & 2 Properties
provided that, among other conditions, (a) the actual debt service coverage ratio of the remaining properties is equal to or greater than 1.24x, (b) the loan to value ratio of the remaining properties is not greater than 80% or the loan to value ratio immediately prior to the release, and (c) borrower pays 125%
of the release amount along with the payment of yield maintenance equal to the greater of 1% of the outstanding principal balance being prepaid and a yield maintenance formula. If the actual debt service coverage ratio is equal to or greater than 1.30x, the borrower is instead required to pay 100% of the release amount along with the yield maintenance premium described in the preceding sentence.

     Preferred Equity. On November 2, 2001, GMAC Commercial Mortgage Corporation
contributed $26,000,000 in exchange for a preferred equity interest in CK Bergen
Associates, L.L.C., an indirect parent of the borrower and concurrently with the closing of the NJ Industrial/Office Portfolio 1 & 2 Loans, such preferred equity interest was restructured. Pursuant to a Lender/Investor Agreement entered into by and between GMAC Commercial Mortgage Corporation, as the preferred equity holder and Morgan Stanley Mortgage Capital Inc., as the lender of the NJ
Industrial/Office Portfolio 1 & 2 Loans, dated as of March 9, 2005, GMAC
Commercial Mortgage Corporation has agreed to subordinate its preferred equity interest, as restructured, to the NJ Industrial/Office Portfolio 1 & 2 Loans.
GMAC Commercial Mortgage Corporation is also the Master Servicer and the Special
Servicer in this securitization.

                                      B-58

                        RESIDENCE INN -- VERMONT AVENUE

             [PICTURES FOR RESIDENCE INN -- VERMONT AVENUE OMITTED]

                                      B-59

                        RESIDENCE INN -- VERMONT AVENUE

                [MAP FOR RESIDENCE INN -- VERMONT AVENUE OMITTED]

                                      B-60

                        RESIDENCE INN -- VERMONT AVENUE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                  ORIGINAL        CUT-OFF DATE
                                  --------        ------------
BALANCE:                          $27,000,000     $27,000,000

% OF POOL BY UPB:                 1.66%

ORIGINATION DATE:                 December 22, 2004

ORIGINATOR:                       GMACCM

COUPON:                           5.300%

INTEREST ACCRUAL:                 Actual/360

TERM:                             120 months

AMORTIZATION:                     Interest only through and including the
                                  payment date occurring in January 1,
                                  2010; thereafter, monthly amortization
                                  on a 30-year schedule.

OWNERSHIP INTEREST:               Fee simple

PAYMENT DATE:                     1st of the month

MATURITY DATE:                    January 1, 2015

SPONSOR:                          JWM Family Enterprises, L.P.

BORROWER:                         RIDC, LLC

CALL                              Defeasance permitted after 3 years from
PROTECTION/LOCKOUT:               the date of securitization with U.S.
                                  government securities. Not prepayable
                                  until one month prior to maturity.

CUT-OFF DATE LOAN
PER ROOM:                         $133,663

UP-FRONT
RESERVES:                         None

ONGOING/SPRINGING
RESERVES(1):                      Taxes, insurance, and replacements

CASH
MANAGEMENT:                       None

ADDITIONAL SECURED/
MEZZANINE DEBT:                   None permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Hospitality

PROPERTY LOCATIONS:                Washington, D.C.

OCCUPANCY(2):                      84.3%

OCCUPANCY AS OF DATE:              March 31, 2005

YEAR BUILT:                        1967

YEAR RENOVATED:                    1999

COLLATERAL:                        The collateral consists of a 202-room
                                   extended stay hotel, retail space and
                                   a parking garage.

PROPERTY                           Residence Inn by Marriott, Inc.
MANAGEMENT:

APPRAISED VALUE:                   $41,800,000

APPRAISED VALUE DATE:              November 1, 2004

CUT-OFF DATE LTV:                  64.59%

BALLOON LTV:                       59.83%

U/W NOI:                           $4,245,710

U/W NCF:                           $3,835,348

ANNUAL DEBT SERVICE:               $1,799,187

U/W NOI DSCR:                      2.36x

U/W NCF DSCR:                      2.13x
--------------------------------------------------------------------------------

(1) See "Reserves" below.
(2) Occupancy represents the average occupancy over the trailing 12-month period ending in March 2005.

                                      B-61

     The Loan. The tenth largest loan (the "Residence Inn--Vermont Avenue
Loan"), representing approximately 1.66% of the initial pool balance, with a cut-off date principal balance of $27,000,000, is a ten-year balloon loan that has a maturity date of January 1, 2015, and provides for monthly payments of interest only through the January 2010 payment date, and principal and interest based on a 30-year amortization schedule thereafter. The Residence Inn--Vermont
Avenue Loan is secured by, among other things, a deed of trust, assignment of leases and profits, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Residence Inn--Vermont Avenue Property
(as defined herein).

     The Borrower. The borrower under the Residence Inn--Vermont Avenue Loan,
RIDC, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by JWM Family Enterprises, L.P.

     The Property. The property securing the Residence Inn--Vermont Avenue Loan
(the "Residence Inn-- Vermont Avenue Property") is located on Thomas Circle at the intersection of 14th Street and Vermont Avenue in Washington, D.C., three blocks north of the White House. Amenities at the Residence Inn--Vermont Avenue
Property include three meeting rooms totaling 1,175 square feet, guest laundry, a breakfast/lounge area and an exercise room. The property also includes 10,128 square feet of ground floor retail occupied by a CVS drugstore (rated A-/A-/A3 by Fitch/S&P/Moody's) with a lease expiration of August 2017, and a 356-space underground parking garage. The Residence Inn--Vermont Avenue Property's room mix consists of 12 studio suites, 158 studios, and 32 one-bedroom suites.

     According to an appraisal prepared by an independent third-party appraiser,
Atlantic Hospitality Advisors, dated November 1, 2004*, occupancy of properties identified by the appraisal as similar in the market area surrounding the
Residence Inn--Vermont Avenue Property has increased from 79.0% to 82.9%, ADR increased from $120.78 to $134.32 and RevPAR increased from $95.44 to $111.32, in each case for the year to date ended September 2003 as compared to the year to date ended September 2004.

                           HISTORICAL OPERATING DATA

                     2002         2003          2004        T-13(1)        UW
                     ----         ----          ----        -------        --
Occupancy .......    75.3%        75.8%         82.7%        84.3%        80.0%
ADR .............   $124.76      $124.92       $137.54      $140.29      $140.00
Rev PAR .........   $93.92       $94.68        $113.75      $118.28      $112.00

(1) As of March 2005.

------------------
* None of the depositor, the underwriters, the mortgage loan sellers or any of their respective affiliates has independently verified any of the information in such appraisal and none of such persons makes any representation regarding the accuracy or completeness of such information.

                                      B-62

     Management Agreement. The borrower has entered into a management agreement with the property manager. The term of the management agreement expires on
December 31, 2031 with two successive, 10-year renewal periods. The property manager receives a base management fee equal to 7% of gross revenues and an incentive management fee retained out of gross revenues after deducting costs incurred by the borrower and property manager for such fiscal year. The property manager has established a reserve account for payment of replacements, renewals and routine repairs pursuant to the management agreement and is required to transfer to the replacement reserve in each fiscal year through the end of the loan term an amount equal to 5% of gross revenues for such fiscal year. Under the management agreement, the borrower has been granted the right to operate the
Residence Inn--Vermont Avenue Property as a Residence Inn hotel. The property manager has the right to approve certain actions of the borrower with respect to the Residence Inn--Vermont Avenue Property, including certain transfers by the borrower of its interests in the management agreement. In the event the borrower decides to sell the Residence Inn--Vermont Avenue Property to a third party, the property manager has the right to negotiate a mutually satisfactory agreement with the borrower to purchase the Residence Inn-- Vermont Avenue Property. If after 30 days the borrower and the property manager are unwilling or unable to negotiate an acceptable agreement for the property manager's purchase of the
Residence Inn--Vermont Avenue Property, the borrower may sell the Residence
Inn--Vermont Avenue Property to a third party on terms and conditions not more favorable to such third party than the borrower was willing to sell to the property manager. If the management agreement is terminated as a result of a default by the borrower, the property manager will have the right to withdraw any amounts owed to the property manager by the borrower from distribution otherwise payable to the borrower.

     Reserves. Under certain circumstances, the borrower may be required to fund to the property manager certain shortfalls in the replacement reserve account maintained by the property manager, up to 3% of gross revenues in any fiscal year.

     If the property manager is no longer managing the Residence Inn--Vermont
Avenue Property or if the property manager is not collecting and escrowing funds to pay certain taxes, the borrower will be required to deposit 1/12th of the estimated annual taxes and insurance premiums into the tax and insurance escrow fund. If an event of default occurs under the related loan documents, the lender may apply any sums then comprising the tax and insurance escrow fund to the payment of debt in any order in its sole discretion.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Additional Debt. None permitted, except for trade payables and debt incurred in the ordinary course of business.

                                      B-63

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET
                       $1,503,081,000 (APPROXIMATE BALANCE)         JUNE ,  2005
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-C1

APPROXIMATE SECURITIES STRUCTURE:
--------------------------------



                          APPROXIMATE     EXPECTED        EXPECTED
             EXPECTED    FACE/NOTIONAL     CREDIT         WEIGHTED        EXPECTED
              RATING         AMOUNT        SUPPORT         AVERAGE        PAYMENT
 CLASS      S&P/ FITCH       ($MM)       (% OF UPB)   LIFE (YEARS) (a)   WINDOW (a)
-------    ------------ --------------- ------------ ------------------ -----------

PUBLICLY OFFERED CLASSES

  A-1 (b)   AAA/AAA       $  64.4         20.000            2.99        07/05-02/10
  A-1A (c)  AAA/AAA         344.5         20.000            7.26        07/05-04/15
  A-2 (b)   AAA/AAA         487.2         20.000            4.85        02/10-11/10
  A-3 (b)   AAA/AAA          71.0         20.000            7.41        11/10-11/14
  A-4 (b)   AAA/AAA         334.6         20.000            9.72        11/14-04/15
  A-J       AAA/AAA         130.2         12.000            9.88        04/15-06/15
  B          AA/AA           34.6          9.875            9.98        06/15-06/15
  C         AA-/AA-          12.2          9.125            9.98        06/15-06/15
  D           A/A            24.4          7.625            9.98        06/15-06/15
  X-2 (d)   AAA/AAA        [    ]           N/A              N/A                N/A

PRIVATELY OFFERED CLASSES (e)

  X-1 (d)      AAA/AAA          1,627.2      N/A
  E             A-/A-              16.3       6.625
  F           BBB+/BBB+            16.3       5.625
  G            BBB/BBB             16.3       4.625
  H           BBB-/BBB-            20.3       3.375
  J            BB+/BB+              6.1       3.000
  K             BB/BB               6.1       2.625
  L            BB-/BB-              8.1       2.125
  M             B+/B+               4.1       1.875
  N              B/B                4.1       1.625
  O             B-/B-               4.1       1.375
  P             NR/NR              22.4         --
           OTAL SECURITIES:   $ 1,627.2


(a)   Calculated at 0% CPR, assuming no balloon payment extension.
(b)   Generally Group 1 only.
(c)   Generally Group 2 only.
(d)   Notional amount of interest only class.
(e)   Not offered hereby.

KEY FEATURES:
------------



Co-Lead Managers:                Deutsche Bank Securities Inc.
                                 Morgan Stanley & Co. Incorporated
Co-Manager:                      GMAC Commercial Holding Capital Markets Corp.
Originators:                     GMAC Commercial Mortgage Corporation ("GMACCM") (36.2%)
                                 Morgan Stanley Mortgage Capital Inc. ("MSMC") (34.2%)
                                 German American Capital Corporation ("GACC") (29.6%)
Collateral:                      95 Mortgage Loans ($1,627,152,258)
Master Servicer:                 GMACCM
Special Servicer:                GMACCM
Trustee:                         LaSalle Bank National Association
Fiscal Agent:                    ABN AMRO Bank N.V.
Pricing:                         June 2005
Closing:                         June 2005
Cut-Off Date:                    June 1st and 8th, 2005
Distribution Date:               10th of each month, or following business day
                                 (commencing July 10, 2005)
Payment Delay:                   9 or 2 days
ERISA Eligible:                  Classes A-1, A-1A, A-2, A-3, A-4, A-J, B, C, D, X-1, X-2, E, F, G and H are
                                 expected to be ERISA eligible subject to certain conditions for eligibility.
Structure:                       Sequential pay
Day Count:                       30/360
Tax Treatment:                   REMIC
Rated Final Distribution Date:   May 2043
Clean up Call:                   1.0%
Minimum Denominations:           Publicly Offered Classes: $25,000 & $1
Delivery:                        DTC for publicly offered classes


--------------------------------------------------------------------------------

COLLATERAL FACTS (a) (b):
------------------------



 Cut-Off Date Loan Principal Balance:                         $1,627,152,258
 Number of Mortgage Loans / Properties:                       95/111
 Average Mortgage Loan Cut-Off Date Balance:                  $17,127,919
 Weighted Average Current Mortgage Rate:                      5.529%
 Weighted Average Loan U/W DSCR:                              1.51 x
 Weighted Average Loan Cut-Off Date LTV Ratio:                70.53%
 Weighted Average Remaining Term to Maturity Date (months):   95.5
 Weighted Average Remaining Amortization Term (months):       342.0
 Lockout / Defeasance as % of Total (c):                      79.71%
 Balloon Loans as a % of Total:                               93.19%
 Single Largest Asset as % of Total:                          11.06%
 Five Largest Assets as % of Total:                           33.96%
 Ten Largest Assets as % of Total:                            47.92%


(a)  Four mortgage loans were modeled with pari-passu companion loans. See "Ten
     Largest Loans" herein and the related GMAC Commercial Mortgage Securities,
     Inc. Series 2005-C1 Prospectus and Prospectus Supplement. Four mortgage loans have related subordinate B Notes; however, only one mortgage loan, the GM Building Mortgage Loan, was modeled with the related subordinate B
     Note. All LTV and DSCR numbers include the pari-passu companion loans but not the subordinate B Notes.
(b)  All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan. (c) See "Distribution of Prepayment
     Provisions".

PROPERTY TYPES:
--------------



                          NUMBER OF                          LOAN POOL CUT-OFF DATE BALANCE
                          MORTGAGED                        ----------------------------------
PROPERTY TYPE             PROPERTIES         ($MM)          % BY UPB     WTD. AVG. UWDSCR (a)
---------------------------------------------------------------------------------------------

Office                        24       $  674,078,530         41.43%             1.68x
Multifamily                   21          344,532,803         21.17              1.29
Anchored Retail               22          209,407,630         12.87              1.36
Hospitality                   11          178,177,030         10.95              1.66
Industrial/Warehouse          11           79,997,053          4.92              1.33
Parking Facility               2           48,025,720          2.95              1.34
Unanchored Retail              9           36,483,470          2.24              1.45
Self Storage                   8           24,170,022          1.49              1.40
Mixed Use                      2           17,880,000          1.10              1.28
Manufactured Housing           1           14,400,000          0.88              1.29
                              --       --------------        ------              ---------
TOTAL / WTD. AVG.            111       $1,627,152,258        100.00%            1.51X
------------------------------------------------------------------------------------------


(a)  Four mortgage loans were modeled with pari-passu companion loans. See "Ten
     Largest Loans" herein and the related GMAC Commercial Mortgage Securities,
     Inc. Series 2005-C1 Prospectus and Prospectus Supplement. Four Mortgage
     Loans have related subordinate B Notes; however, only one mortgage loan, the GM Building Mortgage Loan, was modeled with the related subordinate B
     Note. All LTV and DSCR numbers include the pari-passu companion loans but not the subordinate B Notes.

TEN LARGEST ASSETS:
------------------



LOAN                                    PROPERTY TYPE      BALANCE      % OF TOTAL   DSCR(a)     LTV(a)
---------------------------------------------------------------------------------------------------------

General Motors Building (b)            Office           $180,000,000       11.06%      2.38x      43.27%
125 West 55th Street (c)               Office            100,000,000        6.15       1.58       64.52
Hilltop Bayview Apartments             Multifamily       100,000,000        6.15       1.27       80.00
Windsor Hospitality Portfolio          Hospitality        92,891,276        5.71       1.38       74.67
Telcordia Headquarters                 Office             79,686,000        4.90       1.36       66.41
3301 N. Buffalo Drive                  Office             57,750,000        3.55       1.57       73.36
One Riverway Office                    Office             56,070,000        3.45       1.24       81.26
City Center Square                     Office             44,402,951        2.73       1.57       74.00
NJ Industrial/Office Portfolio 1 & 2   Various            42,000,000        2.58       1.25       76.40
Residence Inn - Vermont Avenue         Hospitality        27,000,000        1.66       2.13       64.59
                                                        ------------       -----       ----       -----
TOTAL / WTD. AVG.                                       $779,800,227       47.92%      1.65x      66.04%
-------------------------------------------------------------------------------------------------------


(a)  All DSCR and LTV information presented herein is calculated without reference to any related subordinate B Notes.
(b)  The $180,000,000 loan represents one of six pari passu notes totaling $714,000,000. The five additional pari passu notes are not included in the trust. In addition, an $86,000,000 subordinate B
     Note is not included in the trust, but was certificated and issued as investment grade securities in the COMM 2005-LP5 securitization.
     Additionally, there is $300,000,000 of mezzanine debt. All LTV and
     DSCR figures in table are based on the General Motors Building
     Senior Loan of $714,000,000.
(c)  The subject $100,000,000 loan represents two $50,000,000 pari passu notes from a first mortgage loan in the original principal amount of
     $200,000,000. The A-2 and A-3 notes are being contributed to the trust and pari passu A-1 and A-4 notes are not included in the trust. Additionally, there is $63,500,000 of mezzanine debt. All LTV and DSCR figures in tables are based on the 125 West 55th Street
     Senior Loan of $200,000,000.

PROPERTY LOCATION:
-----------------


                                                        LOAN POOL CUT-OFF DATE BALANCE
                          NUMBER OF                    --------------------------------
                          MORTGAGED
GEOGRAPHIC DISTRIBUTION   PROPERTIES       ($MM)        % BY UPB   WTD. AVG. UWDSCR (a)
---------------------------------------------------------------------------------------

New York                       4      $  289,131,084      17.77%           2.07x
California                    16         226,143,263      13.90            1.36
 Northern                      5         119,350,625       7.33            1.29
 Southern                     11         106,792,637       6.56            1.42
New Jersey                    13         168,711,038      10.37            1.35
Texas                         10         134,985,763       8.30            1.28
Nevada                         4         115,444,332       7.09            1.47
Michigan                       6          82,261,018       5.06            1.34
Florida                        6          78,461,255       4.82            1.64
Other (b)                     52         532,014,506      32.70            1.39
                              --      --------------     ------            ----
TOTAL / WTD. AVG             111      $1,627,152,258     100.00%           1.51x
-------------------------------------------------------------------------------


(a)  Four mortgage loans were modeled with pari-passu companion loans. See "Ten
     Largest Loans" herein and the related GMAC Commercial Mortgage Securities,
     Inc. Series 2005-C1 Prospectus and Prospectus Supplement. Four mortgage loans have related subordinate B Notes; however, only one mortgage loan, the GM Building Mortgage Loan, was modeled with the related subordinate B
     Note. All LTV and DSCR numbers include the pari-passu companion loans but not the subordinate B Notes.
(b)  Includes 21 states and the District of Columbia.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                     C-1

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------



COLLATERAL FACTS (A)                                            LOAN GROUP 1 (b)    LOAN GROUP 2 (c)      AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Loan Principal Balance:                            $1,282,619,456      $344,532,803        $1,627,152,258
------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties:                          74/90               21/21               95/111
------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                     $17,332,695         $16,406,324         $17,127,919
------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                         5.517%              5.577%              5.529%
------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                 1.57x               1.29x               1.51x
------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                   68.73%              77.21%               70.53%
------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity Date (months):      96.8                90.5                 95.5
------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term (months):          338.0               359.5                342.0
------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total:                             87.09%              52.23%               79.71%
------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                  91.36%              100.00%              93.19%
------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                             14.03%              29.02%               11.06%
------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                              39.79%              55.99%               33.96%
------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                               55.06%              81.33%               47.92%
------------------------------------------------------------------------------------------------------------------------



(a)  The calculations set forth in this term sheet do not include any subordinate B-Notes whether or not included in the trust.

(b)  The mortgaged properties included in Loan Group 1 include 89 properties used for commercial purposes and 1 property used for manufactured housing purposes.

(c)  The mortgaged properties included in Loan Group 2 include 21 properties used for multifamily residential purposes.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                     C-2

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

o Loan Group 1 is comprised of 74 loans. Loan Group 2 is comprised of 21 loans.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1, A-2, A-3 and A-4, pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest to Class A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to the Class
  X-1 and X-2, pro rata, until paid in full.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full, then to pay principal to Class A-1A until paid in full.
  Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to Class A-1A until paid in full, then to pay principal to Class A-1, A-2, A-3 and A-4, in that order, until paid in full.

o After Class A-1, A-2, A-3, A-4 and A-1A are paid all amounts to which they are entitled the remaining Available Distribution Amount related to both groups will be used to pay interest and, after Class A-1, A-2, A-3, A-4 and
  A-1A are paid in full, principal sequentially to Class A-J, B, C, D, E, F,
  G, H, J, K, L, M, N, O and P.

o Each class will be subordinate to the Class A-1, A-2, A-3, A-4 and A-1A certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-3,
  A-4 and A-1A certificates will be of equal priority.

o All Classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class
  P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J certificates, and then pro-rata to the Class A-1, A-2, A-3, A-4 and A-1A certificates regardless of the Loan Group.

o The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee at a rate not exceeding two basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications,
  Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the certificates.

o Any excess interest that accrues on any ARD loan will be paid to the Class Q certificates if such loan is not repaid in full on its anticipated repayment date.

o Any exit fees received on the Windsor Hospitality Portfolio Loan will be paid to the Class W certificates.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-3

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                     ALLOCATION OF PREPAYMENT PREMIUMS (A)
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
---------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the Class A-1, A-1A, A-2, A-3, A-4, A-J, B, C, D, E,
F, G and H certificates then entitled to principal distributions and the Class
X-1 and X-2 certificates as follows:

  o  A percentage of all prepayment premiums and yield maintenance amounts with respect to Loan Group 1 will be allocated to Class A-1, A-2, A-3,
     A-4, A-J, B, C, D, E, F, G and H certificates and with respect to Loan
     Group 2 will be allocated to the Class A-1A certificates such that the percentage will be equal to the product of (a) with respect to Loan Group
     1, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1, A-2, A-3, A-4, A-J, B, C, D, E, F, G or H certificates on that distribution date and the denominator of which is equal to the sum of the amount of principal distributed to the Class A-1,
     A-2, A-3, A-4, A-J, B, C, D, E, F, G and H certificates on that distribution date, and with respect to Loan Group 2, a fraction the numerator of which is equal to the amount of principal distributed to such
     Class A-1A on such distribution date and the denominator of which is equal to the amount of principal distributed to the Class A-1A on that distribution date, in each case multiplied by (b) a fraction the numerator of which is the excess, if any, resulting from the Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related Mortgage Loan less the relevant discount rate.

-------------------------------------------------------------------------------


  Prepayment               (Pass-Through Rate - Discount Rate)
  Premium Allocation   =   -------------------------------------------
  Percentage               (Mortgage Rate - Discount Rate)

-------------------------------------------------------------------------------

  o  The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificates and
     Class X-2 certificates based on an [  ] ratio through the Distribution
     Date in [        ]. After the Distribution Date in [        ] all
     prepayment premiums and yield maintenance amounts remaining will be allocated to the X-1 certificates.
  o  In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-1A,
     A-2, A-3, A-4, A-J, B, C, D, E, F, G and H certificates relative to the
     Class X-1 and X-2 certificates as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------



    Discount Rate Fraction Methodology:
    Mortgage Rate                                 =   6%
    Bond Class Rate                               =   5%
    Treasury Rate (or Applicable Discount Rate)   =   4%
    % of Principal Distributed to Class           =   100%




 BOND CLASS ALLOCATION   CLASS X ALLOCATION
--------------------------------------------------------
 5% - 4% x 100%  = 50%   Receives excess premiums = 50%
--------
 6% - 4%


(a)  For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-4

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
  Prepayment Restrictions Assuming No Prepayment of Principal (a) (b) (c) (d)
-------------------------------------------------------------------------------



----------------------------------------------------------------------------
                               AGGREGATE POOL
----------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              JULY-2005     JULY-2006     JULY-2007
----------------------------------------------------------------------------

 Locked out / Defeasance                 88.30%        86.51%        88.60%
 Yield Maintenance                       11.70%        13.49%        11.40%
 Open                                     0.00%         0.00%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)      1,627.15      1,618.93      1,608.54
 % OF CUT-OFF BALANCE                   100.00%        99.49%        98.86%
----------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2013     JULY-2014     JULY-2015
--------------------------------------------------------------------------
 Locked out / Defeasance                 92.99%        88.63%        50.71%
 Yield Maintenance                        7.01%         6.83%        49.29%
 Open                                     0.00%         4.54%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)        848.86        828.16         31.60
 % OF CUT-OFF BALANCE                    52.17%        50.90%         1.94%
----------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             JULY-2021     JULY-2022     JULY-2023
--------------------------------------------------------------------------
 Locked out / Defeasance                 86.41%        86.52%        86.74%
 Yield Maintenance                       13.59%        13.48%        13.26%
 Open                                     0.00%         0.00%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)          3.40          2.63          1.82
 % OF CUT-OFF BALANCE                     0.21%         0.16%         0.11%
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              JULY-2008     JULY-2009     JULY-2010    JULY-2011   JULY-2012
----------------------------------------------------------------------------------------------------

 Locked out / Defeasance                 88.60%        88.17%       93.40%       92.85%      92.89%
 Yield Maintenance                       11.40%         9.89%        6.60%        7.15%       7.11%
 Open                                     0.00%         1.94%        0.00%        0.00%       0.00%
----------------------------------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%      100.00%      100.00%     100.00%
 Balance of Mortgage Loans ($mm)      1,594.64      1,577.72       998.75       897.20      872.28
 % OF CUT-OFF BALANCE                    98.00%        96.96%       61.38%       55.14%      53.61%
----------------------------------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2016     JULY-2017    JULY-2018    JULY-2019    JULY-2020
---------------------------------------------------------------------------------------------------
 Locked out / Defeasance                 49.66%        25.28%       23.44%       21.37%      86.36%
 Yield Maintenance                       50.34%        74.72%       76.56%       78.63%      13.64%
 Open                                     0.00%         0.00%        0.00%        0.00%       0.00%
----------------------------------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%      100.00%      100.00%     100.00%
 Balance of Mortgage Loans ($mm)         30.79         20.64        20.04        19.39        4.12
 % OF CUT-OFF BALANCE                     1.89%         1.27%        1.23%        1.19%       0.25%
----------------------------------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2024     JULY-2025
------------------------------------------------------------
 Locked out / Defeasance                 87.41%         0.00%
 Yield Maintenance                       12.59%         0.00%
-------------------------------------------------------------
 Open                                     0.00%         0.00%
 TOTAL                                  100.00%         0.00%
 Balance of Mortgage Loans ($mm)          0.96          0.00
 % OF CUT-OFF BALANCE                     0.06%         0.00%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------
                                LOAN GROUP 1
----------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              JULY-2005     JULY-2006     JULY-2007
----------------------------------------------------------------------------

 Locked out / Defeasance                 92.22%        91.83%        90.56%
 Yield Maintenance                        7.78%         8.17%         9.44%
 Open                                     0.00%         0.00%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)      1,282.62      1,275.09      1,265.91
 % OF CUT-OFF BALANCE                   100.00%        99.41%        98.70%
----------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2013     JULY-2014     JULY-2015
--------------------------------------------------------------------------
 Locked out / Defeasance                 96.67%        91.28%        50.71%
 Yield Maintenance                        3.33%         3.07%        49.29%
 Open                                     0.00%         5.65%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)        683.82        666.17         31.60
 % OF CUT-OFF BALANCE                    53.31%        51.94%         2.46%
----------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2021     JULY-2022     JULY-2023
--------------------------------------------------------------------------
 Locked out / Defeasance                 86.41%        86.52%        86.74%
 Yield Maintenance                       13.59%        13.48%        13.26%
 Open                                     0.00%         0.00%         0.00%
----------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%       100.00%
 Balance of Mortgage Loans ($mm)          3.40          2.63          1.82
 % OF CUT-OFF BALANCE                     0.26%         0.21%         0.14%
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              JULY-2008     JULY-2009     JULY-2010    JULY-2011   JULY-2012
----------------------------------------------------------------------------------------------------

 Locked out / Defeasance                 90.55%        90.01%       96.66%       96.38%      96.48%
 Yield Maintenance                        9.45%         9.45%        3.34%        3.62%       3.52%
 Open                                     0.00%         0.53%        0.00%        0.00%       0.00%
----------------------------------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%      100.00%      100.00%     100.00%
 Balance of Mortgage Loans ($mm)      1,253.54      1,239.03       821.28       722.37      700.23
 % OF CUT-OFF BALANCE                    97.73%        96.60%       64.03%       56.32%      54.59%
----------------------------------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2016     JULY-2017    JULY-2018    JULY-2019    JULY-2020
---------------------------------------------------------------------------------------------------
 Locked out / Defeasance                 49.66%        25.28%       23.44%       21.37%      86.36%
 Yield Maintenance                       50.34%        74.72%       76.56%       78.63%      13.64%
 Open                                     0.00%         0.00%        0.00%        0.00%       0.00%
----------------------------------------------------------------------------------------------------
 TOTAL                                  100.00%       100.00%      100.00%      100.00%     100.00%
 Balance of Mortgage Loans ($mm)         30.79         20.64        20.04        19.39        4.12
 % OF CUT-OFF BALANCE                     2.40%         1.61%        1.56%        1.51%       0.32%
----------------------------------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS             JULY-2024     JULY-2025
------------------------------------------------------------
 Locked out / Defeasance                 87.41%         0.00%
 Yield Maintenance                       12.59%         0.00%
 Open                                     0.00%         0.00%
-------------------------------------------------------------
 TOTAL                                  100.00%         0.00%
 Balance of Mortgage Loans ($mm)          0.96          0.00
 % OF CUT-OFF BALANCE                     0.07%         0.00%
----------------------------------------------------------------------------------------------------


(a)  All tables calculated use modeling assumptions as described in the prospectus supplement.

(b)  Difference in totals may exist due to rounding.

(c)  For purposes of this prepayment table, the Hilltop Bayview
     Apartments Loan was split into two portions. The first portion, which equals 50% of the original loan amount, was deemed to prepay during the lockout period with the greater of 1% of the amount being prepaid and a yield maintenance formula and thereafter defeasance was assumed. The second portion, which equals the remainder, was deemed to be locked out during the initial yield maintenance period and thereafter defeasance was assumed. These two portions were assumed to pay in accordance with Annex A. If 50% of the net rentable area of the mortgage loan is released the principal prepayment amount could be increased by an additional $12,500,000.
     In such a case, the yield maintenance amount will be increased accordingly. The numbers above do not reflect this scenario.

(d)  For purposes of this prepayment table, the 205 Ladish Road Loan was split into two portions. The first portion, which equals 1/3 of the original loan amount was deemed to prepay following the lockout period with the greater of 1% of the amount being prepaid and a yield maintenance formula. The second portion, which equals the remainder, was deemed to be locked out and thereafter defeasance was assumed. These two portions will amortize in the aggregate in accordance with the terms of the Annex A.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-5

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
  Prepayment Restrictions Assuming No Prepayment of Principal (a) (b) (c) (d)
   -----------------------------------------------------------------------------



-------------------------------------------------------------------------
                              LOAN GROUP 2
-------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              JULY-2005    JULY-2006    JULY-2007
-------------------------------------------------------------------------

 Locked out / Defeasance                73.70%       66.78%       81.37%
 Yield Maintenance                      26.30%       33.22%       18.63%
 Open                                    0.00%        0.00%        0.00%
-------------------------------------------------------------------------
 TOTAL                                 100.00%      100.00%      100.00%
 Balance of Mortgage Loans ($mm)       344.53       343.84       342.63
 % OF CUT-OFF BALANCE                  100.00%       99.80%       99.45%
-------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS            JULY-2013    JULY-2014    JULY-2015
-----------------------------------------------------------------------
 Locked out / Defeasance                77.73%       77.71%        0.00%
 Yield Maintenance                      22.27%       22.29%        0.00%
 Open                                    0.00%        0.00%        0.00%
-------------------------------------------------------------------------
 TOTAL                                 100.00%      100.00%        0.00%
 Balance of Mortgage Loans ($mm)       165.05       161.99         0.00
 % OF CUT-OFF BALANCE                   47.90%       47.02%        0.00%
-------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS             JULY-2008   JULY-2009   JULY-2010   JULY-2011   JULY-2012
---------------------------------------------------------------------------------------------

 Locked out / Defeasance               81.41%      81.42%      78.33%      78.31%     78.28%
 Yield Maintenance                     18.59%      11.50%      21.67%      21.69%     21.72%
 Open                                   0.00%       7.09%       0.00%       0.00%      0.00%
---------------------------------------------------------------------------------------------
 TOTAL                                100.00%     100.00%     100.00%     100.00%    100.00%
 Balance of Mortgage Loans ($mm)      341.10      338.69      177.47      174.83     172.06
 % OF CUT-OFF BALANCE                  99.00%      98.30%      51.51%      50.74%     49.94%
---------------------------------------------------------------------------------------------
 PREPAYMENT RESTRICTIONS
---------------------------------------------------------------------------------------------
 Locked out / Defeasance
 Yield Maintenance
 Open
-------------------------------------------------------------------------
 TOTAL
 Balance of Mortgage Loans ($mm)
 % OF CUT-OFF BALANCE
-------------------------------------------------------------------------


(a)  All tables calculated using modeling assumptions as described in prospectus supplement.

(b)  Differences in totals may exist due to rounding.

(c)  For purposes of this prepayment table, the Hilltop Bayview
     Apartments Loan was split into two portions. The first portion, which equals 50% of the original loan amount, was deemed to prepay during the lockout period with the greater of 1% of the amount being prepaid and a yield maintenance formula and thereafter defeasance was assumed. The second portion, which equals the remainder, was deemed to be locked out during the initial yield maintenance period and thereafter defeasance was assumed. These two portions were assumed to pay in accordance with Annex A. If 50% of the net rentable area of the mortgage loan is released the principal prepayment amount could be increased by an additional $12,500,000.
     In such a case, the yield maintenance amount will be increased accordingly. The numbers above do not reflect this scenario.

(d)  For purposes of this prepayment table, the 205 Ladish Road Loan was split into two portions. The first portion, which equals 1/3 of the original loan amount was deemed to prepay following the lockout period with the greater of 1% of the amount being prepaid and a yield maintenance formula. The second portion, which equals the remainder, was deemed to be locked out and thereafter defeasance was assumed. These two portions will amortize in the aggregate in accordance with the terms of the Annex A.

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-6

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         AVERAGE LIFE TABLE (IN YEARS)
(PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRS)
-------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                   PREPAYMENT ASSUMPTIONS (CPR)
                0% CPR       25% CPR     50% CPR        75% CPR      100% CPR
-----------------------------------------------------------------------------

     A-1          2.99          2.96          2.95          2.95         2.93
     A-2          4.85          4.84          4.82          4.79         4.56
     A-3          7.41          7.40          7.39          7.38         7.36
     A-4          9.72          9.69          9.66          9.62         9.43
     A-1A         7.26          7.24          7.22          7.20         7.00
     A-J          9.88          9.87          9.86          9.85         9.72
      B           9.98          9.97          9.94          9.90         9.73
      C           9.98          9.98          9.98          9.96         9.73
      D           9.98          9.98          9.98          9.98         9.73
-----------------------------------------------------------------------------


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-7

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

                                [MAP OMITTED]

NEW YORK                        GEORGIA                         NEVADA
4 properties                    4 properties                    4 properties
$289,131,084                    $44,947,451                     $115,444,332
17.77% of total                 2.76% of total                  7.09% of total

NEW HAMPSHIRE                   FLORIDA                         OREGON
3 properties                    6 properties                    2 properties
$11,016,797                     $78,461,255                     $6,889,051
0.68% of total                  4.82% of total                  0.42% of total

CONNECTICUT                     ALABAMA                         WASHINGTON
4 properties                    1 property                      2 properties
$63,300,000                     $3,796,716                      $15,975,135
3.89% of total                  0.23% of total                  0.98% of total

RHODE ISLAND                    KENTUCKY                        COLORADO
1 property                      2 properties                    4 properties
$4,396,371                      $8,063,685                      $36,391,899
0.27% of total                  0.50% of total                  2.24% of total

NEW JERSEY                      MISSISSIPPI                     MISSOURI
13 properties                   1 property                      2 properties
$168,711,038                    $3,700,000                      $45,778,180
10.37% of total                 0.23% of total                  2.81% of total

DELAWARE                        ARKANSAS                        ILLINOIS
1 property                      5 properties                    1 property
$4,395,455                      $56,914,913                     $12,400,000
0.27% of total                  3.50% of total                  0.76% of total

MARYLAND                        TEXAS                           MICHIGAN
2 properties                    10 properties                   6 properties
$31,220,000                     $134,985,763                    $82,261,018
1.92% of total                  8.30% of total                  5.06% of total

DISTRICT OF COLUMBIA            ARIZONA                         WEST VIRGINIA
1 property                      4 properties                    1 property
$27,000,000                     $22,600,348                     $3,395,436
1.66% of total                  1.39% of total                  0.21% of total

VIRGINIA                        UTAH                            PENNSYLVANIA
4 properties                    1 property                      2 properties
$31,240,736                     $7,080,000                      $31,029,634
1.92% of total                  0.44% of total                  1.91% of total

NORTH CAROLINA                  CALIFORNIA
4 properties                    16 properties
$60,482,699                     $226,143,263
3.72% of total                  13.90% of total

      ---------------------------------------------------------------
      [ ] [Less than or equal to] 1.00% of initial pool balance

      [ ] 1.01% - 5.00% of initial pool balance

      [ ] 5.01% - 10.00% of initial pool balance

      [ ] [Greater than or equal to] 10.01% of initial pool balance
      ---------------------------------------------------------------

                      ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

                              [GRAPHIC OMITTED]

                Self Storage                       1.49%

                Mixed Used                         1.10%

                Manufactured Housing               0.88%

                Office                             41.83%

                Multifamily                        21.17%

                Anchored Retail                    12.87%

                Hospitality                       10.95%

                Industrial/Warehouse               4.92%

                Parking Facility                   2.95%

                Unanchored Retail                  2.24%

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                      C-8

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         PARI PASSU COMPANION LOANS (a)
-------------------------------------------------------------------------------



----------------------------------------------------------------------------------
 CONTROL NUMBER        PROPERTY NAME        A-NOTE ORIGINAL BALANCE    TRANSACTION
----------------------------------------------------------------------------------

                                           $260,000,000               COMM 2005-LP5
                                           $ 82,500,000                GE 2005-C2
                                           $ 82,500,000                GE 2005-C2
        1        General Motors Building   $180,000,000               GMAC 2005-C1
                                           $ 54,500,000                    TBD
                                           $ 54,500,000                    TBD
----------------------------------------------------------------------------------
                                           $ 50,000,000                GE 2005-C5
                                           $ 50,000,000               GMAC 2005-C1
        2          125 West 55th Street    $ 50,000,000               GMAC 2005-C1
                                           $ 50,000,000                    TBD
----------------------------------------------------------------------------------
                                           $ 50,000,000               COMM 2005-LP5
       14           Loews Miami Beach      $ 75,000,000                GE 2005-C2
                                           $ 25,000,000               GMAC 2005-C1
----------------------------------------------------------------------------------
                                           $ 36,000,000               COMM 2005-LP5
       15         Wellpoint Office Tower   $ 24,000,000                GE 2005-C2
                                           $ 25,000,000               GMAC 2005-C1
----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                                                            MEZZANINE
                                                       SPECIAL          B-NOTE ORIGINAL      ORIGINAL
 CONTROL NUMBER             SERVICER                   SERVICER             BALANCE          BALANCE
--------------------------------------------------------------------------------------------------------

        1        Midland Loan Services, Inc.   Lennar Partners, Inc.      $86,000,000     $300,000,000
-------------------------------------------------------------------------------------------------------
        2        GEMSA Loan Services, L.P.     Lennar Partners, Inc.      $         0     $ 63,500,000
-------------------------------------------------------------------------------------------------------
       14        Midland Loan Services, Inc.   Lennar Partners, Inc.      $         0     $          0
-------------------------------------------------------------------------------------------------------
       15        Midland Loan Services, Inc.   Lennar Partners, Inc.      $         0     $          0
-------------------------------------------------------------------------------------------------------


(a)  The schedule above includes only loans with pari passu companion loans, and does not include loans with B Notes only (control numbers
     4, 20 and 24).

THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.

                                      C-9

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                     STRUCTURAL AND COLLATERAL TERM SHEET

DISTRIBUTION OF DSCR



---------------------------------------------------------------------------
                                                              % OF AGGREGATE
                          NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
RANGE OF DSCR (a)      MORTGAGE LOANS         BALANCE            BALANCE
----------------------------------------------------------------------------

        1.05x                 1          $    2,800,000             0.17%
  1.10--1.19                  3              10,674,847             0.66
  1.20--1.29                 39             634,464,825            38.99
  1.30--1.39                 19             305,006,734            18.74
  1.40--1.49                 11             128,452,018             7.89
  1.50--1.59                 10             245,408,372            15.08
  1.60--1.69                  3              43,372,304             2.67
  1.70--1.89                  4              20,434,335             1.26
  1.90--1.99                  1               3,800,000             0.23
  2.00--2.38                  4             232,738,823            14.30
                             --          --------------           ------
  Total                      95          $1,627,152,258           100.00%


DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE



---------------------------------------------------------------------------------------------
                                                                               % OF AGGREGATE
                                           NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
 CUT-OFF DATE PRINCIPAL BALANCE ($)     MORTGAGE LOANS         BALANCE            BALANCE
----------------------------------------------------------------------------------------------

$     798,365--  1,999,999                     1          $      798,365             0.05%
    2,000,000--  2,999,999                     4               9,799,559             0.60
    3,000,000--  3,999,999                    12              43,195,607             2.65
    4,000,000--  5,999,999                    11              53,502,523             3.29
    6,000,000--  7,999,999                    15             105,299,965             6.47
    8,000,000--  9,999,999                     6              53,908,794             3.31
   10,000,000-- 14,999,999                    19             233,282,752            14.34
   15,000,000-- 29,999,999                    19             416,564,467            25.60
   30,000,000-- 49,999,999                     1              44,402,951             2.73
   50,000,000--180,000,000                     7             666,397,276            40.95
                                              --          --------------           ------
  Total                                       95          $1,627,152,258           100.00%


DISTRIBUTION OF AMORTIZATION TYPE



-----------------------------------------------------------------------------------------------
                                                                                 % OF AGGREGATE
                                             NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TYPE                         MORTGAGE LOANS         BALANCE            BALANCE
-----------------------------------------------------------------------------------------------

  Int. Only, then Amortizing Balloon            34          $  553,206,000            34.00%
  Amortizing Balloon                            49             530,413,905            32.60
  Int. Only                                      5             407,800,000            25.06
  Int. Only, ARD                                 1              57,750,000             3.55
  Int. Only, then Amortizing
   Balloon/ARD                                   2              42,000,000             2.58
  Amortizing, then Int. Only                     1              24,896,557             1.53
  Fully Amortizing                               3              11,085,796             0.68
                                                --          --------------           ------
  Total                                         95          $1,627,152,258           100.00%


DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE



-------------------------------------------------------------------
                   NUMBER OF                         % OF AGGREGATE
                   MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
LOCATION          PROPERTIES         BALANCE            BALANCE
-------------------------------------------------------------------

  New York              4       $  289,131,084            17.77%
  California           16          226,143,263            13.90
  Southern             11          106,792,637             6.56
  Northern              5          119,350,625             7.33
  New Jersey           13          168,711,038            10.37
  Texas                10          134,985,763             8.30
  Nevada                4          115,444,332             7.09
  Michigan              6           82,261,018             5.06
  Florida               6           78,461,255             4.82
  Other*               52          532,014,506            32.70
                       --       --------------           ------
  Total               111       $1,627,152,258           100.00%


*     Includes 21 states and the District of Columbia.

(a)   Four mortgage loans have subordinated B Notes; however the balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

DISTRIBUTION OF LTV RATIOS



------------------------------------------------------------------------------
                                                                % OF AGGREGATE
                            NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
RANGE OF LTV(%) (a)      MORTGAGE LOANS         BALANCE            BALANCE
------------------------------------------------------------------------------

  33.27--49.99%                 3          $  183,942,314            11.30%
  50.00--54.99                  1               5,094,931             0.31
  55.00--59.99                  2              32,640,458             2.01
  60.00--64.99                  5             144,263,614             8.87
  65.00--69.99                 14             176,147,066            10.83
  70.00--74.99                 21             367,921,614            22.61
  75.00--79.99                 41             491,272,262            30.19
  80.00--81.26                  8             225,870,000            13.88
                               --          --------------           ------
  Total                        95          $1,627,152,258           100.00%


DISTRIBUTION OF MORTGAGE INTEREST RATE (%)



--------------------------------------------------------------------------------------
                                                                        % OF AGGREGATE
                                    NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
RANGE OF MORTGAGE RATES (%)      MORTGAGE LOANS         BALANCE            BALANCE
--------------------------------------------------------------------------------------

  4.766--4.999%                         2          $   44,690,458             2.75%
  5.000--5.249                         11             310,647,847            19.09
  5.250--5.499                         40             699,044,949            42.96
  5.500--5.749                         22             281,260,616            17.29
  5.750--5.999                         15             148,524,804             9.13
  6.000--6.499                          3             102,388,585             6.29
  6.500--6.720                          2              40,595,000             2.49
                                       --          --------------           ------
  Total                                95          $1,627,152,258           100.00%


DISTRIBUTION OF REMAINING AMORTIZATION TERMS



------------------------------------------------------------------------------------
                                                                      % OF AGGREGATE
RANGE OF REMAINING                NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
AMORTIZATION TERMS (MOS.)      MORTGAGE LOANS         BALANCE            BALANCE
------------------------------------------------------------------------------------

  Interest Only                       6          $  465,550,000            28.61%
  236--240                            3              11,085,796             0.68
  241--300                           16             243,628,528            14.97
  301--360                           70             906,887,934            55.73
                                     --          --------------           ------
  Total                              95          $1,627,152,258           100.00%


DISTRIBUTION OF ORIGINAL TERMS TO MATURITY



----------------------------------------------------------------------------------
                                                                    % OF AGGREGATE
RANGE OF ORIGINAL               NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
TERMS TO MATURITY (MOS)      MORTGAGE LOANS         BALANCE            BALANCE
----------------------------------------------------------------------------------

  60--80                           14          $  660,222,743            40.58%
  81--100                           1               7,500,000             0.46
  101--120                         74             907,772,249            55.79
  121--180                          3              40,571,469             2.49
  181--240                          3              11,085,796             0.68
                                   --          --------------           ------
  Total                            95          $1,627,152,258           100.00%


DISTRIBUTION OF REMAINING TERMS TO MATURITY



-------------------------------------------------------------------------------------
                                                                        PERCENTAGE OF
                                                                          AGGREGATE
RANGE OF REMAINING TERMS TO         NUMBER OF         CUT-OFF DATE      CUT-OFF DATE
MATURITY (MOS)                   MORTGAGE LOANS         BALANCE            BALANCE
-------------------------------------------------------------------------------------

  52--80                               14          $  660,222,743           40.58%
  81--100                               2              12,000,000            0.74
  101--120                             74             907,072,249           55.75
  121--180                              2              36,771,469            2.26
  201--240                              3              11,085,796            0.68
                                       --          --------------          ------
  Total                                95          $1,627,152,258          100.00%


DISTRIBUTION OF PREPAYMENT PROVISIONS



----------------------------------------------------------------------------------------------------------
                                                                                            % OF AGGREGATE
                                                        NUMBER OF         CUT-OFF DATE       CUT-OFF DATE
PREPAYMENT PROVISIONS                                MORTGAGE LOANS         BALANCE            BALANCE
----------------------------------------------------------------------------------------------------------

  Locked Out, then Defeasance                              83          $1,297,000,040            79.71%
  (greater than)  YM and 1%, then Defeasance                3             142,000,000             8.73
  Locked Out, then  (greater than)  YM and 1%               5              85,296,557             5.24
  (greater than)  YM and 1%                                 1              57,750,000             3.55
  Yield Maintenance                                         2              40,595,000             2.49
  Locked Out, then  (greater than)  YM and 1% or
   Defeasance                                               1               4,510,661             0.28
                                                           --          --------------           ------
  Total                                                    95          $1,627,152,258           100.00%


THIS MATERIAL IS FOR YOUR PRIVATE INFORMATION AND WE ARE NOT SOLICITING ANY
ACTION BASED UPON IT. THIS MATERIAL IS NOT TO BE CONSTRUED AS AN OFFER TO SELL
OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE
SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL. THIS MATERIAL IS BASED ON
INFORMATION THAT WE CONSIDER RELIABLE, BUT WE DO NOT REPRESENT THAT IT IS
ACCURATE OR COMPLETE AND IT SHOULD NOT BE RELIED UPON AS SUCH. BY ACCEPTING
THIS MATERIAL THE RECIPIENT AGREES THAT IT WILL NOT DISTRIBUTE OR PROVIDE THE
MATERIAL TO ANY OTHER PERSON. THE INFORMATION CONTAINED IN THIS MATERIAL MAY BE
BASED ON ASSUMPTIONS REGARDING MARKET CONDITIONS AND OTHER MATTERS AS REFLECTED
THEREIN. WE MAKE NO REPRESENTATIONS REGARDING THE REASONABLENESS OF SUCH
ASSUMPTIONS OR THE LIKELIHOOD THAT ANY OF SUCH ASSUMPTIONS WILL COINCIDE WITH
ACTUAL MARKET CONDITIONS OR EVENTS, AND THIS MATERIAL SHOULD NOT BE RELIED UPON
FOR SUCH PURPOSES. WE AND OUR AFFILIATES, OFFICERS, DIRECTORS, PARTNERS AND
EMPLOYEES, INCLUDING PERSONS INVOLVED IN THE PREPARATION OR ISSUANCE OF THIS
MATERIAL MAY, FROM TIME TO TIME, HAVE LONG OR SHORT POSITIONS IN, AND BUY AND
SELL, THE SECURITIES MENTIONED THEREIN OR DERIVATIVES THEREOF (INCLUDING
OPTIONS). THIS MATERIAL MAY BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION (THE "SEC") AND INCORPORATED BY REFERENCE INTO AN EFFECTIVE
REGISTRATION STATEMENT PREVIOUSLY FILED WITH THE SEC UNDER RULE 415 OF THE
SECURITIES ACT OF 1933, INCLUDING IN CASES WHERE THE MATERIAL DOES NOT PERTAIN
TO SECURITIES THAT ARE ULTIMATELY OFFERED FOR SALE PURSUANT TO SUCH
REGISTRATION STATEMENT. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF
THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL
PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU AND BY ANY OTHER INFORMATION
FILED WITH THE SEC. THE CO-LEAD MANAGERS AND CO-MANAGER DO NOT PROVIDE
ACCOUNTING, TAX OR LEGAL ADVICE. IN ADDITION, WE MUTUALLY AGREE THAT, SUBJECT
TO APPLICABLE LAW, YOU MAY DISCLOSE ANY AND ALL ASPECTS OF ANY POTENTIAL
TRANSACTION OR STRUCTURE DESCRIBED HEREIN THAT ARE NECESSARY TO SUPPORT ANY
U.S. FEDERAL INCOME TAX BENEFITS, WITHOUT THE CO-LEAD MANAGER OR CO-MANAGER
IMPOSING ANY LIMITATION OF ANY KIND.
THIS MATERIAL IS FURNISHED TO YOU BY THE CO-LEAD MANAGERS AND CO-MANAGER AND
NOT BY THE ISSUER OF THE SECURITIES. DEUTSCHE BANK SECURITIES INC. AND MORGAN
STANLEY & CO. INCORPORATED ARE ACTING AS THE CO-LEAD MANAGERS. GMAC COMMERCIAL
HOLDING CAPITAL MARKETS CORP. IS ACTING AS THE CO-MANAGER. NONE OF THESE
PARTIES ARE ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH
THE PROPOSED TRANSACTION. NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES, OTHER
THAN GMAC COMMERCIAL HOLDING CAPITAL CORP., HAS PREPARED OR TAKEN PART IN THE
PREPARATION OF THESE MATERIALS AND NEITHER MAKES ANY REPRESENTATION AS TO THE
ACCURACY OF THESE MATERIALS.
                                     C-10

                                    ANNEX D
                          GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial
Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2005-C1
(the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC,
Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between
Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to

                                      D-1

ensure that settlement can be made on the desired date between DTC
Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time)
and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date. Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

                                      D-2

Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or
Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or
Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a)        borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their
              Clearstream or Euroclear accounts) in accordance with the
              clearing system's customary procedures;

   (b)        borrowing the global securities in the U.S. from a DTC
              participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

   (c)        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that

                                      D-3

beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a
U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign
Person's Claim for Exemption From Withholding on Income Effectively Connected
With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States
Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial
Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      D-4

                                    ANNEX E

                           CLASS X-2 REFERENCE RATE

                                      E-1

                [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES

THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF
CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o   will be paid only from the assets of the trust created for that series; and

o   may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o   multifamily or commercial mortgage loans; or

o   securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o   a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS
PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS
IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS APRIL 26, 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o  the timing of interest and principal payments;

     o  financial and other information about the mortgage loans;

     o  any credit enhancement for each class;

     o  the ratings for each class; and

     o  the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC
Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road,
Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional
Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                                PAGE
                                            ------------
PROSPECTUS SUMMARY ......................          3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......          3
    The Mortgage Loan Sellers ...........          3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....          3
    The Certificates ....................          4
    Distributions to the

    Credit Support and Cash Flow

    It may not be possible to find an
       investor to purchase your
       certificates .....................          6
    The certificates are not
       guaranteed .......................          6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....          6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............          8
    Credit support is limited ...........          8
    Each class of certificates will
       have different yield and
       prepayment considerations ........          9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............         10
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the

    Default and Loss Considerations
       for the Mortgage Loans ...........         13
    Payment provisions of the
       Mortgage Loans ...................         14
    Mortgage Loan Information in

YIELD AND MATURITY

    Shortfalls in Collections of
       Interest .........................         19
    The Effects of Prepayments on
       Yield ............................         19
    Weighted Average Life and
       Maturity .........................         21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................         23
THE DEPOSITOR ...........................         25
GMAC COMMERCIAL
 MORTGAGE CORPORATION....................         26
DESCRIPTION OF THE
 CERTIFICATES ...........................         26
    Distributions .......................         27
    Distributions of Interest on the
       Certificates .....................         28
    Distributions of Principal of the
       Certificates .....................         29
    Allocation of Losses and
       Shortfalls........................         30
    Advances in Respect of
       Delinquencies ....................         30
    Reports to Certificateholders .......         31
    Termination; Retirement of
       Certificates .....................         33
    Book-Entry Registration and
       Definitive Certificates ..........         33

                                       1

                                               PAGE
                                              -----
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
       Repurchases ........................     36
    Representations and Warranties;
       Repurchases ........................     38
    Collection and other Servicing

    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master

    Resignation and Removal of the
       Trustee ............................     56
DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety

LEGAL ASPECTS OF

    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70
FEDERAL INCOME TAX

STATE AND OTHER TAX

    Prohibited Transaction
       Exemption ..........................    104
    Representation from Investing

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113
REPORTS TO
 CERTIFICATEHOLDERS .......................    113
INCORPORATION OF
 INFORMATION BY

                                       2

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See
"Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See
"Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and
Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor"
in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master

                                       3

servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o    whether each class will receive distributions from all or a portion of the mortgage loans; and

o    any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the
     Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations--
Shortfalls in Collections of Interest" and "Description of the Certificates--
Distributions of Interest on the Certificates" in this prospectus.

                                       4

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o    the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME
CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--
Credit support is limited," "Description of Credit Support" and "Description of
the Trust--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                       5

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND  The underwriters may assist in resales of
AN INVESTOR TO PURCHASE YOUR    certificates, but they are not required to do
CERTIFICATES                    so. A secondary market for your certificates may
                                not develop. If a secondary market does develop,
                                it might not continue or it might not be
                                sufficiently liquid to allow you to resell any
                                of your certificates. Illiquidity also could
                                have an adverse effect on the market value of
                                your certificates. The related prospectus
                                supplement will state whether the certificates
                                will be listed on any securities exchange.

THE CERTIFICATES ARE NOT        Unless so specified in your prospectus
GUARANTEED                      supplement, no governmental agency or any other
                                person guarantees or insures payments on the
                                certificates of a particular series or any of
                                the underlying mortgage assets. The depositor,
                                the mortgage loan seller(s), the master servicer
                                and the special servicer will have limited
                                obligations and will not be obligated to make
                                payments on the certificates. See "The
                                certificates will only be paid from trust
                                assets" above.

INVESTMENT IN COMMERCIAL AND    Each trust generally will consist of a smaller
MULTIFAMILY MORTGAGE LOANS IS   number of higher balance loans than would a
RISKIER THAN INVESTMENT IN      pool of single-family loans of comparable
SINGLE-FAMILY MORTGAGE LOANS    aggregate unpaid principal balance. Accordingly,
                                the concentration of default, foreclosure and
                                loss risks in individual mortgage loans in a
                                particular trust generally will be greater than
                                for pools of single-family loans. A description
                                of material considerations associated with
                                investments in mortgage loans is included in
                                this prospectus under "Legal Aspects of Mortgage
                                Loans." See also "Description of the
                                Trust--Default and Loss Considerations for the
                                Mortgage Loans" in this prospectus.

                                In contrast to single-family loans, the ability
                                of a borrower to repay a loan secured by an
                                income-producing property typically depends
                                mainly on the operating income produced by that
                                property, not on the independent income or

                                       6

                                assets of the borrower. If the net operating
                                income of the property is reduced, the
                                borrower's ability to repay the loan may be
                                impaired and losses may be realized on the
                                mortgage loans. As a result, mortgage loans made
                                on the security of multifamily or commercial
                                property may have a greater likelihood of
                                delinquency and foreclosure, and a greater
                                likelihood of loss, delinquency and foreclosure
                                than loans made on the security of
                                owner-occupied single-family residential
                                property.

                                Your investment in the certificates will subject
                                you to the risks of owning an interest in
                                commercial and multifamily real estate. Your
                                investment in the mortgage assets may be
                                adversely affected by factors that affect the
                                value of interests in real property and of loans
                                secured by those interests including:

                                o  changes in general or local economic
                                   conditions or specific industry segments;

                                o  declines in real estate values;

                                o  declines in rental or occupancy rates;

                                o  increases in interest rates, real estate
                                   tax rates and other operating expenses;

                                o  changes in governmental rules, regulations
                                   and fiscal policies, including
                                   environmental legislation; and

                                o  natural disasters and civil disturbances
                                   such as earthquakes, hurricanes, floods,
                                   eruptions or riots.

                                Factors that adversely affect the mortgage
                                assets for a particular series may cause the
                                rates of delinquencies, foreclosures and losses
                                on those mortgage assets to be higher than would
                                otherwise be the case. To the extent your
                                certificates are not covered by credit support,
                                you will bear all of the risks resulting from
                                defaults by borrowers.

                                       7

MODIFICATIONS TO MORTGAGE       To maximize recoveries on defaulted mortgage
LOANS OR EXTENSIONS OF THE      loans, the master servicer or a special servicer
MATURITY DATE AGREED TO BY      may, under certain limited circumstances, extend
THE SERVICER MAY NOT            the maturity date of and otherwise modify TO
ULTIMATELY INCREASE THE         mortgage loans that are in default or as to
PRESENT VALUE OF PROCEEDS       which a payment default is reasonably
CERTIFICATEHOLDERS              foreseeable. See "The Pooling and Servicing
                                Agreements-- Realization Upon Defaulted Mortgage
                                Loans" in this prospectus. There is no
                                guarantee, however, that an extension or
                                modification will in fact increase the present
                                value of receipts from, or proceeds of, the
                                affected mortgage loans.

                                See "Description of the Mortgage Pool" in the
                                accompanying prospectus supplement for a
                                description of these or other types of special
                                risk loans in the mortgage asset pool applicable
                                to your certificates.

CREDIT SUPPORT IS LIMITED       The prospectus supplement for your series of
                                certificates may specify that credit support
                                will provide protection against losses on the
                                underlying mortgage assets up to specified
                                amounts and for the benefit of specified
                                classes of certificates. If any losses are
                                incurred on the mortgage loans that are not
                                covered by the credit enhancement for your
                                class of certificates, you will bear the risk
                                of these losses. See "Credit Support" in your
                                prospectus supplement for a description of any
                                forms of credit support that apply to your
                                certificates.

                                Although credit support is intended to reduce
                                the likelihood of temporary shortfalls on the
                                certificates, you should be aware that:

                                o  The amount of coverage usually is limited.

                                o  The amount of coverage usually will be
                                   reduced over time according to a schedule
                                   or formula.

                                o  Credit support may not cover all potential
                                   losses on the mortgage loans. For example,
                                   credit support may not cover loss by
                                   reason of fraud or negligence by a
                                   mortgage loan originator or other parties.

                                      8

                                 o  Credit support may provide coverage only
                                    to some certificates and not other
                                    certificates of the same series. If
                                    principal payments on one or more classes
                                    are made in a specified order of priority,
                                    any related credit support may be
                                    exhausted before the principal of the
                                    later paid classes has been repaid in
                                    full. As a result, losses and shortfalls
                                    experienced on the mortgage assets may
                                    have a greater impact upon those classes
                                    having a later right of payment.

                                 o  If the applicable rating agencies believe
                                    that the rating on the certificates will
                                    not be adversely affected, credit support
                                    may be reduced or terminated without the
                                    consent of certificateholders.

                                 o  The loss experience on the related
                                    mortgage assets underlying your
                                    certificates may exceed the levels of
                                    losses covered by the amount of credit
                                    support for your certificates. If this
                                    happens, you will bear the losses on the
                                    mortgage assets in excess of available
                                    credit support for your class. See
                                    "Description of the
                                    Certificates--Allocation of Losses and
                                    Shortfalls" and "Description of Credit
                                    Support" in this prospectus.

EACH CLASS OF CERTIFICATES      The price you paid for your certificates and the
WILL  HAVE DIFFERENT YIELD      rate of principal payments on the mortgage
AND PREPAYMENT                  assets in the applicable trust will affect the
CONSIDERATIONS                  yield to maturity of your certificates. The rate
                                of principal payments depends on scheduled
                                payments of interest and principal, the rate of
                                prepayments, liquidations due to defaults and
                                repurchases. If the rate of prepayments on the
                                mortgage assets related to your certificates is
                                higher or lower than you anticipated, the yield
                                to maturity on your certificates may be
                                adversely affected. The yield on some types of
                                certificates is more sensitive to variations in
                                prepayments than others. For example,
                                certificates that receive only payments of
                                interest are especially sensitive to variations
                                in the rate of prepayments. If the rate of
                                prepayments is high, or if a redemption or call
                                feature of the certificates or the underlying
                                mortgage assets occurs, the holders of

                                       9

                                these certificates may not fully recover their
                                initial investment. In addition, the following
                                types of certificates also may be particularly
                                sensitive to the rate of prepayment on the
                                related mortgage assets:

                                o  classes that receive distributions of
                                   interest or principal commencing only
                                   after the occurrence of specific events;

                                o  classes that are only entitled to receive
                                   distributions of interest accrued on a
                                   notional principal balance;

                                o  classes that are entitled to receive
                                   disproportionately small or no interest
                                   distributions;

                                o  certificates with a pass-through rate that
                                   fluctuates inversely with an index; or

                                o  classes of a series that includes multiple
                                   classes of certificates.

                                The rate of principal payments on groups of
                                mortgage loans varies within and among pools.
                                Principal payments are influenced by economic,
                                demographic, geographic, social, tax, legal and
                                other factors, including prevailing mortgage
                                market interest rates and the particular terms
                                of the mortgage loans, such as provisions that
                                prohibit voluntary prepayments during specified
                                periods or impose penalties on voluntary
                                prepayments. There is no guarantee as to the
                                actual rate of prepayment on the mortgage assets
                                in any trust, or that the rate of prepayment
                                will conform to any model described in this
                                prospectus or in any prospectus supplement. See
                                "Yield and Maturity Considerations" in this
                                prospectus. See also "Risk Factors" and "Yield
                                and Maturity Considerations" in your prospectus
                                supplement for more information concerning the
                                prepayment risks applicable to your
                                certificates.

ASSIGNMENTS OF LEASES AND       If a mortgaged property is subject to leases,
RENTS MAY AFFECT PAYMENTS       the related mortgage loan typically will be
TO CERTIFICATEHOLDERS           secured by an assignment of leases and rents.
                                Under this assignment, the borrower assigns its
                                right under the leases to the lender and upon
                                default, the lender is entitled to collect
                                rents.

                                       10

                                Some state laws may require the lender to take
                                possession of the mortgaged property and obtain
                                a judicial appointment of a receiver before the
                                lender is entitled to collect rents. The
                                lender's ability to collect rents also may be
                                adversely affected if bankruptcy or similar
                                proceedings are commenced by or against a
                                borrower. If a lender is prevented or delayed in
                                collecting rents, payments on your certificates
                                may be reduced or delayed. See "Legal Aspects of
                                Mortgage Loans--Leases and Rents" in this
                                prospectus.

ENVIRONMENTAL CONDITIONS        Real property pledged as security for a mortgage
MAY SUBJECT THE MORTGAGED       loan may be subject to environmental risks.
PROPERTY TO LIENS OR IMPOSE     Under some state laws, contamination of real P
COSTS ON THE ROPERTY OWNER      property may give rise to a lien on the property
                                to assure the costs of cleanup. In several
                                states, that lien has priority over an existing
                                mortgage lien on the property. In addition,
                                under the laws of some states and under the
                                federal Comprehensive Environmental Response,
                                Compensation and Liability Act of 1980, a
                                lender, either before or after foreclosure of
                                the mortgage, may be liable, as an "owner" or
                                "operator," for costs of addressing releases or
                                threatened releases of hazardous substances at a
                                property. This liability may exist if agents or
                                employees of the lender have become sufficiently
                                involved in the operations of the borrower. This
                                liability may exist regardless of whether the
                                environmental damage or threat was caused by the
                                borrower or a prior owner.

                                       11

                           DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage
Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

     MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o    multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o    commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement.
The originator of any mortgage loan may be the depositor, GMAC Commercial
Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

                                       12

o    available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o    the ability of the mortgaged property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan.
In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal

                                       13

obtained by the originator at the origination of the loan. The lower the
Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market.
Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o    the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o    the cost replacement method based on the cost of replacing the property at that date;

o    the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for

                                       14

scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o    may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o    may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o    may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o    the type or types of property that provide security for repayment of the mortgage loans,

o    the earliest and latest origination date and maturity date of the mortgage loans,

o    the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o    the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o    the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o    for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

                                       15

o    information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o    the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service
     Coverage Ratios, and the weighted average of the Debt Service Coverage
     Ratios,

o    the geographic distribution of the mortgaged properties on a state-by-state basis, and

o    information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

     MBS

     MBS may include:

o    private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o    certificates insured or guaranteed by the Federal Home Loan Mortgage
     Corporation or FHLMC, the Federal National Mortgage Association or the
     Governmental National Mortgage Association or the Federal Agricultural
     Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

                                       16

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o    the original and remaining term to stated maturity of the MBS, if applicable,

o    the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o    the circumstances under which the related underlying mortgage loans, or the
     MBS themselves, may be purchased before their maturity,

o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o    the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan
     Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.

     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements--Certificate Account."

     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement.
The related prospectus supplement will also identify the obligor under the cash flow agreement.

                                       17

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o    guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o    other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate

                                       18

at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments.

                                       19

Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o  voluntary prepayments by borrowers;

     o  prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o  purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o    the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o  the existence of lock-out periods;

     o  requirements that principal prepayments be accompanied by prepayment premiums; and

     o  the extent to which those prepayment premium provisions may be practicably enforced.

                                       20

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth

                                       21

month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       22

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o    provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o    provides for constant scheduled payments even if its mortgage rate has been adjusted.

                                       23

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of
Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the

                                       24

mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of
Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                  THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of
GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                                       25

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC
Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage
Securities, Inc. and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage
Corporation's principal executive offices are located at 200 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC
Commercial Mortgage Corporation conducts operations from its headquarters in
Pennsylvania and from offices located in 26 states and the District of
Columbia.

     General Motors Acceptance Corporation is engaged in discussions with a consortium of investors regarding a sale of a majority stake in GMAC Commercial
Holding Corp., which is the direct or indirect parent of GMAC Commercial
Mortgage Corporation and GMAC Commercial Mortgage Securities, Inc. No assurance can be given as to the likelihood, nature or timing of any such transaction.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o    provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o    constitute stripped interest certificates or stripped principal certificates;

o    provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o    provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate

                                       26

balance on which it accrues interest at a fixed, variable or adjustable rate.
The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The
Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

                                       27

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the
Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate
Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These

                                       28

contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued
Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk
Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in
Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust.
Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and

                                       29

other collections of principal on the mortgage assets in the related trust are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See
"Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses.
Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date

                                       30

to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o    the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o    the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o  prepayment premiums; and

     o  payments for equity participations;

o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o    if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o    if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o    if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o    if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

                                       31

o    if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o    the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o    if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o    if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o    the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and
Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       32

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o    the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o    the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

                                       33

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the
New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name", and will be the responsibility of each participant, and not of

                                       34

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only
"certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o    the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o    the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                                       35

                     THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

                                       36

o    the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o    the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o    an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o    if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified

                                       37

period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series.
Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o    the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller,

                                       38

the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support

                                       39

included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated
maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o    evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o    initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably.
The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.

                                       40

The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o    has accelerated or intends to accelerate the obligations secured by the related senior lien;

o    has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o    has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

                                       41

o    supervising foreclosures;

o    negotiating modifications;

o    conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing
Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

                                       42

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United
States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1)   all payments of principal, including principal prepayments, on the mortgage loans;

(2)   all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3)   all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4)   all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5)   any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6)   together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

                                       43

(7)   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8)   any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10)  all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
      "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
      Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11)  to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12)  all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under
      "--Hazard Insurance Policies";

(13)  any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14)  any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o    to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o    to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

                                       44

o    to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under
     "--Matters Regarding the Master Servicer and the Depositor" and "--Matters
     Regarding the Trustee";

o    to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o    to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o    to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o    if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under
     "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
     Other Taxes;"

o    to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o    to make any other withdrawals described in the related prospectus supplement; and

o    to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred.
Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

                                       45

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o    otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1)   (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)   the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage
      Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent.
The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

                                       46

     If title to any mortgaged property is acquired by a trust as to which a
REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the
     Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any
"net income from foreclosure property" within the meaning of Code Section
860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the

                                       47

master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o    the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o    the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

                                       48

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o    the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o    an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o    a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

                                       49

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o    payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers established by the Mortgage Bankers Association of America for
the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or
the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Audit Program for Mortgage Bankers or the Audit Program for
mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee

                                       50

a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake

                                       51

an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1)   the person is qualified to service mortgage loans on behalf of Federal
      National Mortgage Association or FHLMC; and

(2)   the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied.
The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o    failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o    failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o    specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A

                                       52

default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing
51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal
National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o    the holder previously gave the trustee written notice of default and the continuance thereof; and

o    the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o  made written request upon the trustee to institute that proceeding in its own name as trustee;

     o  offered to the trustee reasonable indemnity; and

     o  for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless

                                       53

those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)   to cure any ambiguity,

(2)   to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3)   to change the timing, the nature or both, of deposits in the certificate account, provided that:

      o  the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

      o  the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4)   if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

      o  to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

         o  the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

         o  the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

      o  to restrict the transfer of the REMIC residual certificates, provided that:

         o  the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

         o  that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5)   to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6)   to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the

                                       54

aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

o    reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

o    reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in

                                       55

the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement.
Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o    another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o    any conditions to payment thereunder not otherwise described in this prospectus,

o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk
Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any

                                       57

distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates.
The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash,

                                       58

a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

                                       59

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o    the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan.

                                       60

In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

                                       61

   Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.
Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of

                                       62

trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents.
The mortgage loans, however, are expected to be non-recourse. See "Risk
Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause

                                       63

contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments

                                       64

that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease.
Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal

                                       65

balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                       66

o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.
Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 or CERCLA, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

                                       67

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets.
Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate

                                       68

the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates.
Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states.
However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on either or both of

                                       69

the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o    the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o    the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a
borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty

                                       70

status, unless a court orders otherwise upon application of the lender. The
Relief Act applies to individuals who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public
Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the
Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o  banks,

     o  insurance companies,

     o  tax-exempt organizations,

     o  electing large partnerships,

     o  dealers in securities or currencies,

     o  mutual funds,

     o  REITs,

     o  RICs,

     o  S corporations,

     o  estates and trusts,

     o  investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o  holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your tax advisors about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a
REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the REMIC.
If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase,

                                       72

ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow
Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections
1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC
Provisions" and the Treasury regulations issued thereunder, called the "REMIC
Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of
REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal

                                       73

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC
Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include
OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with
OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax
Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under Code provisions and the OID Regulations, the stated redemption price of a
REMIC

                                       74

regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the
REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID
Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

                                       75

o    the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o    a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the
     REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated
principal is made, based on the product of the total amount of this de minimis
OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the
OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o  the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o  the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o    the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o  assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o  using a discount rate equal to the original yield to maturity of the certificate.

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     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o    the daily portions of OID for all days during the accrual period before that day, less

o    any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without
OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election

                                       77

to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the
REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis
OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o    in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o    in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required

                                       78

to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate.
If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular
Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular

                                       79

certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.
Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate.
Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the
REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the
IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment

                                       80

of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in

                                       81

the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the
REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the
REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

                                       82

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a
REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your
REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a
REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the
REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a
REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates"
below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each

                                       83

day during the quarter that the REMIC residual certificate was held by you.
Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date.
For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the
Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o    will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those
REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal

                                       84

income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o    the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o    the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o    the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o    the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o    the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S.
     income tax treaty) of the transferee or another U.S. taxpayer, and

o    either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

o    the inducement payment (including the present value of a future payment or payments) to the transferee,

                                       85

o    the present value of the expected future distributions on the interest; and

o    the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulation does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o    at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o    the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o    the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable U.S. income tax treaty) of a domestic corporation, and

o    a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a
REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses

                                       86

otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.
See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a
"pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by
REMIC certificateholders that are subject to the limitations of either Section
67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular

                                       87

certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions."
Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a
REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under
"--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions"
called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC

                                       88

equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o    the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a

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transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available.
Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o    the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o    the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the
     Federal Home Loan Mortgage Corporation,

o    any organization, other than a cooperative described in Section 521 of the
     Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section
860E(e)(6) of the

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Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of
REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the
REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence.
Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under
Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of
REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date,

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and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the
Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person"
means:

     o  a citizen or resident of the United States,

     o  a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United
        States or any political subdivision of the United States,

     o  an estate whose income is subject to United States income tax regardless of its source, or

     o  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

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     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized

                                       93

deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the
IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to
OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply"
for a definition of qualified stated interest. In general, the amount of income that accrues in

                                       94

any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of
Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that

                                       95

information returns or reports, even if otherwise accepted as accurate by the
IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than
OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o    the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the
OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated
redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped
Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on
OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those
Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities.
In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you

                                       96

would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the
OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs--
Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market
Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible.
You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See
"--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any
OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue

                                       97

prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o    the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section
1272(a)(6) on the determination and accrual of market discount are possible.
You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to

                                       98

include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o    in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated
     interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o    in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in
"--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985.
Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is

                                       99

not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount."
It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped
Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under
"--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip

                                      100

certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section
1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section
1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the
"applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage

                                      101

loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the
IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense.
Additionally, the information reports, even if otherwise accepted

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as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with
Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in
"--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from
U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under
Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or
"ERISA" and Section 4975 of the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or
Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and certain persons, called "parties in

                                      103

interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of
Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates (other than those that are benefit plan investors), is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited
Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21,
1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13,
2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 and August
22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We
refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of
ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage

                                      104

pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o    the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent,
     or

o    the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following general conditions before it will be eligible for relief under the exemption:

o    the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o    the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property
     (the offered certificates are generally expected to be issued in designated transactions);

o    no mortgage loan (or mortgage loan underlying any MBS or other asset)
     included in the related trust has an LTV at the date of issuance of the offered certificates which exceeds 100%;

o    the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories by
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc;

o    the trustee cannot be an affiliate of any member of the "restricted group"
     other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates;

o    the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the

                                      105

     trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith;

o    the investing benefit plan must be an accredited investor as defined in
     Rule 501(a)(1) of Regulation D under the Securities Act; and

o    "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25%
     of the principal amount of securities issued.

     The exemption also requires that each trust meet the following requirements:

o    the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o    securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o    securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations.
However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o    certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o    certificates evidencing an interest in a trust including equity participations; and

o    certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no

                                      106

exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2)
and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o    the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o    a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o    immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o    in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b)

                                      107

of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o    that the certificates constitute "securities" for purposes of the exemption, and

o    that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of,
Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.
Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB-" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o    the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o    that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other
DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your

                                      108

counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly,
investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o    are rated in one of the two highest rating categories by one or more rating agencies and

o    are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA,

will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the
United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before
October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities"

                                      109

without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle
Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of
"mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until
September 23, 2001 any state may enact legislation limiting the extent to which
"mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in
"high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions.
According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union
Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no

                                      110

representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o    by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing

                                      111

underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities
Act, in connection with reoffers and sales by them of offered certificates.
Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by GMAC
Commercial Holding Capital Corp., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Commercial
Holding Capital Corp. acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                      112

                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington &
Sutcliffe LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special
Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information on the operation of the
Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.

     At such time as may be required under relevant rules and regulations promulgated by the Commission, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                                      113

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any,
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      114

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o    the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o    interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o    prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o    the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

                                      115

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o    estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o    fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o    capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an
offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                                      116

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     "GMAC05C1.xls" is a Microsoft Excel,* Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel.
After the file is opened, a screen will appear requesting a password. Please
"click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A-1" and "MF Schedule," respectively.

----------

*  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.

                              PROSPECTUS SUPPLEMENT

Summary of Series 2005-C1 Mortgage
   Pass-Through Certificates and Pool

Annex A Characteristics of the Mortgage

Annex D Global Clearance, Settlement and
   Tax Documentation Procedures                                              D-1
Annex E Class X-2 Reference Rate ........................................    E-1

                                   PROSPECTUS

                                 $1,503,081,000

                                  (Approximate)

                                 GMAC COMMERCIAL
                            MORTGAGE SECURITIES, INC.

                              MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-C1

                  --------------------------------------------
                              PROSPECTUS SUPPLEMENT
                  --------------------------------------------

                            DEUTSCHE BANK SECURITIES

                                 MORGAN STANLEY

                             GMAC COMMERCIAL HOLDING
                              CAPITAL MARKETS CORP.

                                   June  , 2005

================================================================================